UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Viper Energy, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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500 West Texas Ave., Suite 100

Midland, Texas 79701

Dear Viper Energy, Inc. Stockholders:

On January 30, 2025, Viper Energy, Inc., a Delaware corporation (“Viper,” “we” or “our”), and Viper Energy Partners LLC (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, LP (“Endeavor Energy Resources”) and 1979 Royalties LP and 1979 Royalties GP, LLC (collectively, the “Endeavor Subsidiaries”), each of which is a subsidiary of Viper’s parent, Diamondback Energy, Inc. (“Diamondback”), to acquire all of the issued and outstanding equity interests of the Endeavor Subsidiaries from Endeavor Energy Resources (such acquisition, the “Drop Down”).

If the Drop Down is completed, pursuant to and subject to the terms and conditions of the Drop Down Purchase Agreement, Viper and the Operating Company will acquire the Endeavor Subsidiaries in exchange for (i) cash consideration of $1.0 billion (the “Cash Consideration”) and (ii) 69,626,640 units representing limited liability company interests in the Operating Company (“OpCo Units”) and an equivalent number of shares of Viper’s Class B common stock, par value $0.000001 per share (“Class B Common Stock”), in each case subject to customary closing purchase price adjustments, including, among other things, for net title benefits (such equity consideration, the “Equity Consideration” and together with the Cash Consideration, the “Purchase Price”). The Equity Consideration is exchangeable from time to time for an equal number of shares of Viper’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”). The consummation of the Drop Down and the transactions contemplated by the Drop Down Purchase Agreement are subject to our receipt of the requisite stockholder and regulatory clearance and the satisfaction or waiver of other closing conditions, described in each case in the accompanying proxy statement.

Immediately following the closing of the Drop Down (the “Closing”), we estimate that Diamondback directly or indirectly, through its wholly owned subsidiaries, will own approximately 52% of Viper’s outstanding common stock and the existing Viper stockholders other than Diamondback and its subsidiaries (collectively, “Unaffiliated Stockholders”) will own approximately 48% of Viper’s outstanding common stock.

In connection with the Drop Down, you are cordially invited to a special meeting of stockholders of Viper (the “special meeting”), which will be held in person. At the special meeting, Viper stockholders will be asked to consider and vote upon (i) a proposal to approve the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down (the “Drop Down Proposal”), (ii) a proposal to approve the issuance of the Equity Consideration in connection with the Drop Down (the “Equity Issuance” and such proposal, the “Equity Issuance Proposal”) and (iii) a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal (the “Adjournment Proposal”).

For more information concerning the special meeting, the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Equity Issuance, and the conditions to the Closing, please review the accompanying proxy statement and the copy of the Drop Down Purchase Agreement attached as Annex A to the proxy statement.

The audit committee of our Board of Directors (the “Board,” and such committee, the “Audit Committee”), comprised of all independent directors and advised by its legal counsel and financial advisor, after considering all of the factors more fully described in the enclosed proxy statement, including its financial advisor’s fairness opinion, unanimously determined that (i) the form, terms, conditions and provisions of the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, under the terms and conditions thereof, including the Drop Down, the payment of the Purchase Price, including the Equity Issuance, and any adjustments to the Purchase Price contemplated by the Drop Down Purchase Agreement, are each advisable, fair to and in the best interests of Viper and Unaffiliated Stockholders, and (ii) unanimously recommended that the Board approve, and recommend that Viper’s stockholders approve, the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby.

The Board, acting in its capacities as the Board of Viper and of the Operating Company’s managing member, as applicable, after considering the factors more fully described in the enclosed proxy statement and upon recommendation of the Audit Committee, unanimously: (i) approved the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down; (ii) approved the payment of the Purchase Price, including the Equity Issuance, and any adjustments thereto contemplated by the Drop Down Purchase Agreement, at the Closing; (iii) resolved to recommend that the Viper stockholders approve the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal at the special meeting of Viper’s stockholders, to the extent such holders of Viper’s capital stock are entitled to vote thereon; (iv) approved the execution, delivery and performance by Viper and the Operating Company of the Drop Down Purchase Agreement and the transactions contemplated thereby; and (v) authorized and approved the submission of the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal for approval by Viper’s stockholders entitled to vote thereon at the special meeting of Viper’s stockholders.

The Board unanimously recommends a vote “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

Your vote is important. We cannot complete the Drop Down unless the Drop Down Proposal and the Equity Issuance Proposal are each approved by the requisite vote of the holders of Viper’s capital stock, consisting of Class A Common Stock and Class B Common Stock (collectively, “common stock”), voting together as a single class. Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, your careful consideration and vote on the proposals to be presented at the special meeting is important, and we encourage you to vote promptly. If you abstain or otherwise fail to vote, your abstention or failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal, but, assuming a quorum is present, will have no effect on the approval of the Equity Issuance Proposal or the Adjournment Proposal.

After reading the accompanying proxy statement, please make sure to vote your shares of common stock promptly (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (2) by telephone or (3) through the internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares of common stock through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from your bank, broker, trust or other nominee to vote your shares.

Your support of and interest in Viper is sincerely appreciated. We look forward to the completion of the Drop Down.

Kaes Van’t Hof

Chief Executive Officer and Director

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described herein, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated March 31, 2025, and is first being mailed to Viper stockholders on or about April 2, 2025.

Viper Energy, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 2025

Dear Viper Energy, Inc. Stockholders:

A special meeting of stockholders (the “special meeting”) of Viper Energy, Inc., a Delaware corporation (“Viper,” “we” or “our”), will be held in person on May 1, 2025, at 8:00 a.m. Central Time at Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701.

At the special meeting, you will be asked to consider and vote on the following proposals:

1.

Drop Down Proposal: To approve the acquisition by Viper Energy Partners LLC (the “Operating Company”), Viper’s operating subsidiary, of all of the issued and outstanding equity interests of 1979 Royalties, LP and 1979 Royalties GP, LLC from Endeavor Energy Resources, LP, each of which is a subsidiary of Diamondback Energy, Inc., Viper’s parent, pursuant to the equity purchase agreement by and among Viper, the Operating Company, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC (the “Drop Down Purchase Agreement” and such proposal, “Drop Down Proposal”);

2.

Equity Issuance Proposal: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance (the “Equity Issuance Proposal”) of an aggregate of (i) 69,626,640 units representing limited liability company interests in the Operating Company (the “Drop Down OpCo Units”) and (ii) a number of shares of Viper’s Class B Common Stock, par value $0.000001 per share, equal to the number of the Drop Down OpCo Units (the “Drop Down Class B Shares” and, together with the Drop Down OpCo Units, the “Equity Consideration”), in each case subject to the adjustments contemplated in, and otherwise subject to the terms and conditions of, the Drop Down Purchase Agreement, which Equity Consideration is exchangeable from time to time for an equal number of shares of Viper’s Class A Common Stock, par value $0.000001 per share; and

3.

Adjournment Proposal: To adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal (the “Adjournment Proposal”).

Stockholders of record at the close of business on March 26, 2025 (the “record date”) are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Pursuant to the terms of the Drop Down Purchase Agreement, the Drop Down Proposal requires the affirmative vote by the holders of a majority of the voting power of Viper’s common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries. The Viper stockholders other than Diamondback and its subsidiaries are collectively referred to as the “Unaffiliated Stockholders.” The Equity Issuance Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of votes cast by Viper’s stockholders at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, assuming a quorum is present.

For more information concerning the special meeting, the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Equity Issuance, and the conditions to closing of the Drop Down (the “Closing”), please review the accompanying proxy statement and the copy of the Drop Down Purchase Agreement attached as Annex A to the proxy statement.

The audit committee of our Board of Directors (the “Board,” and such committee, the “Audit Committee”), comprised of all independent directors and advised by its legal counsel and financial advisor, after considering all of the factors more fully described in the enclosed proxy statement, including its financial advisor’s fairness opinion, unanimously determined that (i) the form, terms, conditions and provisions of the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, under the terms and conditions thereof, including the Drop Down, the payment of the Purchase Price, including the Equity Issuance, and any adjustments to the Purchase Price contemplated by the Drop Down Purchase Agreement, are each advisable, fair to and in the best interests of Viper and Unaffiliated Stockholders, and (ii) unanimously recommended that the Board approve, and recommend that Viper’s stockholders approve, the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby.

The Board, acting in its capacities as the Board of Viper and of the Operating Company’s managing member, as applicable, after considering the factors more fully described in the enclosed proxy statement and upon recommendation of the Audit Committee, unanimously: (i) approved the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down; (ii) approved the payment of the Purchase Price, including the Equity Issuance, and any adjustments thereto contemplated by the Drop Down Purchase Agreement, at the Closing; (iii) resolved to recommend that the Viper stockholders approve the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal at the special meeting of Viper’s stockholders, to the extent such holders of Viper’s capital stock are entitled to vote thereon; (iv) approved the execution, delivery and performance by Viper and the Operating Company of the Drop Down Purchase Agreement and the transactions contemplated thereby; and (v) authorized and approved the submission of the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal for approval by the Viper stockholders entitled to vote thereon at the special meeting of Viper’s stockholders.

The Board unanimously recommends that you vote “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

To ensure that your shares of common stock are represented at the special meeting, regardless of whether you plan to attend the special meeting, please fill in your vote and sign, date and mail the enclosed proxy card as soon as possible.

Alternatively, you may vote by telephone or through the internet. Instructions regarding each of these methods of voting are provided on the enclosed proxy card. Your proxy is being solicited by the Board.

If you have any questions about the Drop Down, the Equity Issuance, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please write to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

If you fail to return your proxy, vote by telephone or through the internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the Drop Down Proposal, but, assuming a quorum is present, will have no effect on the approval of the Equity Issuance Proposal or the Adjournment Proposal.

By Order of the Board of Directors,

Matt Zmigrosky

Executive Vice President, General Counsel and Secretary

April 2, 2025

Midland, Texas

Please Vote-Your Vote is Important

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SUMMARY

This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Viper Energy, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” For definitions of certain oil and natural gas terms that are used in this proxy statement, see “Glossary of Oil and Natural Gas Terms” attached as Annex C to this proxy statement.

The Parties (see page 23)

Viper Energy, Inc.

Viper Energy, Inc. (“Viper,” “we,” “us” or “our”) is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. Viper operates in one reportable segment. Effective November 13, 2023, Viper converted its legal status from a Delaware limited partnership into a Delaware corporation.

Viper’s primary business objective is to provide an attractive return to its stockholders by focusing on business results, generating robust free cash flow, reducing debt and protecting our balance sheet, while maintaining a best-in-class cost structure. Viper’s assets consist of mineral and royalty interests in oil and natural gas properties in the Permian Basin in West Texas, substantially all of which are leased to working interest owners who bear the costs of operation and development.

Viper is currently focused primarily on oil and natural gas properties in the Permian Basin, which is one of the oldest and most prolific producing basins in North America. The Permian Basin, which consists of approximately 75,000 square miles centered around Midland, Texas, has been a significant source of oil production since the 1920s. The Permian Basin is known to have a number of zones of oil and natural gas bearing rock throughout. As of December 31, 2024, Viper’s assets consisted of mineral and royalty interests underlying 987,861 gross acres and 35,671 net royalty acres primarily in the Permian Basin. As of December 31, 2024, Diamondback was the operator of approximately 52% of Viper’s net royalty acreage.

Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. Viper’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”), is listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “VNOM.” Viper’s Class A Common Stock and Class B common stock, par value $0.000001 per share (“Class B Common Stock”), are collectively referred to in this proxy statement as “common stock.”

For additional information about Viper and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”

Viper Energy Partners LLC

Viper Energy Partners LLC, a Delaware limited liability company (the “Operating Company”), is a consolidated operating subsidiary of Viper. Viper is the sole managing member of the Operating Company. As of March 1, 2025, Viper owned approximately 57.3% of the outstanding units representing limited liability company interests in the Operating Company (“OpCo Units”), Diamondback Energy, Inc. (“Diamondback”) and its wholly owned subsidiary Diamondback E&P LLC (“Diamondback E&P”) together owned approximately 37.3% of the outstanding OpCo Units and the remaining 5.4% of the outstanding OpCo Units were owned by certain affiliates of EnCap Partners GP, LLC, which affiliates acquired such OpCo Units in connection with Viper’s previously reported acquisitions of certain mineral and royalty interests or certain mineral and royalty interest owning entities from such affiliates. The Operating Company’s principal executive offices are located at c/o Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400.

Endeavor Energy Resources, LP

Endeavor Energy Resources, LP, a Texas limited partnership (“Endeavor Energy Resources”), is an indirect wholly owned subsidiary of Diamondback, the sole member of 1979 Royalties GP and a parent of 1979 Royalties (each, as defined below). Endeavor Energy Resources also directly or indirectly owns 100% of D.G. Royalty, LLC (“DGR”) and Wyatt Energy Partners (“Wyatt”), each of which will, along with Endeavor Energy Resources, convey mineral and/or royalty interests to 1979 Royalties prior to the closing of the Drop Down, as required under the terms and conditions of the Drop Down Purchase Agreement (as defined below). See “—The Drop Down” beginning on page 34. Each of Endeavor Energy Resources, DGR and Wyatt are entities controlled by Diamondback. The principal executive offices of each of these entities are located at c/o Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400.

1979 Royalties, LP

1979 Royalties, LP, a Texas limited partnership (“1979 Royalties”), is an indirect wholly owned subsidiary of Diamondback. Its principal executive offices are located at c/o Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. For more information about 1979 Royalties, please see the section entitled “Description of the Endeavor Subsidiaries” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Endeavor Subsidiaries.”

1979 Royalties GP, LLC

1979 Royalties GP, LLC, a Texas limited liability company (“1979 Royalties GP” and together with 1979 Royalties, the “Endeavor Subsidiaries”), is the general partner of 1979 Royalties and an indirect wholly owned subsidiary of Diamondback. Its principal executive offices are located at c/o Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. For more information about 1979 Royalties GP, please see the section entitled “Description of the Endeavor Subsidiaries” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Endeavor Subsidiaries.”

The Drop Down (see page 34 and Annex A)

Pursuant and subject to the terms and conditions set forth in the definitive equity purchase agreement, dated as of January 30, 2025 (the “Drop Down Purchase Agreement”), by and among Viper, the Operating Company, Endeavor Energy Resources, 1979 Royalties LP and 1979 Royalties GP, each of which is a subsidiary of Viper’s parent, Diamondback, the Operating Company has agreed to acquire all of the issued and outstanding equity interests of the Endeavor Subsidiaries (the “Target Interests”) from Endeavor Energy Resources (such acquisition, the “Drop Down”). The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, (i) Endeavor Energy Resources convey certain overriding royalty interests (the “EER ORRIs”) to 1979 Royalties, (ii) DGR convey royalty interests (the “DGR Royalties”) comprising substantially all of its assets to 1979 Royalties and (iii) Wyatt convey certain fee minerals in non-producing undeveloped acreage (the “Wyatt Minerals) to 1979 Royalties (collectively, the “Conveyances”). The EER ORRIs, the DGR Royalties and the Wyatt Minerals are collectively referred to in this proxy statement as the “Conveyance Assets.” Each of EER, DGR Royalties and Wyatt is a wholly owned subsidiary of Endeavor Energy Resources. As of the date of the Drop Down Purchase Agreement, the Endeavor Subsidiaries owned mineral and royalty interests consisting of approximately 11,625 net royalty acres in the Permian Basin. After giving effect to the Conveyances of the Conveyance Assets, at closing of the Drop Down, the Endeavor Subsidiaries will own mineral and royalty interests consisting of approximately 22,847 net royalty acres in the Permian Basin (collectively, the “Endeavor Mineral and Royalty Interests”).

If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) $1.0 billion in cash (the “Cash Consideration”) and (ii) 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, par value $0.000001 per share (“Class B Common Stock”), in each case subject to customary closing adjustments, including, among other things, for net title benefits (such equity consideration, the “Equity Consideration” and together with the Cash Consideration, the “Purchase Price”). For additional information regarding the Purchase Price, including information about the adjustments to the cash and equity components, see the section entitled “The Drop Down Purchase Agreement – Purchase Price.” For a copy of the Drop Down Purchase Agreement, see Annex A.

Consequences if the Drop Down is Not Completed (see page 56)

If the requisite approval of (i) the proposal to approve the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down (the “Drop Down Proposal”) and (ii) the proposal to approve the issuance of Equity Consideration in connection with the Drop Down (the “Equity Issuance” and such proposal, the “Equity Issuance Proposal”) by Viper’s stockholders (the “Viper Stockholder Approval”) is not received, or if the Drop Down is not completed for any other reason, then the Drop Down Purchase Agreement may be terminated, as described in “—Termination of the Drop Down Purchase Agreement” below. If the Drop Down Purchase Agreement is so terminated, the Drop Down Purchase Agreement will become void and of no further force or effect, except for certain provisions of the Drop Down Purchase Agreement (i.e., provisions relating to termination remedies and fees and expenses) that will survive the termination, and there will be otherwise no liability or obligation on the part of Viper and the Operating Company or Endeavor Energy Resources and the Endeavor Subsidiaries to any other party with respect to the Drop Down Purchase Agreement.

If the Drop Down is not completed, we expect that Viper will operate its business in a manner similar to that in which it is being conducted today and that holders of shares of Viper’s common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of common stock, in addition to any risks described in the section entitled “Risk Factors.”

For additional information, see the section entitled “The Drop Down—Consequences if the Drop Down is Not Completed.”

The Special Meeting (see page 25)

The special meeting (the “special meeting”) of Viper’s stockholders will be held in person on May 1, 2025, at 8:00 a.m. Central Time at Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701. At the special meeting, Viper stockholders will be asked to consider and vote upon (i) the Drop Down Proposal, (ii) the Equity Issuance Proposal and (iii) a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal (the “Adjournment Proposal”).

Only holders of record of common stock as of the close of business on March 26, 2025, the record date for the special meeting (the “record date”), are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of common stock that you held as of the close of business on the record date.

The presence at the special meeting, by attendance in person or by proxy, of the holders of shares of the outstanding common stock representing a majority of the voting power of all outstanding shares of common stock to vote at the special meeting constitutes a quorum. As of the record date, there were 219,154,828 shares of common stock issued and outstanding and entitled to vote at the special meeting (consisting of 131,323,078 shares of Class A Common Stock and 87,831,750 shares of Class B Common Stock), of which 133,723,375 shares of common stock were held by the existing Viper stockholders other than Diamondback and its subsidiaries (collectively, “Unaffiliated Stockholders”). Accordingly, a vote of at least 66,861,688 shares of common stock held by Unaffiliated Stockholders as of the record date will be required to approve the Drop Down Proposal at the special meeting, assuming a quorum is present.

The approval of the Drop Down Proposal and the Equity Issuance Proposal by Viper stockholders is a condition to the completion of the Drop Down.

The Drop Down Proposal requires the affirmative vote of the holders of a majority of the voting power of the common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved). Abstentions or a failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal.

The Equity Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Equity Issuance Proposal.

The Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Adjournment Proposal.

For additional information, see the section entitled “The Special Meeting.”

How to Vote (see page 28)

Stockholders of record have a choice of voting by:

•	following the internet voting instructions described in the proxy card;

•	following the telephone voting instructions described in the proxy card;

•	completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or

•	attending and casting their vote in person at the special meeting.

The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time (i.e., 10:59 p.m. Central Time) on the day immediately preceding the date of the special meeting. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the special meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership.

You will need proof of ownership of the common stock as of the record date to attend the special meeting in person. If your shares of Viper’s common stock are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All Viper stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF VIPER’S COMMON STOCK AS OF THE RECORD DATE, YOU MAY NOT BE ADMITTED INTO THE SPECIAL MEETING.

For additional information regarding the procedure for voting, see the sections entitled “The Special Meeting-How to Vote.”

Reasons for the Drop Down; Audit Committee Approvals; Recommendations of the Board of Directors (see page 38)

The audit committee of Viper’s Board of Directors (the “Board,” and such committee, the “Audit Committee”), comprised of all independent directors and advised by its legal counsel and financial advisor, after considering all of the factors more fully described in this proxy statement, including its financial advisor’s fairness opinion, unanimously determined that (i) the form, terms, conditions and provisions of the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, under the terms and conditions thereof, including the Drop Down, the payment of the Purchase Price, including the Equity Issuance, and any adjustments to the Purchase Price contemplated by the Drop Down Purchase Agreement, are each advisable, fair to and in the best interests of Viper and Unaffiliated Stockholders and (ii) unanimously recommended that the Board approve, and recommend that Viper’s stockholders approve, the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby.

The Board, acting in its capacities as the Board of Viper and of the Operating Company’s managing member, as applicable, after considering the factors more fully described in the enclosed proxy statement and upon recommendation of the Audit Committee, unanimously: (i) approved the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down; (ii) approved the payment of the Purchase Price, including the Equity Issuance, and any adjustments thereto contemplated by the Drop Down Purchase Agreement, at the Closing; (iii) resolved to recommend that the Viper stockholders approve the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal at the special meeting of Viper’s stockholders, to the extent such holders of Viper’s capital stock are entitled to vote thereon; (iv) approved the execution, delivery and performance by Viper and the Operating Company of the Drop Down Purchase Agreement and the transactions contemplated thereby; and (v) authorized and approved the submission of the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal for approval by the Viper stockholders entitled to vote thereon at the special meeting of Viper’s stockholders.

The Board unanimously recommends that you vote “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

For a discussion of the material factors considered by the Audit Committee and the Board in reaching their conclusions, see the section entitled “The Drop Down—Reasons for the Drop Down; Audit Committee Approvals; Recommendations of the Board of Directors.”

Opinion of Evercore, Financial Advisor to the Audit Committee (see page 44 and Annex B)

The Audit Committee retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Drop Down. As part of this engagement, the Audit Committee requested that Evercore evaluate the fairness of the Purchase Price pursuant to the Drop Down Purchase Agreement, from a financial point of view, to Viper. At a meeting of the Audit Committee held on January 30, 2025, Evercore rendered to the

Audit Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated January 30, 2025, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Purchase Price to be paid to Endeavor Energy Resources in the Drop Down was fair, from a financial point of view, to Viper.

The full text of the written opinion of Evercore, dated January 30, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference into this proxy statement in its entirety. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Audit Committee (solely in its capacity as such) in connection with its evaluation of the proposed Drop Down. The opinion does not constitute a recommendation to the Audit Committee or to any other persons in respect of the Drop Down, including as to how any holder of shares of Class A Common Stock should vote or act in respect of the Drop Down. Evercore’s opinion does not address the relative merits of the Drop Down as compared to other business or financial strategies that might be available to Viper, nor does it address the underlying business decision of Viper to engage in the Drop Down.

For further information, see the section of this proxy statement captioned “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee” beginning on page 44 and the full text of the written opinion of Evercore attached as Annex B to this proxy statement.

Regulatory Clearance (see page 57)

The expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to the transactions is a condition to the closing of the Drop Down (the “Closing”). Viper and Diamondback each submitted the required notification and report forms under the HSR Act on February 6, 2025, and the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025. At any time before or after the date on which the Drop Down closes (the “Closing Date”), the Antitrust Division of the Department of Justice (the “Antitrust Division”), the Federal Trade Commission (the “FTC”) or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Drop Down or to permit its completion only subject to regulatory concessions or conditions.

For additional information, see the sections entitled “The Drop Down—Regulatory Clearance” and “The Drop Down Purchase Agreement—Covenants and Agreements—Efforts to Complete the Drop Down.”

Conditions to the Drop Down (see page 72)

The obligations of each of Viper, the Operating Company, Endeavor Energy Resources and the Endeavor Subsidiaries to complete the Drop Down are subject to satisfaction of various conditions, including (i) the requisite approval of the Drop Down Proposal and the Equity Issuance Proposal by Viper’s stockholders, as required under applicable law and rules and regulations and Viper’s organizational documents, (ii) the Viper Class A Common Stock to be issued upon the exchange of the Equity Consideration having been authorized for listing on Nasdaq, subject to official notice of issuance, (iii) the expiration or termination of the waiting period under the HSR Act, (iv) the absence of a provision of any applicable law or order that prohibits or makes illegal the consummation of the Drop Down and (v) with respect to each party, (A) the accuracy of the other parties’ respective representations and warranties, subject to specified materiality qualifications which will not apply to certain fundamental representations and warranties, (B) compliance by the other parties with their respective covenants in the Drop Down Purchase Agreement in all material respects and (C) the absence of a “Material

Adverse Effect” (as defined in the Drop Down Purchase Agreement) with respect to the other parties since the date of the Drop Down Purchase Agreement that is continuing. As noted above, the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025.

For additional information, see the section entitled “The Drop Down Purchase Agreement—Conditions to the Drop Down.”

Financing (see page 57)

Viper’s obligation to complete the Drop Down is not conditioned upon obtaining financing. Viper anticipates that the total amount of funds necessary to satisfy the payment of the Cash Consideration and the fees and expenses relating to the Drop Down will be approximately $1.0 billion. Viper intends to fund the Cash Consideration for the Drop Down with the net proceeds from its recent underwritten public offering of Class A Common Stock, which closed on February 3, 2025 (the “Underwritten Offering”). Viper’s net proceeds from the Underwritten Offering, after the underwriting discount and estimated offering expenses, were approximately $1.2 billion.

For more information, see the section entitled “The Drop Down—Financing.”

Termination of the Drop Down Purchase Agreement (see page 74)

The Drop Down Purchase Agreement may be terminated at any time prior to the Closing:

•	by mutual written consent of the Operating Company and Endeavor Energy Resources;

•	by either Viper and the Operating Company (the “Buyer Parties”), on one hand, or Endeavor Energy Resources, on the other hand:

•	if the transactions contemplated at the Closing are not consummated on or before June 25, 2025;

•

if any governmental authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Drop Down Purchase Agreement;

•

if the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Drop Down Purchase Agreement, if such breach has prevented or would prevent the satisfaction of any condition to the obligations of the non-breaching party to consummate the transactions contemplated by the Drop Down Purchase Agreement and, if such breach is of a character that it is capable of being cured, such breach has not been cured by the breaching party within 10 days after delivery of a notice of such breach from the non-breaching party.

•	if the aggregate adjustments to the Closing Payment (as defined in the Drop Down Purchase Agreement) exceed 20% of the Base Purchase Price (as defined in the Drop Down Purchase Agreement).

•	By Endeavor Energy Resources:

•

if the Viper Stockholder Approval was not obtained at a special meeting of stockholders duly convened for the purpose of obtaining such stockholder approval or at any adjournment or postponement thereof at which the vote was taken.

For additional information, see the section entitled “The Drop Down Purchase Agreement—Termination of the Drop Down Purchase Agreement.”

Remedies for Termination (see page 75)

On January 31, 2025, following the execution of the Drop Down Purchase Agreement and as required under the terms and conditions thereof, the Operating Company delivered to the escrow agent, in accordance with the escrow agreement contemplated by the Drop Down Purchase Agreement, $222.5 million in cash (the “Performance Deposit”).

If a termination event by Endeavor Energy Resources will have occurred under the termination circumstances described above and as set forth in more detail in the Drop Down Purchase Agreement, and Endeavor Energy Resources has performed or is ready, willing and able to perform all of its respective agreements, covenants and obligations contained in the Drop Down Purchase Agreement before the Closing, Endeavor Energy Resources can:

•

terminate the Drop Down Purchase Agreement and receive the Performance Deposit (as defined in the Drop Down Purchase Agreement) (together with any accrued interest), as liquidated damages and not as a penalty, or

•	seek remedies, including specific performance, and if Endeavor Energy Resources cannot recover specific performance from the court, it may then choose to terminate and receive the Performance Deposit.

If a termination event by the Buyer Parties will have occurred under the termination circumstances described above and as set forth in more detail in the Drop Down Purchase Agreement, and the Buyer Parties have performed or are ready, willing and able to perform all of their respective agreements, covenants and obligations contained in the Drop Down Purchase Agreement before the Closing, the Buyer Parties can:

•

terminate the Drop Down Purchase Agreement and receive the Performance Deposit (together with any accrued interest), plus recover out-of-pocket expenses (up to the amount of the Performance Deposit), as liquidated damages and not as a penalty, or

•

seek remedies, including specific performance, and if specific performance cannot be recovered from the court, the Buyer Parties may then choose to terminate and receive the Performance Deposit with interest.

If the Drop Down Purchase Agreement is terminated for any other reason, (i) the parties will have no liability or obligation under the Drop Down Purchase Agreement as a result of such termination, (ii) Endeavor Energy Resources will, within five business days of the termination, return (or will instruct the escrow agent to return) the Performance Deposit (together with any accrued interest) to the Operating Company free and clear of any claims by Endeavor Energy Resources with respect to the Performance Deposit, and (iii) Endeavor Energy Resources will be free immediately to enjoy all rights of ownership of the Target Interests, the Endeavor Subsidiaries or their assets and to sell, transfer, encumber or otherwise dispose of the Target Interests, the Endeavor Subsidiaries or their assets to any person without any restriction under the Drop Down Purchase Agreement.

Fees and Expenses (see page 21)

All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with the Drop Down Purchase Agreement and the transactions contemplated by the Drop Down Purchase Agreement will be paid by the party to the Drop Down Agreement incurring such fee or expense.

Risk Factors (see page 77)

You should consider carefully all the risk factors together with all of the other information included in this proxy statement before deciding your vote on the proposals presented in this proxy statement. Some of these risks include, but are not limited to, those described in the section entitled “Risk Factors.” Please carefully read this proxy statement, the documents incorporated by reference herein and any documents to which you are referred.

For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information.”

Legal Proceedings (see page 58)

As of March 21, 2025, Viper was not aware of the filing of any lawsuits challenging the Drop Down Purchase Agreement, the transactions contemplated thereby or this proxy statement; however, Viper may become subject to lawsuits in the future relating to such matters.

Additional Information (see page 120)

You can find more information about Viper in the periodic reports and other information Viper files with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov. For additional information, see the section entitled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the matters that are the subject of the special meeting. These questions and answers do not address all questions that may be important to you as a Viper stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q: Why am I receiving this proxy statement?

A: Viper is holding the special meeting so that Viper stockholders may consider and vote upon the Drop Down Proposal and the Equity Issuance Proposal, and the requisite stockholder approval of each of these proposals is needed to complete the Drop Down in accordance with the terms of the Drop Down Purchase Agreement. Information about the special meeting, the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Equity Issuance, is contained in this proxy statement.

Q: What is the Drop Down?

A: On January 30, 2025, Viper and the Operating Company entered into the Drop Down Purchase Agreement, with Endeavor Energy Resources and the Endeavor Subsidiaries. Subject to the terms and conditions set forth in the Drop Down Purchase Agreement, the Operating Company will acquire 100% of the Target Interests, which consist of 100% ownership of the issued and outstanding equity securities of the Endeavor Subsidiaries. The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, Endeavor Energy Resources convey the EER ORRIs, DGR convey the DGR Royalties and Wyatt convey the Wyatt Minerals, in each case to 1979 Royalties in the Conveyances. After giving effect to the Conveyances, at closing of the Drop Down, the Endeavor Mineral and Royalty Interests, all of which are owned by the Endeavor Subsidiaries, will consist of approximately 22,847 net royalty acres in the Permian Basin.

The Drop Down Purchase Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the Drop Down, its effects and the other transactions contemplated by the Drop Down Purchase Agreement, see the sections entitled “The Drop Down” and “The Drop Down Purchase Agreement.”

Q: What consideration will Viper be required to provide in the Drop Down?

A: If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) $1.0 billion in cash, and (ii) 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits.

Q: How will Viper pay the Cash Consideration?

A: Viper’s obligation to complete the Drop Down is not conditioned upon obtaining financing. Viper intends to fund the Cash Consideration with the proceeds from the Underwritten Offering completed on February 3, 2025. Viper’s net proceeds from the Underwritten Offering, after the underwriting discount and estimated offering expenses, were approximately $1.2 billion.

Q: What equity stake will Diamondback and its subsidiaries have in Viper immediately following the Drop Down?

A: Immediately following the Closing, we estimate that Diamondback directly or indirectly, through its wholly owned subsidiaries, will own approximately 52% of Viper’s outstanding common stock and Unaffiliated Stockholders will own approximately 48% of Viper’s outstanding common stock.

Q: When and where will the special meeting be held?

A: The special meeting will be held in person on May 1, 2025, at 8:00 a.m. Central Time at Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701.

Q: Who is entitled to vote at the special meeting?

A: Only holders of record of our common stock as of the close of business on the record date for the special meeting are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of common stock that you held as of the close of business on the record date. The record date for the special meeting is March 26, 2025.

Q: What proposals will be considered at the special meeting?

A: At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down;

•

a proposal to approve the Equity Issuance, authorizing Viper to issue 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, subject to certain purchase price adjustments contemplated by the Drop Down Purchase Agreement, at the Closing; and

•

a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal.

Q: Why is Viper seeking stockholder approval for the Drop Down Proposal?

A: Diamondback and Endeavor Energy Resources conditioned their offer on, and the Drop Down Purchase Agreement requires, the approval of the Drop Down Proposal by the holders of a majority of the voting power of Viper’s common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries. The Drop Down Purchase Agreement also requires that Viper obtain the approval discussed below in connection with the Equity Issuance.

Q: Why is Viper seeking stockholder approval for the Equity Issuance?

A: Viper expects to issue 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock in the Equity Issuance, subject to certain adjustments contemplated by the Drop Down Purchase Agreement, which securities are exchangeable, upon issuance, for the same number of shares of Class A Common Stock at the discretion of Diamondback and/or its subsidiaries (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock). Because Viper’s Class A Common Stock is listed on Nasdaq, Viper is subject to the rules of the Nasdaq Stock Market LLC requiring stockholder approval upon issuance or potential issuance of shares of Class A Common Stock or securities convertible or exchangeable into shares of Class A Common Stock under certain circumstances described, in relevant part, below.

Nasdaq Listing Rule 5635(a)(2) requires stockholder approval prior to the issuance of stock in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3) of the Nasdaq Listing Rules) of the acquiring company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more (the “Related Party Equity Issuance Rule”). Under the Related Party Equity Issuance Rule, we are required to obtain the requisite stockholder approval because the number of OpCo Units and shares of Class B Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock) that will potentially be issued at the Closing to Diamondback, Viper’s parent and a Substantial Shareholder for purposes of the Nasdaq Listing Rules, and/or Diamondback’s subsidiaries, is in excess of the 5% threshold described above.

Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock, including shares to be issued pursuant to securities convertible into or exercisable for common stock, other than a public offering for cash, (i) the common stock has or will have upon such issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock or securities (the “20% Equity Issuance Rule”). Under the 20% Equity Issuance Rule, we are required to obtain the requisite stockholder approval because the number of OpCo Units and shares of Class B Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock) that will potentially be issued at the Closing to Diamondback and/or Diamondback’s subsidiaries is in excess of the 20% threshold described above.

Further, Rule 5635(b) of the Nasdaq Listing Rules requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq Stock Market LLC has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq Stock Market LLC has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock or voting power of an issuer could constitute a change of control.

Accordingly, Viper is seeking stockholder approval for the Equity Issuance for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, in each case described above.

The approval of the Equity Issuance by the requisite vote of Viper’s stockholders is a condition to the completion of the Drop Down. If the Equity Issuance is not approved, Endeavor Energy Resources may terminate the Drop Down Purchase Agreement and the Drop Down cannot be completed, which may have an adverse effect on our business and financial condition.

Q: Are there any risks I should consider when deciding on my vote for the Drop Down Proposal and/or the Equity Issuance Proposal?

A: Since the Equity Issuance will be made in connection with the Drop Down Proposal, you should consider the risks associated with the Drop Down and Viper, as well as the risks associated with the ownership of Viper’s common stock. For a detailed description of the risks you should consider, please see the section entitled “Risk Factors.” In addition, please see the section entitled “Where You Can Find More Information” to find additional Viper filings which are incorporated by reference into this proxy statement and contain additional risk factors for your consideration.

Q: What vote is required to approve each of the proposals?

A: The Drop Down Proposal requires the affirmative vote of the holders of a majority of the voting power of common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved). Abstentions or a failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal.

The Equity Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Equity Issuance Proposal.

The Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Adjournment Proposal.

Q: How does the Board recommend that I vote on the proposals?

A: Based on the recommendation of the Audit Committee, comprised of all independent directors and advised by its legal counsel and financial advisor, the Board unanimously recommends that you vote “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

For a discussion of the material factors considered by the Audit Committee and the Board in reaching their conclusions, see the section entitled “The Drop Down—Viper’s Reasons for the Drop Down; Audit Committee Approvals and Recommendations of Viper’s Board of Directors.”

Q: How important is my vote?

A: Your vote is very important. The approval by Viper’s stockholders of the Drop Down Proposal and the Equity Issuance Proposal is, in each case, a condition to the completion of the Drop Down. If the Drop Down Proposal and the Equity Issuance Proposal are not approved, Endeavor Energy Resources may terminate the Drop Down Purchase Agreement and the Drop Down cannot be completed, which may have an adverse effect on our business and financial condition.

Q: Do I need to attend the special meeting in person?

A: No. It is not necessary for you to attend the special meeting in person in order to vote your shares of common stock. If you are a stockholder of record as of the record date, you may vote by mail, by telephone or through the internet, as described in more detail below. If you are a “street name” holder of shares, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your shares to be voted at the special meeting, as described in more detail below.

EVEN IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON, THE BOARD STRONGLY ENCOURAGES YOU TO VOTE IN ADVANCE BY MAIL, TELEPHONE OR THROUGH THE INTERNET TO ENSURE YOUR SHARES OF COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING.

Q: How many shares of common stock need to be represented at the special meeting?

A: The presence at the special meeting, by attendance in person or by proxy, of the holders of shares of the outstanding common stock representing a majority of the voting power of all outstanding shares of common stock to vote at the special meeting constitutes a quorum. As of the record date, there were 219,154,828 shares of common stock outstanding, consisting of 131,323,078 shares of Class A Common Stock and 87,831,750 shares of Class B Common Stock.

If you are a Viper stockholder as of the close of business on the record date and you vote by mail, by telephone, through the internet or in person at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of common stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of common stock held by stockholders that attend the special meeting in person, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, as well as any documents incorporated by reference into this proxy statement, please vote your shares of common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of common stock that you owned on the record date.

Q: How do I vote if I am a stockholder of record?

A: You may vote by:

•	following the internet voting instructions described in the proxy card;

•	following the telephone voting instructions described in the proxy card;

•	completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or

•	attending, and casting your vote in person at the special meeting.

If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m. Eastern Time (i.e., 10:59 p.m. Central Time) on the day immediately preceding the date of the special meeting.

Submitting your proxy by mail, by telephone or through the internet will not prevent you from attending the special meeting in person. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting in person to ensure that your shares of common stock are represented at the special meeting.

Q: Are there any requirements if I plan on attending the special meeting in person?

A: You will need proof of ownership of the common stock as of the record date to attend the special meeting in person. If your shares of Viper’s common stock are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All Viper stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF VIPER COMMON STOCK AS OF THE RECORD DATE, YOU MAY NOT BE ADMITTED INTO THE SPECIAL MEETING.

Q: What happens if I submit my proxy but I don’t indicate my vote on the proposals?

A: If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

Q: How many of my shares will be voted if I submit a proxy?

A: If you a submit a proxy, all of the shares of common stock you own as of the record date in the registered account represented by that proxy will be voted in accordance with your instructions.

Q: What does it mean if I receive more than one proxy card?

A: If you receive more than one proxy card, it means that you hold shares of common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of common stock are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q: Who will solicit and pay the cost of soliciting proxies in connection with the special meeting?

A: Viper is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates by personal interview, telephone, facsimile or electronic mail. Diamondback, as our parent entity and a controlling stockholder, may be also deemed to be soliciting proxies in connection with the special meeting. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We will pay Georgeson a fee of $27,500 for its services. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Q: If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals presented in this proxy statement?

A: Your bank, broker, trust or other nominee will NOT have the power to vote your shares of common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals presented in this proxy statement, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options.

Q: What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A: Brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. As a result, there will not be any broker non-votes at the special meeting.

Q: May I change my vote after I have mailed my proxy card or after I have submitted my proxy by tele-phone or through the internet?

A: Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy delivered to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. Alternatively, your proxy may be revoked or changed by attending the special meeting in person and voting at the special meeting. However, simply attending the special meeting without voting will not revoke or change your proxy.

“Street name” holders of shares of common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares of common stock, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q: Where can I find the results of voting at the special meeting?

A: Following the special meeting, Viper intends to promptly file a Current Report on Form 8-K with the SEC disclosing the voting results of the special meeting no later than four business days after the date of the special meeting. When filed, this 8-K will be available at www.sec.gov and on Viper’s website at www.viperenergy.com/investors.

Q: What is householding and how does it affect me?

A: The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of common stock, you may have already received a householding notification. For additional information, see the section entitled “Householding of Proxy Material.”

Q: What happens if I sell my shares of common stock before the special meeting?

A: The record date for the special meeting is earlier than the expected date of completion of the Drop Down. If you own shares of common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting.

Q: When is the Drop Down expected to be completed?

A: We are working toward completing the Drop Down as quickly as possible. We currently anticipate that the Drop Down will be completed in the second quarter of 2025, but we cannot be certain when or if the conditions to close the Drop Down will be satisfied or, to the extent permitted, waived. The Drop Down cannot be completed until the conditions set forth in the Drop Down Purchase Agreement are satisfied (or, to the extent permitted, waived).

Q: What are the conditions to completion of the Drop Down?

A: The obligations of each of Viper, the Operating Company, Endeavor Energy Resources and the Endeavor Subsidiaries to complete the Drop Down are subject to satisfaction of various conditions, including (i) approval of the Drop Down Proposal and the Equity Issuance Proposal by Viper stockholders, as required under applicable law and rules and regulations and Viper’s organizational documents, (ii) the Viper Class A Common Stock to be issued upon the exchange of the Equity Consideration having been authorized for listing on Nasdaq, subject to official notice of issuance, (iii) the expiration or termination of the waiting period under the HSR Act, (iv) the absence of a provision of any applicable law or order that prohibits or makes illegal the consummation of the Drop Down and (v) with respect to each party, (A) the accuracy of the other parties’ respective representations and warranties, subject to specified materiality qualifications which will not apply to certain fundamental representations and warranties, (B) compliance by the other parties with their respective covenants in the Drop Down Purchase Agreement in all material respects and (C) the absence of a “Material Adverse Effect” (as defined in the Drop Down Purchase Agreement) with respect to the other parties since the date of the Drop Down Purchase Agreement that is continuing. As previously noted, the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025.

Q: What happens if the Drop Down is not completed?

A: If the Drop Down Purchase Agreement is terminated as described in “—Termination of the Drop Down Purchase Agreement,” the Drop Down Purchase Agreement will become void and of no further force or effect except for certain provisions of the Drop Down Purchase Agreement (i.e., provisions relating to termination remedies and fees and expenses) that will survive the termination, and there will be otherwise no liability or obligation on the part of the Buyer Parties, Endeavor Energy Resources or the Endeavor Subsidiaries to any other party with respect to the Drop Down Purchase Agreement. See the sections entitled “The Drop Down Purchase Agreement—Effect of Termination” and “—Remedies for Termination” for additional information.

If the Drop Down is not completed, we expect that Viper will operate its business in a manner similar to that in which it is being conducted today and that holders of shares of Viper’s common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of common stock, in addition to any risks described in the section entitled “Risk Factors.”

Additionally, if the Drop Down is not completed, Viper’s Board comprised of its existing directors will continue to oversee the business and affairs of Viper, and Viper’s existing executive and senior management teams will continue to manage day-to-day operations of Viper pursuant to the Services and Secondment Agreement, dated as of November 2, 2023, by and among Viper, the Operating Company and Diamondback E&P, under which Diamondback provides personnel and general and administrative services to Viper and the Operating Company, including the services of Viper’s executive officers and other employees.

Q: Do Viper stockholders have appraisal rights or dissenters’ rights in connection with the Drop Down or Equity Issuance?

A: No. Viper stockholders are not entitled to any appraisal or dissenters’ rights in connection with the Drop Down or the Equity Issuance under Delaware law.

Q: Where can I find more information about Viper?

A: Viper files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information.”

Q: Who can help answer my questions?

A: For additional questions about the special meeting, assistance in submitting proxies or voting shares of common stock, or additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor as follows:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

(844) 492-3566

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this proxy statement constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of the Drop Down or of other strategic transactions (including acquisitions or divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage and our cash dividend policy and repurchases of shares of our Class A Common Stock and/or senior notes) are forward-looking statements. When used in this proxy statement, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of future performance and our actual outcomes could differ materially from what we have expressed in our forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation:

•	changes in supply and demand levels for oil, natural gas, and natural gas liquids and the resulting impact on the price for those commodities;

•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•	actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

•	changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, or instability in the financial sector;

•

regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•	physical and transition risks relating to climate change;

•

restrictions on the use of water, including limits on the use of produced water by our operators and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•	significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

•	changes in U.S. energy, environmental, monetary and trade policies;

•

conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback and our other operators;

•	changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•

changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management, or the impact of global climate change);

•

security threats, including cybersecurity threats and disruptions to our business from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•	lack of, or disruption in, access to adequate and reliable transportation, processing, storage, and other facilities impacting our operators;

•	severe weather conditions and natural disasters;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	changes in the financial strength of counterparties to the credit facility and hedging contracts of our operating subsidiary;

•	changes in our credit rating;

•

failure to consummate the Drop Down or realize the anticipated benefits from the Drop Down or our recent acquisitions discussed in this proxy statement or our filings with the SEC incorporated by reference into this proxy statement; and

•

the other risk factors discussed in this proxy statement under the heading “Risk Factors” and in Item 1.A. Risk Factors included in our most recent Annual Report on Form 10-K incorporated herein by reference, as well as other risks and uncertainties that may be identified in our subsequent filings with the SEC.

The foregoing list of factors should not be construed as exhaustive. Viper can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein, or incorporated by reference, will be attained. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. The statements made in this proxy statement are current as of the date of this proxy statement only. Viper undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein or incorporated by reference, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

RISK FACTORS

In addition to the other information contained in or incorporated by reference herein, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” Viper’s stockholders should carefully consider the following risks relating to the Drop Down before deciding how to vote with respect to the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal to be considered and voted on at the special meeting. You should also read and consider the risks associated with Viper. The risks associated with the business of Viper can be found in Viper’s Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” and may be updated or supplemented in Viper’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Such risk factors are incorporated by reference into this proxy statement. Viper’s stockholders are also urged to carefully consider all of the information included or incorporated by reference in this proxy statement, which are listed in the section entitled “Where You Can Find More Information.”

Risks Related to the Drop Down

Viper’s ability to complete the Drop Down is subject to various closing conditions outside of its control, including approval by the majority of Unaffiliated Stockholders and regulatory clearance.

The Drop Down is subject to a number of conditions to closing as specified in the Drop Down Purchase Agreement. These closing conditions include, among others, (i) the approval of the Drop Down by the holders of a majority of the voting power of Viper’s common stock entitled to vote at the special meeting of Viper’s stockholders, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries, (ii) the expiration or termination of the waiting period under the HSR Act relating to the Drop Down, (iii) the satisfaction or waiver of other customary closing conditions and (iv) the approval of the Equity Issuance by Viper stockholders representing a majority of the total votes cast at the special meeting on such proposal, including, for the avoidance of doubt, Diamondback and its subsidiaries, as required by the Nasdaq Listing Rules. As previously noted, the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025.

No assurance can be given that the requisite stockholder approvals or the HSR Act regulatory clearance will be obtained or that the other required closing conditions will be satisfied. Even if the requisite stockholder approvals and the HSR regulatory clearance are obtained, no assurance can be given as to the timing of such approval or clearance. Any delay in completing the Drop Down could cause Viper not to be able to realize, or to be delayed in realizing, some or all of the benefits that Viper expects to achieve if the Drop Down is successfully completed within its expected time frame. Viper cannot provide any assurance that these conditions will not result in the abandonment or delay of the Drop Down. The occurrence of any of these events individually or in combination could have a material adverse effect on Viper’s results of operations and the trading price of Viper’s Class A Common Stock.

Viper may be unable to realize anticipated cash flows or other benefits from the Drop Down.

Viper’s ability to achieve the anticipated benefits from the Drop Down will depend in part upon an assessment of several factors, including:

•	recoverable reserves;

•	future natural gas and oil prices and their appropriate differentials;

•	existing and future production on the mineral and royalty acreage subject to the Drop Down and Diamondback’s plans with respect to such Diamondback-operated acreage;

•	any title defects; and

•	environmental and other regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Viper has performed a review of the Endeavor Subsidiaries and the Endeavor Mineral and Royalty Interests that it believes to be generally consistent with industry practices. Viper’s review may not reveal all existing or potential problems or permit Viper to become sufficiently familiar with the assets to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. The integration process may be subject to delays or changed circumstances, and Viper can give no assurance that the acquired mineral and royalty interests will generate cash flow in accordance with its expectations. Significant acquisitions, such as the Drop Down, and other strategic transactions may involve other risks that may cause Viper’s business to be adversely impacted, including:

•	diversion of Viper management’s attention to evaluating and negotiating significant acquisitions and strategic transactions; and

•

the failure to realize the full benefit that Viper expects in estimated proved reserves, production volume or other benefits anticipated from an acquisition, or to realize these benefits within the expected time frame.

Risks Inherent in an Investment in Viper

Actual operating results and activities and capital expenditures of our operators could differ materially from our forecasted results for Viper and the Endeavor Mineral and Royalty Interests.

We have included in this proxy statement under “The Drop Down—Certain Unaudited Forecasted Financial Information,” certain forecasted financial and operating results for Viper and the Endeavor Mineral and Royalty Interests, which include, without limitation, the future expected production results and certain other forward-looking financial information. These estimates are based on publicly announced planned capital expenditures of Viper’s operators, including Diamondback, and certain other forecasted information prepared by Diamondback and Endeavor Energy Resources for the Endeavor Mineral and Royalty Interests, as adjusted by Viper, as well as certain forecasted financial information prepared by Viper’s management. In addition, achieving the production estimates and maintaining the required drilling activity to achieve such estimates will depend on the availability of capital, regulatory approval and the existing regulatory environment, commodity prices and differentials, rig availability, pressure pumping services availability, proppant availability, actual drilling results (including continued well performance success, lack of well loss due to mechanical failure and lack of significant interwell interference in spacing pilots) as well as other factors. To the extent any of these factors changes adversely, our operators may not be able to achieve these production results. This forward-looking information represents estimates by our and Diamondback’s management, and any adjustments thereto, as applicable, as of the date indicated in such forecasts, is based upon a number of assumptions that are inherently uncertain, including among others the assumptions described above, and is subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. Many of these risks and uncertainties are beyond the control of our operators, such as declines in commodity prices and the speculative nature of estimating oil, natural gas and natural gas liquids reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our operators’ actual operating results, costs and activities may be materially and adversely different from the forecasted results. In addition, investors should also recognize that the reliability of any such forward-looking information diminishes the farther in the future that the data is forecast, and it is thus increasingly likely that our operators’ actual results will differ materially from our guidance. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

PARTIES TO THE DROP DOWN

Viper Energy, Inc.

Viper is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. Viper operates in one reportable segment. Effective November 13, 2023, Viper converted its legal status from a Delaware limited partnership into a Delaware corporation.

Viper’s primary business objective is to provide an attractive return to its stockholders by focusing on business results, generating robust free cash flow, reducing debt and protecting our balance sheet, while maintaining a best-in-class cost structure. Viper’s assets consist of mineral and royalty interests in oil and natural gas properties in the Permian Basin in West Texas, substantially all of which are leased to working interest owners who bear the costs of operation and development.

Viper is currently focused primarily on oil and natural gas properties in the Permian Basin, which is one of the oldest and most prolific producing basins in North America. The Permian Basin, which consists of approximately 75,000 square miles centered around Midland, Texas, has been a significant source of oil production since the 1920s. The Permian Basin is known to have a number of zones of oil and natural gas bearing rock throughout.

As of December 31, 2024, our assets consisted of mineral interests and royalty interests underlying 987,861 gross acres and 35,671 net royalty acres primarily in the Permian Basin, and Diamondback was the operator of approximately 52% of our net royalty acreage. As of December 31, 2024, there were 14,707 gross productive wells on this acreage, 3,714 of which were operated by Diamondback. Net production during the fourth quarter of 2024 was approximately 56,109 BOE/d and net production for the year ended December 31, 2024 averaged 49,784 BOE/d. For the years ended December 31, 2024, 2023 and 2022, royalty income generated from these mineral and royalty interests was $853.6 million, $717.1 million and $838.0 million, respectively.

Average net production during the year ended December 31, 2024 was approximately 49,784 BOE/d and net production for the year ended December 31, 2023 averaged 39,244 BOE/d. For the year ended December 31, 2024, the consolidated net income (including net income attributable to non-controlling interest) generated from these mineral and royalty interests was approximately $603.6 million and net income attributable to Viper was approximately $359.2 million. As of December 31, 2024, there were 54 rigs operating on our mineral and royalty acreage, 10 of which were operated by Diamondback.

At December 31, 2024, our estimated proved oil and natural gas reserves totaled 195,873 MBOE based on reserve estimates prepared by our internal reservoir engineers and audited by Ryder Scott, an independent petroleum engineering firm. As of December 31, 2024, approximately 84% of our proved reserves were classified as proved developed producing reserves. Proved undeveloped, or PUD, reserves included in this estimate were from 837 gross horizontal well locations. As of December 31, 2024, our proved reserves were approximately 48% oil, 27% natural gas liquids and 25% natural gas.

Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. Viper’s Class A Common Stock is listed on Nasdaq under the trading symbol “VNOM.”

For additional information about Viper and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”

Viper Energy Partners LLC

Viper Energy Partners LLC, a Delaware limited liability company, sometimes referred to in this proxy statement as the “Operating Company,” is a consolidated operating subsidiary of Viper. Viper is the sole managing member of the Operating Company. As of March 1, 2025, Viper owned approximately 57.3% of the outstanding OpCo Units, Diamondback and its wholly owned subsidiary Diamondback E&P together owned approximately 37.3% of the outstanding OpCo Units and the remaining 5.4% of the outstanding OpCo Units were owned by certain affiliates of EnCap Partners GP, LLC, which affiliates acquired such OpCo Units in connection with Viper’s previously reported acquisitions of certain mineral and royalty interests or mineral and royalty interest owning entities from such affiliates. The Operating Company’s principal executive offices are located at c/o Viper Energy, Inc. 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400.

Endeavor Energy Resources, LP

Endeavor Energy Resources, LP, a Texas limited partnership, sometimes referred to in this proxy statement as “Endeavor Energy Resources,” is an indirect wholly owned subsidiary of Diamondback, the sole member of 1979 Royalties GP and a parent of 1979 Royalties (each, as defined below). Endeavor Energy Resources also directly or indirectly owns 100% of D.G. Royalty, LLC (“DGR”) and Wyatt Energy Partners (“Wyatt”), each of which will, along with Endeavor Energy Resources, convey mineral and/or royalty interests to 1979 Royalties prior to the closing of the Drop Down, as required under the terms and conditions of the Drop Down Purchase Agreement (as defined below). See “The Drop Down” beginning on page 34. Each of Endeavor Energy Resources, DGR and Wyatt are entities controlled by Diamondback. The principal executive offices of each of these entities are located at c/o Diamondback Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400.

1979 Royalties, LP

1979 Royalties, LP, a Texas limited partnership, sometimes referred to in this proxy statement as “1979 Royalties,” is an indirect wholly owned subsidiary of Diamondback. Its principal executive offices are located at c/o Diamondback Energy, Inc. 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. For more information about 1979 Royalties, please see the section entitled “Description of the Endeavor Subsidiaries” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Endeavor Subsidiaries.”

1979 Royalties GP, LLC

1979 Royalties GP, LLC, a Texas limited liability company, sometimes referred to in this proxy statement as “1979 Royalties GP,” is the general partner of 1979 Royalties and an indirect wholly owned subsidiary of Diamondback. Its principal executive offices are located at c/o Diamondback Energy, Inc. 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400. For more information about 1979 Royalties GP, please see the section entitled “Description of the Endeavor Subsidiaries” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Endeavor Subsidiaries.”

THE SPECIAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held in person on May 1, 2025, at 8:00 a.m. Central Time at Petroleum Club of Midland, 501 West Wall Street, Midland, TX 79701. If you plan to attend the special meeting in person, please arrive at least 15 minutes before the start time of the special meeting.

You will need proof of ownership of our common stock to attend the special meeting in person. If your shares of Viper’s common stock are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All Viper stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF VIPER’S COMMON STOCK AS OF THE RECORD DATE, YOU MAY NOT BE ADMITTED INTO THE SPECIAL MEETING.

Purpose of the Special Meeting

At the special meeting, stockholders of record will be asked to consider and vote on the following proposals:

1.

Drop Down Proposal: To approve the acquisition by the Operating Company of all of the issued and outstanding equity interests of 1979 Royalties and 1979 Royalties GP from Endeavor Energy Resources, each of which is a subsidiary of Diamondback Energy, Inc., Viper’s parent, pursuant to the equity purchase agreement by and among Viper, the Operating Company, Endeavor Energy Resources, 1979 Royalties and 1979 Royalties GP (such proposal, the “Drop Down Proposal”);

2.

Equity Issuance Proposal: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of (i) 69,626,640 OpCo Units (the “Drop Down OpCo Units”) and (ii) a number of shares of Viper’s Class B Common Stock, equal to the number of the Drop Down OpCo Units, in each case subject to the adjustments contemplated in, and otherwise subject to the terms and conditions of, the Drop Down Purchase Agreement (such proposal, the “Equity Issuance Proposal”); and

3.

Adjournment Proposal: To adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal (such proposal, the “Adjournment Proposal”).

Recommendation of the Audit Committee and the Board

The Audit Committee, comprised of all independent directors and advised by its legal counsel and financial advisor, after considering all of the factors more fully described in this proxy statement, including its financial advisor’s fairness opinion, unanimously determined that (i) the form, terms, conditions and provisions of the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, under the terms and conditions thereof, including the Drop Down, the payment of the Purchase Price, including the Equity Issuance, and any adjustments to the Purchase Price contemplated by the Drop Down Purchase Agreement, are each advisable, fair to and in the best interests of Viper and Unaffiliated Stockholders, and (ii) unanimously recommended that the Board approve, and recommend that Viper’s stockholders approve, the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby.

The Board, acting in its capacities as the Board of Viper and of the Operating Company’s managing member, as applicable, after considering the factors more fully described in this proxy statement and upon recommendation of the Audit Committee, unanimously: (i) approved the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down; (ii) approved the payment of the Purchase Price, including the Equity Issuance, and any adjustments thereto contemplated by the Drop Down Purchase Agreement, at the Closing; (iii) resolved to recommend that the Viper stockholders approve the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal at the special meeting of Viper’s stockholders, to the extent such holders of Viper’s capital stock are entitled to vote thereon; (iv) approved the execution, delivery and performance by Viper and the Operating Company of the Drop Down Purchase Agreement and the transactions contemplated thereby; and (v) authorized and approved the submission of the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal for approval by the Viper stockholders entitled to vote thereon at the special meeting of Viper’s stockholders.

The Board unanimously recommends that you vote “FOR” the Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal.

Record Date and Quorum

The Board has set March 26, 2025 as the record date for the special meeting. Each holder of record of shares of common stock as of the close of business on the record date is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of common stock that you owned on the record date. As of March 26, 2025, there were 219,154,828 shares of common stock issued and outstanding and entitled to vote at the special meeting (consisting of 131,323,078 shares of Class A Common Stock and 87,831,750 shares of Class B Common Stock), of which 133,723,375 shares were held by Unaffiliated Stockholders. Accordingly, a vote of at least 66,861,688 shares of common stock held by Unaffiliated Stockholders as of the record date will be required to approve the Drop Down Proposal at the special meeting, assuming a quorum is present. The presence at the special meeting, by attendance in person or by proxy, of the holders of shares of the outstanding common stock representing a majority of the voting power of all outstanding shares of common stock to vote at the special meeting constitutes a quorum for the special meeting. If you are a stockholder of record and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your shares of common stock will be counted as part of the quorum. If you are a “street name” holder of shares of common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of common stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of common stock held by stockholders of record that are present at the special meeting in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

The Drop Down Proposal requires the affirmative vote of the holders of a majority of the voting power of common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved). Abstentions or a failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal.

The Equity Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Equity Issuance Proposal.

The Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Adjournment Proposal.

Effect of Abstentions; Broker Non-Votes

The Drop Down Proposal requires the affirmative vote of the holders of a majority of the voting power of common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved). Abstentions or a failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal.

The Equity Issuance Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy. Therefore, abstentions will have no effect on this proposal.

The Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy. Therefore, abstentions from voting will have no effect on this proposal.

A broker non-vote with respect to common stock occurs when (i) shares of common stock held by a broker or other nominee are represented, in person or by proxy, at a meeting of Viper’s stockholders, (ii) the bank, broker or other nominee has not received voting instructions from the beneficial owner on a particular proposal and (iii) the bank, broker or other nominee does not have the discretion to direct the voting of the shares of common stock on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given.

Under applicable Nasdaq Stock Market LLC rules, all of the proposals in this proxy statement are non-routine matters. As a result, there will not be any broker non-votes at the special meeting.

Accordingly, if your shares of common stock are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your shares, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the approval of the Drop Down Proposal requires the affirmative vote of the holders of a majority of the voting power of the common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved), the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Drop Down Proposal. Because the approval of each of (i) the Equity Issuance Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, including for the avoidance of doubt Diamondback and its subsidiaries, whether in person or represented by proxy and because your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of those proposals.

Voting by Viper’s Directors and Executive Officers

At the close of business on March 26, 2025, directors and executive officers of Viper were entitled to vote 321,628 shares of common stock, representing less than 1% of the shares of common stock issued and outstanding on that date. Directors and executive officers of Viper have informed Viper that they intend to vote their shares in favor of the Drop Down Proposal, the Equity Issuance Proposal and Adjournment Proposal, although none of the directors and executive officers are obligated to do so.

Voting by Diamondback and Its Subsidiaries

At the close of business on March 26, 2025, Diamondback and its subsidiaries held an aggregate of 85,431,453 shares of Viper’s Class B Common Stock entitled to vote at the special meeting, representing approximately 39% of the shares of common stock issued and outstanding on that date. Diamondback and its subsidiaries have informed Viper that they intend, but are not required, to vote their shares in favor of the Drop Down Proposal, the Equity Issuance Proposal and the Adjournment Proposal, although their shares will not be counted for the purpose of obtaining the approval of the majority of the voting power of the common stock held by Unaffiliated Stockholders necessary to approve the Drop Down Proposal.

How to Vote

Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time (i.e. 10:59 p.m. Central Time) on the day immediately preceding the date of the special meeting.

If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” the Drop Down Proposal, but, assuming a quorum is present, will have no effect on the Equity Issuance Proposal or the Adjournment Proposal.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of common stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposals.

If you wish to vote by attending the special meeting in person and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.

If you do not submit a proxy or otherwise vote your shares of common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the Drop Down Proposal, but, assuming a quorum is present, will have no effect on the approval of the Equity Issuance Proposal or the Adjournment Proposal.

Revocation of Proxies

Any proxy given by a stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;

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by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Secretary, Viper Energy, Inc., 500 West Texas Ave, Suite 100, Midland, TX 79701, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of common stock; or

•	by attending the special meeting in person and voting at the special meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting).

“Street name” holders of shares of common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal. Your shares of common stock will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned by the affirmative vote of a majority of the shares of common stock present at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, whether in person or represented by proxy, entitled to vote on such matter. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days thereafter or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. Additionally, our bylaws provide that the special meeting may be adjourned by the chairman of the special meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates by personal interview, telephone, facsimile or electronic mail. Diamondback, as our parent entity and a controlling stockholder, may be also deemed to be soliciting proxies in connection with the special meeting. We have retained the services of Georgeson to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We will pay Georgeson a fee of $27,500 for its services. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Tabulation of Votes

Computershare Trust Company, N.A., the transfer agent and registrar for Viper’s common stock, will tabulate the votes cast at the special meeting.

Accountants

Representatives of Grant Thornton LLP, our independent auditor, are expected to be present at the special meeting, will have the opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions raised at the special meeting.

Questions and Additional Information

For additional questions about the special meeting, assistance in submitting proxies or voting shares of common stock, or additional copies of this proxy statement or the enclosed proxy card, please write to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

PROPOSAL 1: DROP DOWN PROPOSAL

As discussed elsewhere in this proxy statement, Viper is asking its stockholders to approve the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down.

The Board unanimously recommends that stockholders vote “FOR” the Drop Down Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of common stock represented by such proxy card will be voted “FOR” this proposal.

The approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the common stock entitled to vote at the special meeting, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries (meaning that of the shares of common stock held by Unaffiliated Stockholders as of the record date, a majority of such shares must be voted “FOR” the proposal for it to be approved). Abstentions or a failure to vote will have the same effect as a vote “AGAINST” the Drop Down Proposal.

PROPOSAL 2: EQUITY ISSUANCE PROPOSAL

Viper is asking its stockholders to approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of 69,626,640 OpCo Units and an equivalent number of shares of Class B Common Stock at the Closing to Diamondback and/or its subsidiaries, in each case subject to customary closing adjustments, including, among other things, for net title benefits, which securities will be exchangeable, upon issuance, by Diamondback and/or its subsidiaries in their discretion for the same number of shares of Class A Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock).

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Nasdaq Listing Rule 5635(a)(2) requires stockholder approval prior to the issuance of stock in connection with the acquisition of the stock or assets of another company if any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3) of the Nasdaq Listing Rules) of the acquiring company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more (the “Related Party Equity Issuance Rule”). Under the Related Party Equity Issuance Rule, we are required to obtain the requisite stockholder approval because the number of OpCo Units and shares of Class B Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock) that will potentially be issued at the Closing to Diamondback, Viper’s parent and a Substantial Shareholder for purposes of the Nasdaq Listing Rules, and/or Diamondback’s subsidiaries, is in excess of the 5% threshold described above.

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Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock, including shares to be issued pursuant to securities convertible into or exercisable for common stock, other than a public offering for cash, (i) the common stock has or will have upon such issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock or securities (the “20% Equity Issuance Rule”). Under the 20% Equity Issuance Rule, we are required to obtain the requisite stockholder approval because the number of OpCo Units and shares of Class B Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock) that will potentially be issued at the Closing to Diamondback and/or Diamondback’s subsidiaries is in excess of the 20% threshold described above.

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Nasdaq Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq Stock Market LLC has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq Stock Market LLC has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock or voting power of an issuer could constitute a change of control.

The Board unanimously recommends that the stockholders vote “FOR” the Equity Issuance Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of common stock represented by such proxy card will be voted “FOR” the Equity Issuance Proposal.

The approval of this proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have no effect on the Equity Issuance Proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the Equity Issuance Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

Viper’s stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the Drop Down Proposal and the Equity Issuance Proposal.

The Board unanimously recommends that stockholders vote “FOR” the Adjournment Proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of common stock represented by such proxy card will be voted “FOR” this proposal.

The approval of this proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether in person or represented by proxy (meaning that of the votes cast at the special meeting, including, for the avoidance of doubt, Diamondback and its subsidiaries, a majority of them must be voted “FOR” the proposal for it to be approved). Assuming a quorum is present, abstentions or a failure to vote, or otherwise be present, at the special meeting will have no effect on the Adjournment Proposal.

If a quorum is present at the special meeting, the special meeting may be adjourned by the affirmative vote of a majority of the shares of common stock present at the special meeting, whether in person or represented by proxy, entitled to vote on such matter. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days thereafter or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. Additionally, our bylaws provide that the special meeting may be adjourned by the chairman of the special meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place.

THE DROP DOWN

Overview

On January 30, 2025, Viper and the Operating Company, as buyer parties (the “Buyer Parties”), entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, LP (“Endeavor Energy Resources”) and 1979 Royalties and 1979 Royalties GP (collectively, the “Endeavor Subsidiaries”), each of which is a subsidiary of Diamondback, to acquire all of the issued and outstanding equity interests (the “Target Interests”) in the Endeavor Subsidiaries from Endeavor Energy Resources for consideration consisting of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits (the “Drop Down”). The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, Endeavor Energy Resources will (i) convey certain overriding royalty interests (the “EER ORRIs”) to 1979 Royalties, (ii) cause D.G. Royalty, LLC (“DGR”) to convey royalty interests (the “DGR Royalties”) comprising substantially all of its assets to 1979 Royalties and (iii) cause Wyatt Energy Partners (“Wyatt”) to convey certain fee minerals in non-producing undeveloped acreage (the “Wyatt Minerals”) to 1979 Royalties (collectively, the “Conveyances”). The EER ORRIs, the DGR Royalties and the Wyatt Minerals are collectively referred to as the “Conveyance Assets.” Each of DGR and Wyatt is a wholly owned subsidiary of Endeavor Energy Resources.

As of the date of the Drop Down Purchase Agreement, the Endeavor Subsidiaries owned mineral and royalty interests consisting of approximately 11,625 net royalty acres in the Permian Basin. After giving effect to the Conveyances of the Conveyance Assets, at closing of the Drop Down, the Endeavor Subsidiaries will own mineral and royalty interests consisting of approximately 22,847 net royalty acres in the Permian Basin, 69% of which are operated by Diamondback, with an average net royalty interest of approximately 2.8% and current oil production of approximately 17,097 BO/d (the “Endeavor Mineral and Royalty Interests”). The Endeavor Mineral and Royalty Interests include interests in horizontal wells comprised of 6,055 gross proved developed production wells (of which approximately 29% are operated by Diamondback), 116 gross completed wells and 394 gross drilled but uncompleted wells, all of which are principally concentrated in the Midland Basin, with the balance located primarily in the Delaware and Williston Basins.

The OpCo Units and the Class B Common Stock to be issued at the Closing will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Background of the Drop Down

On December 5, 2024, Viper received a written proposal from Diamondback (the “Initial Proposal”) regarding a proposed sale by Diamondback or one or more of its direct or indirect subsidiaries to Viper of the Target Interests (such transaction as previously defined, the “Drop Down”) in exchange for $4.75 billion in aggregate consideration, consisting of $1 billion in cash and the remainder in shares of Viper’s Class B Common Stock (and an equal number of OpCo Units), with the transaction expressly conditioned by Diamondback on (i) the approval of a fully independent committee of the Board of Directors of Viper and (ii) approval by holders of a majority of the voting power of Viper’s common stock, excluding shares held by Diamondback and its subsidiaries.

Also on December 5, 2024, the Board took action by written consent to delegate to the Audit Committee, which consists of four directors determined by the Board to be fully independent, the power to (i) review and evaluate the Drop Down, (ii) negotiate on behalf of Viper with respect to the Drop Down, (iii) determine whether to approve the Drop Down and (iv) make any recommendations to the Board regarding the Drop Down. The Board also authorized the Audit Committee to retain any advisors as necessary in connection with its review and consideration of the Drop Down.

On December 7, 2024, Wes Perry, the Chairman of the Audit Committee, contacted representatives of Hunton Andrews Kurth LLP (“Hunton AK”) to discuss its engagement by the Audit Committee regarding the Audit Committee’s consideration of the Initial Proposal, given Hunton AK’s knowledge and experience with respect to public merger and acquisition transactions and its familiarity with Viper and the industry in which it operates.

On December 9, 2024, the Audit Committee held a video conference meeting with representatives of Viper and Hunton AK in attendance to discuss the Audit Committee’s selection of a financial advisor to assist the Audit Committee in evaluating the Initial Proposal. After having discussed several candidates prior to and during the meeting, at the direction of the Audit Committee, Hunton AK contacted representatives of Evercore and two other investment banks and invited them to meet with the Audit Committee during separate meetings on December 12, 2024, to discuss their potential engagement as financial advisor to the Audit Committee in connection with the Drop Down. Hunton AK requested each such investment bank to present at each such meeting to the Audit Committee their respective qualifications and to disclose any material relationships with the parties to the Drop Down.

On December 12, 2024, the Audit Committee, with representatives of Viper and Hunton AK in attendance, held separate video conference meetings with representatives from each of the financial advisor candidates.

Also on December 12, 2024, the Audit Committee executed an engagement letter with Hunton AK.

On December 13, 2024, the Audit Committee held a video conference meeting with representatives of Viper and Hunton AK in attendance to discuss the Audit Committee’s consideration of each financial advisor candidate. After a thorough discussion, the Audit Committee unanimously agreed to select Evercore as its financial advisor for the Drop Down if the financial terms of the engagement could be mutually agreed. The Audit Committee asked Hunton AK to contact Evercore and negotiate the terms of such engagement.

On December 13, 2024, Michael O’Leary of Hunton AK discussed with a representative of Evercore the proposed financial terms of the engagement.

On December 16, 2024, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance. Austen Gilfillian reviewed the terms of the Initial Proposal. Representatives of Evercore reviewed the anticipated timeline for the Drop Down.

On the same day, at the request of the Audit Committee, Mr. Gilfillian sent Diamondback a request for certain financial and other information relating to the Drop Down.

Also on December 16, 2024, Kirkland & Ellis LLP, legal counsel to Diamondback (“Kirkland”), emailed an initial draft of the Drop Down Purchase Agreement to Hunton AK.

On December 30, 2024, representatives of each of Evercore, Viper, Diamondback and RBC Capital Markets (“RBC”), financial advisor to Diamondback, met via videoconference to discuss certain due diligence information requests with respect to the Endeavor Mineral and Royalty Interests.

Also on December 30, 2024, the Audit Committee, Viper and Evercore executed an engagement letter, dated as of December 24, 2024, engaging Evercore as financial advisor to the Audit Committee in connection with the Drop Down.

On January 6, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance. At the meeting, representatives of Evercore summarized for the Audit Committee the reserves data and financial projections regarding the Endeavor Mineral and Royalty Interests prepared by management of Diamondback (“Management”), provided an overview of the due diligence review of such data and projections as of such date, and discussed the assumptions underlying Management’s projections. Representatives of Evercore also reviewed financial projections updated by Viper for certain well activity, including reserve category migration, incorporation of new production data in producing well forecasts, and the removal of stale permits.

On January 9, 2025, the Audit Committee held a video conference meeting with representatives of Hunton AK in attendance. Representatives of Hunton AK reviewed and discussed with the Audit Committee its fiduciary duties and obligations under Delaware law, and responded to questions from members of the Audit Committee regarding the same.

On January 10, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance. At the request of the Audit Committee, representatives of Evercore reviewed and discussed its preliminary financial analysis with respect to the Initial Proposal and discussed Viper’s capital markets presence and the recent trading performance of Viper’s Class A Common Stock. Representatives of Hunton AK then presented an overview of the terms of the first draft of the Drop Down Purchase Agreement and Hunton AK’s and Viper’s markup of the Drop Down Purchase Agreement, to the Audit Committee. The Audit Committee and representatives of Evercore then discussed potential sizes of equity offerings to raise proceeds to fund the cash component of the proposed aggregate consideration for the Drop Down.

On January 13, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance. At the meeting, representatives of Evercore presented an updated preliminary financial analysis with respect to the Initial Proposal. Following a discussion between the members of the Audit Committee and representatives of Evercore, the Audit Committee approved a counteroffer providing for the following: (i) aggregate consideration of $4.25 billion, consisting of $1.0 billion in cash and the balance to consist of shares of Viper’s Class B Common Stock (and an equal number of OpCo Units) with the number of shares of Company Class B Common Stock to be based on a 30-day volume weighted average price (“VWAP”) of intra-day trading prices of Viper’s Class A Common Stock; (ii) a financing contingency that Viper successfully raise at least $500 million in proceeds from an offering of Viper’s Class A Common Stock, (iii) a voting agreement to be entered into between Diamondback and Viper pursuant to which Diamondback would agree that, until it ceases to own more than 49% of Viper’s outstanding voting capital stock, (A) any transaction that requires stockholder approval will require approval by holders of a majority of Viper’s voting capital stock excluding the shares held by Diamondback and its subsidiaries and (B) if Viper undertakes an offering of Viper’s Class A Common Stock to raise proceeds for the cash component of the aggregate proposed consideration in connection with the Drop Down and the underwriters request a lock-up agreement from Diamondback, Diamondback will enter into such lock-up agreement. This contrasted to the Initial Proposal, which contemplated aggregate consideration of $4.75 billion and no financing contingency or a voting agreement.

Also on January 13, 2025, representatives of Hunton AK contacted Kirkland to communicate the Audit Committee’s counteroffer and emailed Kirkland a revised version of the draft Drop Down Purchase Agreement with comments on behalf of the Audit Committee, accompanied by a letter from the Audit Committee setting forth the terms of the Audit Committee’s counteroffer. The comments to the Drop Down Purchase Agreement included, among other items, the financing contingency and the expectation that at closing Diamondback would execute and deliver to Viper a voting agreement containing the terms described above.

On January 17, 2025, Diamondback orally communicated to representatives of Evercore the economic terms of a revised offer from Diamondback (the “Second Proposal”), which contemplated aggregate consideration of $4.6 billion, consisting of $1.0 billion in cash and $3.6 billion in shares of Viper’s Class B Common Stock (and an equal number of OpCo Units) with the number of shares of Class B Common Stock to be based on a 30-day VWAP for the period ending January 24, 2025. Representatives of Evercore promptly informed the Audit Committee of the Second Proposal.

Also on January 17, 2025, representatives of each of Evercore, Viper and RBC met via videoconference to discuss certain financial due diligence information requests by RBC, including with respect to Viper’s standalone capital structure, financial projections and drivers underpinning future production and cash flow forecasts.

On January 18, 2025, Kirkland emailed Hunton AK a revised draft of the Drop Down Purchase Agreement, which, among other changes, reflected elimination of the financing contingency and voting agreement requirement.

On January 20, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance to discuss the Second Proposal. Representatives of Evercore noted that RBC had provided Diamondback’s year-end reserves audit report and discussed the corresponding adjustments made by Management to the Endeavor Mineral and Royalty Interests database. Representatives of Evercore then reviewed and discussed Evercore’s preliminary financial analysis with respect to the Second Proposal. Following a discussion between the members of the Audit Committee and representatives of Evercore, the Audit Committee approved making a counteroffer to the Second Proposal providing for (i) $4.45 billion in aggregate consideration, consisting of $750 million in cash, provided that if the net proceeds received by Viper from an offering of shares of Viper’s Class A Common Stock exceeds $750 million then the cash consideration would include such excess but in no event would the cash consideration exceed $1 billion, with the remainder to consist of shares of Viper’s Class B Common Stock (and an equal number of OpCo Units) and (ii) a voting agreement to be entered into between Diamondback and Viper pursuant to which Diamondback would agree that, until it ceases to own more than 49% of Viper’s outstanding voting capital stock, consummation of any transaction with respect to which the entire fairness standard of review would apply under Delaware law shall be subject to approval by a majority of Viper’s voting capital stock, excluding the shares held by Diamondback and its subsidiaries (in addition to any other approval that may be required). The Audit Committee agreed to eliminate its request for a financing contingency. On the same day, representatives of Hunton AK contacted Kirkland to communicate the Audit Committee’s counteroffer and emailed to Kirkland a revised draft of the Drop Down Purchase Agreement with comments on behalf of the Audit Committee.

On January 23, 2025, Diamondback communicated to Viper a revised offer (the “Third Proposal”), which contemplated $4.45 billion in aggregate consideration, consisting of $1 billion in cash (regardless of the amount of proceeds raised by Viper in an equity offering), and the remainder in shares of Viper’s Class B Common Stock (and an equal number of OpCo Units), to be issued to Diamondback in exchange for the Target Interests. On the same day, Kirkland emailed Hunton AK a revised draft of the Drop Down Purchase Agreement, which did not provide for a voting agreement.

On January 24, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance to discuss the Third Proposal. The Audit Committee and Mr. Gilfillian discussed alternative means to raise the cash component of the aggregate proposed consideration for the Drop Down, including equity offerings, bond offerings, and borrowings on Viper’s revolver. Representatives of Evercore presented to the Audit Committee an updated preliminary financial analysis with respect to the Third Proposal and discussed recent capital markets activity. In addition, the Audit Committee requested Hunton AK to contact Kirkland regarding the requested voting agreement.

On January 25, 2025, Hunton AK emailed Kirkland a revised draft of the Drop Down Purchase Agreement and a revised draft of the form of the EER ORRI conveyances that had been sent by Kirkland with comments to both documents on behalf of the Audit Committee.

On January 27, 2025, Kirkland emailed Hunton AK a revised draft of the Drop Down Purchase Agreement, reflecting the Third Proposal.

On January 29, 2025, the Audit Committee held a video conference meeting with representatives of Viper, Evercore and Hunton AK in attendance. Representatives of Evercore presented its financial analysis with respect to the Third Proposal. Representatives of Hunton AK then presented to the Audit Committee an overview of the terms of the draft of the Drop Down Purchase Agreement and Kirkland’s markup of the Drop Down Purchase Agreement. On the same day, Hunton AK emailed Kirkland a revised draft of the Drop Down Purchase Agreement with comments on behalf of the Audit Committee.

Between January 29 and 30, 2025, Kirkland and Hunton AK had multiple email exchanges to negotiate and finalize the terms of the Drop Down Purchase Agreement, the exhibits to such Drop Down Purchase Agreement and the parties’ respective disclosure schedules.

On the morning of January 30, 2025, the Audit Committee held a video conference meeting, at which representatives of Viper, Evercore and Hunton AK were present, to discuss and, if appropriate, approve the transaction documents, including the final version of the Drop Down Purchase Agreement. Representatives of Hunton AK reviewed with the Audit Committee the efforts made by the Audit Committee regarding the Drop Down, including the substantive work and the processes followed. Representatives of Evercore then reviewed with the Audit Committee Evercore’s financial analysis with respect to the Third Proposal that was previously presented to the Audit Committee on January 29, 2025. Hunton AK then reviewed the material terms and provisions of the Drop Down Purchase Agreement and answered the questions of the Audit Committee regarding the same. Following an extensive discussion, representatives of Evercore rendered to the Audit Committee Evercore’s oral opinion, subsequently confirmed by delivery of a written opinion dated January 30, 2025, that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and conditions described in Evercore’s written opinion, the Purchase Price to be paid to Endeavor Energy Resources in the Drop Down was fair, from a financial point of view, to Viper. The Audit Committee then unanimously (i) determined that the Drop Down and the transactions contemplated thereby were in the best interests of Viper and the holders of Viper’s common stock (other than Diamondback and its subsidiaries), (ii) approved the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down, (iii) agreed to recommend approval of the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, including the Drop Down, by Viper’s stockholders and (iv) recommended to the Board that the Board approve the Drop Down Purchase Agreement and the consummation of the transactions contemplated thereby, including the Drop Down, and recommend approval of same by Viper’s stockholders.

Subsequently on January 30, 2025, the parties executed the Drop Down Purchase Agreement. The Company issued a press release announcing the Drop Down Purchase Agreement and the Drop Down.

Reasons for the Drop Down; Recommendations of the Audit Committee and the Board of Directors

After careful consideration, the Audit Committee, by a unanimous vote of its members, at a meeting held on January 30, 2025, determined that the Drop Down Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of Viper and Unaffiliated Stockholders and unanimously recommended to the Board approval of the Drop Down Purchase Agreement and the transactions contemplated thereby. In evaluating the Drop Down, the Audit Committee consulted with Viper’s senior management and the Audit Committee’s legal and financial advisors and, in reaching its decision, the Audit Committee considered a number of factors that the Audit Committee believed supported its decision, including the following material factors:

•

the Audit Committee believes the Drop Down will be a transformative acquisition that will allow Viper’s stockholders to reap the benefits of being a part of a larger company led by Viper’s management team which has repeatedly proven itself in the public marketplace;

•	the Endeavor Subsidiaries have, or after giving effect to the Conveyances will have, a well-established and high-quality asset base including:

•	approximately 22,847 net royalty acres in the Permian Basin, approximately 69% of which are operated by Diamondback;

•	an average net royalty interest of approximately 2.8%;

•	current oil production of approximately 17,000 BO/d; and

•

interests in horizontal wells comprised of 6,055 gross proved developed production wells (of which approximately 29% are operated by Diamondback), 116 gross completed wells and 394 gross drilled but uncompleted wells, all of which are principally concentrated in the Midland Basin, with the balance located primarily in the Delaware and Williston Basins;

•	the Drop Down will significantly enhance the scale and magnitude of Viper’s operations, its Midland Basin acreage position, and its drilling locations;

•	the acquisition provides to Viper the potential to realize operational synergies and efficiencies resulting from the increased scale of operations;

•	the post-acquisition Company’s increased market capitalization should enhance its access to debt and equity capital markets;

•	the fact that the terms and conditions of the Drop Down were determined through arm’s-length negotiations between Diamondback and the Audit Committee and their respective representatives and advisors;

•

the fact that the Drop Down is subject to the approval of Viper’s stockholders, including the approval of a majority of Viper’s stockholders excluding the shares owned by Diamondback and its subsidiaries, who will be free to approve or reject the Drop Down Purchase Agreement and the transactions contemplated thereby;

•

the financial analysis reviewed and discussed with the Audit Committee by representatives of Evercore as well as the oral opinion of Evercore rendered to the Audit Committee on January 30, 2025, which was subsequently confirmed in Evercore’s written opinion dated January 30, 2025, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Purchase Price to be paid to Endeavor Energy Resources in the Drop Down was fair, from a financial point of view, to Viper, as more fully described below in the section captioned “—Opinion of Evercore, Financial Advisor to the Audit Committee” beginning on page 44 and the full text of the written opinion of Evercore attached as Annex B to this proxy statement; and

•

the Audit Committee’s general assessment of current and projected commodity prices, and the direct and indirect risks resulting therefrom, the changes in the capital markets and borrowing and liquidity issues.

The Audit Committee also considered, and balanced against the potential benefits, various risks and other potentially negative factors concerning the Drop Down Purchase Agreement, including the following:

•

the results of business, legal and financial due diligence investigations of the Endeavor Subsidiaries and the Endeavor Mineral and Royalty Interests conducted by Viper’s management and the Audit Committee’s legal and financial advisors and the nature and extent of the representations made by Diamondback and the Endeavor Subsidiaries in the Drop Down Purchase Agreement;

•

the terms of the Drop Down Purchase Agreement, including the obligations and rights of the parties under the Drop Down Purchase Agreement, the conditions to each parties’ obligation to complete the Drop Down Purchase Agreement and the circumstances in which each party is permitted to terminate the Drop Down Purchase Agreement;

•	the fact that, following the Closing, Diamondback will own approximately 52% of Viper’s outstanding common stock, on a fully diluted basis;

•	substantial costs will be incurred by Viper in connection with the Drop Down, including financial arrangement fees, financial advisory fees and legal and other advisor fees;

•

the risk that management focus, employee attention and resources, including resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the Drop Down and any litigation that may occur in connection with the Drop Down;

•

the possibility that the Drop Down might not be consummated despite the parties’ efforts or that the Closing may be unduly delayed, and that the announcement of the Drop Down, coupled with any failure to consummate the Drop Down, could have a negative effect on Viper’s relationships with third parties, as well as a negative effect on Viper’s operating results and trading price;

•

Diamondback and some of the executive officers and directors of Diamondback have interests in the Drop Down that are different from, or in addition to, the interests of Unaffiliated Stockholders generally;

•	the risks inherent in Viper’s business and operations, including those identified in Viper’s SEC filings; and

•	risks of the type and nature described under “Risk Factors.”

The Audit Committee concluded that the potentially negative factors associated with the Drop Down were outweighed by the potential benefits that it expected that Unaffiliated Stockholders would achieve as a result of the Drop Down. Accordingly, the Audit Committee unanimously determined that the Drop Down Purchase Agreement, including the Drop Down, are in the best interests of Viper and Unaffiliated Stockholders, unanimously recommended to the Board approval of the Drop Down Purchase Agreement, including the Drop Down, and unanimously recommended that the Viper stockholders approve the Drop Down. Based on that recommendation, the Board unanimously approved the Drop Down Purchase Agreement and the transactions contemplated thereby and recommends that Viper stockholders vote FOR the Drop Down Purchase Proposal and FOR the Equity Issuance Proposal.

The foregoing discussion of the information and factors considered by the Audit Committee includes all of the material factors considered by the Audit Committee, but it is not intended to be exhaustive and may not include all of the factors considered by the Audit Committee. In view of the wide variety of factors considered in connection with its evaluation of the Drop Down and the complexity of these matters, the Audit Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors in its determination to recommend the approval of the Drop Down Purchase Agreement and the transactions contemplated thereby. In addition, individual members of the Audit Committee may have given weights to different factors.

This explanation of the Audit Committee’s reasons for the Drop Down and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

Certain Unaudited Forecasted Financial Information

Viper does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with its evaluation of the Drop Down Purchase Agreement and the transactions contemplated thereby, including the Drop Down and the Equity Issuance, Viper’s management prepared certain non-public unaudited internal financial forecasts with respect to Viper, which were provided to the Audit Committee in connection with its evaluation of the contemplated Drop Down and the Equity Issuance. Viper also provided to the Audit Committee certain non-public unaudited internal financial forecasts with respect to the Endeavor Mineral and Royalty Interests, which information was prepared by Diamondback’s management and adjusted by Viper’s management (collectively with the unaudited forecasted financial information with respect to Viper, the “Viper forecasted financial information”). Viper’s management also provided the Viper forecasted financial information to Evercore for its use and reliance, as approved by the Audit Committee, in connection with its financial analysis and opinion as further described in the section entitled ‘‘—Opinion of Evercore, Financial Advisor to the Audit Committee.” The inclusion of this information should not be regarded as an indication that any of Viper, the Endeavor Subsidiaries, their respective advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

The information discussed below was prepared as of January 24, 2025 solely for internal use and is subjective in many respects. While presented with numeric specificity, the Viper forecasted financial information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Viper’s management, including, among others, Viper’s and the Endeavor Mineral and Royalty Interests’ future results, difficulties in appropriately allocating capital and resources among strategic opportunities, the timing and extent of Diamondback’s and other Viper operators’ success in discovering, developing, producing and estimating reserves, market conditions and prices for oil, natural gas and natural gas liquids, including regional basis differentials, capital availability, general economic and regulatory conditions, and other matters described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Viper forecasted financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Viper can give no assurance that the Viper forecasted financial information and the underlying estimates and assumptions will be realized. In addition, since the Viper forecasted financial information is inherently forward looking and covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the Viper forecasted financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Viper’s business and an investment in Viper, risks related to the Drop Down, industry performance, the regulatory environment, general business and economic conditions, and other matters described in “Risk Factors” included in this proxy statement and the documents incorporated by reference herein. Please also see “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

The Viper forecasted financial information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Viper forecasted financial information included in this proxy statement is the responsibility of Viper’s management. Neither Grant Thornton LLP, Viper’s independent registered public accounting firm, nor any other independent accountant, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying unaudited prospective financial information and, accordingly, they do not express an opinion or any other form of assurance with respect thereto.

Furthermore, the Viper forecasted financial information does not take into account any circumstances or events occurring after the date it was prepared, including the impact of Viper’s previously reported acquisition of certain mineral and royalty interests from Morita Ranches Minerals LLC, which acquisition was announced on January 30, 2025 and closed on February 14, 2025 (the “Morita Ranches Asset Acquisition”). Viper can give no assurance that, had the Viper forecasted financial information been prepared either as of the date of this proxy statement or as of the date of the special meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, Viper does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Viper forecasted financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the Drop Down and the Equity Issuance under GAAP, or to reflect changes in general economic or industry conditions.

The Viper forecasted financial information does not take into account all the possible financial and other effects on Viper or the Endeavor Mineral and Royalty Interests of the Drop Down and the Equity Issuance, the effect on Viper or the Endeavor Mineral and Royalty Interests of any business or strategic decision or action that has been or will be taken as a result of the Drop Down Purchase Agreement having been executed, the effect of any business or strategic decisions or actions which would likely have been taken if the Drop Down Purchase Agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the Drop Down and the Equity Issuance. Further, the Viper forecasted financial information does not take into account the effect on Viper or the Endeavor Mineral and Royalty Interests of any possible failure of the Drop Down to occur. None of Viper or its affiliates, officers, directors, advisors, or other representatives has made, makes, or is authorized in the future to make any representation to any Viper stockholder or other person regarding Viper’s or the Endeavor Mineral and Royalty Interests’ ultimate performance compared to the information contained in the Viper forecasted financial information or that the forecasted results will be achieved. The inclusion of the Viper forecasted financial information herein should not be considered a representation by Viper or its advisors or other representatives or any other person that the forecasts will be achieved, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Viper forecasted financial information included below is not being included to influence Viper stockholders’ decision whether to vote in favor of the proposals to be considered at the special meeting, but is being provided solely because it was made available to the Audit Committee and Evercore in connection with the Drop Down and the Equity Issuance.

In light of the foregoing, and considering that the special meeting will be held several months after the Viper forecasted financial information was prepared, as well as the uncertainties inherent in any forecasted information, Viper stockholders are cautioned not to place undue reliance on such information, and Viper urges the Viper stockholders to review Viper’s most recent Annual Report on Form 10-K and other filings it makes with the SEC for a description of Viper’s reported financial results. Please see “Where You Can Find More Information.”

Viper Projections for Viper

The following table sets forth certain summarized prospective financial information regarding Viper on a standalone basis for the years ending December 31, 2025 through 2029 (the “Viper projections for Viper”), which information was prepared by Viper’s management, provided to the Audit Committee and Evercore, and approved by the Audit Committee to be used and relied upon by Evercore in connection with its financial analysis and opinion described in the section entitled “—Opinion of Evercore, Financial Advisor to the Audit Committee.” The Viper projections for Viper should not be regarded as an indication that Viper considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared, including the Morita Ranches Asset Acquisition. In preparing the Viper projections for Viper, Viper’s management team used, for the projection periods, two different scenarios regarding commodity prices. The summarized prospective financial information in the table immediately below reflect the scenario, prepared based on the NYMEX WTI Pricing for oil and NYMEX Henry Hub Pricing for natural gas as of January 24, 2025, which assumes a price of oil of $72.57/Bbl in 2025, $67.68/Bbl in 2026, $65.62/Bbl in 2027, $64.47/Bbl in 2028 and $63.70/Bbl in 2029 and a price of natural gas of $3.96/MMBtu in 2025, $4.08/MMBtu in 2026, $3.91/MMBtu in 2027, $3.78/MMBtu in 2028 and $3.61/MMBtu in 2029 (the “Strip Pricing Scenario”).

	Year ending December 31,
	2025E	2026E	2027E	2028E	2029E
Net Daily Production (MBoed)	55.7	57.5	56.2	59.4	60.9
EBITDAX (consolidated) (in millions)(1)	$911	$863	$822	$858	$857
Unlevered Free Cash Flow (in millions)(2)(3)	$693	$686	$695	$729	$730

(1)	EBITDAX (consolidated) is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation, amortization and exploration expense.
(2)

Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDAX (consolidated) minus cash taxes, minus capital expenditures, plus or minus changes in unlevered working capital and minus acquisition expense.

(3)	Assumes a corporate tax rate of 22%.

The summarized prospective financial information in the table immediately below reflects a second scenario, which assumes Wall Street research consensus estimates for NYMEX WTI Pricing for oil and NYMEX Henry Hub Pricing for natural gas (as of January 24, 2025) for 2025, 2026 and 2027 (which were $69.39/Bbl, $68.53/Bbl and $74.43 for oil in 2025, 2026 and 2027, respectively, and $3.35/MMBtu, $3.73/MMBtu and $3.89/MMBtu for natural gas in 2025, 2026 and 2027, respectively), remaining constant at 2027 levels thereafter (the “Consensus Pricing Scenario”).

	Year ending December 31,
	2025E	2026E	2027E	2028E	2029E
Net Daily Production (MBoed)	55.7	57.5	56.2	59.4	60.9
EBITDAX (consolidated) (in millions)(1)	$852	$860	$917	$981	$996
Unlevered Free Cash Flow (in millions)(2)(3)	$654	$679	$769	$825	$838

(1)	EBITDAX (consolidated) is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation, amortization and exploration expense.
(2)

Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDAX (consolidated) minus cash taxes, minus capital expenditures, plus or minus changes in unlevered working capital and minus acquisition expense.

(3)	Assumes a corporate tax rate of 22%.

Viper Projections for the Endeavor Mineral and Royalty Interests

The following tables set forth certain summarized prospective financial information regarding the Endeavor Mineral and Royalty Interests on a standalone basis for the years ending December 31, 2025 through 2029 (the “Viper projections for the Endeavor Mineral and Royalty Interests”), which information was prepared by Diamondback’s management and adjusted by Viper’s management, provided to the Audit Committee and Evercore, and approved by the Audit Committee to be used and relied upon by Evercore in connection its financial analysis and opinion described in the section entitled “—Opinion of Evercore, Financial Advisor to the Audit Committee.” The Viper projections for the Endeavor Mineral and Royalty Interests should not be regarded as an indication that Viper considered, or now considers, it to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.

The Viper projections for the Endeavor Mineral and Royalty Interests used two different scenarios regarding commodity prices. The summarized prospective financial information in the table immediately below reflect the Strip Pricing Scenario, prepared based on the NYMEX WTI Pricing for oil and NYMEX Henry Hub Pricing for natural gas as of January 24, 2025, which assumes a price of oil of $72.57/Bbl in 2025, $67.68/Bbl in 2026, $65.62/Bbl in 2027, $64.47/Bbl in 2028 and $63.70/Bbl in 2029 and a price of natural gas of $3.96/MMBtu in 2025, $4.08/MMBtu in 2026, $3.91/MMBtu in 2027, $3.78/MMBtu in 2028 and $3.61/MMBtu in 2029.

	Year ending December 31,
	2025E	2026E	2027E	2028E	2029E
Net Daily Production (MBoed)	33.7	37.5	39.1	38.9	37.0
EBITDAX (in millions)(1)	$559	$590	$592	$564	$516
Unlevered Free Cash Flow (in millions)(2)	$492	$522	$526	$503	$463

(1)	EBITDAX is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation, amortization and exploration expense.
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDAX minus cash taxes.

The summarized prospective financial information in the table immediately below reflects the Consensus Pricing Scenario, which assumes Wall Street research consensus estimates for NYMEX WTI Pricing for oil and NYMEX Henry Hub Pricing for natural gas (as of January 24, 2025) for 2025, 2026 and 2027 (which were $69.39/Bbl, $68.53/Bbl and $74.43 for oil in 2025, 2026 and 2027, respectively, and $3.35/MMBtu, $3.73/MMBtu and $3.89/MMBtu for natural gas in 2025, 2026 and 2027, respectively), remaining constant at 2027 levels thereafter.

	Year ending December 31,
	2025E	2026E	2027E	2028E	2029E
Net Daily Production (MBoed)	33.7	37.5	39.1	38.9	37.0
EBITDAX (in millions)(1)	$528	$592	$664	$645	$600
Unlevered Free Cash Flow (in millions)(2)	$467	$523	$583	$568	$529

(1)	EBITDAX is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation, amortization and exploration expense.
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDAX minus cash taxes.

Opinion of Evercore, Financial Advisor to the Audit Committee

The Audit Committee retained Evercore to act as its financial advisor in connection with the Drop Down. As part of this engagement, the Audit Committee requested that Evercore evaluate the fairness of the Purchase Price pursuant to the Drop Down Purchase Agreement, from a financial point of view, to Viper. At a meeting of the Audit Committee held on January 30, 2025, Evercore rendered to the Audit Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated January 30, 2025, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Purchase Price to be paid to Endeavor Energy Resources in the Drop Down was fair, from a financial point of view, to Viper.

The full text of the written opinion of Evercore, dated January 30, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference into this proxy statement in its entirety. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Audit Committee (solely in its capacity as such) in connection with its evaluation of the proposed Drop Down. The opinion does not constitute a recommendation to the Audit Committee or to any other persons in respect of the Drop Down, including as to how any holder of shares of Class A Common Stock should vote or act in respect of the Drop Down. Evercore’s opinion does not address the relative merits of the Drop Down as compared to other business or financial strategies that might be available to Viper, nor does it address the underlying business decision of Viper to engage in the Drop Down.

In connection with rendering its opinion Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Viper that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain internal projected financial, operating and reserves data relating to the Endeavor Mineral and Royalty Interests prepared by Management and furnished to Evercore by management of Viper, as adjusted by management of Viper, and certain internal projected financial, operating and reserves data relating to Viper standalone and pro forma for the Drop Down, prepared and furnished to Evercore by management of Viper, each as approved for Evercore’s use by the Audit Committee (collectively, the “Viper forecasted financial information”, as more fully described in the section of this proxy statement captioned “—Certain Unaudited Forecasted Financial Information”);

•

discussed with managements of Viper and Diamondback their assessments of the past and current operations of the Endeavor Mineral and Royalty Interests, the current financial condition and prospects of the Endeavor Mineral and Royalty Interests and the Viper forecasted financial information relating to the Endeavor Mineral and Royalty Interests, and discussed with management of Viper its assessment of the past and current operations of Viper, the current financial condition and prospects of Viper, and the Viper forecasted financial information;

•	reviewed the reported prices and the historical trading activity of the Class A Common Stock;

•

compared the financial performance of the Endeavor Mineral and Royalty Interests and Viper and Viper’s stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•

compared the financial performance of the Endeavor Mineral and Royalty Interests and the valuation multiples relating to the Drop Down with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft, dated January 29, 2025, of the Drop Down Purchase Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the managements of Viper and Diamondback that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Viper forecasted financial information, Evercore assumed with the consent of the Audit Committee that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Viper as to the future financial performance of Viper and the Endeavor Mineral and Royalty Interests and the other matters covered thereby. Evercore expressed no view as to the Viper forecasted financial information or the assumptions on which they were based.

For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Drop Down Purchase Agreement would not differ from the draft Drop Down Purchase Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Drop Down Purchase Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Drop Down Purchase Agreement and that all conditions to the consummation of the Drop Down would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Drop Down would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Endeavor Mineral and Royalty Interests, Viper or the consummation of the Drop Down or reduce the contemplated benefits to Viper of the Drop Down.

Evercore did not conduct a physical inspection of the properties or facilities of the Endeavor Mineral and Royalty Interests or Viper and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Endeavor Mineral and Royalty Interests or Viper, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Endeavor Mineral and Royalty Interests or Viper under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. Subsequent developments could affect Evercore’s opinion and Evercore did not and does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to Viper, from a financial point of view, of the Purchase Price. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed Drop Down to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Viper, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Viper or the Endeavor Subsidiaries, or any class of such persons, whether relative to the Purchase Price or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Drop Down Purchase Agreement or the Drop Down, including, without limitation, the structure or form of the Drop Down, any term or aspect of the Underwritten Offering, or any term or aspect of any other agreement or instrument contemplated by the Drop Down Purchase Agreement or entered into or amended in connection with the Drop Down Purchase Agreement. Evercore’s opinion did not address the relative merits of the Drop Down as compared to other business or financial strategies that might be available to Viper, nor did it address the underlying business decision of Viper to engage in the Drop Down. In addition, shortly prior to the date of Evercore’s opinion, Viper executed a definitive agreement to acquire certain assets of Morita Ranches Minerals, LLC. The Viper forecasted financial information relating to Viper and furnished to Evercore and approved for Evercore’s use by the Audit Committee did not reflect the impact of the Morita Ranches Asset Acquisition on Viper. Accordingly, with the consent of the Audit Committee, Evercore’s opinion did not address, and Evercore did not take into account for purposes of its analysis, the impact of the Morita Ranches Asset Acquisition on Viper. Evercore did not express any view on, and its opinion did not address, what the value of the Class B Common Stock and OpCo Units actually will be when issued or the prices at which the Class A Common Stock will trade at any time, including following announcement or consummation of the Drop Down. Evercore’s opinion did not constitute a recommendation to the Audit Committee or to any other persons in respect of the Drop Down, including as to how any holder of shares of Class A Common Stock should vote or act in respect of the Drop Down. Evercore did not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Endeavor Mineral and Royalty Interests or the Drop Down or as to the impact of the Drop Down on the solvency or viability of the Endeavor Subsidiaries or the ability of the Endeavor Subsidiaries to pay their obligations when they come due. Evercore is not legal, regulatory, accounting or tax experts and assumed the accuracy and completeness of assessments by Viper and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Audit Committee on January 30, 2025 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before January 24, 2025, and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Viper, Endeavor Energy Resources and Diamondback. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Viper Standalone Analyses

Net Asset Value Analysis

Evercore calculated the after-tax net present value, as of January 1, 2025, of future cash flows Viper was expected to generate based on the reserves data relating to Viper included in the Viper forecasted financial information (the “Viper Reserves Database”) and using forecasted oil and natural gas prices based on (i) New York Mercantile Exchange strip pricing (which is referred to as “Strip Pricing”) and (ii) Wall Street consensus pricing (which is referred to as “Consensus Pricing”), in each case, as of January 24, 2025. For purpose of its analysis, Evercore selected discount rates ranging from 7% to 14% based on its professional judgment and experience depending on the reserve categories. Using the various discount rates depending on the reserve category, Evercore discounted to present value, as of January 1, 2025, the pre-tax cash flows estimated to be generated by Viper from the developed and undeveloped reserves estimates, as reflected in the Viper Reserves Database, to derive a range of total reserves value. Based on this range of total reserves value, the present value of the future estimated effects of Viper’s hedging (discounted using discount rates ranging from 5% to 8%, selected by Evercore using its professional judgment and experience), the present value of general and administrative expenses (discounted using discount rates ranging from 9% to 11%, selected by Evercore using its professional judgment and experience), the present value of cash taxes (discounted using a range of discount rates based on the weighted average of discount rates applied to the pre-tax reserves cash flows by reserve category), Viper’s estimated net debt as of December 31, 2024, and the number of fully diluted outstanding shares of common stock as of December 31, 2024, in each case, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Methodology	Implied Equity Values Per Share
Net Asset Value (Strip Pricing)	$24.52 – $29.68
Net Asset Value (Consensus Pricing)	$28.82 – $35.22

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Viper to calculate ranges of implied present values of the per share equity value of Viper on a standalone basis utilizing estimates of the standalone unlevered, after-tax free cash flows that Viper was forecasted to generate over the period from January 1, 2025 through December 31, 2029 based on the Viper forecasted financial information and using forecasted oil and natural gas prices based on Strip Pricing and Consensus Pricing, in each case, as of January 24, 2025. Evercore calculated terminal values for Viper using two methods: (i) a terminal multiple method—under which Evercore calculated terminal values for Viper by applying a range of enterprise values to earnings before interest, taxes, depreciation, amortization and exploration expense (which is referred to as “EBITDAX”) for the last 12-month period (which is referred to as “LTM”) multiples of 11.0x to 14.0x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of Viper’s terminal year EBITDAX based on the Viper forecasted financial information, and (ii) a perpetuity growth method—under which Evercore calculated terminal values for Viper by applying a range of perpetuity growth rates of 1.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that Viper was forecasted to generate in the terminal year based on the Viper forecasted financial information.

The cash flows and terminal values in each case were then discounted to present value as of January 1, 2025 using discount rates ranging from 9.0% to 10.5%, representing an estimate of Viper’s after-tax weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for Viper. Based on these ranges of implied enterprise values, Viper’s estimated net debt as of December 31, 2024, and the number of fully diluted outstanding shares of common stock as of December 31, 2024, in each case, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Methodology	Implied Equity Values Per Share
Terminal Multiple Method (Strip Pricing)	$37.41 – $48.31
Perpetuity Growth Rate Method (Strip Pricing)	$32.20 – $49.87
Terminal Multiple Method (Consensus Pricing)	$42.83 – $55.48
Perpetuity Growth Rate Method (Consensus Pricing)	$36.48 – $56.76

Selected Publicly Traded Companies Analysis

Evercore reviewed and compared certain financial information of Viper to corresponding financial multiples and ratios for the following selected publicly traded companies in the oil and gas industry:

•	Black Stone Minerals, L.P. (“Black Stone Minerals”)

•	Freehold Royalties Ltd. (“Freehold Royalties”)

•	Kimbell Royalty Partners, LP (“Kimbell Royalty”)

•	PrairieSky Royalty Ltd. (“PrairieSky Royalty”)

•	Sitio Royalties Corp. (“Sitio Royalties”)

For each of the selected companies and Viper, Evercore calculated (i) total enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of estimated calendar years 2025 and 2026 EBITDAX (which is referred to as “TEV / EBITDAX”), and (ii) price as a multiple of estimated calendar years 2025 and 2026 cash flows from operations (which is referred to as “CFFO”) per share (which is referred to as “CFPS”).

The results of these calculations were as follows:

Benchmark	Selected Companies Median
TEV / EBITDAX (2025E)	8.3x
TEV / EBITDAX (2026E)	8.0x
Price / CFPS (2025E)	8.4x
Price / CFPS (2026E)	7.9x

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore (i) applied TEV / EBITDAX multiple reference ranges of 10.25x to 13.25x and 9.5x to 12.5x to an estimate of Viper’s calendar year 2025 EBITDAX and calendar year 2026 EBITDAX, respectively, in each case, based on the Viper forecasted financial information at Consensus Pricing as of January 24, 2025 and subtracted Viper’s estimated net debt as of December 31, 2024, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, and (ii) applied market capitalization to CFFO multiple reference ranges of 11.0x to 14.0x and 10.5x to 13.5x to an estimate of Viper’s calendar year 2025 CFFO and calendar year 2026 CFFO, respectively, in each case, based on the Viper forecasted financial information at Consensus Pricing as of January 24, 2025, to derive implied equity value reference ranges for Viper. Based on these ranges of implied equity values and the number of fully diluted outstanding shares of common stock as of December 31, 2024, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Metric	Implied Equity Values Per Share
TEV / EBITDAX	$37.17 – $50.10
Market Capitalization / CFFO	$38.07 – $48.70

Although none of these companies is directly comparable to Viper, Evercore selected these companies because they are publicly traded companies in the oil and gas industry with operations and business characteristics that Evercore, in its professional judgment and experience, considered generally relevant to Viper for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Based on the above analyses, using its professional judgment and experience, Evercore selected a range of equity values per share of Class B Common Stock of $37.00 to $54.00, which resulted in a reference range of aggregate values for the Purchase Price of $3,576.2 million to $4,759.8 million, based on $1.0 billion in cash and the issuance of 69,626,640 shares of Class B Common Stock, to be paid in the Drop Down (the “Proposed Purchase Price Value Range”).

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Equity Research Analysts’ Price Targets

Evercore reviewed selected publicly available share price targets of research analysts’ estimates published after November 4, 2024 known to Evercore as of January 24, 2025, noting that the 25th percentile and 75th percentile of share price targets ranged from $57.25 to $62.75 for Class A Common Stock, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Class A Common Stock and these target prices and the analysts’ estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Viper and future general industry and market conditions.

52-Week Trading Range Analysis

Evercore reviewed historical trading prices of shares of Class A Common Stock during the 52-week period ended January 24, 2025, noting that low and high prices (based on intraday trading values) during such period ranged from $30.37 to $56.76 per share of Class A Common Stock, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025.

Endeavor Mineral and Royalty Interests Standalone Analyses

Net Asset Value Analysis

Evercore calculated the after-tax net present value, as of January 1, 2025, of future cash flows the Endeavor Mineral and Royalty Interests were expected to generate based on the reserves data relating to the Target Interests included in the Viper forecasted financial information (the “Endeavor Mineral and Royalty Interests Reserves Database”) and using forecasted oil and natural gas prices based on (i) Strip Pricing and (ii) Consensus Pricing, in each case, as of January 24, 2025. For purpose of its analysis, Evercore selected discount rates ranging from 7% to 17% based on its professional judgment and experience depending on the reserve categories. Using the various discount rates depending on the reserve category, Evercore discounted to present value, as of January 1, 2025, the pre-tax cash flows estimated to be generated by the Endeavor Mineral and Royalty Interests from the developed and undeveloped reserves estimates, as reflected in the Endeavor Mineral and Royalty Interests Reserves Database, to derive a range of total reserves value. Based on this range of total reserves value, the value of the Endeavor Mineral and Royalty Interests’ acreage not developed or accounted for in reserves value and the present value of cash taxes (discounted using a range of discount rates based on the weighted average of discount rates applied to the pre-tax reserves cash flows by reserve category), this analysis indicated ranges of implied enterprise values as set forth in the table below, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55:

Methodology	Implied Enterprise Values ($ in Millions)
Net Asset Value (Strip Pricing)	$3,782 – $4,284
Net Asset Value (Consensus Pricing)	$4,119 – $4,699

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of the Endeavor Mineral and Royalty Interests to calculate ranges of implied present values of the enterprise value of the Endeavor Mineral and Royalty Interests on a standalone basis utilizing estimates of the standalone unlevered, after-tax free cash flows that the Endeavor Mineral and Royalty Interests were forecasted to generate over the period from January 1, 2025 through December 31, 2029 based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database and using forecasted oil and natural gas prices based on Strip Pricing and Consensus Pricing, in each case, as of January 24, 2025. Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests using two methods: (i) a terminal multiple method—under which Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests by applying a range of enterprise values to LTM EBITDAX multiples of 8.0x to 11.0x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the Endeavor Mineral and Royalty Interests’ terminal year EBITDAX based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, and (ii) a perpetuity growth method—under which Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests by applying a range of perpetuity growth rates of 0.0% to 2.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that the Endeavor Mineral and Royalty Interests were forecasted to generate in the terminal year based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database.

The cash flows and terminal values in each case were then discounted to present value as of January 1, 2025 using discount rates ranging from 9.5% to 11.5%, representing an estimate of the Endeavor Mineral and Royalty Interests’ after-tax weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for the Endeavor Mineral and Royalty Interests. Based on these ranges of implied enterprise values and the value of the Endeavor Mineral and Royalty Interests’ acreage not developed or accounted for in reserves value based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, this analysis indicated ranges of implied enterprise values as set forth in the table below, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55:

Methodology	Implied Enterprise Values ($ in Millions)
Terminal Multiple Method (Strip Pricing)	$4,510 – $5,802
Perpetuity Growth Rate Method (Strip Pricing)	$4,451 – $6,197
Terminal Multiple Method (Consensus Pricing)	$5,006 – $6,504
Perpetuity Growth Rate Method (Consensus Pricing)	$4,892 – $6,886

Selected Publicly Traded Companies Analysis

Evercore reviewed and compared certain financial information of the Endeavor Mineral and Royalty Interests to corresponding financial multiples and ratios for the following selected publicly traded companies in the oil and gas industry:

•	Black Stone Minerals

•	Freehold Royalties

•	Kimbell Royalty

•	PrairieSky Royalty

•	Sitio Royalties

•	Viper

For each of the selected companies, Evercore calculated (i) total enterprise value as a multiple of estimated calendar years 2025 and 2026 EBITDAX, and (ii) the unlevered free cash flow yield of estimated calendar years 2025 and 2026 unlevered free cash flow (which is referred to as “UFCF / TEV”).

The results of these calculations were as follows:

Benchmark	Selected Companies Median
TEV / EBITDAX (2025E)	9.0x
TEV / EBITDAX (2026E)	8.5x
UFCF / TEV (2025E)	10.3%
UFCF / TEV (2026E)	11.0%

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore (i) applied TEV / EBITDAX multiple reference ranges of 8.25x to 10.25x and 8.0x to 9.5x to an estimate of the Target Interests’ calendar year 2025 EBITDAX and calendar year 2026 EBITDAX, respectively, in each case, based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, in each case, at Consensus Pricing as of January 24, 2025, and (ii) applied UFCF / TEV reference ranges of 9.5% to 12.5% and 10.0% to 12.5% to an estimate of the Endeavor Mineral and Royalty Interests’ calendar year 2025 unlevered free cash flow and calendar year 2026 unlevered free cash flow, respectively, in each case, based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, in each case, at Consensus Pricing as of January 24, 2025, to derive implied enterprise value reference ranges for the Endeavor Mineral and Royalty Interests. This analysis indicated ranges of implied enterprise values as set forth in the table below, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55:

Metric	Implied Enterprise Values ($ in Millions)
TEV / EBITDAX	$4,546 – $5,518
UFCF / TEV	$3,963 – $5,076

For reference purposes only, for each of the selected companies, Evercore calculated total enterprise value as a multiple of the estimated net equivalent production of oil, natural gas and natural gas liquids (which is referred to as “Net Production,” with six thousand cubic feet of natural gas being equivalent to one barrel of oil) per day (which is referred to as “BOE/d”), for calendar year 2025 (which is referred to as “TEV / Net Production”).

The results of these calculations were as follows:

Benchmark	Selected Companies Median
TEV / Net Production (2025E) ($ / BOE/d)	$105,975/BOE/d

For reference purposes only, based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied TEV / Net Production multiple reference ranges of $120,000/BOE/d to $160,000/BOE/d to an estimate of the Endeavor Mineral and Royalty Interests’ calendar year 2025 Net Production, based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, in each case, to derive implied enterprise value reference ranges for the Endeavor Mineral and Royalty Interests. This analysis indicated a range of implied enterprise values of $4,040—$5,387, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55.

Although none of these companies is directly comparable to the Endeavor Mineral and Royalty Interests, Evercore selected these companies because they are publicly traded companies in the oil and gas industry with operations and business characteristics that Evercore, in its professional judgment and experience, considered generally relevant to the Endeavor Mineral and Royalty Interests for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Precedent Transactions Analysis

Evercore reviewed, to the extent publicly available, certain financial and operating information related to the following selected transactions involving oil and gas mineral and royalty assets or companies with operations focused in the Permian Basin with transaction values equal to or greater than $150 million announced since January 1, 2019.

The selected transactions reviewed by Evercore, and the date each was announced were as follows:

Date Announced	Acquirer	Seller(s)
01/07/25	Kimbell Royalty	Boren Minerals
12/13/24	Freehold Royalties	Undisclosed
10/02/24	Texas Pacific Land Corporation	Undisclosed
09/12/24	Dorchester Minerals, L.P.	West Texas Minerals LLC, Carrollton Mineral Partners, LP, Carrollton Mineral Partners Fund II, LP, Carrollton Mineral Partners III, LP, Carrollton Mineral Partners III-B, LP, Carrollton Mineral Partners IV, LP, CMP Permian, LP, CMP Glasscock, LP, and Carrollton Royalty, LP
09/11/24	Viper	Tumbleweed Royalty IV, LLC and TWR IV SellCo Parent, LLC
07/29/24	Post Oak Minerals V, LLC	APA Corporation; Hunt Oil Company; Undisclosed
03/25/24	Matador Resources Company	Undisclosed
01/31/24	Sitio Royalties	Undisclosed
09/05/23	Viper	Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP
08/02/23	Kimbell Royalty	LongPoint Minerals II, LLC
06/30/23	Sitio Royalties	Undisclosed
11/03/22	Kimbell Royalty	Hatch Royalty LLC
09/06/22	Sitio Royalties	Brigham Minerals, Inc.
06/27/22	Sitio Royalties	Momentum Minerals; Foundation Minerals
02/21/22	Crescent Mineral Partners	APA Corporation
01/12/22	Falcon Minerals Corporation	Desert Peak Minerals Inc.
09/08/21	Freehold Royalties	Undisclosed
08/09/21	Viper	Swallowtail Royalties LLC and Swallowtail Royalties II LLC
06/30/21	Desert Peak Minerals Inc.	Rock Ridge Royalty Company, LLC
03/31/21	Undisclosed	Occidental Petroleum Corporation
01/09/20	Kimbell Royalty	Springbok Energy Partners, LLC and Springbok Energy Partners II, LLC
09/30/19	Viper	Undisclosed
09/13/19	Viper	Santa Elena Minerals, LP
07/30/19	Viper	Diamondback
07/18/19	Kimmeridge Energy Management Company, LLC	Desert Royalty Company, LLC
02/07/19	Kimbell Royalty	EnCap Investments L.P.

For each selected transaction, Evercore calculated (i) total enterprise value as a multiple of the estimated EBITDAX of the applicable company during the full quarter prior to the announcement of the applicable transaction on an annualized basis, (ii) total enterprise value as a multiple of the estimated EBITDAX of the applicable company during the 12-month period following the announcement of the applicable transaction, and (iii) total enterprise value as a multiple of the estimated net royalty acres (on an 8/8ths basis) (which is referred to as “NRA (8/8ths)”, and such ratio is referred to as “TEV / NRA (8/8ths)”) of the applicable company at the announcement of the applicable transaction. Estimated financial data of the selected transactions were based on publicly available information.

This analysis indicated the following:

Benchmark	Mean	Median
TEV / LQA EBITDAX	8.8x	8.4x
TEV / NTM EBITDAX	6.3x	7.0x
TEV / NRA (8/8ths)	$147,291	$133,803

Based on the multiples it derived from the selected transactions and its professional judgment and experience, Evercore (i) applied TEV / EBITDAX multiple reference ranges of 6.5x to 8.5x to an estimate of the Endeavor Mineral and Royalty Interests’ calendar year 2025 EBITDAX, based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, in each case, at Strip Pricing as of January 24, 2025, and (ii) applied TEV / NRA (8/8ths) multiple reference ranges of $175,000 to $250,000 to an estimate of the Endeavor Mineral and Royalty Interests’ NRA (8/8ths), based on the Viper forecasted financial information, the Endeavor Mineral and Royalty Interests Reserves Database and the Endeavor Mineral and Royalty Interests’ NRA (8/8ths) data, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, in each case, to derive implied enterprise value reference ranges for the Endeavor Mineral and Royalty Interests. This analysis indicated ranges of implied enterprise values as set forth in the table below, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55:

Metric	Implied Enterprise Values ($ in Millions)
TEV / EBITDAX	$3,636 – $4,755
TEV / NRA (8/8ths)	$4,052 – $5,788

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Endeavor Mineral and Royalty Interests and none of the selected transactions is directly comparable to the Drop Down, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses with respect to the Endeavor Mineral and Royalty Interests and the Drop Down. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Audit Committee. In connection with the review of the Drop Down by the Audit Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Class A Common Stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Viper or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Audit Committee as to the fairness, from a financial point of view, of the Purchase Price to be paid to Endeavor Energy Resources by Viper. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Audit Committee (in its capacity as such) in connection with its evaluation of the proposed Drop Down. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Audit Committee or Viper’s management or that any specific amount of consideration constituted the only appropriate consideration in the Drop Down to be paid by Viper.

Pursuant to the terms of Evercore’s engagement letter with the Audit Committee, Viper has agreed to pay Evercore a fee for its services in the aggregate amount of $5 million, of which (i) $0.5 million was paid upon the signing of Evercore’s engagement letter with the Audit Committee, (ii) $3 million was paid upon delivery of Evercore’s opinion in connection with the Drop Down Purchase Agreement and (iii) $1.5 million will be payable contingent upon the consummation of the Drop Down. Viper has also agreed to reimburse Evercore for certain of its reasonable expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory or other services to Diamondback and certain of its affiliates and Evercore received fees for the rendering of these services in the amount of approximately $11.5 million. In addition, during the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory or other services to Viper, and Evercore received fees for the rendering of these services in the amount of approximately $10.6 million. Evercore may provide financial advisory or other services to Viper and Diamondback in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Viper, Diamondback, Endeavor Energy Resources, the Endeavor Subsidiaries, potential parties to the Drop Down and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Viper, Diamondback, Endeavor Energy Resources or the Endeavor Subsidiaries.

The Audit Committee engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Effects of the Drop Down

Subject to the terms and conditions set forth in the Drop Down Purchase Agreement, at the Closing, the Operating Company will acquire 100% of the issued and outstanding equity interests in the Endeavor Subsidiaries (the “Target Interests”) (and thereby 100% of the Endeavor Mineral and Royalty Interests), and immediately after the Closing, the Endeavor Subsidiaries will become wholly owned subsidiaries of the Operating Company. At the Closing, the Operating Company will be entitled to all revenues, income, proceeds, receipts and credits attributable to the Endeavor Subsidiaries and the production of hydrocarbons from the Endeavor Mineral and Royalty Interests from the January 1, 2025 effective date forward. See the section entitled “The Drop Down Purchase Agreement—Effects of the Drop Down” beginning on page 66 of this proxy statement.

If the Drop Down is completed, the aggregate consideration paid by us for the Target Interests will consist of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits. See the section entitled “The Drop Down Purchase Agreement—Purchase Price” beginning on page 66 of this proxy statement.

Expected Timing of the Drop Down

We are working toward completing the Drop Down as quickly as possible. We currently anticipate that the Drop Down will be completed in the second quarter of 2025, but we cannot be certain when or if the conditions to close the Drop Down will be satisfied or, to the extent permitted, waived. The Drop Down cannot be completed until the conditions set forth in the Drop Down Purchase Agreement are satisfied (or, to the extent permitted, waived).

Consequences if the Drop Down is Not Completed

If the Drop Down Purchase Agreement is terminated as described in “—Termination of the Drop Down Purchase Agreement,” the Drop Down Purchase Agreement will become void and of no further force or effect, except for certain provisions of the Drop Down Purchase Agreement (i.e., provisions relating to termination remedies and fees and expenses) that will survive the termination, and there will be otherwise no liability or obligation on the part of the Buyer Parties, Endeavor Energy Resources or the Endeavor Subsidiaries to any other party with respect to the Drop Down Purchase Agreement. See the sections entitled “The Drop Down Purchase Agreement—Effect of Termination” and “—Remedies for Termination” for additional information.

If the Drop Down is not completed, we expect that Viper will operate its business in a manner similar to that in which it is being conducted today and that holders of shares of Viper’s common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of common stock, in addition to any risks described in the section entitled “Risk Factors.” Additionally, Viper’s Board comprised of its existing directors will continue to oversee the business and affairs of Viper, and Viper’s existing executive and senior management teams will continue to manage day-to-day operations of Viper pursuant to the Services and Secondment Agreement, dated as of November 2, 2023, by and among Viper, the Operating Company and Diamondback E&P, under which Diamondback provides personnel and general and administrative services to Viper and the Operating Company, including the services of Viper’s executive officers and other employees.

Financing

Viper’s obligation to complete the Drop Down is not conditioned upon obtaining financing. Viper intends to fund (i) the Cash Consideration for the Drop Down with Viper’s net proceeds from the Underwritten Offering of Class A Common Stock completed by Viper on February 3, 2025, and (ii) the fees and expenses of the Drop Down with borrowings under Viper’s existing credit facility. Viper’s net proceeds from the Underwritten Offering, after the underwriting discount and estimated offering expenses, were approximately $1.2 billion.

Regulatory Clearance

The expiration or termination of the applicable waiting period under the HSR Act relating to the Drop Down is a condition to the Closing. Viper and Diamondback each submitted the required notification and report forms under the HSR Act on February 6, 2025, and the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025. At any time before or after the Closing Date, the Antitrust Division, the FTC or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Drop Down or to permit its completion only subject to regulatory concessions or conditions.

Exchange Agreement

The OpCo Units and the Class B Common Stock to be issued in the Drop Down, as well as the OpCo Units and Class B Common Stock otherwise owned by Diamondback and/or its subsidiaries, are exchangeable from time to time for shares of Viper’s Class A Common Stock (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock) under the terms and conditions of the Second Amended and Restated Exchange Agreement, dated as of October 1, 2024, by and among the Company, the Operating Company, Diamondback, Diamondback E&P and Tumbleweed Royalty IV, LLC.

Registration Rights

The shares of Class A Common Stock that may be issued to Diamondback and/or its subsidiaries upon exchange of their OpCo Units and shares of Class B Common Stock, including those OpCo Units and shares of Class B Common Stock to be issued at the Closing, are subject to that certain Second Amended and Restated Registration Rights Agreement, effective as of November 13, 2023, by and between Viper and Diamondback (the “Registration Rights Agreement”). Under the Registration Rights Agreement, (i) Diamondback has certain demand registration rights with respect to our securities held by it or its subsidiaries and (ii) we agreed to (A) file with the SEC, as soon as reasonably practicable, but in no event more than 90 days following the receipt of a demand notice by Diamondback, a shelf registration statement registering for resale the shares of Class A Common Stock issuable upon the exchange of their shares of Class B Common Stock, together with the equal number of their OpCo Units, (B) cause such shelf registration statement to be declared effective promptly thereafter and (C) cause such securities to be listed on Nasdaq.

We also agreed to use our commercially reasonable efforts to cause such registration statement to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of the shares of our Class A Common Stock by the selling stockholders until the shares covered by such registration statement have ceased to be Registrable Securities (as such term is defined in the Registration Rights Agreement). The Registration Rights Agreement and our obligations to keep the shelf registration statement effective will terminate upon the date when there shall no longer be any such Registrable Securities outstanding.

Under the Registration Rights Agreement, Diamondback may request to sell all or any portion of its or its subsidiaries’ shares of Class A Common Stock in an underwritten offering that is registered pursuant to the shelf registration statement; provided, however, that we are only required to participate in three underwritten shelf takedowns in any 12-month period and only if the proceeds from the sale of such shares of Class A Common Stock in each underwritten shelf takedown (before the deduction of underwriting discounts) is reasonably anticipated to be at least $50.0 million.

All of the shares of Class A Common Stock issuable to Diamondback and Diamondback E&P upon exchange of their OpCo Units and Class B Common Stock held by them as of date of this proxy statement were previously registered for resale under Viper’s effective registration statement on Form S-3ASR.

Stock Exchange Listing

Viper has agreed to cause the shares of Class A Common Stock issuable upon exchange of the OpCo Units and shares of Class B Common Stock to be issued to Diamondback and/or its subsidiaries at the Closing to be approved for listing on Nasdaq, subject to official notice of issuance.

Legal Proceedings

As of March 21, 2025, Viper was not aware of the filing of any lawsuits challenging the Drop Down Purchase Agreement, the transactions contemplated thereby or this proxy statement; however, Viper may become subject to lawsuits in the future relating to such matters.

Interests of Executive Officers, Directors and Certain Other Persons in the Drop Down

As of March 26, 2025, Diamondback and its wholly owned subsidiary Diamondback E&P LLC (“Diamondback E&P”) collectively owned 85,431,453 shares of Class B Common Stock, representing approximately 39% of Viper’s outstanding common stock. Immediately following the completion of the Drop Down, Viper estimates that Diamondback directly or indirectly, through its wholly owned subsidiaries, will own approximately 52% of Viper’s outstanding common stock and Unaffiliated Stockholders will own approximately 48% of Viper’s outstanding common stock. In addition to the ownership of Viper’s voting securities, Diamondback provides personnel and general and administrative services to Viper, including the services of Viper’s executive officers and other employees, pursuant to the Services and Secondment Agreement, dated as of November 2, 2023, by and among Viper’s predecessor Viper Energy Partners LP (“Viper LP”), Viper LP’s former general partner Viper Energy Partners GP LLC, the Operating Company and Diamondback E&P, entered into in connection with the conversion of Viper LP from a Delaware limited partnership into a Delaware corporation completed on November 13, 2023. All of the individuals that conduct Viper’s business, including Viper’s executive officers, are employed and compensated by Diamondback or Diamondback E&P, as disclosed in more detail in Viper’s Definitive Proxy Statement on Schedule 14A filed by Viper with the SEC. See “Where You Can Find More Information.” All of the executive officers that are responsible for managing Viper’s day-to-day affairs, except for Mr. Gilfillian, are also current executive officers of Diamondback. In addition, under the terms of Viper’s certificate of incorporation, Diamondback has the right to designate up to three persons to serve as directors of Viper for so long as Diamondback and any of its subsidiaries collectively beneficially own at least 25% of Viper’s outstanding common stock. Diamondback’s current designees to the Board of Viper are Travis D. Stice and Kaes Van’t Hof, and Steven E. West also serves as a director of both Viper and Diamondback.

Executive Officers and Directors of Viper and Diamondback and Their Stock Ownership

As discussed above, certain directors and executive officers of Viper also serve as directors and/or executive officers of Diamondback. The table below identifies such directors and executive officers and their positions at both Viper and Diamondback.

Name	Position at Viper	Position at Diamondback
Travis D. Stice	Director, former Chief Executive Officer	Chaiman of the Board and Chief Executive Officer
Matthew Kaes Van’t Hof	Chief Executive Officer and Director	President
Teresa L. Dick	Executive Vice President, Chief Financial Officer and Assistant Secretary	Executive Vice President, Chief Accounting Officer and Assistant Secretary
Albert Barkmann	Executive Vice President and Chief Engineer	Executive Vice President and Chief Engineer
Matt Zmigrosky	Executive Vice President, General Counsel and Secretary	Executive Vice President, Chief Administrative and Legal Officer and Secretary
Steven E. West	Chairman of the Board	Director

The following table sets forth the beneficial ownership of Viper’s Class A Common Stock and Diamondback’s common stock held by: (1) the directors and executive officers of Viper, individually, and the directors and executive officers as a group; and (2) the directors and executive officers of Diamondback, individually, and the directors and executive officers as a group. The percentages of ownership in the table are based on 131,313,142 shares of Viper’s Class A Common Stock outstanding as of March 1, 2025 and, with respect to Diamondback, 289,484,153 shares of common stock outstanding as of March 1, 2025.

Name and Address of Beneficial Owner	Number of shares of Common Stock and Nature of Diamondback Beneficial Ownership(1)		Percent of Class	Number of shares of Class A Common Stock and Nature of Viper Beneficial Ownership(1)		Percent of Class
Matthew Kaes Van’t Hof	113,264	(2)	*	35,362	(3)	*
Teresa L. Dick	99,747	(4)	*	11,540	(5)	*
Daniel N. Wesson	74,127	(6)	*	451	(7)
Albert Barkmann	14,717	(8)		1,000	(9)	*
Matt Zmigrosky	50,160	(10)	*	4,253	(11)	*
Chad McAllaster	732	(12)	*	—		—
Jere W. Thompson III	10,344	(13)		—	(14)	—
Travis D. Stice	512,024	(15)	*	106,169	(16)	*
Vincent K. Brooks	8,201	(17)	*	—		—
Daren G. Holderness	—	(18)	*	—		—
David L. Houston	11,565	(17)	*	—		—
Rebecca A. Klein	2,695	(17)	*	—		—
Stephanie K. Mains	8,201	(17)	*	—		—
Charles A. Meloy	1,085,055	(19)(20)	*	—		—
Mark L. Plaumann	10,503	(17)(21)	*	—		—
Robert K. Reeves	2,847	(20)	*	—		—
Lance W. Robertson	6,780	(20)	*	—		—
Melanie M. Trent	11,605	(17)	*	—		—
Frank D. Tsuru	4,695	(17)	*	—		—
Steven E. West	11,100	(17)	*	26,060	(22)	*
Austen Gilfillian	280		*	15,830	(23)	*
Laurie H. Argo	—		—	3,863	(22)	*
Spencer D. Armour, III	—		—	39,987	(22)	*
Frank C. Hu	—		—	9,770	(22)	*
W. Wesley Perry	—		—	72,015	(22)	*
James L. Rubin	—		—	5,779	(22)	*
Directors and Executive Officers of Diamondback as a Group (20 persons)	2,038,362		*	184,835		*
Directors and Executive Officers of Viper as a Group (12 persons)	801,292		*	331,628		*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock and common stock subject to restricted stock unit awards under the applicable equity or long-term incentive plan held by that person that are exercisable as of March 1, 2025 for Diamondback and Viper and (ii) shares of common stock subject to restricted stock units held by that person that are exercisable or vesting within 60 days of March 1, 2025 for Diamondback and Viper, as applicable, are all deemed to be beneficially owned, which shares of common stock, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares of common stock beneficially owned is based on 131,313,142 shares of Diamondback common stock outstanding as of March 1, 2025 for Diamondback and 289,484,153 shares of Class A Common Stock outstanding as of March 1, 2025 for Viper. Unless otherwise indicated, all amounts exclude shares of common stock issuable upon vesting of restricted stock units that were not vested as of March 1, 2025, and will not vest within 60 days of March 1, 2025. Except as noted, each stockholder in the above table is believed to have sole voting and sole dispositive power with respect to the shares of common stock of Diamondback and Viper, as applicable, beneficially held.
(2)

Excludes (i) 3,003 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 7,346 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026, (iii) 7,032 restricted stock units that are scheduled to vest in four equal annual installments beginning on March 1, 2026, (iv) 10,547 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s Total Stockholder Return (“TSR”) performance peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in four substantially equal annual installments beginning on March 1, 2026, (v) 18,218 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (vi) 13,515 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (vii) 16,531 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(3)

Excludes (i) 20,870 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 27,074 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(4)

Excludes (i) 1,539 restricted stock units that are scheduled to vest on March 1, 2026 and (ii) 3,716 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 9,216 performance-based restricted stock units awarded to Ms. Dick on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 6,926 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 8,363 performance-based restricted stock units awarded to Ms. Dick on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(5)

Excludes (i) 6,957 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Ms. Dick on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(6)

Excludes (i) 2,627 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 5,276 restricted stock units that are scheduled to vest in four remaining equal annual installments beginning on March 1, 2026, (iii) 7,087 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026 (iv) 7,910 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in four remaining substantially equal annual installments beginning on March 1, 2026, (v) 13,289 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (vi) 11,826 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (vii) 15,948 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three year performance period ending on December 31, 2027.
(7)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 8,664 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(8)

Excludes (i) 714 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 1,726 restricted stock units granted on March 1, 2024 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026, (iii) 5,193 restricted stock units granted on September 10, 2024 that are scheduled to vest in three equal annual installments beginning on September 10, 2025, and (iv) 3,500 restricted stock units granted on March 1, 2025 that are scheduled to vest in three substantially equal annual installments beginning on March 1, 2026. Also excludes (i) 3,215 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 3,886 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 5,251 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(9)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(10)

Excludes (i) 1,877 restricted stock units that are scheduled to vest on March 1, 2026, (ii) 10,932 restricted stock units granted on September 10, 2024 that are scheduled to vest in five substantially equal installments beginning on September 10, 2025, and (iii) 4,926 restricted stock units granted on March 1, 2025 that are scheduled to vest in two substantially equal annual installments beginning on March 1, 2026. Also excludes (i) 10,717 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 8,447 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 11,085 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(11)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 8,664 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.
(12)

Excludes 2,160 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 1,900 performance-based restricted stock units awarded to Mr. McAllaster on September 10, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 4,862 performance-based restricted stock units awarded to Mr. McAllaster on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(13)

Excludes (i) 1,314 restricted stock units that are scheduled to vest on March 1, 2026, and (ii) 3,630 restricted stock units vesting in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 3,858 performance-based restricted stock units awarded to Mr. Thompson on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year period ending on December 31, 2025, (ii) 5,913 performance-based restricted stock units awarded to Mr. Thompson on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 8,168 performance-based restricted stock units awarded to Mr. Thompson on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(14)

Excludes (i) 8,664 performance-based restricted stock units awarded to Mr. Thompson on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(15)

Reflects (i) 79,673 shares held by Mr. Stice, (ii) 411,951 shares held by Stice Investments, Ltd and (iii) 20,400 shares held by TBS Legacy Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd, which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third-party valuation of the fair market value of the gifted interest as of December 31, 2023. TBS Legacy Investments, Ltd. and Stice Investments, Ltd. are managed by Stice Management, LLC, their general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift, except to the extent of his actual pecuniary interest therein. Excludes (i) 7,320 restricted stock units that are scheduled to vest on March 1, 2026 and (ii) 22,472 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining equal annual installments beginning on March 1, 2026. Also excludes (i) 40,509 performance-based restricted stock units awarded to Mr. Stice on March 1, 2023 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2025, (ii) 32,943 performance-based restricted stock units awarded to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (iii) 50,564 performance-based restricted stock units awarded to Mr. Stice on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(16)

Reflects shares of Class A Common Stock held by Stice Investments, Ltd.. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third-party valuation of the fair market value of the gifted interest as of December 31, 2023. Effective as of May 31, 2024, Mr. Stice’s spouse gifted an estimated 8% limited partner interest in Stice Investments, Ltd., which interest was owned by her as of that date as her sole and separate property, to the TDS 2024 Trust (the “Trust”), of which Mr. Stice is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed effective as of May 31, 2024, which interest was calculated based on the third-party valuation of the fair market value of the gifted interest as of May 31, 2024, subject to completion of the final valuation. Stice Investments, Ltd. is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift to his spouse may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift to his spouse, except to the extent of his actual pecuniary interest therein. Excludes 20,870 performance-based restricted stock units granted to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.
(17)	Excludes 1,035 restricted stock units vesting on the earlier of June 6, 2025 and the 2025 annual meeting of Diamondback’s stockholders.
(18)	Excludes 399 restricted stock units vesting on the earlier of June 6, 2025 and the 2025 annual meeting of Diamondback’s stockholders.
(19)

Of these shares (i) 1,085,017 shares of Diamondback’s common stock are held by Wolfrock Energy, LLC and (ii) 38 shares are held by Charles Meloy. Mr. Meloy is the sole manager and has voting and dispositive power over the shares of common stock of Wolfrock Energy, LLC.

(20)	Excludes 820 restricted stock units granted on September 10, 2024 vesting on June 6, 2025.
(21)

Of these shares (i) 8,201 shares of Diamondback’s common stock are held by Greyhawke Capital Advisors LLC (“Greyhawke”) and (ii) 2,302 shares of Diamondback’s common stock are held by Mr. Plaumann. Mr. Plaumann is a managing member of Greyhawke. Mr. Plaumann holds a 50% ownership interest in Greyhawke and may be deemed to have a pecuniary interest in these securities.

(22)	Excludes 2,555 unvested restricted stock units that will vest on July 10, 2025.
(23)

Excludes (i) 1,855 restricted stock units vesting on October 1, 2025, (ii) 5,120 restricted stock units granted on March 2, 2023 that are scheduled to vest in two remaining equal annual installments beginning on October 1, 2025, (iii) 1,855 restricted stock units vesting on March 1, 2026, (iv) 13,334 restricted stock units granted on December 20, 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026, and (v) 7,219 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026. Excludes (i) 8,348 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 16,245 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

THE DROP DOWN PURCHASE AGREEMENT

The following summary describes certain material provisions of the Drop Down Purchase Agreement. This summary is not complete and is qualified in its entirety by the Drop Down Purchase Agreement, which is attached to this proxy statement as Annex A, and which constitutes part of this proxy statement. We encourage you to read carefully the Drop Down Purchase Agreement in its entirety because this summary may not contain all of the information about the Drop Down Purchase Agreement that is important to you. The rights and obligations of the parties to the Drop Down Purchase Agreement are governed by the express terms of the Drop Down Purchase Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Drop Down Purchase Agreement were made only for purposes of the Drop Down Purchase Agreement as of specific dates, were solely for the benefit of the parties to the Drop Down Purchase Agreement (except as otherwise specified therein) and may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the Drop Down Purchase Agreement. In addition, the representations and warranties may have been included in the Drop Down Purchase Agreement for the purpose of allocating contractual risk between the parties rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Drop Down Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto, or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Drop Down Purchase Agreement. In addition, you should not rely on the covenants and agreements in the Drop Down Purchase Agreement as actual limitations on the respective businesses of the parties because the parties to the Drop Down Purchase Agreement may take certain actions that are either expressly permitted in the Drop Down Purchase Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Drop Down Purchase Agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Drop Down Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this document and in the filings that Viper has made or will make with the SEC. See the section entitled “Where You Can Find More Information.” As used in this section of the proxy statement, the term “Company Group” or “Companies” shall mean 1979 Royalties and 1979 Royalties GP.

Capitalized terms used herein and not otherwise defined in this section or elsewhere in this proxy statement shall have the meanings ascribed to them in the Drop Down Purchase Agreement.

Structure of the Drop Down

Endeavor Energy Resources owns 100% of the issued and outstanding equity interests of the Companies (the “Target Interests”). Subject to the terms and conditions set forth in the Drop Down Purchase Agreement, the Operating Company will acquire the Target Interests from Endeavor Energy Resources and Endeavor Energy Resources will sell and transfer the Target Interests to the Operating Company (the “Drop Down”). As a result of the Drop Down, the Operating Company will own all of the Target Interests.

The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, Endeavor Energy Resources will (i) convey certain overriding royalty interests (the “EER ORRIs”) to 1979 Royalties, and (ii) will cause (A) D.G. Royalty, LLC (“DGR”) to convey royalty interests (the “DGR Royalties”) comprising substantially all of its assets to 1979 Royalties and (B) Wyatt Energy Partners (“Wyatt”) to convey certain fee minerals in non-producing undeveloped acreage (the “Wyatt Minerals”) to 1979 Royalties. The EER ORRIs, the DGR Royalties and the Wyatt Minerals are collectively referred to as the “Conveyance Assets.” Each of DGR and Wyatt is a wholly owned subsidiary of Endeavor Energy Resources.

Closing

The Closing will take place remotely and electronically on May 1, 2025 or on the third business day after the satisfaction (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) of the closing conditions described below under “—Conditions to the Drop Down” unless another date, time or place is agreed to in writing by the Operating Company and Endeavor Energy Resources (the date on which the Closing occurs, the “Closing Date”).

Effects of the Drop Down

At the Closing, (i) the Operating Company will be entitled to all revenues, income, proceeds, receipts and credits attributable to the Company Group and the production of hydrocarbons from the Company Assets (as defined below) from and after 12:00 am local time at the location of the Oil and Gas Assets on January 1, 2025 (the “Effective Time”) (collectively, the “Buyer Entitlements”) and (ii) Endeavor Energy Resources will be entitled to all revenues, income, proceeds, receipts, lease bonus payments and credits attributable to the Company Group and the production of hydrocarbons from the Company Assets prior to the Effective Time, or with respect to lease bonus payments, oil and gas leases executed prior to the Effective Time (collectively, the “Seller’s Entitlements”).

If, from the Closing Date until one year thereafter, (i) Endeavor Energy Resources or any of Endeavor Energy Resources’ Affiliates receives any payment with respect to the Buyer Entitlements, Endeavor Energy Resources will, or will cause the applicable Affiliates to, promptly remit such payment to the Operating Company or its designated Affiliate; and (ii) the Operating Company, any of its Affiliates or the Company Group receives any payment with respect to the Seller’s Entitlements, the Operating Company will, or will cause its applicable Affiliates to, promptly remit such payment to Endeavor Energy Resources or its designated Affiliate.

Purchase Price

If the Drop Down is completed, pursuant to and subject to the terms and conditions of the Drop Down Purchase Agreement, in consideration for the purchase of the Target Interests, the Operating Company will pay an aggregate amount equal to $4,450,000,000 (the “Base Purchase Price”), consisting of (i) an amount in cash equal to $1.0 billion and (ii) 69,626,640 shares of Class B Common Stock and 69,626,640 of OpCo Units, subject to adjustments in accordance with the terms of the Drop Down Purchase Agreement (as described in more detail below) (the Base Purchase Price as so adjusted, the “Purchase Price”). In addition to the above, if from the Execution Date and prior to the Closing, (x) Viper makes any (A) dividend or distribution to its stockholders of, or payable to its stockholders in, Class A Common Stock or Class B Common Stock (B) subdivision or split of any Common Stock, (C) combination or reclassification of any Common Stock into a smaller number of shares of such applicable Common Stock or (D) issuance of any securities by reclassification of such Common Stock (including any reclassification in connection with a merger, consolidation or business combination in which Viper or any acquirer, as applicable, is the surviving Person) or (y) any merger, consolidation, combination or other transaction is consummated pursuant to which the Class A Common Stock, the Class B Common Stock or the OpCo Units are converted to cash or other securities, then the number of applicable shares of Class B Common Stock and OpCo Units to be issued to Endeavor Energy Resources pursuant to the Drop Down Purchase Agreement will be proportionately adjusted, including, for the avoidance of doubt, in the cases of clauses (x)(C) and (y) to provide for the receipt by Endeavor Energy Resources, in lieu of any Class B Common Stock and OpCo Units, of the same number or amount of cash and/or securities as is received in exchange for each share of Common Stock or OpCo Units in connection with any such transaction described in clauses (x)(C) and (y) hereof. An adjustment made will become effective immediately after the record date in the case of a dividend or distribution of, or payable in, Common Stock, and will become effective immediately after the effective date in the case of a subdivision, split, combination, reclassification, merger, consolidation or other transaction, as the case may be.

Escrow

No later than 2 business days following the Execution Date, the Operating Company will deliver to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agreement, an amount equal to 5% of the Purchase Price (the “Performance Deposit”). At the Closing, the Parties will jointly instruct the Escrow Agent to release the Performance Deposit (together with any accrued interest or dividend income) to Endeavor Energy Resources and the amount of the Performance Deposit (together with any accrued interest or dividend income) will be applied as a credit towards the Closing Payment. If the Drop Down Purchase Agreement is terminated without a Closing, then the Parties will jointly instruct the Escrow Agent to distribute the Performance Deposit (together with any accrued interest or dividend income) to the Operating Company or Endeavor Energy Resources, as applicable, in accordance with the terms and conditions of the Drop Down Purchase Agreement.

Adjustments to the Base Purchase Price

The Base Purchase Price to be paid in connection with the Drop Down is subject to the following adjustments:

(i)

an increase by an amount equal to all proceeds or revenues (including any lease bonuses, royalties, delay rentals, shut-in royalties and other proceeds) received and retained by the Company Group, the Operating Company or any of its Affiliates to the extent not distributed to or otherwise received or retained by Endeavor Energy Resources or its Affiliates, from the ownership of the Target Interests or the Oil and Gas Assets to the extent attributable to periods before the Effective Time;

(ii)

decreased by an amount equal to all proceeds or revenues (including any lease bonuses, royalties, delay rentals, shut-in royalties and other proceeds) received and retained by Endeavor Energy Resources or any of Endeavor Energy Resources Affiliates (other than the Company Group) as a result of any distribution, payment or otherwise, from the ownership of the Target Interests or Oil and Gas Assets to the extent attributable to periods on or after the Effective Time;

(iii)

increased by an amount equal to all expenses and all other costs (if any) paid or incurred by Company Group as the lessor under any oil and gas lease applicable to the Oil and Gas Assets (but excluding any amounts netted from revenues or proceeds for which a downward adjustment to the Purchase Price has been made pursuant to clause (ii) above), in each case, to the extent attributable to periods on or after the Effective Time (whether paid before, on or after the Effective Time);

(iv)

subject to the limitations set in the Drop Down Purchase Agreement, decreased by an amount equal to the aggregate of all Title Defect Amounts as agreed to by the Operating Company and Endeavor Energy Resources or finally determined pursuant to the Drop Down Purchase Agreement with respect to Title Defects asserted during the Title Diligence Period, subject to the Title Deductible and net of all Title Benefit Amounts agreed to by the Operating Company and Endeavor Energy Resources or finally determined pursuant to the Drop Down Purchase Agreement as described below under “—Title Defects”;

(v)	decreased by an amount equal to the aggregate Allocated Value of all the Oil and Gas Assets excluded by Endeavor Energy Resources pursuant to the Drop Down Purchase Agreement;

(vi)

increased by an amount equal to all Post-Effective Time Company Taxes that are (a) paid or otherwise economically borne by any Company Group member prior to the Effective Time or (b) paid or otherwise economically borne by Endeavor Energy Resources or any of their Affiliates (other than the Company Group);

(vii)

decreased by an amount equal to all Pre-Effective Time Company Taxes that are (a) (I) paid or otherwise economically borne by any Company Group member at or after the Effective Time but prior to the Closing or (II) unpaid as of the Closing, or (b) paid or otherwise economically borne by the Operating Company;

(viii)	increased by an amount equal to the costs and expenses incurred by the Company Group attributable to the period from and after the Effective Time attributable to ownership of the Company Assets;

(ix)

decreased by an amount equal to all expenses and all other costs (if any) incurred by the Company Group as the lessor under any oil and gas lease applicable to the Oil and Gas Assets (but excluding any amounts netted from revenues or proceeds for which a downward adjustment to the Purchase Price has been made pursuant to clause (ii) above), in each case, to the extent attributable to periods before the Effective Time, which are unpaid as of the Closing or paid or otherwise economically borne by the Operating Company;

(x)

decreased by an amount equal to the costs and expenses incurred by the Company Group attributable to the period prior to the Effective Time attributable to ownership of the Company Assets, which are unpaid as of the Closing or paid or otherwise economically borne by the Operating Company; and

(xi)

increased or decreased, as applicable, by any other amount expressly provided for elsewhere in Drop Down Purchase Agreement or as otherwise agreed upon in writing by Endeavor Energy Resources and the Operating Company.

The “Adjustment Amount” refers to the aggregate sum of the adjustments provided above, which may be a positive or negative number. All adjustments to the Purchase Price prior to the Closing will be made to the Equity Consideration (the Equity Consideration, as adjusted, the “Adjusted Equity Consideration”), by dividing the aggregate amount of such adjustment by the 30-day VWAP trading price per share of Class A Common Stock, as reported by Bloomberg for the Nasdaq exchange, for the period ending on the last trading day immediately preceding the Closing Date, rounding up to the nearest whole share of Class B Common Stock for any fraction of a share of Class B Common Stock of 0.5 or more, and rounding down to the nearest whole share of Class B Common Stock for any fraction below 0.5, and increasing or decreasing (as applicable) the amount of Class B Common Stock and OpCo Units in the Equity Consideration accordingly.

No later than 3 business days prior to the Closing Date, Endeavor Energy Resources will prepare and deliver to the Operating Company a statement (the “Closing Statement”) setting forth each adjustment to the Purchase Price showing the calculations of the Adjusted Amount (the “Estimated Adjustment Amount”) and such resulting Purchase Price as determined by Endeavor Energy Resources pursuant to the Drop Down Purchase Agreement. In the event the Parties do not agree on an adjustment set forth in the Closing Statement prior to the Closing, the amount of such adjustment set forth in the Closing Statement as presented by Endeavor Energy Resources will be used to adjust the Purchase Price at Closing. Following the Closing, the Operating Company will prepare and deliver to Endeavor Energy Resources a revised Closing Statement (the “Final Closing Statement”) setting forth the final Adjustment Amount as of the Closing Date which will be calculated in accordance with the terms of the Drop Down Purchase Agreement. Each of the Closing Statement and the Final Closing Statement are subject to certain review and agreement rights of both the Operating Company and Endeavor Energy Resources. Further, the Final Closing Statement is subject to the review of, and determination by, an independent, third-party accountant in the event that Endeavor Energy Resources and the Operating Company cannot reach an agreement to its value. If the final Adjustment Amount, as set forth on the Final Closing Statement, exceeds the amount of the Estimated Adjustment Amount included in the Closing Statement, then the Operating Company will pay to Endeavor Energy Resources by wire transfer of immediately available funds, to account(s) designated in writing by Endeavor Energy Resources the aggregate amount by which such final Adjustment Amount exceeds the Estimated Adjustment Amount. If the final Adjustment Amount, as set forth on the Final Closing Statement, is less than the Estimated Adjustment Amount, then Endeavor Energy Resources will deliver to the Operating Company by wire transfer of immediately available funds, to an account designated in writing by the Operating Company, the aggregate amount by which such final Adjustment Amount is less than the Estimated Adjustment Amount.

For the purposes of the above calculations:

•	“Allocated Value” means the dollar value set forth in the Drop Down Purchase Agreement for each DCU or Well, as applicable.

•	“Company Assets” means all of the Company Group’s right, title and interest in, to, and under the following, without duplication, except, in each case, to the extent constituting Excluded Assets:

(i)

the oil, gas and other fee mineral interest in and to the lands, tracts and properties to the extent described in the Drop Down Purchase Agreement, as applicable, (the “Tracts”), together with any royalty interests attributable to the Tracts and any units, lands, tracts or other properties pooled with any of the Tracts (collectively, the “Fee Mineral Interests”);

(ii)

any oil, gas, or other well on the Tracts, including the wells listed in the Drop Down Purchase Agreement (each a “Well”) and each Participating Mineral Interest Well set forth in the Drop Down Purchase Agreement, (collectively, the Wells together with the Participating Mineral Interest Wells, the “Subject Wells”), and solely with respect to the Participating Mineral Interest Wells together with all equipment, materials, supplies, machinery, fixtures and other tangible personal property and improvements located on or held for use primarily in connection therewith or the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons therefrom (“Equipment”);

(iii)

the overriding royalty interests burdening Hydrocarbons produced, saved or sold from the Tracts (subject to the Oil and Gas Leases and other burdens) including those described in the Drop Down Purchase Agreement (collectively, the “ORRI”);

(iv)

the non-participating royalty interests burdening Hydrocarbons produced, saved or sold from the Tracts including those described in the Drop Down Purchase Agreement (collectively, the “NPRI” and, together with the Fee Mineral Interests, Subject Wells and ORRI, the “Oil and Gas Assets”);

(v)	the proceeds, revenues or other benefits attributable to production of Hydrocarbons from or the ownership of the Oil and Gas Assets attributable to periods from and after the Effective Time;

(vi)	the executive rights, including the right to execute leases, to the extent such executive rights are applicable to the Fee Mineral Interests;

(vii)

to the extent transferable (with consent, if applicable, but without the payment of any fee unless the Operating Company agrees in writing to pay such fee), the Contracts by which any of the Oil and Gas Assets are bound or to which they are subject, or that relate to or are otherwise applicable to the Oil and Gas Assets;

(viii)

to the extent that they may be assigned, transferred or re-issued by Endeavor Energy Resources (with consent, if applicable, but without the payment of any fee unless the Operating Company agrees in writing to pay such fee), all Permits to the extent relating to or applicable to any of the Company Assets and required for ownership or use of the Company Assets;

(ix)	the issued and outstanding general partnership interests of 1979 Royalties owned by 1979 Royalties GP; and

(x)	the Records.

Title Matters

Subject to the terms and conditions set forth in the Drop Down Purchase Agreement, during the period from the Execution Date until 5:00 pm CST on March 25, 2025 (the “Title Diligence Period”), the Operating Company will be entitled to conduct, or cause to be conducted, customary title due diligence on the Oil and Gas Assets at the sole cost, risk and expense of the Operating Company.

Title Defects and Title Defect Amount

If any, any Lien, encumbrance, defect, irregularity, discrepancy, charge or burden (other than a Permitted Encumbrance) that, whether individually or collectively with all other such Liens, encumbrances, defects, irregularities, discrepancies, charges and burdens, causes Company Group to not have Defensible Title to such Oil and Gas Asset (“Title Defect”) is discovered during the Title Diligence Period, then the Operating Company will deliver to Endeavor Energy Resources a notice of such Title Defect (a “Title Defect Notice”) in writing pursuant the Drop Down Purchase Agreement. If a Title Defect Notice is not delivered during the Title Diligence Period, the Operating Company will be deemed to have waived and has no right to assert such Title Defect as the basis for an adjustment to the Base Purchase Price. To give Endeavor Energy Resources the opportunity to commence reviewing and curing Title Defects asserted by the Operating Company, the Operating Company will give Endeavor Energy Resources, on or before the end of every calendar week period during the Title Diligence Period, Notice of all alleged Title Defects discovered by the Operating Company (including its Affiliates, consultants or Representatives) during the preceding calendar week, which may be preliminary in nature and supplemented prior to the expiration of the Title Diligence Period. The reduction in the Allocated Value of a DSU or Subject Well resulting from a Title Defect (the “Title Defect Amount”) will be determined pursuant and subject to the Drop Down Purchase Agreement. “Net Allocated Value” means, with respect to each Fee Mineral Interest, NPRI, or ORRI within a DSU, the dollar value product of (i) the dollar amount for such DSU, multiplied by (ii) a fraction (1) the numerator of which is the NRAs attributable to the applicable Fee Mineral Interest, NPRI, or ORRI within such DSU and (2) the denominator of which is the NRAs attributable to the DSU.

Remedies for Title Defects

Upon the receipt of a valid Title Defect Notice, Endeavor Energy Resources may exclude from the transactions contemplated by the Drop Down Purchase Agreement any Oil and Gas Asset affected by an asserted Title Defect if the Title Defect Amount alleged by the Operating Company in connection with such Title Defect equals or exceeds 100% of the Net Allocated Value of the applicable Oil and Gas Asset affected by such Title Defect. If Endeavor Energy Resources makes such election, then such Oil and Gas Asset will be deemed an Excluded Asset for all purposes under the Drop Down Purchase Agreement, and the Purchase Price will be reduced by an amount equal to the Net Allocated Value of such Excluded Asset. Endeavor Energy Resources may contest any asserted Title Defect or the Operating Company’s good faith estimate of the Title Defect Amount and may seek to cure any asserted Title Defect pursuant and subject to the terms of the Drop Down Purchase Agreement.

If the Operating Company delivers any valid Title Defect Notices in accordance with the Drop Down Purchase Agreement, then, subject to the terms of the Drop Down Purchase Agreement, Endeavor Energy Resources may, on or before 3 Business Days before the Closing Date, by giving Notice to the Operating Company:

•

elect to cure, at Endeavor Energy Resources’ sole cost, risk, and expense, any Title Defect on or before 120 days after the Closing Date or, if later, after the date of resolution of such Title Defect or the Title Defect Amount by a Title Arbiter pursuant the Drop Down Purchase Agreement, as applicable (the “Title Defect Cure Period”), in which case, such Oil and Gas Asset will be conveyed to the Operating Company at the Closing;

•

notify the Operating Company that Endeavor Energy Resources does not intend to cure such Title Defect, in which case, such Oil and Gas Asset will be conveyed to the Operating Company at the Closing, and, subject to the limitations set forth in the Drop Down Purchase Agreement, the Purchase Price will be adjusted downward in an amount equal to the Title Defect Amount for such Oil and Gas Asset; or

•

if and only if the Operating Company, in its sole discretion, agrees to this remedy in writing (which approval may be given only if same is approved in advance by the Audit Committee), then Endeavor Energy Resources will indemnify the Operating Company against all Losses resulting from such Title Defect with respect to such Oil and Gas Asset pursuant to an indemnity agreement prepared by Endeavor Energy Resources in a form and substance reasonably acceptable to the Operating Company.

Despite the above, if Endeavor Energy Resources fails to elect a remedy prior to the third Business Day before the Closing Date, Endeavor Energy Resources will be deemed to have elected to cure the Title Defect at Endeavor Energy Resources’ sole cost, risk and expense as described above. An election by Endeavor Energy Resources to cure a Title Defect will be without prejudice to its rights under the Drop Down Purchase Agreement and will not constitute an admission against interest or a waiver of Endeavor Energy Resources’ rights to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect or the adequacy of any Title Defect Notice or any curative action. If Endeavor Energy Resources elects to cure a Title Defect and (A) actually cures the Title Defect prior to the Closing, then the Oil and Gas Asset affected by such Title Defect will be conveyed to the Operating Company at the Closing, and no Purchase Price adjustment will be made for such Title Defect; or (B) does not cure the Title Defect prior to the Closing, unless Endeavor Energy Resources has elected to cause such Oil and Gas Asset (x) to be excluded from the transactions contemplated by the Drop Down Purchase Agreement and (y) to be included on the Assignment of Excluded Assets delivered at Closing, then Endeavor Energy Resources will convey the affected Oil and Gas Asset to the Operating Company at Closing, and the Operating Company will pay into the escrow account created pursuant to the Escrow Agreement (the “Defect Escrow Account”) an amount in cash equal to the alleged Title Defect Amount for such Oil and Gas Asset. Subject to the Parties’ rights to dispute Title Defect matters under the Drop Down Purchase Agreement, (1) if Endeavor Energy Resources is able to cure (in whole or in part) a Title Defect within the Title Defect Cure Period, then within 3 business days of such cure, the Operating Company and Endeavor Energy Resources will deliver documentation to the Escrow Agent required to release to Endeavor Energy Resources from the Defect Escrow Account an amount equal to the associated Title Defect Amount (or portion of such amount) for such cured Title Defect, and (2) if Endeavor Energy Resources is not able to fully cure a Title Defect within the Title Defect Cure Period, then within 3 business days following the end of the Title Defect Cure Period, the Operating Company and Endeavor Energy Resources will deliver documentation to the Escrow Agent required to release to the Operating Company and Endeavor Energy Resources, if applicable in the event of a partial cure, from the Defect Escrow Account an amount equal to the associated Title Defect Amount (or portion of such amount) for such Title Defect owing to such Party or Parties, as applicable.

Resolutions of Disputed Title Defects

Endeavor Energy Resources and the Operating Company will in good faith attempt to agree on the existence and Title Defect Amount for all alleged Title Defects (i) prior to Closing or (ii) with respect to disputes over the adequacy of Endeavor Energy Resources’ post-Closing Date curative work, the end of the Title Defect Cure Period. Each Title Defect and the corresponding Title Defect Amount are subject to certain review and agreement rights of both the Operating Company and Endeavor Energy Resources. If a disputed Title Defect or Title Defect Amount cannot be resolved prior to Closing, except as otherwise provided in the Drop Down Purchase Agreement, the Oil and Gas Asset affected by such Title Defect will, subject to Endeavor Energy Resources’ right to cause the affected Oil and Gas Assets to be excluded, be conveyed to the Operating Company at the Closing and the Operating Company will pay into the Defect Escrow Account an amount in cash equal to the alleged Title Defect Amount for such Oil and Gas Asset. On the delivery of a validly submitted Title Dispute Notice pursuant to the terms of the Drop Down Purchase Agreement on behalf of any Party, any unresolved dispute between Endeavor Energy Resources and the Operating Company as to any Title Defect or Title Defect Amount is subject to the review of, and determination by, a neutral third-party title attorney pursuant to the Drop Down Purchase Agreement.

Title Benefit

If Endeavor Energy Resources, the Companies or their representatives discover (a) with respect to a DSU, the number of NRAs in a Target Formation to which Company Group is entitled, in the aggregate, by virtue of its interest in the Fee Mineral Interest, NPRI or ORRI within such DSU, as reflected in the Drop Down Purchase Agreement, is greater than the number of NRAs for such DSU, as reflected in the Drop Down Purchase Agreement and (b) with respect to any Subject Well, the Net Revenue Interest in a Target Formation to which Company Group is entitled, in the aggregate, by virtue of its interest in such Subject Well, as reflected in the

Drop Down Purchase Agreement, is greater than the Net Revenue Interest in such Target Formation for such Subject Well, as reflected in the Drop Down Purchase Agreement (“Title Benefit”) on or before the expiration of the Title Diligence Period, Endeavor Energy Resources will, prior to the expiration of the Title Diligence Period, deliver to the Operating Company Notice of such Title Benefit pursuant to and in accordance with the Drop Down Purchase Agreement. Endeavor Energy Resources waives, and the Operating Company will have no liability for, Title Benefits not asserted by a Notice meeting all of the requirements set forth in the Drop Down Purchase Agreement on or before the expiration of the Title Diligence Period.

With respect to each DSU or Subject Well, as applicable, affected by a Title Benefit reported pursuant to the Drop Down Purchase Agreement, an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such DSU or Subject Well, as applicable, caused by such Title Benefit (calculated in a similar manner as the determination of Title Defect Amounts under the Drop Down Purchase Agreement) will be determined and agreed to by the Parties as soon as practicable. If, with respect to a Title Benefit, the Parties have not agreed on the amount of the Title Benefit or have not otherwise agreed on the validity of such Title Benefit, the Operating Company or Endeavor Energy Resources will have the right to submit the dispute for the review of, and determination by, a neutral third-party title attorney. Any Title Benefit Amounts will only increase the Purchase Price to the extent such Title Benefit Amounts offset Title Defect Amounts (if any) but will not otherwise increase the Purchase Price to the extent that any Title Benefit Amount exceeds any Title Defect Amounts.

Conditions to the Drop Down

Conditions to the Obligations of the Parties to Closing

The obligation of each of Endeavor Energy Resources, the Companies and the Buyer Parties to consummate the transactions contemplated by the Drop Down Purchase Agreement at the Closing is subject to the satisfaction or waiver of the following conditions:

•	the expiration or termination of the waiting period under the HSR Act relating to the transactions contemplated by the Drop Down Purchase Agreement; and

•	the absence of a provision of any applicable Law and no Order will be in effect that prohibits or makes illegal the consummation of the Closing.

As previously noted, the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025.

Conditions to the Obligations of Viper and the Operating Company to Closing

The obligation of the Buyer Parties to consummate the transactions contemplated by the Drop Down Purchase Agreement at the Closing is subject to the satisfaction or waiver of the following conditions:

•

(i) certain fundamental representations and warranties of Endeavor Energy Resources and the Company Group (i.e., representations concerning organization of Endeavor Energy Resources and the Companies, authorization and enforceability, conflicts regarding its organizational documents, brokers’ fees, ownership of Target Interests, and bankruptcy) will be true and correct in all respects (other than de minimis inaccuracies) as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will have been true and correct as of such earlier date); (ii) the remaining representations and warranties made by Endeavor Energy Resources and each Company in the Drop Down Purchase Agreement (disregarding all materiality and Material Adverse Effect qualifications applicable to such representations and warranties) will be true and correct as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will have been true and correct as of such earlier date), except where all such breaches or failures to be true and correct taken collectively would not have, or would not reasonably be expected to have, a Material Adverse Effect; and (iii) Endeavor Energy Resources and each Company will have performed or complied with, in all material respects, all of the covenants and agreements required by the Drop Down Purchase Agreement to be performed or complied with by Endeavor Energy Resources or such Company on or before the Closing;

•

the Operating Company must have received from either Endeavor Energy Resources or Company Group a properly executed counterpart of the (i) Closing Statement, (ii) Assignment of Interests, (iii) Assignment of Excluded Assets and (iv) joint written instructions directing the Escrow Agent to distribute the Performance Deposit to Endeavor Energy Resources;

•

the Operating Company must have received a properly executed and completed copy of the Conveyance(s) accompanied by evidence of submission for recording(s) of the same in the appropriate real property records;

•

the Operating Company must have received a certificate executed by an officer or authorized Representative of Endeavor Energy Resources, certifying on behalf of Endeavor Energy Resources that the conditions to Closing set forth in the Drop Down Purchase Agreement have been fulfilled;

•	the Operating Company must have received a properly completed and duly executed IRS Form W-9 from Endeavor Energy Resources;

•	the Operating Company must have received signatory cards for each account set forth in the Drop Down Purchase Agreement; and

•

the Operating Company must have received such other documents or agreements contemplated by the Drop Down Purchase Agreement or that are necessary to effectuate the transactions contemplated by the Drop Down Purchase Agreement as the Operating Company may reasonably request.

Conditions to the Obligations of Endeavor Energy Resources to Closing

The obligation of Endeavor Energy Resources to consummate the transactions contemplated by the Drop Down Purchase Agreement at the Closing is subject to the satisfaction or waiver of the following conditions:

•

(i) certain fundamental representation and warranties of the Buyer Parties (i.e., representations concerning organization, authorization and enforceability, conflicts regarding its organizational documents, brokers’ fees, Common Stock, OpCo Units and capitalization) will be true and correct in all respects (other than de minimis failures to be true and correct) as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will have been true and correct as of such earlier date); (ii) the remaining representations and warranties of the Buyer Parties made in the Drop Down Purchase Agreement will be true and correct in all material respects as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will have been true and correct as of such earlier date); and (ii) the Buyer Parties will have performed or complied with, in all material respects, all of the covenants and agreements required by the Drop Down Purchase Agreement to be performed or complied with by the Buyer Parties on or before the Closing;

•	The Class A Common Stock to be issued upon the exchange of the Equity Consideration will have been approved for listing on the Nasdaq, subject to official notice of issuance;

•	The Drop Down Proposal and the Equity Issuance Proposal shall have been approved by the requisite approval of the holders of Viper’s Common Stock at the special meeting;

•

Endeavor Energy Resources must have received from either Viper or the Operating Company the Adjusted Equity Consideration credited to Endeavor Energy Resources in book-entry for with an appropriate restrictive legend;

•	any amounts to be deposited with the Escrow Agent pursuant to the Drop Down Purchase Agreement in same day available funds must have been delivered to the Escrow Agent by either Buyer Party;

•

Endeavor Energy Resources must have received from the appropriate Buyer Party a properly executed counterpart to the (i) Closing Statement, (ii) Assignment of Interests, and (iii) joint written instructions directing the Escrow Agent to distribute the Performance Deposit to Endeavor Energy Resources;

•

Endeavor Energy Resources much have received from the Buyer Parties the Purchase Price less the Performance Deposit less any amounts to be deposited with the Escrow Agent pursuant to the Drop Down Purchase Agreement, if applicable, and less the value of Adjusted Equity Consideration in cash by wire transfer of immediately available funds to account(s) designated by Endeavor Energy Resources not less than 2 Business Days before the Closing Date (such amount, the “Closing Payment”);

•

Endeavor Energy Resources must have received a certificate executed by an officer of the Operating Company, certifying on behalf of the Operating Company that the conditions to Closing set forth in the Drop Down Purchase Agreement have been fulfilled;

•

Endeavor Energy Resources must have received from the Buyer Parties evidence of the payment to the Escrow Agent of all amounts to be deposited with the Escrow Agent pursuant to the Drop Down Purchase Agreement; and

•

Endeavor Energy Resources must have received such other documents or agreements contemplated by the Drop Down Purchase Agreement or that are necessary to effectuate the transactions contemplated by the Drop Down Purchase Agreement as Endeavor Energy Resources may reasonably request.

Termination of the Drop Down Purchase Agreement

The Drop Down Purchase Agreement may be terminated at any time prior to the Closing:

(i)	by the mutual written consent of the Buyer Parties and Endeavor Energy Resources;

(ii)

by the Buyer Parties, upon Notice to Endeavor Energy Resources, if there has been a material breach by Endeavor Energy Resources or the Companies of any representation, warranty or covenant contained in the Drop Down Purchase Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of the Buyer Parties to consummate the transactions contemplated by the Drop Down Purchase Agreement and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Endeavor Energy Resources or the Companies within 10 days after delivery of a Notice of such breach from the Operating Company;

(iii)

by Endeavor Energy Resources, upon Notice to the Buyer Parties, if there has been a material breach by the Buyer Parties of any representation, warranty or covenant contained in the Drop Down Purchase Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of Endeavor Energy Resources to consummate the transactions contemplated by the Drop Down Purchase Agreement and, if such breach is of a character that it is capable of being cured, such breach has not been cured by the Buyer Parties within 10 days after delivery of a Notice of such breach from Endeavor Energy Resources;

(iv)

by either the Buyer Parties or Endeavor Energy Resources, upon Notice to the other Party, if any Governmental Authority having competent jurisdiction has issued a final, non-appealable Order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Drop Down Purchase Agreement;

(v)	by either the Buyer Parties or Endeavor Energy Resources, upon Notice to the other Party, if the transactions contemplated at the Closing have not been consummated by June 25, 2025;

(vi)

by Endeavor Energy Resources, upon Notice to the Buyer Parties, if the requisite approval for each of the Drop Down Proposal and the Equity Issuance Proposal will not have been obtained upon a vote taken thereon at the special meeting or at any adjournment or postponement thereof at which the vote was taken;

(vii)

by Endeavor Energy Resources’ Representative at any time after the day that is 3 business days following the Execution Date, if the Operating Company has not delivered the Performance Deposit into the escrow account contemplated by the Escrow Agreement prior to Endeavor Energy Resources’ delivery of a termination notice; or

(viii)

subject to the terms of the Drop Down Purchase Agreement, (i) by Endeavor Energy Resources, upon Notice to the Buyer Parties, if the aggregate adjustments to the Closing Payment pursuant to the Drop Down Purchase Agreement exceed 20% of the Base Purchase Price and (ii) by the Buyer Parties, upon Notice to Endeavor Energy Resources, if the aggregate adjustments to the Closing Payment pursuant to the Drop Down Purchase Agreement exceed 20% of the Base Purchase Price.

Neither the Buyer Parties nor Endeavor Energy Resources may terminate the Drop Down Purchase Agreement at any time when the Buyer Parties or Endeavor Energy Resources are in material breach of the Drop Down Purchase Agreement.

Effect of Termination

If the Drop Down Purchase Agreement is terminated as described in “—Termination of the Drop Down Purchase Agreement” above, the Drop Down Purchase Agreement will forthwith become void and of no further force or effect (except that certain provisions of the Drop Down Purchase Agreement (i.e., provisions relating to termination remedies and fees and expenses) will, in accordance with the terms of the Drop Down Purchase Agreement, survive the termination, along with the defined terms in the Drop Down Purchase Agreement to the extent applicable to such provisions, and will be enforceable by the Parties) and there will be no liability or obligation on the part of the Buyer Parties or Endeavor Energy Resources to any other Party with respect to the Drop Down Purchase Agreement.

Remedies for Termination

If (a) Endeavor Energy Resources has the right to terminate the Drop Down Purchase Agreement, as specified above and in the Drop Down Purchase Agreement and (b) Endeavor Energy Resources has performed or is ready, willing and able to perform all of its respective agreements, covenants and obligations contained in the Drop Down Purchase Agreement which are to be performed or observed on or prior to Closing, then Endeavor Energy Resources shall have the right to elect to:

•	terminate the Drop Down Purchase Agreement and receive the Performance Deposit (together with any accrued interest), as liquidated damages and not as a penalty, or

•

in lieu of terminating the Drop Down Purchase Agreement, seek all remedies available at Law, including specific performance; provided that if Endeavor Energy Resources is unable to obtain specific performance from the court, then it may then choose to terminate the Drop Down Purchase Agreement and receive the Performance Deposit (together with interest thereon), as liquidated damages.

If (a) the Buyer Parties have the right to terminate the Drop Down Purchase Agreement as specified above and in the Drop Down Purchase Agreement and (b) the Buyer Parties have performed or are ready, willing and able to perform all of their respective agreements, covenants and obligations contained in the Drop Down Purchase Agreement which are to be performed or observed on or prior to Closing, then the Buyer Parties shall have the right to:

•

terminate the Drop Down Purchase Agreement and receive the Performance Deposit (together with any accrued interest), plus recovery of all of the Buyer Parties’ documented out-of-pocket expenses paid in connection with the negotiation of the Drop Down Purchase Agreement and the transactions contemplated thereby, including brokers’, agents’, advisors’ and attorneys’ fees in an amount not to exceed the Performance Deposit, or

•

in lieu of terminating the Drop Down Purchase Agreement, seek all remedies available at Law, including specific performance; provided that if the Buyer Parties are unable to obtain specific performance from the court, then they may then choose to terminate the Drop Down Purchase Agreement and receive the Performance Deposit (together with interest accrued thereon).

If the Drop Down Purchase Agreement is terminated for any other reason than those listed in the Drop Down Purchase Agreement, then (i) the Parties will have no liability or obligation under the Drop Down Purchase Agreement as a result of such termination, (ii) Endeavor Energy Resources will, within 5 Business Days of the date the Drop Down Purchase Agreement is terminated, return (or will instruct the Escrow Agent to return) the Performance Deposit (together with any accrued interest) to the Operating Company free and clear of any claims by Endeavor Energy Resources with respect to the Performance Deposit, and (iii) Endeavor Energy Resources will be free immediately to enjoy all rights of ownership of the Target Interests, the Company Group and the Company Assets and to sell, transfer, encumber or otherwise dispose of the Target Interests, the Company Group and the Company Assets to any Person without any restriction under the Drop Down Purchase Agreement.

Upon termination of the Drop Down Purchase Agreement, (i) the Buyer Parties have agreed to return to Endeavor Energy Resources or destroy (at the option of the Buyer Parties) all title, engineering, geological and geophysical data, environmental assessments and reports, maps, documents and other information furnished by Endeavor Energy Resources to the Operating Company in connection with its due diligence investigation of the Company Group and the Company Assets and (ii) an officer of Viper will certify the Buyer Parties’ compliance with the applicable return or destruction requirements of the Drop Down Purchase Agreement to Endeavor Energy Resources in writing.

Covenants and Agreements

Conduct of Business of Endeavor Energy Resources and the Company Group

Endeavor Energy Resources has agreed to certain covenants in the Drop Down Purchase Agreement restricting the conduct of business of the Companies between the Execution Date and the Closing Date.

Endeavor Energy Resources has agreed that, except for amendments, extensions, modifications or executions of Oil and Gas Leases in the ordinary course, as provided in the Drop Down Purchase Agreement, and except for the Conveyances to be delivered pursuant to the Drop Down Purchase Agreement not less than 3 business days prior to Closing, during the period from the Execution Date until the Closing Date (unless the Drop Down Purchase Agreement is earlier terminated), without the prior written consent of the Operating Company, it will cause the Company Group to conduct its business and operations and to manage the Company Assets in the ordinary course consistent with Company Group’s past practices and available resources (including financial resources); provided that, if Endeavor Energy Resources receives written notice of any Proceeding filed or threatened in connection with the Companies or the Company Assets, Endeavor Energy Resources will give prompt written notice of such Proceeding including a description of the circumstances associated with such Proceeding to the Operating Company no later than 3 Business Days following receipt of such written notice. Endeavor Energy Resources covenants and agrees that prior to the Closing it will not cause or permit any Company to declare or pay any dividend or distribution to its owner(s) constituting any proceeds or revenues (including lease bonuses, royalties, and other proceeds) received by or on behalf of the Company Group from the ownership of the Oil and Gas Assets to the extent attributable to any period from and after the Effective Time.

Endeavor Energy Resources has agreed that, except (x) as set forth in the Drop Down Purchase Agreement, (y) consented to the Operating Company in writing or (z) contemplated by the Drop Down Purchase Agreement, during the period from the Execution Date until the Closing Date (unless the Drop Down Purchase Agreement is earlier terminated), Endeavor Energy Resources will not permit any member of the Company Group to (i) sell, transfer, mortgage, pledge, intentionally abandon or dispose of any of the Company Assets (other than the sale of Hydrocarbons in the ordinary course); (ii) agree, whether in writing or otherwise, to sell, transfer, mortgage, pledge, abandon or dispose of any of the Company Assets (other than the sale of Hydrocarbons in the ordinary course); (iii) execute, terminate, cancel, extend or materially amend or modify any Material Contract (other than terminations based on the expiration without affirmative action by a Company as a party to such Material Contract); (iv) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law; or (v) enter into any agreement with respect to any of the foregoing.

Conduct of Business of the Buyer Parties

The Operating Company has agreed to certain covenants in the Drop Down Purchase Agreement restricting the conduct of business between the Execution Date and the Closing Date.

The Operating Company has agreed that except as (x) set forth in the Drop Down Purchase Agreement, (y) consented to by Endeavor Energy Resources in writing or (z) contemplated by the Drop Down Purchase Agreement, during the period from the Execution Date until the Closing Date (unless the Drop Down Purchase Agreement is earlier terminated), the Operating Company will not: (i) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law; (ii) split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to the capital stock or other equity interests of the Operating Company or any of its Subsidiaries; or (iii) enter into any agreement with respect to any of the foregoing.

Records

Endeavor Energy Resources has agreed, at the Operating Company’s cost and expense, to make available copies of all Records to the Operating Company within 30 days after the Closing. With respect to any Records delivered to the Operating Company, (a) the Operating Company will preserve and retain any such Records for at least 7 years beyond the Closing Date, during which 7-year period Endeavor Energy Resources will be entitled to obtain access to such Records, at reasonable business hours and upon prior notice to the Operating Company, so that Endeavor Energy Resources may make copies of such Records, at its own expense, including as may be reasonable or necessary for Tax purposes or in connection with any Proceeding or threatened Proceeding against Endeavor Energy Resources.

Further Assurances

Each Party has agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable, under applicable Law or otherwise, to consummate the transactions contemplated by the Drop Down Purchase Agreement. The Parties have agreed to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Drop Down Purchase Agreement in accordance with the terms of the Drop Down Purchase Agreement.

Fees and Expenses

All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with the Drop Down Purchase Agreement and the transactions contemplated by the Drop Down Purchase Agreement will be paid by the Party incurring such fee or expense.

HSR Act

The Operating Company and Endeavor Energy Resources have agreed that within 10 Business Days after the Execution Date, the Operating Company and Endeavor Energy Resources will prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the transactions contemplated by the Drop Down Purchase Agreement by the HSR Act and request early termination of the waiting period thereunder, which filings were made on February 6, 2025, and the waiting period under the HSR Act expired at 11:59 pm Eastern Time on March 10, 2025. The Operating Company and Endeavor Energy Resources have also agreed to respond promptly to any inquiries or requests for information or documentary material from the DOJ or the FTC concerning such filings and to promptly comply in all material respects with the filing requirements of the HSR Act. The Operating Company and Endeavor Energy Resources have agreed to use their commercially reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to satisfy the conditions to the Closing and consummate the transactions contemplated by the Drop Down Purchase Agreement as promptly as practicable and in any event not later than the Outside Date, provided, however, that nothing in the Drop Down Purchase Agreement will require the Operating Company and Endeavor Energy Resources to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of the Operating Company and Endeavor Energy Resources (including the Company Group and the Company Assets) or otherwise take any action that limits the freedom of action with respect to, or its ability to retain or operate any of the businesses of the Operating Company and Endeavor Energy Resources or the Company Group or the Company Assets. The Operating Company and Endeavor Energy Resources have agreed to split the HSR filing fees equally.

Viper Stockholders Meeting

Viper has agreed that as soon as reasonably practicable after the mailing of this proxy statement to the Viper stockholders, and in any event within 30 days thereafter, Viper will establish a record date for and duly call, give notice of, convene and hold the special meeting for the purpose of voting upon the Drop Down Proposal and the Equity Issuance Proposal.

Viper has also agreed to use its reasonable best efforts to (i) solicit from the Viper stockholders proxies in favor of the approval and adoption of the Drop Down Purchase Agreement and the transactions contemplated thereby, and (ii) take all other actions necessary or advisable to secure the vote or consent of the Parent Stockholders to obtain the requisite approval by the Viper stockholders of the Drop Down Proposal and the Equity Issuance Proposal.

Viper may adjourn, recess or postpone the special meeting (x) as necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Viper stockholders within a reasonable amount of time in advance of the special meeting that after consultation with Endeavor Energy Resources and outside legal counsel, Viper has determined is required by applicable law; (y) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the special meeting; or (z) for up to 10 business days if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement), there are insufficient affirmative votes (in person or by proxy) to obtain the requisite stockholder approval of the Drop Down Proposal and the Equity Issuance Proposal. Viper will not be required to hold the special meeting if the Drop Down Purchase Agreement is terminated before such meeting is held.

Exchange Listing

Viper has agreed to cause the Class A Common Stock to be issued upon the exchange of the Equity Consideration to be reserved for issuance and to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

Managers and Officers and Indemnification Agreements

The Operating Company has agreed that from and after the Closing until the six year anniversary thereof, it will, and will cause the Company Group to, indemnify and hold harmless (and advance funds in respect of), in the same manner as provided by the Company Group immediately prior to the Execution Date pursuant to the Organizational Documents of the Company Group, each present and former director, officer, manager, employee, independent contractor, agent, trustee, fiduciary, service-provider or member of a Company Group member or who, at the request of a Company Group member, served as a director, officer, manager, member, employee, independent contractor, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or enterprise (collectively, the “Company Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), Losses, claims or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that, prior to the Closing Date, such Company Indemnified Person is or was a director, manager, officer, employee or independent contractor of any Company Group member or a member of a Company, whether asserted or claimed prior to, at or after the Closing (including with respect to acts or omissions by directors or officers of any Company Group member or members of a Company in their capacities as such arising in connection with the transactions contemplated hereby), and shall provide advancement of expenses to Company Indemnified Persons.

The Operating Company has further agreed that neither the Operating Company, nor the members of the Company Group, will amend, repeal or otherwise modify the respective organizational documents of the Company Group so as to affect adversely the rights of any Company Indemnified Person to indemnification, expense reimbursement or advancement or exculpation. Additionally, the Operating Company has agreed that the Company Group will honor any indemnification agreements between the applicable Company Group member and their respective directors, managers, officers, employees, independent contractors, service-providers, members or other Persons included in the Company Group in accordance with the express terms thereof, subject to any expectations set forth in the Drop Down Purchase Agreement.

If, after the Closing, the Operating Company or a Company Group member or any of their respective successor or assigns (i) consolidates with or merges into another Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer or conveys all or substantially all of its assets to any Person, then, and in each case, to the extent not assumed by operation of law, the Operating Company has agreed to use commercially reasonable efforts to make proper provision so that the successors and assigns of the Operating Company or a Company Group member, as the case may be, will assume the applicable indemnification and hold harmless obligations set forth above and described with more particularity in the Drop Down Purchase Agreement.

Conveyances

Endeavor Energy Resources has agreed that at least three Business Days before the Closing Date, it will have delivered to 1979 Royalties the assignments of the Conveyance Assets in the forms of the Conveyances attached to the Drop Down Purchase Agreement, each of which Conveyances will be duly and validly executed by the applicable assignor thereto, assigning such Conveyance Assets to 1979 Royalties, and Endeavor Energy Resources will have caused a copy of same to be filed for recording in the applicable real property records to reflect title to the Conveyance Assets in the name of 1979 Royalties. Endeavor Energy Resources will promptly deliver an as-filed copy of same to the Operating Company after receipt of such copy from the applicable real property filing offices.

Lock-up Agreements

Diamondback has agreed that if, during the period from the Execution Date until the Closing Date (unless the Drop Down Purchase Agreement is earlier terminated), Viper undertakes an Equity Offering of its Class A

Common Stock to raise all or any portion of the Cash Consideration and the underwriter(s) of such offering request a customary lock-up agreement from Diamondback in connection with such proposed offering with respect to Viper’s Class A Common Stock, then Diamondback will enter into such a lockup agreement in a form mutually acceptable to Diamondback and such underwriter(s), provided that (i) the time period for which the restriction on trading of Diamondback’s shares set forth in such lockup agreement will not exceed 60 days without Diamondback’s approval and will not be any longer than any lock-up period agreed to by any other locked up persons (including directors and officers) and (ii) the lockup agreement will fall away with respect to Diamondback to the extent that any other locked up persons (including directors and officers) are released.

Section 16 Matters

Viper and Endeavor Energy Resources have agreed that prior to the Closing Date, each of Viper and Endeavor Energy Resources will take all required steps (to the extent permitted by Law) to cause any acquisitions of common stock (including derivative securities with respect to common stock) resulting from the transactions contemplated by the Drop Down Purchase Agreement by each individual who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Viper to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Conversion of 1979 Royalties GP

Endeavor Energy Resources has agreed that prior to the Closing Date it will cause 1979 Royalties GP to be merged with and into a newly formed, wholly owned limited liability company subsidiary of Endeavor Energy Resources with such entity continuing as the surviving entity of such merger. As a result, 1979 Royalties GP will be treated as an entity disregarded from its owner for U.S. federal income tax purposes.

Indemnification

Upon the consummation of the Closing, both Endeavor Energy Resources and the Operating Company agree to pay, defend, indemnify, reimburse and hold harmless the other Party, its Affiliates and its and their respective directors, partners, members, owners, managers, officers, agents, attorneys and employees for, from and against any Loss incurred, suffered, paid by or resulting to any of the indemnified parties and which results from, arises out of or is in connection with, is based upon, or exists pursuant to certain factors listed in the Drop Down Purchase Agreement. The Party who has suffered or incurred any Loss and seeks indemnification under the Drop Down Purchase Agreement must provide written notice to the Party from whom indemnification is sought. The failure to provide written notice will not relieve any Party from liability under the Drop Down Purchase Agreement (i) except to the extent the indemnifying party has been actually and materially prejudiced by such failure or (ii) such notification is received after the termination of the applicable survival period set forth in the Drop Down Purchase Agreement. Indemnification may be subject to important qualifications, limitations and supplemental information agreed to by the Parties in connection with negotiating the terms of the Drop Down Purchase Agreement.

The Operating Company and Endeavor Energy Resources agree to treat any indemnity payments made pursuant to the Drop Down Purchase Agreement as adjustments to the Purchase Price for U.S. federal and applicable state income Tax purposes except to the extent otherwise required by law.

Tax Matters

Responsibility for Filing Tax Returns and Paying Taxes

Endeavor Energy Resources has agreed to cause the Company Group to prepare and timely file or cause to be prepared and timely filed all Tax Returns with respect to Flow-Through Income Taxes of the Company Group that relate to any Tax period ending on or prior to the Closing Date that are required to be filed after the Closing

Date (“Pre-Closing Flow-Through Returns”). In addition, Endeavor Energy Resources has agreed to prepare and file (or cause to be prepared and filed) all Seller Consolidated Returns, and will pay or will cause its Affiliates (other than members of the Company Group) to pay all Taxes imposed on or with respect to any Seller Consolidated Group. Endeavor Energy Resources has agreed to cause all such Tax Returns with respect to Texas franchise Taxes imposed on any Seller Consolidated Group for any taxable period to be prepared in accordance with the terms of the DBE/Viper Tax Sharing Agreement.

The Operating Company has agreed to pay to Endeavor Energy Resources the amount of certain Company Taxes with respect to such Seller Consolidated Return that are allocable to the portion of the Straddle Period beginning on the Effective Time (determined in accordance to the Drop Down Purchase Agreement) to the extent not accounted for in the adjustments to the Purchase Price made pursuant to the Drop Down Purchase Agreement.

After the Closing Date, the Operating Company will (a) be responsible for paying any Company Taxes for any (i) Tax period that ends before the Effective Time or (ii) Straddle Period, in each case, that become due and payable after the Closing Date and will file with the appropriate Governmental Authority any and all Tax Returns (other than any Pre-Closing Flow-Through Returns and any Seller Consolidated Returns) required to be filed after the Closing Date with respect to such Company Taxes, (b) submit each such Tax Return to Endeavor Energy Resources for its review and comment reasonably in advance of the due date therefor, and (c) timely file any such Tax Return, incorporating any comments received from Endeavor Energy Resources prior to the due date therefor.

Allocation of Taxes

Endeavor Energy Resources has agreed to bear all Company Taxes for (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. The Operating Company will be allocated and bear all Company Taxes attributable to (i) any Tax period beginning at or after the Effective Time and (ii) the portion of any Straddle Period beginning at the Effective Time.

For purposes of determining the amounts of any Pre-Effective Time Company Taxes and any Post-Effective Time Company Taxes (i) Company Taxes that are attributable to the severance or production of Hydrocarbons (other than Company Taxes described in clause (iii) below) will be allocated based on severance or production occurring before the Effective Time (which will be Endeavor Energy Resources’ responsibility) and from and after the Effective Time (which will be the Operating Company’s responsibility); (ii) Company Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Company Taxes described in clause (i) or clause (iii)) will be allocated based on transactions giving rise to such Company Taxes occurring before the Effective Time (which will be Endeavor Energy Resources’ responsibility) and from and after the Effective Time (which will be the Operating Company’s responsibility); (iii) Company Taxes that are ad valorem, property or other Company Taxes imposed on a periodic basis will be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time (which will be Endeavor Energy Resources’ responsibility) and the portion of the Straddle Period beginning at the Effective Time (which will be the Operating Company’s responsibility) and (iv) Company Taxes that are Income Taxes payable by any Company Group member with respect to any Straddle Period will be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by determining (1) the amount of such Company Taxes that would be payable if the Straddle Period ended on the date immediately preceding the date on which the Effective Time occurs, which amount will be a Pre-Effective Time Company Tax, and (2) the amount of such Company Taxes that would be payable if the Straddle Period began on the date on which the Effective Time occurs, which amount will be a Post-Effective Time Company Tax.

To the extent the actual amount of a Company Tax is not known at the time an adjustment is to be made with respect to such Company Tax pursuant to the terms of the Drop Down Purchase Agreement, the Parties will utilize the most recent information available in estimating the amount of such Company Tax for purposes of such adjustment. To the extent the actual amount of any Company Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the final determination of the Purchase Price as finally determined pursuant to the terms of the Drop Down Purchase Agreement, timely payments will be made from one Party to the applicable other Party to the extent necessary to cause each Party to bear the amount of such Company Tax that is allocable to such Party under the Drop Down Purchase Agreement.

Transfer Taxes

The Operating Company and Endeavor Energy Resources have agreed to each be responsible for and will pay fifty percent (50%) of (a) any state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by the Drop Down Purchase Agreement and (b) all required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Company Assets to the Operating Company.

Representations and Warranties

The Drop Down Purchase Agreement contains a number of representations and warranties made by the Parties that are subject in some cases to exceptions and qualifications (including exceptions to the effect that there have not been, and would not reasonably be expected to be, a “Material Adverse Effect” (as defined below)).

The representations and warranties made by each Party under the Drop Down Purchase Agreement relate to, among other things:

•	due organization, valid existence, good standing and qualification to do business;

•	due authorization of each Party to enter into the Drop Down Purchase Agreement and consummate the transactions and agreements contemplated thereby;

•	the absence of any conflicts or violations of organizational documents and other material agreements or Law;

•	the absence of any pending or threatened legal proceedings challenging the consummation, legality or validity of the transactions contemplated by the Drop Down Purchase Agreement;

•	broker’s and finder’s fees;

•	the absence of any bankruptcy proceeding; and

•	with respect to Viper, accuracy of information supplied or to be supplied in connection with this proxy statement.

The Drop Down Purchase Agreement also contains additional representations and warranties of Endeavor Energy Resources relating to, among other things, the following:

•	ownership of the Target Interests;

•	accredited investor and investment intent; and

•	independent investigation and analysis of the Equity Consideration.

The Drop Down Purchase Agreement also contains additional representations and warranties of the Company Group relating to, among other things, the following:

•	tax matters;

•	compliance with laws, permits and regulatory bodies and regulatory status;

•	material contracts and the absence of breach or default of material contracts;

•	required consents and approvals from Governmental Authorities and certain third parties;

•	the absence of any preferential rights to purchase;

•	the absence of hedges;

•	the absence of any suspense funds;

•

with respect to the Oil and Gas Assets, the absence of (i) any agreement to develop such Oil and Gas Assets as a participating mineral owner and (ii) any oil and gas operations conducted by any member of the Company Group;

•	royalties or revenues;

•	certain matters concerning Oil and Gas Leases;

•	capitalization;

•	accuracy of financial statements;

•	the absence of material undisclosed liabilities or off-balance-sheet arrangement;

•	bank accounts;

•	books and records;

•	Defensible Title to the Oil and Gas Assets;

•	the absence of dividends or distributions;

•	environmental matters;

•	the absence of any arrangement that requires the delivery of Hydrocarbons or proceeds; and

•	the absence of imbalances in certain oil and gas production.

The Drop Down Purchase Agreement also contains additional representations and warranties of the Buyer Parties relating to, among other things, the following:

•	financially ability to consummate the transaction;

•	the issuance of the Class B Common Stock and OpCo Units;

•	accredited investor and investment intent;

•	independent evaluation;

•	capitalization;

•	documents filed with SEC and financial statements;

•	internal controls and disclosure controls and procedures relating to financial reporting and listing exchange;

•	eligibility to file registration statements on Form S-3;

•	the Operating Company’s independent investigation; and

•	inspection of the Company Assets.

Material Adverse Effect

For purposes of the Drop Down Purchase Agreement, “Material Adverse Effect” means, any circumstance, change or effect that has had or would be reasonably likely to have, individually or in the aggregate with any other circumstance, change or effect, a material and adverse effect on the ownership, operation or financial condition of the Company Assets, taken as a whole, but will exclude any circumstance, change or effect resulting or arising from:

•	any change in general conditions in the industries or markets in which the Parties operate;

•	seasonal reductions in revenues or earnings of a Party in the ordinary course of its business;

•

any adverse change, event or effect on the global, national or regional energy industry as a whole, including any such change to energy prices or the value of oil and gas assets and properties or other commodities, goods or services, or the availability or costs of hedges;

•

national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;

•	changes in GAAP or the interpretation thereof;

•

the entry into or announcement of the Drop Down Purchase Agreement, any action by a Party that is expressly permitted by the Drop Down Purchase Agreement, or the consummation of the transactions contemplated by the Drop Down Purchase Agreement (provided that the exercise by any Third Party of any preferential purchase right, right or first offer, right of first refusal or other similar right of a Third Party to acquire any Company Assets in anticipation of Endeavor Energy Resources entering into the Drop Down Purchase Agreement or the transactions contemplated thereby will not be excluded);

•	matters that will be reflected in the determination of the Adjustment Amount;

•

any failure to meet internal or Third Party projections or forecasts or revenue or earnings or reserve predictions, including as a result of the failure of any Third Party operator or working interest owner to develop all or a portion of any Oil and Gas Asset or any other action taken or failed to be taken by a Third Party operator or owner or working interests with respect to any Oil and Gas Asset;

•	changes or developments in financial or securities markets or the economy in general;

•

natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business consistent with ordinary, prudent and customary practices in the oil and natural gas exploration and production industry;

•	acts or failures to act of any Governmental Authorities and changes in Law or the interpretation thereof; or

•	effects of weather, meteorological events, natural disasters or other acts of God.

Amendments; Waiver

The Drop Down Purchase Agreement may be amended, modified or waived, in whole or in part, at any time with written authorization of each Party. The Buyer Parties cannot agree to any changes unless prior approval by the Audit Committee has been received.

Applicable Law; Jurisdiction

The Drop Down Purchase Agreement is governed by Texas law and the Parties have agreed to waive trial by jury in respect to any legal proceedings arising out of the Drop Down Purchase Agreement.

Waiver of Special Damages

The Parties agreed to waive any right to claim any special damages (as defined in the Drop Down Purchase Agreement).

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pending Drop Down Transaction

On January 30, 2025, Viper Energy, Inc. (“Viper” or the “Company”) and Viper Energy Partners LLC (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor Energy Resources, LP (the “Seller”), 1979 Royalties LP (“1979 Royalties”) and 1979 Royalties GP, LLC (collectively, the “Endeavor Subsidiaries”), each of which is a subsidiary of the Company’s parent Diamondback Energy, Inc. (“Diamondback”), to acquire the Endeavor Subsidiaries from the Seller for consideration consisting of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 units representing limited liability company interests in the Operating Company (“OpCo Units”) and an equivalent number of shares of the Company’s Class B Common Stock, par value $0.000001 per share (“Class B Common Stock”) (collectively, the “Equity Issuance”), in each case subject to customary closing adjustments including, among other things, for net title benefits (such transaction, the “Pending Drop Down”). The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, (i) the Seller convey certain overriding royalty interests to 1979 Royalties, (ii) D.G. Royalty, LLC, which is 100% indirectly owned by the Seller, convey royalty interests comprising substantially all of its assets to 1979 Royalties, and (iii) Wyatt Energy Partners, which is 100% indirectly owned by the Seller, convey certain fee minerals in non-producing undeveloped acreage to 1979 Royalties.

The OpCo Units and the Class B Common Stock to be issued in the Pending Drop Down, as well as the OpCo Units and Class B Common Stock otherwise beneficially owned by Diamondback, are exchangeable from time to time for shares of the Company’s Class A Common Stock, par value $0.000001 per share (the “Class A Common Stock”) (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock). The mineral and royalty interests owned by the Endeavor Subsidiaries and to be acquired in the Pending Drop Down represent approximately 22,847 net royalty acres in the Permian Basin, approximately 69% of which are operated by Diamondback, and have an average net royalty interest of approximately 2.8% and oil production of approximately 17,097 BO/d (the “Endeavor Mineral and Royalty Interests”).

The Company expects to fund the $1.0 billion cash portion of the Pending Drop Down with the proceeds from its public equity offering completed on February 3, 2025 (the “2025 Equity Offering”) of 28,336,000 shares of its Class A Common Stock. The Pending Drop Down will be accounted for as a transaction between entities under common control with the Endeavor Mineral and Royalty Interests recorded at the Seller’s historical carrying value in the Company’s consolidated balance sheet. Diamondback recently acquired the Endeavor Mineral and Royalty Interests in its merger with the Seller in September 2024. Diamondback’s current historical carrying value of the Endeavor Mineral and Royalty Interests is approximately $4.3 billion.

The completion of the Pending Drop Down is subject to (i) the approval of the Pending Drop Down by the holders of a majority of the voting power of the Company’s common stock entitled to vote at the special meeting of the Company’s stockholders, voting together as a single class, excluding the shares beneficially owned by Diamondback and its subsidiaries, (ii) the approval of the Equity Issuance by a majority of the total votes cast on such proposal at the special meeting, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which expired at 11:59 p.m. Eastern Time on March 10, 2025, and (iv) the satisfaction or waiver of other customary closing conditions.

Previously Completed Significant Acquisitions

TWR Acquisition

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2024, Viper and the Operating Company completed the acquisition, on

October 1, 2024 (the “TWR Closing Date”), of all of the issued and outstanding equity interests in Tumbleweed Royalty IV, LLC and TWR IV SellCo LLC (collectively, “TWR”) pursuant to a definitive purchase and sale agreement (the “TWR Acquisition”). The mineral and royalty interests acquired in the TWR Acquisition represent approximately 3,067 net royalty acres in the Permian Basin. Consideration for the TWR Acquisition consisted of (i) cash consideration of approximately $464.2 million, including transaction costs and certain customary post-closing adjustments, (ii) 10,093,670 OpCo Units and an option to acquire an equal number of shares of Class B Common Stock, and (iii) contingent cash consideration of up to $41.0 million payable in January of 2026, based on the average price of West Texas Intermediate (WTI) sweet crude oil prompt month futures contracts for the calendar year 2025 (the “WTI 2025 Average”). The cash consideration was funded through a combination of cash on hand, borrowings under the Operating Company’s revolving credit facility and proceeds from a public offering of Class A Common Stock in September 2024.

Tumbleweed Acquisitions

On September 3, 2024 (the “Q&M Closing Date”), the Company completed the related acquisitions of all of the issued and outstanding equity interests in (i) Tumbleweed-Q Royalties, LLC (“Tumbleweed Q”) from Tumbleweed-Q Royalty Partners, LLC (the “Q Acquisition”), and (ii) MC TWR Royalties, LP and MC TWR Intermediate, LLC (collectively, “Tumbleweed M”) from MC Tumbleweed Royalty, LLC ( the “M Acquisition”), pursuant to definitive purchase and sale agreements (collectively, the “Q&M Acquisitions).

The mineral and royalty interests acquired in the Q Acquisition represent approximately 406 net royalty acres in the Permian Basin. Consideration for the Q Acquisition consisted of (i) $114.0 million in cash, including transaction costs and certain customary post-closing adjustments, and (ii) contingent cash consideration of up to $5.4 million payable in January of 2026, based on the WTI 2025 Average.

The mineral and royalty interests acquired in the M Acquisition represent approximately 267 net royalty acres in the Permian Basin. Consideration for the M Acquisition consisted of (i) $76.1 million in cash, including transaction costs and certain customary post-closing adjustments, and (ii) contingent cash consideration of up to $3.6 million payable in January of 2026, based on the WTI 2025 Average.

The TWR Acquisition, Q Acquisition and M Acquisition (collectively, the “Tumbleweed Acquisitions”) were accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). As such, for pro forma purposes, the fair value of the consideration paid by the Company for each of the Tumbleweed Acquisitions and the allocation of that amount to the underlying assets acquired was recorded on a relative fair value basis. Additionally, transaction costs directly related to the Tumbleweed Acquisitions were capitalized as a component of the purchase price.

Pro Forma Financial Statement Presentation

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the Company’s historical consolidated financial statements, adjusted to give effect to transaction adjustments for (i) the assets to be acquired by the Company in the Pending Drop Down, (ii) the funding of the purchase price for the Pending Drop Down, including the 2025 Equity Offering, and (iv) the impacts of the previously completed Tumbleweed Acquisitions not reflected in the Company’s historical consolidated financial statements for the year ended December 31, 2024.

The following pro forma financial statements present (i) the Company’s unaudited condensed combined pro forma balance sheet as of December 31, 2024 (the “pro forma balance sheet”) and (ii) the Company’s unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024.

The pro forma balance sheet assumes that the 2025 Equity Offering executed to fund the cash consideration for the Pending Drop Down all occurred on December 31, 2024.

The pro forma statements of operations for the year ended December 31, 2024 give pro forma effect to (i) the Tumbleweed Acquisitions through the respective Closing Dates, (ii) the Pending Drop Down, and (iii) the 2025 Equity Offering as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

The pro forma adjustments related to the Tumbleweed Acquisitions, the Pending Drop Down and the 2025 Equity Offering are based on available information and certain assumptions that management believes are factually supportable, as further described below in Note 3—Pro Forma Adjustments and Assumptions. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

These pro forma financial statements are for information purposes only and do not purport to represent what the Company’s financial position and results of operations would have been had the Tumbleweed Acquisitions, the Pending Drop Down and the 2025 Equity Offering occurred on the dates indicated. The pro forma financial statements do not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, and, accordingly, do not attempt to predict or suggest future results. As such, these pro forma financial statements should not be used to project the Company’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statements have been developed from and should be read in conjunction with:

a.	the separate historical consolidated financial statements and related notes thereto in the Company’s filings with the SEC;

b.

the historical unaudited consolidated financial statements of TWR and related notes for the nine months ended September 30, 2024, which are incorporated by reference from Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on January 30, 2025; and

c.	the audited statements of revenues and direct operating expenses and related notes for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and 2023.

Viper Energy, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of December 31, 2024
	Historical	Pending Drop Down
	Viper	Acquisition Transaction Adjustments (Note 3)		Viper Pro Forma Combined
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$26,851	$194,945	(b)(c)(d)	$221,796
Royalty income receivable (net of allowance for credit losses)	149,234	—		149,234
Royalty income receivable—related party	30,971	—		30,971
Income tax receivable	2,238	—		2,238
Derivative instruments	17,638	—		17,638
Prepaid expenses and other current assets	11,112	—		11,112

Total current assets	238,044	194,945		432,989

Property:
Oil and natural gas interests, full cost method of accounting	5,712,671	4,258,516	(b)(c)	9,971,187
Land	5,688	—		5,688
Accumulated depletion and impairment	(1,080,764)	—		(1,080,764)

Property, net	4,637,595	4,258,516		8,896,111
Deferred income taxes (net of allowances)	185,235	—		185,235
Other assets	8,166	—		8,166

Total assets	$5,069,040	$4,453,461		$9,522,501

Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$85	$—		$85
Accounts payable—related party	1,980	—		1,980
Accrued liabilities	42,272	—		42,272
Derivative instruments	2,323	—		2,323
Income taxes payable	2,034	—		2,034

Total current liabilities	48,694	—		48,694
Long-term debt, net	1,082,979	—		1,082,979
Other long-term liabilities	30,148	—		30,148

Total liabilities	1,161,821	—		1,161,821
Stockholders’ equity:
Class A Common Stock, $0.000001 par value	—	—		—
Class B Common Stock, $0.000001 par value	—	—		—
Additional paid-in capital	1,568,560	1,202,303	(d)	2,770,863
Retained earnings (accumulated deficit)	118,444	—		118,444

Total Viper Energy, Inc. stockholders’ equity	1,687,004	1,202,303		2,889,307
Non-controlling interest	2,220,215	3,251,158	(b)	5,471,373

Total equity	3,907,219	4,453,461		8,360,680

Total liabilities and unitholders’ equity	$5,069,040	$4,453,461		$9,522,501

Viper Energy, Inc.

Unaudited Condensed Combined Statement of Operations

	Year Ended December 31, 2024
	Historical				Transaction Accounting Adjustments (Note 3)
	Viper	TWR Acquisition	Q Acquisition	M Acquisition	Reclass Adjustments		Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, except per share amounts)
Operating income:
Royalty income	$853,576	$53,891	$7,338	$4,846	$(1,217	)(a)	$—		$918,434
Lease bonus income—related party	227	—	—	—	—		—		227
Lease bonus income	5,944	—	—	—	6,244	(a)	—		12,188
Lease bonus and other	—	4,271	1,182	791	(6,244	)(a)	—		—
Other operating income	640	—	—	—	—		—		640

Total operating income	860,387	58,162	8,520	5,637	(1,217)		—		931,489

Costs and expenses:
Lease operating expenses	—	—	—	—	209	(a)	—		209
Production and ad valorem taxes	60,882	3,368	498	260	—		—		65,008
Gathering and transportation	—	1,046	115	56	(1,217	)(a)	—		—
Depletion	214,412	—	—	—	27,110	(a)	(2,422	)(e)(f)	239,100
Depletion, depreciation and amortization	—	22,351	2,851	1,908	(27,110	)(a)	—		—
General and administrative expenses—related party	10,541	—	—	—	—		—		10,541
General and administrative expenses	8,100	114,596	1,926	476	(209	)(a)	(116,255	)(e)	8,634
Other operating (income) expense	55	—	—	—	—		—		55

Total costs and expenses	293,990	141,361	5,390	2,700	(1,217)		(118,677)		323,547

Income (loss) from operations	566,397	(83,199)	3,130	2,937	—		118,677		607,942
Other income (expense):
Interest expense, net	(73,848)	—	—	—	43	(a)	(15,151	)(e)(g)	(88,956)
Interest expense	—	(119)	—	—	119	(a)	—		—
Interest income	—	162	—	—	(162	)(a)	—		—
Gain (loss) on derivative instruments, net	11,386	—	—	—	—		(1,230	)(h)	10,156
Earnings from equity method investment	—	1,150	—	—	—		(1,150	)(e)	—

Total other income (expense), net	(62,462)	1,193	—	—	—		(17,531)		(78,800)

Income (loss) before income taxes	503,935	(82,006)	3,130	2,937	—		101,146		529,142
Provision for (benefit from) income taxes	(99,711)	275	39	25	—		2,498	(e)(j)	(96,874)

Net income (loss)	603,646	(82,281)	3,091	2,912	—		98,648		626,016
Net income (loss) attributable to non-controlling interest	244,401	—	—	—	—		12,118	(i)	256,519

Net income (loss) attributable to Viper Energy, Inc.	$359,245	$(82,281)	$3,091	$2,912	$—		$86,530		$369,497

Net income (loss) attributable to common shares:
Basic	$3.82								$3.62
Diluted	$3.82								$3.62
Weighted average number of common shares outstanding:
Basic	93,932						8,044	(k)	101,976
Diluted	93,932						8,044	(k)	101,976

Viper Energy, Inc.

Unaudited Condensed Combined Statement of Operations—Continued

	Year Ended December 31, 2024
	Historical		Acquisition Transaction Adjustments (Note 3)
	Viper(1)	Pending Drop Down			Viper Pro Forma Combined
	(In thousands, except per share amounts)
Operating income:
Royalty income	$918,434	$461,086	$—		$1,379,520
Lease bonus income—related party	227	—	—		227
Lease bonus income	12,188	—	—		12,188
Other operating income	640	—	—		640

Total operating income	931,489	461,086	—		1,392,575

Costs and expenses:
Lease operating expenses	209	—	—		209
Production and ad valorem taxes	65,008	32,276	—		97,284
Depletion	239,100	—	210,710	(l)	449,810
General and administrative expenses—related party	10,541	—	—		10,541
General and administrative expenses	8,634	—	—		8,634
Other operating (income) expense	55	—	—		55

Total costs and expenses	323,547	32,276	210,710		566,533

Income (loss) from operations	607,942	428,810	(210,710)		826,042
Other income (expense):
Interest expense, net	(88,956)	—	—		(88,956)
Gain (loss) on derivative instruments, net	10,156	—	—		10,156

Total other income (expense), net	(78,800)	—	—		(78,800)

Income (loss) before income taxes	529,142	428,810	(210,710)		747,242
Provision for (benefit from) income taxes	(96,874)	—	15,416	(n)	(81,458)

Net income (loss)	626,016	428,810	(226,126)		828,700
Net income (loss) attributable to non-controlling interest	256,519	—	146,968	(m)	403,487

Net income (loss) attributable to Viper Energy, Inc.	$369,497	$428,810	$(373,094)		$425,213

Net income (loss) attributable to common shares:
Basic	$3.62				$3.26
Diluted	$3.62				$3.26
Weighted average number of common shares outstanding:
Basic	101,976		28,336	(o)	130,312
Diluted	101,976		28,336	(o)	130,312

(1)

Viper’s historical income statement for the year ended December 31, 2024 in this table includes the effects of pro forma adjustments for the Tumbleweed Acquisitions from the pro forma condensed combined statement of operations above.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

The accompanying pro forma financial statements were prepared based on the historical consolidated financial statements of the Company, TWR, Tumbleweed Q, Tumbleweed M and the historical statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests. Pro forma adjustments have been made to reflect certain transaction accounting adjustments, as discussed further in Notes 2 and 3. The pro forma balance sheet gives effect to the Pending Drop Down as if it had been completed on December 31, 2024. The pro forma statements of operations for the year ended December 31, 2024 give pro forma effect to the Q&M Acquisitions through the Q&M Closing Date, the TWR Acquisition through the TWR Closing Date, and the Pending Drop Down and 2025 Equity Offering through December 31, 2024 as if all of the transactions had occurred on January 1, 2024, the beginning of the earliest period presented.

The Tumbleweed Acquisitions are accounted for as acquisitions of assets under ASC 805. The Company therefore recognized the assets acquired and liabilities assumed in the Tumbleweed Acquisitions based on their costs to the Company, which includes the total consideration paid as well as capitalization of all transaction costs incurred.

The Pending Drop Down is accounted for as a transaction between entities under common control with the properties acquired recorded at the Seller’s historical carrying value in the pro forma consolidated balance sheet.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statements. The pro forma financial statements are provided for illustrative purposes only and do not purport to be indicative of what the Company’s actual results of operations and financial position would have been on a consolidated basis if the Tumbleweed Acquisitions and the Pending Drop Down had occurred on the dates indicated, nor are they indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statements of operations are based on the weighted average number of the Company’s Class A Common Stock outstanding, assuming the Tumbleweed Acquisitions and related equity offering, the Pending Drop Down and the 2025 Equity Offering occurred at the beginning of the earliest period presented.

2. CONSIDERATION AND PURCHASE PRICE ALLOCATION

The Company has performed a preliminary analysis of the total consideration paid for the assets and liabilities acquired in the Pending Drop Down. Total consideration for the Pending Drop Down, including all estimated associated transaction costs, has been allocated to the assets acquired and liabilities assumed in each respective transaction. Due to the fact that the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The following table summarizes the preliminary purchase price for the Pending Drop Down as of March 11, 2025, and the allocation of the total consideration to the assets acquired and liabilities assumed in each transaction (in thousands except OpCo Units and per unit amounts):

Consideration:	Pending Drop Down
OpCo Units issued	69,626,640

OpCo Unit consideration(1)	$3,251,158
Cash consideration	1,000,000
Transaction costs	7,358

Total consideration (including fair value of OpCo Units issued)	$4,258,516

Purchase price allocation to assets acquired:

Oil and natural gas interests	$4,258,516

(1)

The value of the OpCo Unit consideration is based on the portion of the historical carrying value of the Endeavor Mineral and Royalty Interests allocated to the OpCo units in accordance with the guidance in ASC 805 for common control transactions.

The total consideration for the Pending Drop Down has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statements of operations. The total value of consideration for the Pending Drop Down is subject to change based on changes in the historical carrying value of the Endeavor Mineral and Royalty Interests and customary purchase price adjustments including post-close adjustments and actual transaction costs incurred.

3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statements have been prepared to illustrate the effect of the Tumbleweed Acquisitions and the Pending Drop Down and have been prepared for informational purposes only.

Reclassifications

(a) The following reclassifications were made to conform the historical consolidated financial statements for the Tumbleweed Acquisitions to Viper’s presentation:

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024

•	Reclassification of $6.2 million from Lease bonus and other to Lease bonus income;

•	Reclassification of $1.2 million from Gathering and transportation to Royalty income;

•	Reclassification of $27.1 million from Depletion, depreciation and amortization to Depletion;

•	Reclassification of $0.2 million from General and administrative expenses to Lease operating expenses; and

•	Reclassification of $(0.2) million from Interest income and $0.1 million from Interest expense to Interest expense, net.

Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

(b) Reflects the preliminary allocation of consideration for the Pending Drop Down, including $1.0 billion in estimated cash consideration and $3.3 billion allocated to the value of the expected issuance of 69,626,640 OpCo Units to the Seller as an increase to Oil and natural gas interests, full cost method of accounting and Non-controlling interest. See Note 2—Consideration and Purchase Price Allocation.

(c) Reflects the $7.4 million of transaction costs capitalized as part of the initial measurement of the assets acquired in accordance with the accounting rules for an asset acquisition as an increase to Oil and natural gas interests, full cost method of accounting, and a decrease to Cash and cash equivalents. Note 2—Consideration and Purchase Price Allocation.

(d) Reflects the net proceeds from the 2025 Equity Offering of $1.2 billion, which are expected to fund the cash portion of the Pending Drop Down consideration.

Statements of Operations

The adjustments included in the pro forma condensed combined statements of operations for the year ended December 31, 2024 are as follows:

(e) Reflects the elimination of certain expenses not included in the entities acquired in the Tumbleweed Acquisitions as follows:

•	a decrease of $14 thousand in Depletion;

•	a decrease of $116.3 million in General and administrative expenses;

•	a decrease of $40 thousand in Interest expense, net;

•	a decrease of $1.2 million in Earnings from equity method investment; and

•	a decrease of $0.3 million in Provision for (benefit from) income taxes.

(f) Reflects a $2.4 million net decrease in Depletion computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to Oil and natural gas interests, full cost method of accounting, as if the Tumbleweed Acquisitions were consummated on January 1, 2024.

(g) Reflects the estimated interest expense that would have been recorded in 2024 with respect to the incremental borrowings used to fund a portion of the cash consideration for the TWR Acquisition and the elimination of historical interest expense associated with the Tumbleweed Acquisitions. The effective interest rate as of October 1, 2024 of approximately 7.2%, was applied to the incremental outstanding borrowings on Viper’s revolving credit facility of $280.0 million, resulting in an increase to pro forma Interest expense, net of $15.1 million.

(h) The Tumbleweed Acquisitions include provisions for amounts contingently payable by Viper based on the satisfaction of certain commodity price thresholds in the future. This adjustment reflects the changes in fair value of the related contingent consideration liability of Viper through the respective Q&M Closing Date and the TWR Closing Date.

(i) Reflects the impact to Net income (loss) attributable to non-controlling interest of (i) issuing 11,500,000 shares of Viper’s Class A Common Stock to the public in September 2024 to partially fund the cash consideration for the TWR Acquisition, and (ii) issuing 10,093,670 OpCo Units for an approximate 5.1% ownership interest in the Operating Company as partial consideration for the TWR Acquisition.

(j) Reflects the estimated impact to the income tax provision associated with the incremental pro forma income before taxes attributable to Viper, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.7% for the year ended December 31, 2024.

(k) Reflects the public issuance of 11,500,000 shares of Viper Class A Common Stock in September 2024 to fund a portion of the cash consideration for the TWR Acquisition as though the issuance took place on

January 1, 2024. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the year ended December 31, 2024:

	Year Ended December 31, 2024
	Viper (Historical)	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$359,245	$369,497
Less: distributed and undistributed earnings allocated to participating securities	583	597

Net income (loss) attributable to common unitholders	$358,662	$368,900

Weighted average common units outstanding:
Basic weighted average common units outstanding	93,932	101,976
Effect of dilutive securities:
Potential common units issuable	—	—

Diluted weighted average common units outstanding	93,932	101,976

Net income (loss) per common unit, basic	$3.82	$3.62
Net income (loss) per common unit, diluted	$3.82	$3.62

(l) Reflects the change in Depletion for the year ended December 31, 2024 computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to Oil and natural gas interests, full cost method of accounting, as if the Pending Drop Down was consummated on January 1, 2024.

(m) Reflects the impact to Net income (loss) attributable to non-controlling interest of (i) issuing 28,336,000 shares of Viper’s Class A Common Stock to the public in the 2025 Equity Offering to partially fund the cash consideration for the Pending Drop Down, and (ii) issuing 69,626,640 OpCo Units to the Sellers as partial consideration for the Pending Drop Down.

(n) Reflects the estimated incremental income tax provision associated with the incremental pro forma income before taxes attributable to Viper, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.7% for the year ended December 31, 2024.

(o) Reflects the public issuance of approximately 28,336,000 shares of Viper Class A Common Stock in the 2025 Equity Offering to fund the cash consideration for the Pending Drop Down as if they had been issued on January 1, 2024. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

	Year Ended December 31, 2024
	Viper (Historical)(1)	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$369,497	$425,213
Less: distributed and undistributed earnings allocated to participating securities	597	675

Net income (loss) attributable to common unitholders	$368,900	$424,538

Weighted average common units outstanding:
Basic weighted average common units outstanding	101,976	130,312
Effect of dilutive securities:
Potential common units issuable	—	—

Diluted weighted average common units outstanding	101,976	130,312

Net income (loss) per common unit, basic	$3.62	$3.26
Net income (loss) per common unit, diluted	$3.62	$3.26

(1)

Viper’s historical income statement and earnings per share amounts for the year ended December 31, 2024 include the effects of the pro forma adjustments for the Tumbleweed Acquisitions in the pro forma condensed combined statement of operations.

4. SUPPLEMENTAL PRO FORMA OIL AND NATURAL GAS RESERVES INFORMATION

Net Proved Reserves

The historical information regarding net proved oil and natural gas reserves attributable to Viper’s interests and the Pending Drop Down in proved properties as of December 31, 2024, is based on reserve estimates prepared by Viper’s internal reservoir engineers and audited by Ryder Scott, LLP, an independent petroleum engineering firm. The reserves attributable to the Tumbleweed Acquisitions are included in Viper’s historical activity during and for the year ended December 31, 2024.

	Oil (MBbls)
	Viper Historical	Pending Drop Down	Pro Forma Total(1)
As of December 31, 2023	89,903	55,373	145,276
Purchase of reserves in place	7,891	—	7,891
Extensions and discoveries	13,099	—	13,099
Revisions of previous estimates	(6,472)	272	(6,200)
Divestitures	(919)	—	(919)
Production	(9,939)	(5,459)	(15,398)

As of December 31, 2024	93,563	50,186	143,749

Proved Developed Reserves:
December 31, 2024	76,020	32,216	108,236
Proved Undeveloped Reserves:
December 31, 2024	17,543	17,970	35,513

	Natural Gas (MMcf)
	Viper Historical	Pending Drop Down	Pro Forma Total(1)
As of December 31, 2023	263,578	190,988	454,566
Purchase of reserves in place	20,310	—	20,310
Extensions and discoveries	33,498	—	33,498
Revisions of previous estimates	4,449	956	5,405
Divestitures	(4,605)	—	(4,605)
Production	(24,606)	(14,524)	(39,130)

As of December 31, 2024	292,624	177,420	470,044

Proved Developed Reserves:
December 31, 2024	253,271	120,668	373,939
Proved Undeveloped Reserves:
December 31, 2024	39,353	56,752	96,105

	Natural Gas Liquids (MBbls)
	Viper Historical	Pending Drop Down	Pro Forma Total(1)
As of December 31, 2023	45,416	36,482	81,898
Purchase of reserves in place	3,665	—	3,665
Extensions and discoveries	6,254	—	6,254
Revisions of previous estimates	2,837	155	2,992
Divestitures	(451)	—	(451)
Production	(4,181)	(2,639)	(6,820)

As of December 31, 2024	53,540	33,998	87,538

Proved Developed Reserves:
December 31, 2024	45,633	22,751	68,384
Proved Undeveloped Reserves:
December 31, 2024	7,907	11,247	19,154

	Total (MBOE)
	Viper Historical	Pending Drop Down	Pro Forma Total(1)
As of December 31, 2023	179,249	123,686	302,935
Purchase of reserves in place	14,941	—	14,941
Extensions and discoveries	24,936	—	24,936
Revisions of previous estimates	(2,894)	587	(2,307)
Divestitures	(2,138)	—	(2,138)
Production	(18,221)	(10,519)	(28,740)

As of December 31, 2024	195,873	113,754	309,627

Proved Developed Reserves:
December 31, 2024	163,865	75,078	238,943
Proved Undeveloped Reserves:
December 31, 2024	32,009	38,676	70,685

(1)

Estimates of reserves as of December 31, 2024 were prepared using the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the 12-month period ended December 31, 2024, in accordance with SEC guidelines. Reserve estimates do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties. Although we believe these estimates are reasonable, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. MBOE equivalents are calculated using a conversion rate of six MMcf per one MBbl for natural gas.

Standardized Measure

The following table presents the pro forma condensed combined standardized measure of discounted future net cash flows attributable to the proved oil and natural gas reserves of Viper and the Pending Drop Down as of December 31, 2024. The pro forma condensed combined standardized measure shown below represents estimates only and has not been adjusted for projected combined income tax rates and does not reflect the market value of the reserves attributable to the Endeavor Mineral and Royalty Interests.

	December 31, 2024
	Viper Historical	Pending Drop Down	Pro Forma Combined
	(In thousands)
Future cash inflows	$8,322,795	$4,795,891	$13,118,686
Future production taxes	(578,310)	(338,974)	(917,284)
Future income tax expense	(748,375)	(24,911)	(773,286)

Future net cash flows	6,996,110	4,432,006	11,428,116
10% discount to reflect timing of cash flows	(3,676,566)	(2,197,460)	(5,874,026)

Standardized measure of discounted future net cash flows	$3,319,544	$2,234,546	$5,554,090

Principal changes in the standardized measure of discounted future net cash flows attributable to proved reserves are as follows:

	Year Ended December 31, 2024
	Viper Historical	Pending Drop Down	Pro Forma Combined
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$3,186,886	$2,543,110	$5,729,996
Purchase of minerals in place	354,874	—	354,874
Divestiture of reserves	(51,119)	—	(51,119)
Sales of oil and natural gas, net of production costs	(792,694)	(428,810)	(1,221,504)
Extensions and discoveries	640,438	—	640,438
Net changes in prices and production costs	(438,456)	(147,479)	(585,935)
Revisions of previous quantity estimates	(84,949)	10,129	(74,820)
Net changes in income taxes	70,333	1,723	72,056
Accretion of discount	373,790	255,740	629,530
Net changes in timing of production and other	60,441	133	60,574

Standardized measure of discounted future net cash flows at the end of the period	$3,319,544	$2,234,546	$5,554,090

DESCRIPTION OF BUSINESS OF ENDEAVOR MINERAL AND ROYALTY INTERESTS

Overview

The Endeavor Subsidiaries are privately held entities organized in Texas and focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. The Permian Basin is one of the oldest and most prolific producing basins in North America. The Permian Basin, which consists of approximately 75,000 square miles centered around Midland, Texas, has been a significant source of oil production since the 1920s. The Permian Basin is known to have a number of zones of oil and natural gas bearing rock throughout.

The Endeavor Subsidiaries are wholly owned subsidiaries of Endeavor Energy Resources, which, in turn, is 100% owned by Diamondback, Viper’s parent and controlling stockholder. Diamondback acquired Endeavor Energy Resources and its subsidiaries, including the Endeavor Subsidiaries, in a merger completed on September 10, 2024. Endeavor Energy Resources owns 100% of other entities involved in the Drop Down, such as DGR and Wyatt. Accordingly, all of Endeavor Energy Resources, the Endeavor Subsidiaries, DGR and Wyatt are under common control with Diamondback. See the section entitled “Drop Down” for additional information regarding Endeavor Energy Resources, the Endeavor Subsidiaries, DGR, Wyatt and Diamondback.

As discussed elsewhere in this proxy statement, on January 30, 2025, Viper, the Operating Company, Endeavor Energy Resources and the Endeavor Subsidiaries entered into the Drop Down Purchase Agreement, pursuant to which, if completed, the Operating Company will acquire all of the Target Interests from Endeavor Energy Resources. If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) $1.0 billion in cash and (ii) 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits. For additional information regarding the Purchase Price, including information about the adjustments to the cash and equity components thereof, see the section entitled “The Drop Down Purchase Agreement—Purchase Price.”

The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, (i) Endeavor Energy Resources convey the EER ORRIs to 1979 Royalties, (ii) DGR convey DGR Royalties to 1979 Royalties and (iii) Wyatt convey the Wyatt Minerals to 1979 Royalties (collectively, the “Conveyances”). The EER ORRIs, the DGR Royalties and the Wyatt Minerals are collectively referred to in this proxy statement as the “Conveyance Assets.” As of the date of the Drop Down Purchase Agreement, the Endeavor Subsidiaries owned mineral and royalty interests consisting of approximately 11,625 net royalty acres in the Permian Basin. After giving effect to the Conveyances of the Conveyance Assets, at closing of the Drop Down, the Endeavor Subsidiaries will own mineral and royalty interests consisting of approximately 22,847 net royalty acres in the Permian Basin (collectively, the “Endeavor Mineral and Royalty Interests”) comprising the business of the Endeavor Subsidiaries.

For the year ended December 31, 2024, production volumes from the Endeavor Mineral and Royalty Interests averaged 28,739 MBOE per day (52% oil), and 90% of royalty income generated by the Endeavor Mineral and Royalty Interests was derived from the production of oil.

As of December 31, 2024, the estimated total proved oil, natural gas and natural gas liquids reserves attributable to the Endeavor Mineral and Royalty Interests were 113,754 MBOE (comprised of 50,186 MBbl of proved oil reserves, 177,420 MMcf of proved natural gas reserves and 33,998 MBbl of proved natural gas liquids reserves), based on the reserve report, dated as of January 24, 2025, prepared by Diamondback’s internal reservoir engineers and audited by Ryder Scott Company, L.P., independent reserve engineers (“Ryder Scott”).

The Endeavor Mineral and Royalty Interests

The acreage underlying the Endeavor Mineral and Royalty Interests is primarily located in the Midland Basin, a sub-basin of the Permian Basin in Texas, with the majority of such acreage located within the Spraberry

Trend field of the Midland Basin covering six counties (or approximately 2,500 square miles), and the remaining acreage is located in the Delaware and Williston Basins. As of December 31, 2024, after giving effect to the Conveyances of the Conveyance Assets, the Endeavor Mineral and Royalty Interests consisted of approximately 22,847 net royalty acres in the Permian Basin, which interests are comprised of mineral interests, royalty interests, overriding royalty interests and non-participating royalty interests.

As of December 31, 2024, after giving effect to the Conveyances of the Conveyance Assets, approximately 21,473 net royalty acres (“NRAs”) of the Endeavor Mineral and Royalty Interests were located in the Midland Basin, and approximately 1,374 NRAs were located in the Delaware Basin. Diamondback operates approximately 73% of the Midland Basin NRAs, with an approximate 2.9% average net revenue interest (“NRI”) across high-quality and largely undeveloped acreage.

Proved Oil, Natural Gas and Natural Gas Liquids Reserves

The following tables summarize estimated oil, natural gas and natural gas liquids reserves attributable to the Endeavor Mineral and Royalty Interests as of the dates presented. The information included in these tables is based on the reserve reports prepared by Diamondback’s internal reservoir engineers and, with respect to the reserve reports for the years ended December 31, 2024 and 2023, audited by Ryder Scott. The reserve volumes and values were determined using the methods and pricing prescribed by the SEC. The internal and external technical persons involved in preparing or auditing these proved reserve estimates meet the requirements with regards to qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Ryder Scott is a third-party engineering firm and does not own an interest in any of these properties and is not employed by Viper, Diamondback, Endeavor Energy Resources or the Endeavor Subsidiaries on a contingent basis. The purpose of Ryder Scott’s audits for 2024 and 2023 was to provide additional assurance on the reasonableness of internally prepared reserve estimates for 2024 and 2023. The proved reserve audits performed by Ryder Scott for 2024 and 2023 covered 100% of the total proved reserves for such respective year. Copies of the summary audit reports prepared by Ryder Scott for the Endeavor Mineral and Royalty Interests for 2024 and 2023 are included in this proxy statement immediately following the Statements of Revenues and Direct Operating Expenses for the Endeavor Mineral and Royalty Interests and related notes. Historical reserve volumes and values are not necessarily indicative of results that may be expected for any future period. See also the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Endeavor Mineral and Royalty Interests” for additional information.

	Years ended December 31,
	2024	2023	2022
Proved Developed:
Oil (MBbl)	32,216	28,827	27,264
Natural gas (MMcf)	120,668	111,022	105,241
Natural gas liquid (MBbl)	22,751	20,774	19,307
Total MBOE(2)	75,078	68,105	64,111
Proved Undeveloped:
Oil (MBbl)	17,970	26,546	34,944
Natural gas (MMcf)	56,752	79,966	105,437
Natural gas liquid (MBbl)	11,247	15,708	20,609
Total MBOE(2)	38,676	55,581	73,126
Total Proved:
Oil (MBbl)	50,186	55,373	62,208
Natural gas (MMcf)	177,420	190,988	210,678
Natural gas liquid (MBbl)	33,998	36,482	39,916
Total MBOE(2)	113,754	123,686	137,237
PV-10(3) (in thousands)	$2,247,112	$2,557,398	$3,625,176

(1)

The prices for the periods presented below were calculated using prices equal to the 12-month unweighted arithmetic average of the first-of-the-day prices for each of the preceding 12 months (“benchmark prices”) (WTI Cushing price reference was used for oil and natural gas liquids and Henry Hub price reference was used for natural gas), which benchmark prices were adjusted for gravity, quality, local conditions and/or distance from the market (“differentials”). The table below summarizes net volume weighted benchmark prices adjusted for differentials for the properties reviewed (“average realized prices”), consistent with the SEC requirements.

	As of December 31,
	2024	2023	2022
Oil (Bbl)	$77.21	$79.94	$95.39
Natural gas (Mcf)	$0.57	$1.08	$4.80
Natural gas liquid (Mcf)	$24.11	$24.98	$29.92

(2)	Mcf of natural gas has been converted to barrel of oil equivalents using a conversion factor of 6 Mcf to each barrel.
(3)

PV-10 is considered a non-GAAP measure. The most directly comparable GAAP financial measure is the standardized measure of discounted future net cash flows. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future U.S. federal income taxes, discounted at ten percent. The presentation of PV-10 may be useful to investors because it presents the relative monetary significance of the oil, natural gas and natural gas liquids properties regardless of tax structure. Further, investors may use the measure as a basis for comparison of the relative size and value of the proved reserves attributable to the Endeavor Mineral and Royalty Interests compared to the proved reserves of other companies. The PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of the oil, natural gas and natural gas liquids reserves attributable to the Endeavor Mineral and Royalty Interests. The table below presents a reconciliation of PV-10 to the standardized measure of discounted future net cash flows, a GAAP financial measure, for the total proved reserves attributable to the Endeavor Mineral and Royalty Interests.

	As of December 31,
	2024	2023	2022
	(in thousands)
Standardized measure of discounted future net cash flows after taxes	$2,234,546	$2,543,110	$3,604,920
Add: Present value of future income tax discounted at 10%	12,566	14,288	20,256

PV-10	$2,247,112	$2,557,398	$3,625,176

Production Volumes, Prices and Costs

The acreage underlying the Endeavor Mineral and Royalty Interests is primarily located in the Midland Basin, with the remaining acreage located primarily in the Delaware and Williston Basins. At December 31, 2024, 2023 and 2022, the Midland Basin contained approximately 98%, 98% and 97%, respectively, of the total proved reserves attributable to the Endeavor Mineral and Royalty Interests, and the Delaware and Williston Basins contained, in each case, less than 15% of such total proved reserves. The following table sets forth information regarding the share of the operators’ net production of oil, natural gas and natural gas liquids attributable to the Endeavor Mineral and Royalty Interests for the Midland Basin, along with the share of the operators’ net production from fields containing less than 15% of such total proved reserves. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Endeavor

Mineral and Royalty Interests” for more information on production volumes, prices and costs attributable to the Endeavor Mineral and Royalty Interests.

	Midland	Other	Total
Production Data:
Year Ended December 31, 2024
Oil (MBbls)	5,049	410	5,459
Natural gas (MMcf)	13,509	1,015	14,524
Natural gas liquids (MBbls)	2,483	156	2,639
Combined volumes (MBOE)(1)	9,784	735	10,519

Year Ended December 31, 2023
Oil (MBbls)	4,697	345	5,042
Natural gas (MMcf)	11,230	739	11,969
Natural gas liquids (MBbls)	2,006	114	2,120
Combined volumes (MBOE)(1)	8,575	582	9,157

Year Ended December 31, 2022
Oil (MBbls)	4,959	266	5,225
Natural gas (MMcf)	9,416	538	9,954
Natural gas liquids (MBbls)	1,762	78	1,840
Combined volumes (MBOE)(1)	8,290	434	8,724

(1)	Mcf of natural gas has been converted to barrel of oil equivalents using a conversion factor of six Mcf to each barrel.

The following table sets forth certain average sales price information for the Endeavor Mineral and Royalty Interests for each of the periods indicated:

	Year Ended December 31,
	2024	2023	2022
Average Sales Prices:
Oil ($/Bbl)	$76.37	$78.19	$95.60
Natural gas ($/Mcf)	$0.15	$1.39	$4.78
Natural gas liquids ($/Bbl)	$15.92	$16.85	$30.03
Combined ($/BOE)	$43.84	$48.76	$69.04

Productive Wells

As of December 31, 2024, the Endeavor Mineral and Royalty Interests had an average 2.8% NRI in 7,903 gross productive wells, including an average 2.8% NRI in 7,474 gross oil productive wells and an average 3.1% NRI in 429 gross natural gas productive wells. As of December 31, 2024, there were 25 gross wells with an average 6.0% NRI in process of being drilled by Diamondback. The expected timing of these wells is based primarily on permitting by third-party operators or Diamondback’s current expected completion schedule. Productive wells consist of producing wells capable of production, including natural gas awaiting pipeline connections to commence deliveries and oil wells awaiting connection to production facilities. Gross wells are the total number of producing wells on the acreage underlying the Endeavor Mineral and Royalty Interests.

Acreage

The following table sets forth information as of December 31, 2024 relating to the gross and net royalty acreage underlying the Endeavor Mineral and Royalty Interests:

Basin	Gross Royalty Acreage	Net Royalty Acreage
Midland	730,434	21,473
Other(1)	100,225	1,679

Total acreage	830,659	23,152

(1)	Includes royalty acreage located in the Delaware and Williston basins.

Net interest in production from the Endeavor Mineral and Royalty Interests is based on lease royalty terms which vary from property to property. The interest in some of these properties is perpetual in nature, however, the overriding royalty interests may be subject to expiration. NRAs are defined as net mineral acres multiplied by the average lease royalty interest and other burdens.

Title to Properties

Prior to the drilling of an oil or natural gas well, it is the normal practice in oil and gas industry for the person or company acting as the operator of the well to obtain a preliminary title review to ensure there are no obvious defects in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct defects in the marketability of the title, and such curative work entails expense. The operators’ failure to cure any title defects may delay or prevent the holders of mineral and royalty interests from utilizing the associated mineral or royalty interest, which may adversely impact their ability in the future to increase production and reserves. Additionally, undeveloped acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in the assignment of leasehold rights in properties underlying the Endeavor Mineral and Royalty Interests, its business may be adversely affected.

Competition

The oil and natural gas industry is intensely competitive, and the Endeavor Subsidiaries compete with other companies that may have greater resources. Many of these companies explore for and produce oil and natural gas, carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties, mineral interests and exploratory prospects or to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices than operators of the acreage underlying the Endeavor Mineral and Royalty Interests. Larger or more integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state and local laws and regulations more easily, which would adversely affect the Endeavor Subsidiaries’ competitive position.

Acquisitions of additional mineral, royalty, overriding royalty, net profits and similar interests in the future will be dependent upon the ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Further, oil, natural gas and natural gas liquids compete with other forms of energy, primarily based on price. Changes in the availability or price of oil and natural gas or other forms of energy, as well as business conditions, conservation, legislation, regulations and the ability to convert to alternate fuels and other forms of energy may affect the demand for hydrocarbon energy.

Seasonal Nature of Business

Generally, demand for oil increases during the summer months and decreases during the winter months while natural gas decreases during the summer months and increases during the winter months. Certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. Seasonal weather conditions and lease stipulations can limit drilling and producing activities and other oil and natural gas operations in a portion of our operating areas. These seasonal anomalies can pose challenges for our operators in meeting well drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay operations.

Employees

As of December 31, 2024, the Endeavor Subsidiaries had no employees. All of the individuals that conduct the Endeavor Subsidiaries’ business are employed by Diamondback E&P, one of Diamondback’s wholly owned subsidiaries.

Regulation

Oil and natural gas operations are subject to various types of legislation, regulation and other legal requirements enacted by governmental authorities. This legislation and regulation affecting the oil and natural gas industry is under constant review for amendment or expansion. Some of these requirements carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases the cost of doing business. Compliance with existing laws often is difficult and costly but has not had a significant adverse effect on the Endeavor Subsidiaries, their business or financial condition.

The Endeavor Subsidiaries are generally subject to the same regulations that Viper is subject to, and such regulations affect, or may affect, the Endeavor Subsidiaries and their business in substantially the same manner as they affect, or may affect, Viper and its business. For a more detailed discussion of these regulations, see “Items 1 and 2. Business and Properties—Regulation” in Viper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this proxy statement.

Principal Executive Offices

The Endeavor Subsidiaries’ principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701 and its telephone number is (432) 221-7400, are owned by Diamondback and are considered adequate for their current operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ENDEAVOR MINERAL AND ROYALTY INTERESTS

The following discussion and analysis should be read in conjunction with the accompanying Statements of Revenues and Direct Operating Expenses for the Endeavor Mineral and Royalty Interests and related notes included in this proxy statement beginning on page F-1. The following discussion contains forward-looking statements that reflect certain estimates and expected performance of the Endeavor Mineral and Royalty Interests. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of management’s control. The actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, market prices for oil, natural gas and natural gas liquids, production volumes, estimates of proved reserves, operators’ capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We do not, nor do any of Diamondback, Endeavor Energy Resources or the Endeavor Subsidiaries, undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

Overview

The Endeavor Mineral and Royalty Interests are comprised of mineral interests, royalty interests, overriding royalty interests, and non-working interests in oil and natural gas properties which are currently held by Endeavor Energy Resources, the Endeavor Subsidiaries and certain other subsidiaries of Endeavor Energy Resources and, following the completion of the Conveyances discussed below and prior to the closing of the Drop Down, will be 100% owned by the Endeavor Subsidiaries. The Endeavor Subsidiaries are wholly owned subsidiaries of Endeavor Energy Resources, which, in turn, is 100% owned by Diamondback, Viper’s parent and controlling stockholder. Diamondback acquired Endeavor Energy Resources and its subsidiaries, including the Endeavor Subsidiaries, in a merger completed on September 10, 2024 (the “Endeavor Merger”). Endeavor Energy Resources owns 100% of other entities involved in the Drop Down, such as DGR and Wyatt. Accordingly, all of Endeavor Energy Resources, the Endeavor Subsidiaries, DGR and Wyatt are under common control with Diamondback. See the section entitled “Drop Down” for additional information regarding Endeavor Energy Resources, the Endeavor Subsidiaries, DGR, Wyatt and Diamondback.

The majority of the acreage underlying the Endeavor Mineral and Royalty Interests is located within the Spraberry Trend field of the Midland Basin in Texas covering six counties, or approximately 2,500 square miles, almost entirely on private lands. These assets consist primarily of producing oil and natural gas properties principally located in the Permian Basin of West Texas.

The following discussion includes a comparison of the results of operations, including changes in revenues and direct operating expenses, of the Endeavor Mineral and Royalty Interests for fiscal year 2024 compared to fiscal year 2023 and fiscal year 2023 compared to fiscal year 2022.

Properties

As of December 31, 2024, after giving effect to the Conveyances, the Endeavor Mineral and Royalty Interests consisted of 22,847 net royalty acres in the Permian Basin, approximately 69% of which are operated by Diamondback, and have an average net royalty interest of approximately 2.8%. As of December 31, 2024, there were 2,077 vertical wells and 5,826 horizontal wells producing on this acreage.

Net production during the fourth quarter of 2024 was approximately 28,813 net BOE/d and net production for the year ended December 31, 2024, averaged 28,739 BOE/d. For the years ended December 31, 2024, 2023 and 2022, royalty income generated from the Endeavor Mineral and Royalty Interests was $461.1 million, $446.5 million and $602.3 million, respectively.

The estimated proved oil and natural gas reserves attributable to the Endeavor Mineral and Royalty Interests as of December 31, 2024 were 113,754 MBOE, based on a reserve report prepared by Diamondback’s internal reservoir engineers and audited by Ryder Scott. Of these reserves, approximately 66% were classified as proved developed producing reserves. As of December 31, 2024, these proved reserves were approximately 44% oil, 26% natural gas and 30% natural gas liquids.

Recent Developments

Drop Down

On January 30, 2025, Viper, the Operating Company, Endeavor Energy Resources and the Endeavor Subsidiaries entered into the Drop Down Purchase Agreement, pursuant to which, if completed, the Operating Company will acquire all of the Target Interests from Endeavor Energy Resources. If the Drop Down is completed, the aggregate consideration in exchange for the Target Interests will be (i) $1.0 billion in cash and (ii) 69,626,640 OpCo Units and an equivalent number of shares of Viper’s Class B Common Stock, in each case subject to customary closing adjustments, including, among other things, for net title benefits. For additional information regarding the Purchase Price, including information about the adjustments to the cash and equity components, see the section entitled “The Drop Down Purchase Agreement—Purchase Price.”

The OpCo Units and the Class B Common Stock to be issued in the Drop Down, as well as the OpCo Units and Class B Common Stock otherwise beneficially owned by Diamondback, are exchangeable from time to time for shares of Viper’s Class A Common Stock (that is, one OpCo Unit and one share of Viper’s Class B Common Stock, together, are exchangeable for one share of Viper’s Class A Common Stock) under the terms and conditions of the Second Amended and Restated Exchange Agreement, dated as of October 1, 2024, by and among the Company, the Operating Company, Diamondback, Diamondback E&P and Tumbleweed Royalty IV, LLC.

Conveyances

The Drop Down Purchase Agreement also requires that, at least three business days before the closing of the Drop Down, (i) Endeavor Energy Resources convey the EER ORRIs to 1979 Royalties, (ii) DGR convey DGR Royalties to 1979 Royalties and (iii) Wyatt convey the Wyatt Minerals to 1979 Royalties. The EER ORRIs, the DGR Royalties and the Wyatt Minerals are collectively referred to in this proxy statement as the “Conveyance Assets.”

Acquisitions Update

During 2024, the Endeavor Subsidiaries acquired certain mineral and royalty assets consisting of approximately 898 net royalty acres in the Midland and Delaware Basins from an unrelated third party for an aggregate purchase price of $62 million.

During 2023, the Endeavor Subsidiaries acquired certain mineral and royalty assets consisting of approximately 640 net royalty acres located in Martin and Dawson Counties, Texas from an unrelated third party for an aggregate purchase price of $59 million.

Both acquisitions closed prior to the consummation of the Endeavor Merger completed on September 10, 2024 and were funded primarily with cash on hand.

Commodity Prices and Certain Other Market Considerations

Prices for oil, natural gas and natural gas liquids are determined primarily by prevailing market conditions. Regional and worldwide economic activity, extreme weather conditions and other variable factors influence market conditions for these products. These factors are beyond management’s control and are difficult to predict. OPEC and its non-OPEC allies, known collectively as OPEC+, continue to meet regularly to evaluate the state of global oil supply, demand and inventory levels and can heavily influence volatility in oil prices. During 2024, 2023 and 2022, WTI prices averaged $75.76, $77.60, and $94.33 per Bbl, respectively, and Henry Hub prices averaged $2.41, $2.66 and $6.54 per MMBtu, respectively.

Production and Operational Update

As of January 31, 2025, there were 14 gross rigs operating on the acreage underlying the Endeavor Mineral and Royalty Interests, nine of which were operated by Diamondback.

The following table summarizes the gross well information for the Endeavor Mineral and Royalty Interests as of December 31, 2024:

	Diamondback Operated	Third-Party Operated	Total
Horizontal producing well count:
Gross wells	3,037	4,866	7,903
Net 100% royalty interest wells	106	65	171
Average percent net royalty interest	3.5%	1.3%	2.2%

Results of Operations

Comparison of the Years Ended December 31, 2024 and 2023

The following table summarizes the revenues and direct operating expenses for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2024	2023
	(in thousands)
Revenues:
Royalty income	$461,086	$446,526
Costs and expenses:
Production and ad valorem taxes	32,276	29,520

Excess of revenues over direct operating expenses	$428,810	$417,006

The following table summarizes the production data, average sales prices and average costs for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2024	2023
Production Data:
Oil (MBbls)	5,459	5,042
Natural gas (MMcf)	14,524	11,969
Natural gas liquids (MBbls)	2,639	2,120
Combined volumes (MBoe)(1)	10,519	9,157
% Oil	52%	55%

Average daily oil volumes (bo/d)	14,915	13,814
Average daily combined volumes (boe/d)	28,740	25,088

Average sales prices(2):
Oil ($/Bbl)	$76.37	$78.19
Natural gas ($/Mcf)	$0.15	$1.39
Natural gas liquids ($/Bbl)	$15.92	$16.85
Combined ($/boe)	$43.84	$48.76

Average Costs ($/boe):
Production Taxes	$2.12	$2.42
Ad Valorem Taxes	$0.95	$0.80

Total operating expense	$3.07	$3.22

(1)	BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)	Realized price net of all deducts for gathering, transportation and processing.

Royalty Income

Royalty income is a function of oil, natural gas and natural gas liquids production volumes sold, and average prices received for those volumes.

Royalty income increased $14.6 million during the year ended December 31, 2024, compared to the same period in 2023. This net increase consisted of an additional $44.9 million in royalty income from the 15% growth in production primarily from mineral and royalty assets acquisitions, partially offset by a decrease of $30.4 million due to lower average oil, natural gas and natural gas liquids prices received from production attributable to the Endeavor Mineral and Royalty Interests during 2024 compared to the same period in 2023.

Production and Ad Valorem Taxes

The following table presents production and ad valorem taxes for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2024			2023
	Amount (In thousands)	Per BOE	Percentage of Royalty Income	Amount (In thousands)	Per BOE	Percentage of Royalty Income
Production taxes	$22,252	$2.12	4.8%	$22,146	$2.42	5.0%
Ad valorem taxes	10,024	0.95	2.2	7,374	0.80	1.6

Total production and ad valorem taxes	$32,276	$3.07	7.0%	$29,520	$3.22	6.6%

In general, production taxes are directly related to production revenues and are based upon current year commodity prices. Production taxes as a percentage of royalty income for the year ended December 31, 2024, remained consistent with 2023.

Ad valorem taxes are based, among other factors, on property values driven by prior year commodity prices. Ad valorem taxes for the year ended December 31, 2024, remained consistent with 2023 as a percentage of royalty income and on a per BOE basis.

Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

The following table summarizes the revenues and direct operating expenses for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2023	2022
	(in thousands)
Revenues:
Royalty income	$446,526	$602,336
Costs and expenses:
Production and ad valorem taxes	29,520	42,164

Excess of revenues over direct operating expenses	$417,006	$560,172

The following table summarizes the production data, average sales prices and average costs for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2023	2022
Production Data:
Oil (MBbls)	5,042	5,225
Natural gas (MMcf)	11,969	9,954
Natural gas liquids (MBbls)	2,120	1,840
Combined volumes (MBoe)(1)	9,157	8,724
% Oil	55%	60%

Average daily oil volumes (bo/d)	13,814	14,315
Average daily combined volumes (boe/d)	25,088	23,901

Average sales prices(2):
Oil ($/Bbl)	$78.19	$95.60
Natural gas ($/Mcf)	$1.39	$4.78
Natural gas liquids ($/Bbl)	$16.85	$30.03
Combined ($/boe)	$48.76	$69.04

Average Costs ($/boe):
Production Taxes	$2.42	$3.51
Ad Valorem Taxes	$0.80	$1.32

Total operating expense	$3.22	$4.83

(1)	BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)	Realized price net of all deducts for gathering, transportation and processing.

Royalty Income

Royalty income is a function of oil, natural gas and natural gas liquids production volumes sold, and average prices received for those volumes.

Royalty income decreased $155.8 million during the year ended December 31, 2023, compared to the same period in 2022. This net decrease was attributable to a $156.3 million decline in revenue due to lower average crude oil, natural gas and natural gas liquids prices received from production attributable to the Endeavor Mineral and Royalty Interests during 2023 compared to the same period in 2022.

Production and Ad Valorem Taxes

The following table presents production and ad valorem taxes for the Endeavor Mineral and Royalty Interests for the periods indicated:

	Year Ended December 31,
	2023			2022
	Amount (In thousands)	Per BOE	Percentage of Royalty Income	Amount (In thousands)	Per BOE	Percentage of Royalty Income
Production taxes	$22,146	$2.42	5.0%	$30,664	$3.51	5.1%
Ad valorem taxes	7,374	0.80	1.6	11,500	1.32	1.9

Total production and ad valorem taxes	$29,520	$3.22	6.6%	$42,164	$4.83	7.0%

In general, production taxes are directly related to production revenues and are based upon the current year commodity prices. Production taxes as a percentage of royalty income for the year ended December 31, 2023, remained consistent with 2022.

Ad valorem taxes are based, among other factors, on property values driven by prior year commodity prices. Ad valorem taxes for the year ended December 31, 2023, remained consistent with 2022 as a percentage of royalty income and on a per BOE basis.

Liquidity and Capital Resources

Historically, the Endeavor Subsidiaries did not have individual stand-alone financial requirements during the periods covered by this discussion. Before and after the consummation of the Endeavor Merger with Diamondback, the Endeavor Subsidiaries have operated under a centralized treasury structure, where funding and liquidity management are conducted at the consolidated level. As a result, individual Endeavor Subsidiaries did not require separate financing arrangements, external borrowings, or independent capital-raising activities. Instead, liquidity needs were met through intercompany funding, cash pooling, and direct capital allocations from Endeavor Energy Resources before the completion of the Endeavor Merger and with Diamondback thereafter. Furthermore, since the Endeavor Subsidiaries’ operations and financial obligations were fully integrated within the overall corporate financial strategy, there were no material constraints on their ability to access funds from the parent company as needed. Management continuously monitors liquidity and capital resources to ensure sufficient funding is available to support both short-term operational requirements and long-term strategic initiatives. Given this centralized approach, there were no material commitments, liquidity concerns, or funding sources specific to any of the individual Endeavor Subsidiaries that would warrant separate disclosure.

Critical Accounting Estimates

The discussion and analysis of the financial condition and results of operations of the Endeavor Mineral and Royalty Interests are based upon its Statements of Revenues and Direct Operating Expenses, which have been prepared in accordance with GAAP.

Certain amounts included in or affecting the statements of revenues and direct operating expenses and related disclosures must be estimated by the management, requiring certain assumptions to be made with respect to values or conditions that cannot be known with certainty at the time the statements of revenues and direct operating expenses are prepared. These estimates and assumptions affect the amounts reported for revenues and direct operating expenses. Accounting estimates are considered to be critical if (i) the nature of the estimates and assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and (ii) the impact of the estimates and assumptions on financial condition or operating performance is material. The Endeavor Subsidiaries evaluate these estimates on an ongoing basis, using historical experience, consultation with experts and other methods management considers reasonable in the particular circumstances. Any effects on the business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

The Endeavor Subsidiaries consider the following to be its most critical accounting estimates.

Royalty Income and Revenue Recognition

Royalty Income

Royalty income represents the right to receive revenues from crude oil, natural gas and natural gas liquids sales from the purchaser of production from the wells in which the Endeavor Subsidiaries own a revenue interest (after giving effect to the Conveyances). Royalty income is recognized at the point control of the product is transferred to the purchaser. Substantially all of the pricing provisions in the revenue contracts for the Endeavor Subsidiaries are tied to a market index. Settlement statements for certain crude oil, natural gas and natural gas liquids sales from third-party operators other than Diamondback, or prior to the Endeavor Merger, Endeavor Energy Resources, may not be received for 30 to 90 days after the date production is delivered. To the extent actual volumes and prices of oil and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the royalties related to expected sales volumes and prices for those properties are estimated and recorded based upon the Endeavor Subsidiaries’ percentage ownership. Where available, historical actual data is used to calculate volume estimates for wells operated by third parties. If historical actual data is not available for these wells, engineering estimates are used to calculate expected volumes. As such, estimated volumes utilized in period end royalty income accruals are subject to revision as additional actual data becomes available.

The oil, natural gas and natural gas liquids sales contracts for the Endeavor Subsidiaries are generally structured whereby the operator of the properties sells the proportionate share of crude oil, natural gas and natural gas liquids production to the purchaser and the percentage of royalty based on the revenue generated is allocated to the Endeavor Subsidiaries. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead or at the gas processing facility based on the Endeavor Subsidiaries’ percentage ownership share of the revenue, net of any deductions for gathering and transportation.

Off-Balance Sheet Arrangements

The Endeavor Subsidiaries do not currently have any off-balance sheet arrangements, and there are no off-balance sheet arrangements for the Conveyance Assets subject to the Conveyances.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Endeavor Subsidiaries are exposed to market risk, including the effects of adverse changes in commodity prices and interest rates as described below. The primary objective of the following information is to provide quantitative and qualitative information about the potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in oil and natural gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses.

Commodity Price Risk

The Endeavor Subsidiaries’ major market risk exposure is in the pricing applicable to the oil and natural gas production of their operators. Realized prices are driven primarily by the prevailing worldwide price for crude oil and prices for natural gas in the United States. Both crude oil and natural gas realized prices are also impacted by the quality of the product, supply and demand balances in local physical markets and the availability of transportation to demand centers. Pricing for oil and natural gas production has been historically volatile and unpredictable and the prices that the operators of the Endeavor Mineral and Royalty Interests receive for production depend on many factors outside of their control. Management cannot predict events that may lead to future price volatility and the near-term energy outlook remains subject to heightened levels of uncertainty.

Credit Risk

The Endeavor Subsidiaries are subject to risk resulting from the concentration of royalty income in producing oil and natural gas properties and receivables with a limited number of several significant third-party operators. The Endeavor Subsidiaries do not require collateral and the failure or inability of their significant third-party operators to meet their obligations to them due to such third parties’ liquidity issues, bankruptcy, insolvency or liquidation may adversely affect future financial results of the Endeavor Mineral and Royalty Interests. Volatility in the commodity pricing environment and macroeconomic conditions may enhance the third-party operators’ credit risk.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables presents information regarding the beneficial ownership of Viper’s common stock as of March 1, 2025 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Viper’s common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Holdings of Certain Beneficial Owners of Viper’s Common Stock

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Diamondback Energy, Inc.(2) 500 West Texas Avenue, Suite 100 Midland, Texas 79701	85,431,453	(1)(2)	39.0%

Wellington Management Group LLP(3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	11,628,765		8.9%

EnCap Partners GP, LLC(4) c/o EnCap Investments L.P. 9651 Katy Freeway, Suite 600 Houston, Texas 77024	12,061,914		8.4%

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	9,855,556		7.5%

BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	8,760,345		6.7%

T. Rowe Price Associates, Inc.(7) 100 E. Pratt Street Baltimore, MD 21202	8,248,043		6.3%

(1)

Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 131,313,142 shares of Class A Common Stock outstanding as of March 1, 2025. As of March 1, 2025, there were also 87,831,750 shares of Class B Common Stock outstanding, of which (i) 85,431,453 shares of Class B Common Stock (together with the corresponding number of OpCo Units) were beneficially owned by Diamondback (either directly or through its wholly-owned subsidiary Diamondback E&P) and (ii) 2,400,297 shares of Class B Common Stock (together with the corresponding number of OpCo Units) were owned by certain affiliates of Morita Ranches Minerals, LLC. The shares of Class B Common Stock held by the holders of our Class B Common Stock are freely exchangeable, together with the equal number of their OpCo Units, for the same number of shares of Class A Common Stock and, as a result, are deemed outstanding for the purpose of computing beneficial ownership of such holder, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Further, 10,093,670 shares of Class B Common Stock subject to the outstanding option (the “Class B Option”) exercisable, together with the equal number of OpCo Units, for the same number of shares of Class A Common Stock by Tumbleweed Royalty IV, LLC (“TWR IV”), which received such Class B

Option and the OpCo Units in connection with the Operating Company’s acquisition of certain mineral and royalty-owning subsidiaries of TWR IV on October 1, 2024 (as reported in Viper’s Current Report on Form 8-K filed with the SEC on October 2, 2024), are deemed outstanding for purposes of computing beneficial ownership of TWR IV and its affiliates, but are not deemed outstanding for any other person.
(2)

Based on Schedule 13D/A jointly filed by Diamondback and Diamondback E&P with the SEC on February 3, 2025. Diamondback is a publicly traded company and Diamondback E&P is a wholly owned subsidiary of Diamondback. The number of shares shown as beneficially owned by Diamondback consists of (i) 77,364,925 shares of Class B Common Stock freely exchangeable by Diamondback into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback and (ii) 8,066,528 shares of Class B Common Stock freely exchangeable by Diamondback E&P into shares of Class A Common Stock, together with an equal number of OpCo Units held by Diamondback E&P. Diamondback and Diamondback E&P have sole voting and dispositive power with respect to the shares of Class B Common Stock they hold. No outstanding shares of Class A Common Stock were held by Diamondback or Diamondback E&P as of March 1, 2025. The number of shares shown as beneficially owned by Diamondback does not reflect 69,626,640 OpCo Units and an equivalent number of shares of Class B Common Stock (in each case subject to customary closing adjustments, including, among other things, for net title benefits) issuable to Diamondback and/or its subsidiaries at the Closing due to the conditions precedent to the consummation of the transactions contemplated by the Drop Down Purchase Agreement. None of Diamondback’s directors, except for Steven West who also serves as a director of Viper, hold any securities with rights to acquire shares of Viper’s common stock. None of Diamondback’s executive officers individually or collectively (with each other and Steven West) hold securities to acquire 1% or more of outstanding shares of Viper’s common stock. Each such individual and his or her respective ownership of securities to acquire Viper’s common stock, if any, is listed on Exhibit 99.1 to Schedule 13D/A filed on February 3, 2025.

(3)

Based solely on Schedule 13G/A jointly filed with the SEC on November 8, 2024 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These securities are owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, “Wellington Investment Advisers”). Wellington Management Group LLP is a parent holding company of certain holding companies and Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Each of Wellington Management, Wellington Holdings and Wellington Advisors reported shared voting power over 9,673,659 shares of Class A Common Stock and shared dispositive power over 11,628,765 shares of Class A Common Stock. Wellington Company reported shared voting power over 9,457,623 shares of Class A Common Stock and shared dispositive power over 10,726,444 shares of Class A Common Stock.

(4)

Based solely on Schedule 13G jointly filed with the SEC on March 3, 2025 by TWR IV, EnCap Energy Capital Fund XI, L.P. (“EnCap Fund XI”) and EnCap Partners GP, LLC (“EnCap Partners GP”). Includes 10,093,670 OpCo Units owned directly by TWR IV and 1,968,244 OpCo Units owned directly by EnCap Fund X. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap Investments LP is the sole member of EnCap Equity Fund XI GP, LLC (“EnCap Fund XI GP”), which is the general partner of EnCap Equity Fund XI GP, L.P. (“EnCap Fund XI LP”), which is the sole general partner of EnCap Fund XI, which is the managing member of TWR IV. EnCap Investments LP is the general partner of EnCap Equity Fund X GP, L.P. (“EnCap Fund X GP”), which is the general partner of EnCap Fund X. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and

EnCap Fund XI GP may be deemed to beneficially own securities owned by EnCap Fund XI and TWR IV. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund X GP may be deemed to beneficially own securities owned by EnCap Fund X. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund XI GP LLC, EnCap Fund XI GP and EnCap Fund X GP disclaim beneficial ownership of the securities owned by EnCap Fund XI and EnCap Fund X, as applicable, except to the extent of their respective pecuniary interest therein. This calculation is based on an assumed combined total of 143,375,056 shares of Class A Common Stock outstanding, which consists of: (a) a total of 131,313,142 shares of Class A Common Stock outstanding as of March 1, 2025; and (b) assumes that all (i) 10,093,670 OpCo Units directly held by TWR IV and (ii) 1,968,244 OpCo Units held by EnCap Fund X were exchanged for newly-issued shares of Class A Common Stock on a one-for-one basis. There were a total of 87,831,750 shares of Class B Common Stock outstanding as of March 1, 2025.
(5)

Based solely on Schedule 13G/A jointly filed with the SEC on November 12, 2024 by the Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 38,628 shares of Class A Common Stock, sole dispositive power over 9,715,771 shares of Class A Common Stock and shared dispositive power over 139,785 shares of Class A Common Stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5% of this class of securities.

(6)

Based solely on Schedule 13G/A filed with the SEC on November 12, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 8,534,081 shares of Class A Common Stock and sole dispositive power over 8,760,345 shares of Class A Common Stock. The following subsidiaries of BlackRock, Inc. hold shares of our common stock reported on the Schedule 13G/A: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Advisors (UK) Limited, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. BlackRock reported that other than BlackRock Fund Advisors, no one person’s interest in these securities is more than five percent of the total outstanding shares of Class A Common Stock.

(7)

Based solely on Schedule 13G/A filed with the SEC on February 14, 2025 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power over 8,022,265 shares of Class A Common Stock and sole dispositive power over 8,248,043 shares of Class A Common Stock. Price Associates indicated in prior amendments to Schedule 13G that it does not serve as custodian of the assets of any of its clients and, accordingly, in each instance only Price Associates’ client or such client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of this class of such securities is owned by any one client subject to the investment advice of Price Associates.

Holdings of Viper’s Executive Officers and Directors

Name of Beneficial Owner	Class A Common Stock Beneficially Owned(1)	Percentage of Class A Common Stock Beneficially Owned
Travis D. Stice(2)	106,169	*
M. Kaes Van’t Hof(3)	35,362	*
Austen Gilfillian(4)	15,830	*
Teresa L. Dick(5)	11,540	*
Matt Zmigrosky(6)	4,253	*
Albert Barkmann(7)	1,000	*
Laurie H. Argo(8)	3,863	*
Spencer D. Armour, III(8)	39,987	*
Frank C. Hu(8)	9,770	*
W. Wesley Perry(8)	72,015	*
James L. Rubin(8)	5,779	*
Steven E. West(8)	26,060	*
All directors and executive officers as a group (12 persons)	331,628	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of Class A Common Stock subject to unvested restricted stock units held by that person that are vesting within 60 days of March 1, 2025, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 131,313,142 shares of Class A Common Stock outstanding as of March 1, 2025. Unless otherwise indicated, all amounts exclude shares of Class A Common Stock issuable upon vesting of restricted stock units that were not vested as of March 1, 2025, and will not vest within 60 days of March 1, 2025. Except as noted, each stockholder identified in the above table and related footnotes is believed to have sole voting and sole investment power with respect to the common stock beneficially owned by such stockholder.

(2)

Reflects shares of Class A Common Stock held by Stice Investments, Ltd. Effective as of December 31, 2023, Mr. Stice gifted an estimated 14% limited partner interest in Stice Investments, Ltd., which interest was owned by Mr. Stice as of that date as his sole and separate property, to the Stice 2023 Family Trust, of which Mr. Stice’s spouse is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed on December 14, 2023 and effective as of December 31, 2023, subject to the third-party valuation of the fair market value of the gifted interest as of December 31, 2023. Effective as of May 31, 2024, Mr. Stice’s spouse gifted an estimated 8% limited partner interest in Stice Investments, Ltd., which interest was owned by her as of that date as her sole and separate property, to the TDS 2024 Trust (the “Trust”), of which Mr. Stice is the sole trustee and primary beneficiary and his adult children are secondary beneficiaries, pursuant to the gift assignment executed effective as of May 31, 2024, which interest was calculated based on the third party valuation of the fair market value of the gifted interest as of May 31, 2024, subject to completion of the final valuation. Stice Investments, Ltd. is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Mr. Stice may be deemed to share beneficial ownership of securities beneficially owned by his spouse and, as a result, shares subject to the gift to his spouse may be deemed to be indirectly beneficially owned by Mr. Stice following the gift. Mr. Stice disclaims beneficial ownership of the shares subject to the gift to his spouse, except to the extent of his actual pecuniary interest therein. Excludes 20,870 performance-based restricted stock units granted to Mr. Stice on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026.

(3)

Excludes (i) 20,870 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 27,024 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(4)

Excludes (i) 1,855 restricted stock units vesting on October 1, 2025, (ii) 5,120 restricted stock units granted on March 2, 2023 that are scheduled to vest in two remaining equal annual installments beginning on October 1, 2025, (iii) 1,855 restricted stock units vesting on March 1, 2026, (iv) 13,334 restricted stock units granted on December 20, 2024 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026, (v) 7,219 restricted stock units granted on March 1, 2025 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2026, and (vi) 7,219 restricted stock units vesting in two remaining substantially equal annual installments beginning on March 1, 2026, (vii) 8,348 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026 and (viii) 16,245 performance-based restricted stock units awarded to Mr. Gilfillian on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(5)

Excludes (i) 6,957 performance-based restricted stock units awarded to Ms. Dick on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Ms. Dick on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(6)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 8,664 performance-based restricted stock units awarded to Mr. Zmigrosky on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027.

(7)

Excludes (i) 6,957 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2024 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2026, and (ii) 5,415 performance-based restricted stock units awarded to Mr. Barkmann on March 1, 2025 that are subject to the satisfaction of certain stockholder return performance conditions relative to Viper’s TSR performance peer group during the three-year performance period ending on December 31, 2027

(8)	Excludes 2,555 unvested restricted stock units that will vest on July 10, 2025.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

Viper will hold a regular annual meeting of stockholders in 2025 (the “2025 Annual Meeting of Stockholders”). Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2025 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Viper’s Secretary. The deadline for receiving stockholder proposals for the 2025 Annual Meeting of Stockholders passed on December 26, 2024.

Viper’s proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of the outstanding common stock, to nominate and include in Viper’s proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Viper’s bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of Viper’s bylaws, stockholder director nominations for inclusion in Viper’s proxy materials for the 2025 Annual Meeting of Stockholders must have been received between November 26, 2024 and December 26, 2024.

Stockholders who wished to propose a matter for action at the 2025 Annual Meeting of Stockholders, including the nomination of directors, but who did not wish to have the proposal or nomination included in the proxy statement, must have notified Viper in writing of the information required by the provisions of Viper’s bylaws dealing with stockholder proposals. The notice must have been delivered to Viper’s Secretary between February 4, 2025 and March 6, 2025. You can obtain a copy of Viper’s bylaws by writing the Secretary at the address below.

In addition to satisfying the foregoing requirements under Viper’s bylaws and complying with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Viper’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than April 5, 2025.

All written proposals should be directed to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701. The Board is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the Board consider a nominee for director, you must send a written notice to Viper’s Secretary at the address provided above and include the information required by Viper’s bylaws.

Stockholder proposals and nominations should be sent to: Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

HOUSEHOLDING OF PROXY MATERIAL

The SEC permits a single set of proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses. If you and other residents at your mailing address own shares of common stock, you may have only received one set of proxy materials, unless we have received contrary instructions from you. If you would like to receive your own set of proxy materials in the future, or if you share an address with another Viper stockholder and together both of you would like to receive in the future only a single set of materials, follow these instructions and please write to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or call (432) 221-7400.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file, or portions of documents we file, with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.

We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our definitive proxy statement on Schedule 14A, filed on April 25, 2024, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February  3, 2025 and February 20, 2025 (other than documents or portions of those documents deemed to be furnished but not filed); and

•

the description of our capital stock contained in Exhibit 99.1 to our Form 8-K (File No. 001-36505), filed with the SEC on November 13, 2023, including any amendment or reports filed for the purpose of updating such description.

In addition, we incorporate by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, acquired by the Operating Company on October 1, 2024, in each case as of and for the year ended December 31, 2023, incorporated by reference into this proxy statement in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to our Current Report on From 8-K, filed with the SEC on September 11, 2024.

We also incorporate by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which unaudited financial statements are included as Exhibits 99.5 and 99.6, respectively to our Current Report on Form 8-K, filed with the SEC on September 11, 2024.

Further, we incorporate by reference into this proxy statement certain estimates of total proved reserves and forecasts of economics attributable to certain royalty interests of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, acquired by the Operating Company on October 1, 2024, and the related summary evaluation reports prepared by Cawley, Gillespie and Associates, Inc., independent petroleum consultants, in each case, as of December 31, 2023, included as Exhibit 99.9, 99.10 and 99.11, respectively, to our Current Report on Form 8-K, filed with the SEC on September 11, 2024.

In addition, we incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC). Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this proxy statement, unless otherwise indicated on such Form 8-K.

Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE IT WAS FIRST MAILED, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR ENDEAVOR MINERAL AND ROYALTY INTERESTS

GRANT THORNTON LLP 211 N. Robinson Suite 1200 Oklahoma City, OK 73102 D +1 405 218 2800 F +1 405 218 2801

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Viper Energy, Inc.

Opinion

We have audited the Statements of Revenues and Direct Operating Expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC (collectively, the “Endeavor Mineral and Royalty Interests” as described in Note 1), for the years ended December 31, 2024 and 2023, and the related notes to the statements.

In our opinion, the accompanying statements present fairly, in all material respects, the revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statements section of our report. We are required to be independent of the Endeavor Mineral and Royalty Interests and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter – basis of accounting

We draw attention to Note 1 to the Statements of Revenues and Direct Operating Expenses, which describes that the accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of a filing requirement of the United States Securities and Exchange Commission and is not intended to be a complete presentation of the Endeavor Mineral and Royalty Interests’ revenues and expenses. As a result, the statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Other matter

The accompanying 2022 Statement of Revenues and Direct Operating Expenses of Endeavor Mineral and Royalty Interests was not audited, reviewed, or compiled by us, and accordingly, we do not express an opinion or any other form of assurance on it.

Responsibilities of management for the statements

Management is responsible for the preparation and fair presentation of the Statements of Revenues and Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibilities for the audit of the statements

Our objectives are to obtain reasonable assurance about whether the Statements of Revenues and Direct Operating Expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statements.

In performing an audit in accordance with US GAAS, we:

•  Exercise professional judgment and maintain professional skepticism throughout the audit.

•  Identify and assess the risks of material misstatement of the Statements of Revenues and Direct Operating Expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements of Revenues and Direct Operating Expenses.

•  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Endeavor Mineral and Royalty Interests’ internal control. Accordingly, no such opinion is expressed.

•  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statements of Revenues and Direct Operating Expenses.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Other information

Management is responsible for the other information. The other information comprises “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but does not include the Statements of Revenues and Direct Operating Expenses and our auditor’s report thereon. Our opinion on the Statements of Revenues and Direct Operating Expenses does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audit of the Statements of Revenues and Direct Operating Expenses, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the Statements of Revenues and Direct Operating Expenses, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

Oklahoma City, Oklahoma

March 21, 2025

ENDEAVOR MINERAL AND ROYALTY INTERESTS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Year Ended December 31,
	2024	2023	2022
	(audited)		(unaudited)
	(in thousands)
Revenues:
Royalty income	$461,086	$446,526	$602,336
Costs and expenses:
Production and ad valorem taxes	32,276	29,520	42,164

Excess of revenues over direct operating expenses	$428,810	$417,006	$560,172

See accompanying accountant’s report and Notes to the Statements of Revenues and Direct Operating Expenses.

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Data related to 2022 is unaudited.

1.	Basis of Presentation

On January 30, 2025, Viper Energy, Inc. (“Viper” or the “Company”) and Viper Energy Partners LLC (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Purchase Agreement”) with Endeavor Energy Resources, LP (“Seller”) and 1979 Royalties LP (“1979 Royalties”) and 1979 Royalties GP, LLC (collectively, the “Endeavor Subsidiaries”), each of which is a subsidiary of the Company’s parent Diamondback Energy, Inc. (“Diamondback”), to acquire the Endeavor Subsidiaries from the Seller for consideration consisting of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 units representing limited liability company interests in the Operating Company (“OpCo Units”) and an equivalent number of shares of the Company’s Class B Common Stock, par value $0.000001 per share (“Class B Common Stock”), in each case subject to customary closing adjustments, including, among other things, for net title benefits (such transaction, the “Pending Drop Down”). The Purchase Agreement also requires that, at least three business days before the closing of the Pending Drop Down, (i) the Seller convey certain overriding royalty interests to 1979 Royalties, (ii) D.G. Royalty, LLC, which is 100% indirectly owned by the Seller, convey royalty interests comprising substantially all of its assets to 1979 Royalties and (iii) Wyatt Energy Partners, which is 100% indirectly owned by the Seller, convey certain fee minerals in non-producing undeveloped acreage to 1979 Royalties.

The OpCo Units and the Class B Common Stock to be issued in the Pending Drop Down, as well as the OpCo Units and Class B Common Stock otherwise beneficially owned by Diamondback, are exchangeable from time to time for shares of the Company’s Class A Common Stock, par value $0.000001 per share (the “Class A Common Stock”) (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock). The mineral and royalty interests owned by the Endeavor Subsidiaries and to be acquired in the Pending Drop Down represent approximately 22,847 net royalty acres in the Permian Basin, approximately 69% of which are operated by Diamondback, and have an average net royalty interest of approximately 2.8% and oil production of approximately 17,097 BO/d (the “Endeavor Mineral and Royalty Interests”).

The accompanying Statements of Revenues and Direct Operating Expenses represent the undivided interests in the revenues and direct operating expenses associated with the Endeavor Mineral and Royalty Interests. The Statements of Revenues and Direct Operating Expenses have been derived from the historical financial records of the Seller. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the Endeavor Mineral and Royalty Interests were not accounted for or operated as a separate entity, subsidiary, segment or division by the Endeavor Subsidiaries. Accordingly, a complete set of financial statements required by the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is not available or practicable to prepare for the Endeavor Mineral and Royalty Interests. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with GAAP in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Endeavor Mineral and Royalty Interests, including but not limited to depletion, general and administrative expenses and other income and expenses. Additionally, these Statements of Revenues and Direct Operating Expenses are not indicative of the future results of operations for the Endeavor Mineral and Royalty Interests.

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Data related to 2022 is unaudited.

2.	Summary of Significant Accounting Policies

Preparation of Financial Statements

The Statements of Revenues and Direct Operating Expenses are derived from the Seller’s historical operating statements. Revenues and direct operating expenses relate to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons in the Endeavor Mineral and Royalty Interests.

Use of Estimates

Certain amounts included in or affecting the Endeavor Mineral and Royalty Interests’ financial statements and related disclosures must be estimated by management, requiring certain assumptions to be made with respect to values or conditions that cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions may affect the revenues and direct operating expenses reported for the Endeavor Mineral and Royalty Interests during the reporting periods.

Revenue Recognition

Royalty Income

Royalty income represents the right to receive revenues from oil, natural gas and natural gas liquids sales from the purchaser of production from the wells comprising the Endeavor Mineral and Royalty Interests. Royalty income is recognized at the point control of the product is transferred to the purchaser. Substantially all of the pricing provisions in the revenue contracts for the Endeavor Mineral and Royalty Interests are tied to a market index.

The oil, natural gas and natural gas liquids sales contracts for the Endeavor Mineral and Royalty Interests are generally structured whereby the operator of the properties sells the proportionate share of oil, natural gas and natural gas liquids production to the purchaser and the percentage of royalty based on the revenue generated is allocated to the Endeavor Mineral and Royalty Interests. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead or at the gas processing facility based on the Endeavor Mineral and Royalty Interests’ percentage ownership share of the revenue, net of any deductions for gathering and transportation.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of production and ad valorem taxes, which are the only direct expenses of holding the Endeavor Mineral and Royalty Interests. In general, production taxes are calculated by tax jurisdictions as a percentage of current year revenues from oil, natural gas and natural gas liquids. Other taxes, such as ad valorem taxes are based, among other factors, on property values driven by prior year commodity prices.

3.	Commitments and Contingencies

The Endeavor Mineral and Royalty Interests may become subject to potential claims and litigation in the normal course of operations. As represented by the Seller in the Purchase Agreement, there are no known claims, litigation or disputes pending or any other legal, environmental or contingencies that would have a material effect on the financial statements for the Endeavor Mineral and Royalty Interests.

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Data related to 2022 is unaudited.

4.	Subsequent Events

Subsequent events have been evaluated through March 21, 2025, the date the Statements of Revenues and Direct Operating Expenses were issued. No subsequent events of a material nature other than those described in Note 1—Basis of Presentation have been identified that require recognition or disclosure.

5.	Supplemental Disclosure of Oil and Natural Gas Operations (unaudited)

Proved Oil and Gas Reserve Quantities

Proved oil and natural gas reserve estimates and their associated future net cash flows for the Endeavor Mineral and Royalty Interests as of December 31, 2024, 2023 and 2022 were derived from reserve estimates prepared by Diamondback’s reserve engineers and, with respect to such estimates as of December 31, 2024 and 2023, audited by Ryder Scott Company, L.P. as of December 31, 2024, as adjusted for production. The reserve estimates represent the net revenue interests in the Endeavor Mineral and Royalty Interests. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted arithmetic average of the first-day-of-the-month prices for the 12-month period prior to the end of the reporting period. Reserve estimates do not include any value for probable or possible reserves that may exist.

The SEC has defined proved reserves as the estimated quantities of oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

The following table presents changes in the estimated quantities of proved reserves for the years ended December 31, 2024, 2023 and 2022:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Proved Developed and Undeveloped Reserves:
As of December 31, 2021	66,266	212,010	40,194	141,795
Revisions of previous estimates	1,167	8,622	1,562	4,166
Production	(5,225)	(9,954)	(1,840)	(8,724)

As of December 31, 2022	62,208	210,678	39,916	137,237
Revisions of previous estimates	(1,793)	(7,721)	(1,314)	(4,394)
Production	(5,042)	(11,969)	(2,120)	(9,157)

As of December 31, 2023	55,373	190,988	36,482	123,686
Revisions of previous estimates	272	956	155	587
Production	(5,459)	(14,524)	(2,639)	(10,519)

As of December 31, 2024	50,186	177,420	33,998	113,754

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Data related to 2022 is unaudited.

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Proved Developed Reserves:
December 31, 2022	27,264	105,241	19,307	64,111
December 31, 2023	28,827	111,022	20,774	68,105
December 31, 2024	32,216	120,668	22,751	75,078
Proved Undeveloped Reserves:
December 31, 2022	34,944	105,437	20,609	73,126
December 31, 2023	26,546	79,966	15,708	55,581
December 31, 2024	17,970	56,752	11,247	38,676

Revisions represent changes in previous reserves estimates, either upward or downward, resulting from new information normally obtained from development drilling and production history or resulting from a change in economic factors, such as commodity prices, operating costs or development costs.

For the year ending December 31, 2024, positive revisions of 587 MBOE of previously estimated quantities consisted of other positive revisions of 1,649 MBOE partially offset by negative price revisions of 1,062 MBOE.

For the year ending December 31, 2023, negative revisions of 4,394 MBOE of previously estimated quantities consisted of price revisions of 3,716 MBOE and other revisions of 678 MBOE.

For the year ending December 31, 2022, positive revisions of 4,166 MBOE of previously estimated quantities consisted of price revisions of 5,075 MBOE offset by other negative revisions of 909 MBOE.

Standardized Measure of Discounted Future Net Cash Flows

Standardized measure is defined by GAAP as the present value of estimated future net revenue to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC (using prices and costs in effect as of the date of estimation), less future development, production and income tax expenses, and discounted at 10% per annum to reflect the timing of future net revenue.

The standardized measure of discounted future net cash flows should not be viewed as a realistic estimate of future cash flows, nor should it be interpreted as representing the current value of proved reserves. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Data related to 2022 is unaudited.

The following table sets forth the standardized measure of discounted future net cash flows attributable to proved oil and natural gas reserves as of December 31, 2024, 2023 and 2022:

	December 31,
	2024	2023	2022
	(In thousands)
Future cash inflows	$4,795,891	$5,544,105	$8,139,790
Future production taxes	(338,974)	(393,190)	(592,354)
Future income tax expense	(24,911)	(28,783)	(42,214)

Future net cash flows	4,432,006	5,122,132	7,505,222
10% discount to reflect timing of cash flows	(2,197,460)	(2,579,022)	(3,900,302)

Standardized measure of discounted future net cash flows	$2,234,546	$2,543,110	$3,604,920

The following table presents the unweighted arithmetic average first-day-of–the-month prices within the 12-month period prior to the end of the reporting period as adjusted by differentials and other contractual terms for 2023 oil, natural gas and natural gas liquids utilized in the computation of future cash inflows:

	December 31,
	2024	2023	2022
Oil (per Bbl)	$77.21	$79.94	$95.39
Natural gas (per Mcf)	$0.57	$1.08	$4.80
Natural gas liquids (per Bbl)	$24.11	$24.98	$29.92

Principal changes in the standardized measure of discounted future net cash flows attributable to the Endeavor Mineral and Royalty Interests proved reserves are as follows:

	December 31,
	2024	2023	2022
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$2,543,110	$3,604,920	$2,643,912
Sales of oil and natural gas, net of production costs	(428,810)	(417,006)	(560,172)
Net changes in prices and production costs	(147,479)	(881,023)	1,337,938
Revisions of previous quantity estimates	10,129	(114,775)	110,011
Net changes in income taxes	1,723	5,968	(5,433)
Accretion of discount	255,740	362,517	265,874
Net changes in timing of production and other	133	(17,491)	(187,210)

Standardized measure of discounted future net cash flows at the end of the period	$2,234,546	$2,543,110	$3,604,920

VIPER ENERGY, INC.

EER Dropdown

Estimated

Future Reserves and Income

Attributable to Certain

Royalty Interests

SEC Parameters

As of

December 31, 2023

/s/ Marsha E. Wellmann
Marsha E. Wellmann, P.E.
TBPELS License No. 116149
Senior Vice President

[SEAL]

RYDER SCOTT COMPANY, L.P.

TBPELS Firm Registration No. F-1580

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

January 24, 2025

Viper Energy, Inc.

c/o Diamondback Energy, Inc.

500 West Texas, Suite 1210

Midland, Texas 79701

Ladies and Gentlemen:

At the request of Diamondback Energy, Inc. (Diamondback), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves, future production and discounted future net income attributable to certain royalty interests of Diamondback, designated as EER Dropdown, as of December 31, 2023, for potential acquisition by Viper Energy, Inc. (Viper), a subsidiary of Diamondback Energy, Inc. The reserves were prepared by Diamondback’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Our reserves audit was completed on January 24, 2025 and is presented herein. The estimated reserves and income data shown herein represent Diamondback’s estimated net reserves and income data attributable to certain royalty interests being considered for acquisition by Viper and the portion of those reserves and income data reviewed by Ryder Scott, as of December 31, 2023.

The properties reviewed by Ryder Scott represent 100 percent of the total net proved liquid hydrocarbon and gas royalty interests being considered for this acquisition as of December 31, 2023. Ryder Scott completed a YE2024 audit of the total interests of Viper Energy, Inc. and at Diamondback’s request this audit is adjusted to December 31, 2023.

As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves and/or Reserves Information prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed;(2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserves quantities and/or Reserves Information.” Reserves Information may consist of various estimates pertaining to the extent and value of petroleum properties.

Based on our review, including the data, technical processes and interpretations presented by Diamondback, it is our opinion that the overall procedures and methodologies utilized by Diamondback in preparing their estimates of the proved reserves, future production and discounted future net income as of December 31, 2023 comply with the current SEC regulations and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by Diamondback are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

The estimated reserves and future net income amounts presented in this report are related to hydrocarbon prices. Diamondback has informed us that in the preparation of their reserves and income projections, as of

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Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

December 31, 2023, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The net reserves and net income data as estimated by Diamondback attributable to the EER Dropdown set of interest in properties that we reviewed are summarized below:

SEC PARAMETERS Estimated Net Reserves and Income Data Certain Royalty Interests of EER Dropdown As of December 31, 2023
	Proved
	Developed		Total Proved
	Producing	Undeveloped
Audited by Ryder Scott

Net Reserves
Oil/Condensate – MBBLS	28,827	26,546	55,373
Plant Products – MBBLS	20,774	15,708	36,482
Gas – MMCF	111,022	79,966	190,988
MBOE	68,105	55,581	123,686

Income Data ($M)
Future Gross Revenue	$2,788,489	$2,466,976	$5,255,465
Deductions	55,211	49,340	104,551

Future Net Income (FNI)	$2,733,278	$2,417,636	$5,150,914
Discounted FNI @ 10%	$1,336,733	$1,220,665	$2,557,398

Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and shown herein as thousands of barrels (MBBLS). All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located. The net reserves are also shown herein on an equivalent unit basis wherein natural gas is converted to oil equivalent using a factor of 6,000 cubic feet natural gas per one barrel of oil equivalent. MBOE means thousand barrels of oil equivalent. In this report, discounted future net income data are expressed as thousands of U.S. dollars ($M).

The future gross revenue is after the deduction of production taxes. Because the interests evaluated herein are royalty interests, the deductions include only ad valorem taxes, while the normal direct costs of operating the wells and development costs are used to estimate economic lives. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.

Reserves Included in This Report

In our opinion, the proved reserves presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

definitions from 210.4-10(a) entitled “PETROLEUM RESERVES DEFINITIONS” is included as an attachment to this report.

The various proved reserves status categories are defined in the attachment entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At Diamondback’s request, this report addresses only the proved reserves attributable to the properties reviewed herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

Audit Data, Methodology, Procedure and Assumptions

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The reserves prepared by Diamondback for the properties that we reviewed were estimated by performance methods, analogy, or a combination of methods. In general, the reserves attributable to producing wells and/or reservoirs were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis, which utilized extrapolations of historical production and pressure data available through December, 2024 in those cases where such data were considered to be definitive. The data used in these analyses were furnished to Ryder Scott by Diamondback or obtained from public data sources and were considered sufficient for the purpose thereof. In certain cases, producing reserves were estimated by analogy or a combination of methods. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the estimates was considered to be inappropriate.

The reserves prepared by Diamondback attributable to the undeveloped status category that we reviewed were estimated by analogy.

To estimate economically producible proved oil and gas reserves and related future net cash flows, many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. To confirm that the proved reserves reviewed by us meet the SEC requirements to be economically producible, we have reviewed certain primary economic data utilized by Diamondback relating to hydrocarbon prices and costs as noted herein.

The hydrocarbon prices furnished by Diamondback for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of- the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

The initial SEC hydrocarbon benchmark prices in effect on December 31, 2023 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used by Diamondback for the geographic area reviewed by us. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

The product prices that were actually used by Diamondback to determine the future gross revenue for each property reviewed by us reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback.

The table below summarizes Diamondback’s net volume weighted benchmark prices adjusted for differentials for the properties reviewed by us and referred to herein as “average realized prices.” The average realized prices shown in the table below were determined from Diamondback’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and Diamondback’s estimate of the total net reserves for the properties reviewed by us for the geographic area. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas reviewed by us.

Geographic Area	Product	Price Reference	Average Benchmark Prices*	Average Realized Prices
North America
United States	Oil/Condensate	WTI Cushing	$78.22/Bbl	$79.94/Bbl
	NGLs	WTI Cushing	$78.22/Bbl	$24.98/Bbl
	Gas	Henry Hub	$2.637/MMBTU	$1.08/Mcf

*	Benchmark prices as of December 31, 2023

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in Diamondback’s individual property evaluations.

Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserves estimates reviewed. The proved gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

Because this audit includes only royalty interest, no operating, development, or abandonment costs are shown in the detailed cash flow. However, these costs were incorporated into the economic evaluation to determine the commercially recoverable reserves reported herein.

Operating costs furnished by Diamondback are based on the operating expense reports of Diamondback and include only those costs directly applicable to the leases or wells for the properties reviewed by us. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs for non-operated properties include the COPAS overhead costs that are allocated directly to the leases and wells under terms of operating agreements. The operating costs furnished by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs furnished by Diamondback are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback.

The proved undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with Diamondback’s plans to develop these reserves as of December 31, 2023. The implementation of Diamondback’s development plans as presented to us is subject to the approval process adopted by Diamondback’s management. As the result of our inquiries during the course of our review, Diamondback has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by Diamondback’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to Diamondback. Diamondback has provided written documentation supporting their commitment to proceed with the development activities as presented to us. Additionally, Diamondback has informed us that they are not aware of any legal, regulatory, or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2023, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Current costs used by Diamondback were held constant throughout the life of the properties.

Diamondback’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were based on analog well performance and type-curves where appropriate. An estimated rate of decline was then applied until depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used by Diamondback to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Diamondback. Wells or locations that are not currently producing may start producing earlier or later than anticipated in Diamondback’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Diamondback’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a review of the properties in which Viper is considering acquisition of certain interests; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by Diamondback for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Certain technical personnel of Diamondback are responsible for the preparation of reserves estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit.

Diamondback has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of Diamondback’s forecast of future proved production and income, we have relied upon data furnished by Diamondback with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, development costs, development plans, certain abandonment costs, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by Diamondback. We consider the factual data furnished to us by Diamondback to be appropriate and sufficient for the purpose of our review of Diamondback’s estimates of reserves and future net income. In summary, we consider the assumptions, data, methods and analytical procedures used by Diamondback and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein.

Audit Opinion

Based on our review, including the data, technical processes and interpretations presented by Diamondback, it is our opinion that the overall procedures and methodologies utilized by Diamondback in preparing estimates of these proved reserves, future production and discounted future net income as of December 31, 2023 comply with the current SEC regulations and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by Diamondback are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards. Ryder Scott found the processes and controls used by Diamondback in their estimation of Viper’s proved reserves to be effective and, in the aggregate, we found no bias in the utilization and analysis of data in estimates for these properties.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

We were in reasonable agreement with Diamondback’s estimates of these proved reserves, future production and discounted future net income for the properties which we reviewed; although in certain cases there was more than an acceptable variance between Diamondback’s estimates and our estimates due to a difference in interpretation of data or due to our having access to data which were not available to Diamondback when its reserves estimates were prepared. However notwithstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves, future production and discounted future net income of these royalty interests.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above.

We are independent petroleum engineers with respect to Diamondback and Viper. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this audit, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations.

We have provided Diamondback with a digital version of the original signed copy retained in our files. In the event there are any differences between the digital version included in filings made by Diamondback and the original signed copy in our files, the original signed file copy shall control and supersede.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown (as of December 31, 2023)

January 24, 2025

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

/s/ Marsha E. Wellmann
Marsha E. Wellmann, P.E.
TBPELS License No. 116149
Senior Vice President

[SEAL]

MEW (DRO)/pl

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Ms. Marsha E. Wellmann was the primary technical person responsible for overseeing the estimate of the reserves, future production and income prepared by Ryder Scott presented herein.

Ms. Wellmann, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2012, is a Senior Vice President responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America and the Gulf of Mexico. Before joining Ryder Scott, Ms. Wellmann served in a number of engineering positions. For more information regarding Ms. Wellmann geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Company/Employees.

Ms. Wellmann earned a Bachelor of Science degree in Petroleum Engineering and a Business Foundations Certificate from The University of Texas at Austin in 2002 and is a registered Professional Engineer in the State of Texas. She is also a member of the Society of Petroleum Engineers.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Ms. Wellmann fulfills. As part of her 2024 continuing education hours, Ms. Wellmann attended 29 hours of formalized training including various professional society presentations covering such topics as the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register, the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering, geoscience and petroleum economics evaluation methods, procedures and software and ethics for consultants.

Based on her educational background, professional training and more than 15 years of practical experience in the estimation and evaluation of petroleum reserves, Ms. Wellmann has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2019.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

Reserves do not include quantities of petroleum being held in inventory.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG)

SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA)

EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4- 10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals that are open at the time of the estimate but which have not yet started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

VIPER ENERGY, INC.

EER Dropdown

Estimated

Future Reserves and Income

Attributable to Certain

Royalty Interests

SEC Parameters

As of

December 31, 2024

Marsha E. Wellmann, P.E. TBPELS License No. 116149 Senior Vice President RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

January 24, 2025

Viper Energy, Inc.

c/o Diamondback Energy, Inc.

500 West Texas, Suite 1210

Midland, Texas 79701

Ladies and Gentlemen:

At the request of Diamondback Energy, Inc. (Diamondback), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves, future production and discounted future net income attributable to certain royalty interests of Diamondback, designated as EER Dropdown, as of December 31, 2024, for potential acquisition by Viper Energy, Inc. (Viper), a subsidiary of Diamondback Energy, Inc. The reserves were prepared by Diamondback’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Our reserves audit was completed on January 24, 2025 and is presented herein. The estimated reserves and income data shown herein represent Diamondback’s estimated net reserves and income data attributable to certain royalty interests being considered for acquisition by Viper and the portion of those reserves and income data reviewed by Ryder Scott, as of December 31, 2024.

The properties reviewed by Ryder Scott represent 100 percent of the total net proved liquid hydrocarbon and gas royalty interests being considered for this acquisition as of December 31, 2024. Ryder Scott completed a year-end 2024 audit of the total interests of Viper Energy, Inc. and at Diamondback’s request this audit covers only the EER Dropdown interests.

As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves and/or Reserves Information prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserves quantities and/or Reserves Information.” Reserves Information may consist of various estimates pertaining to the extent and value of petroleum properties.

Based on our review, including the data, technical processes and interpretations presented by Diamondback, it is our opinion that the overall procedures and methodologies utilized by Diamondback in preparing their estimates of the proved reserves, future production and discounted future net income as of December 31, 2024 comply with the current SEC regulations and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by Diamondback are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

The estimated reserves and future net income amounts presented in this report are related to hydrocarbon prices. Diamondback has informed us that in the preparation of their reserves and income projections, as of

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633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

December 31, 2024, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The net reserves and net income data as estimated by Diamondback attributable to the EER Dropdown set of interest in properties that we reviewed are summarized below:

SEC PARAMETERS Estimated Net Reserves and Income Data Certain Royalty Interests of EER Dropdown As of December 31, 2024
	Proved
	Developed		Total Proved
	Producing	Undeveloped
Audited by Ryder Scott

Net Reserves
Oil/Condensate – MBBLS	32,216	17,970	50,186
Plant Products – MBBLS	22,751	11,247	33,998
Gas – MMCF	120,668	56,752	177,420
MBOE	75,078	38,676	113,754

Income Data ($M)
Future Gross Revenue	$2,940,493	$1,606,938	$4,547,431
Deductions	58,376	32,139	90,515

Future Net Income (FNI)	$2,882,117	$1,574,799	$4,456,916
Discounted FNI @ 10%	$1,423,361	$823,751	$2,247,112

Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and shown herein as thousands of barrels (MBBLS). All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located. The net reserves are also shown herein on an equivalent unit basis wherein natural gas is converted to oil equivalent using a factor of 6,000 cubic feet natural gas per one barrel of oil equivalent. MBOE means thousand barrels of oil equivalent. In this report, discounted future net income data are expressed as thousands of U.S. dollars ($M).

The future gross revenue is after the deduction of production taxes. Because the interests evaluated herein are royalty interests, the deductions include only ad valorem taxes, while the normal direct costs of operating the wells and development costs are used to estimate economic lives. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.

Reserves Included in This Report

In our opinion, the proved reserves presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

definitions from 210.4-10(a) entitled “PETROLEUM RESERVES DEFINITIONS” is included as an attachment to this report.

The various proved reserves status categories are defined in the attachment entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At Diamondback’s request, this report addresses only the proved reserves attributable to the properties reviewed herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

Audit Data, Methodology, Procedure and Assumptions

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The reserves prepared by Diamondback for the properties that we reviewed were estimated by performance methods, analogy, or a combination of methods. In general, the reserves attributable to producing wells and/or reservoirs were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis, which utilized extrapolations of historical production and pressure data available through December, 2024 in those cases where such data were considered to be definitive. The data used in these analyses were furnished to Ryder Scott by Diamondback or obtained from public data sources and were considered sufficient for the purpose thereof. In certain cases, producing reserves were estimated by analogy or a combination of methods. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the estimates was considered to be inappropriate.

The reserves prepared by Diamondback attributable to the undeveloped status category that we reviewed were estimated by analogy.

To estimate economically producible proved oil and gas reserves and related future net cash flows, many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. To confirm that the proved reserves reviewed by us meet the SEC requirements to be economically producible, we have reviewed certain primary economic data utilized by Diamondback relating to hydrocarbon prices and costs as noted herein.

The hydrocarbon prices furnished by Diamondback for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

The initial SEC hydrocarbon benchmark prices in effect on December 31, 2024 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used by Diamondback for the geographic area reviewed by us. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

The product prices that were actually used by Diamondback to determine the future gross revenue for each property reviewed by us reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback.

The table below summarizes Diamondback’s net volume weighted benchmark prices adjusted for differentials for the properties reviewed by us and referred to herein as “average realized prices.” The average realized prices shown in the table below were determined from Diamondback’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and Diamondback’s estimate of the total net reserves for the properties reviewed by us for the geographic area. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas reviewed by us.

Geographic Area	Product	Price Reference	Average Benchmark Prices	Average Realized Prices
North America
United States	Oil/Condensate	WTI Cushing	$75.48/Bbl	$77.21/Bbl
	NGLs	WTI Cushing	$75.48/Bbl	$24.11/Bbl
	Gas	Henry Hub	$2.13/MMBTU	$0.57/Mcf

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in Diamondback’s individual property evaluations.

Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserves estimates reviewed. The proved gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

Because this audit includes only royalty interest, no operating, development, or abandonment costs are shown in the detailed cash flow. However, these costs were incorporated into the economic evaluation to determine the commercially recoverable reserves reported herein.

Operating costs furnished by Diamondback are based on the operating expense reports of Diamondback and include only those costs directly applicable to the leases or wells for the properties reviewed by us. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs for non-operated properties include the COPAS overhead costs that are allocated directly to the leases and wells under terms of operating agreements. The operating costs furnished by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs furnished by Diamondback are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by Diamondback were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by Diamondback.

The proved undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with Diamondback’s plans to develop these reserves as of December 31, 2024. The implementation of Diamondback’s development plans as presented to us is subject to the approval process adopted by Diamondback’s management. As the result of our inquiries during the course of our review, Diamondback has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by Diamondback’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to Diamondback. Diamondback has provided written documentation supporting their commitment to proceed with the development activities as presented to us. Additionally, Diamondback has informed us that they are not aware of any legal, regulatory, or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2024, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Current costs used by Diamondback were held constant throughout the life of the properties.

Diamondback’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were based on analog well performance and type-curves where appropriate. An estimated rate of decline was then applied until depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used by Diamondback to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Diamondback. Wells or locations that are not currently producing may start producing earlier or later than anticipated in Diamondback’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Diamondback’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a review of the properties in which Viper is considering acquisition of certain interests; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by Diamondback for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Certain technical personnel of Diamondback are responsible for the preparation of reserves estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit.

Diamondback has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of Diamondback’s forecast of future proved production and income, we have relied upon data furnished by Diamondback with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, development costs, development plans, certain abandonment costs, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by Diamondback. We consider the factual data furnished to us by Diamondback to be appropriate and sufficient for the purpose of our review of Diamondback’s estimates of reserves and future net income. In summary, we consider the assumptions, data, methods and analytical procedures used by Diamondback and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein.

Audit Opinion

Based on our review, including the data, technical processes and interpretations presented by Diamondback, it is our opinion that the overall procedures and methodologies utilized by Diamondback in preparing estimates of these proved reserves, future production and discounted future net income as of December 31, 2024 comply with the current SEC regulations and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by Diamondback are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards. Ryder Scott found the processes and controls used by Diamondback in their estimation of Viper’s proved reserves to be effective and, in the aggregate, we found no bias in the utilization and analysis of data in estimates for these properties.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

We were in reasonable agreement with Diamondback’s estimates of these proved reserves, future production and discounted future net income for the properties which we reviewed; although in certain cases there was more than an acceptable variance between Diamondback’s estimates and our estimates due to a difference in interpretation of data or due to our having access to data which were not available to Diamondback when its reserves estimates were prepared. However notwithstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves, future production and discounted future net income of these royalty interests.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above.

We are independent petroleum engineers with respect to Diamondback and Viper. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this audit, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations.

We have provided Diamondback with a digital version of the original signed copy retained in our files. In the event there are any differences between the digital version included in filings made by Diamondback and the original signed copy in our files, the original signed file copy shall control and supersede.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Viper Energy, Inc.-EER Dropdown as of December 31, 2024

January 24, 2025

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Marsha E. Wellmann, P.E.
TBPELS License No. 116149
Senior Vice President

MEW (DRO)/pl

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Ms. Marsha E. Wellmann was the primary technical person responsible for overseeing the estimate of the reserves, future production and income prepared by Ryder Scott presented herein.

Ms. Wellmann, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2012, is a Senior Vice President responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America and the Gulf of Mexico. Before joining Ryder Scott, Ms. Wellmann served in a number of engineering positions. For more information regarding Ms. Wellmann geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Company/Employees.

Ms. Wellmann earned a Bachelor of Science degree in Petroleum Engineering and a Business Foundations Certificate from The University of Texas at Austin in 2002 and is a registered Professional Engineer in the State of Texas. She is also a member of the Society of Petroleum Engineers.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Ms. Wellmann fulfills. As part of her 2024 continuing education hours, Ms. Wellmann attended 29 hours of formalized training including various professional society presentations covering such topics as the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register, the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering, geoscience and petroleum economics evaluation methods, procedures and software and ethics for consultants.

Based on her educational background, professional training and more than 15 years of practical experience in the estimation and evaluation of petroleum reserves, Ms. Wellmann has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2019.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

Reserves do not include quantities of petroleum being held in inventory.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG) SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE) SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG)

SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA) EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals that are open at the time of the estimate but which have not yet started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

Annex A

Execution Version

EQUITY PURCHASE AGREEMENT

by and among

ENDEAVOR ENERGY RESOURCES, L.P.,

as Seller,

1979 ROYALTIES GP, LLC

and

1979 ROYALTIES LP,

collectively, as the Companies,

VIPER ENERGY PARTNERS LLC,

as Buyer,

and

VIPER ENERGY, INC.,

as Parent

Dated as of January 30, 2025

A-i

4.24	Environmental Matters	A-31
4.25	Payments for Production	A-32
4.26	Imbalances	A-32
ARTICLE 5 Representations and Warranties Relating to Buyer Parties		A-32
5.1	Organization of Buyer Parties	A-32
5.2	Authorization; Enforceability	A-32
5.3	No Conflict; Consents	A-33
5.4	Litigation	A-33
5.5	Brokers’ Fees	A-33
5.6	Bankruptcy	A-33
5.7	Financial Ability	A-33
5.8	Common Stock and OpCo Units	A-33
5.9	Investment Intent; Accredited Investor	A-33
5.10	Independent Evaluation.	A-34
5.11	Capitalization	A-34
5.12	SEC Documents; Financial Statements	A-35
5.13	Internal Controls; Listing Exchange	A-35
5.14	[Intentionally Omitted]	A-36
5.15	Form S-3 Eligibility	A-36
5.16	Buyer’s Independent Investigation	A-36
5.17	Limitations	A-37
ARTICLE 6 Covenants		A-38
6.1	Conduct of Business	A-38
6.2	Records	A-39
6.3	Further Assurances	A-39
6.4	Fees and Expenses	A-39
6.5	HSR Act	A-39
6.6	Proxy Statement; Parent Stockholders Meeting	A-40
6.7	Exchange Listing	A-41
6.8	Managers and Officers; Indemnification Agreements	A-42
6.9	Conveyances	A-42
6.10	Lock-up Agreement	A-42
6.11	Section 16 Matters	A-43
6.12	Conversion of 1979 GP	A-43
6.13	Cooperation with Equity Offering	A-43
ARTICLE 7 Tax Matters		A-44
7.1	Responsibility for Filing Tax Returns and Paying Taxes	A-44
7.2	Allocation of Taxes	A-44
7.3	Transfer Taxes	A-45
7.4	Cooperation	A-45
7.5	Post-Closing Covenants	A-45
7.6	Refunds	A-46
7.7	Tax Contests	A-46
7.8	Intended Tax Treatment	A-46
ARTICLE 8 Conditions to Closing		A-47
8.1	Conditions to Obligations of Buyer to Closing	A-47
8.2	Conditions to Obligations of Seller to Closing	A-47
ARTICLE 9 Title Matters; Consent Matters		A-48
9.1	Title Diligence Period; Title Defect Notices	A-48
9.2	Remedies for Title Defects	A-49
9.3	Resolution of Disputed Title Defects	A-50
9.4	Title Defect Amounts; Limitations	A-51

A-ii

9.5	Title Benefits; Title Benefit Amounts	A-52
9.6	Termination Procedures	A-53
9.7	Consents	A-53
9.8	Acceptance of Title Condition; Sole and Exclusive Remedy	A-53
ARTICLE 10 Termination		A-54
10.1	Termination	A-54
10.2	Effect of Termination	A-54
10.3	Remedies for Termination	A-55
ARTICLE 11 Indemnification		A-56
11.1	Seller’s Indemnification	A-56
11.2	Buyer’s Indemnification	A-56
11.3	Indemnification Procedures	A-56
11.4	Certain Limitations on Indemnity Obligations	A-58
11.5	Extent of Indemnification	A-59
11.6	Survival	A-59
11.7	Waiver of Right to Rescission	A-60
11.8	Disclaimer of Reliance on Seller’s Methodologies	A-60
ARTICLE 12 Other Provisions		A-60
12.1	Notices	A-60
12.2	Assignment	A-61
12.3	Rights of Third Parties	A-62
12.4	Counterparts	A-62
12.5	Entire Agreement	A-62
12.6	Disclosure Schedules	A-62
12.7	Amendments; Waiver	A-63
12.8	Publicity	A-63
12.9	Severability	A-63
12.10	Governing Law; Jurisdiction; Waiver of Trial by Jury	A-63
12.11	Waiver of Special Damages	A-64
12.12	Time	A-64
12.13	No Recourse	A-65
12.14	NORM, Wastes and Other Substances	A-65

A-iii

Exhibits and Disclosure Schedules

Exhibits:

Exhibit A-1	DSUs
Exhibit A-1 (Subpart I)	Legacy Tracts
Exhibit A-1 (Subpart II)	Carveout Tracts
Exhibit A-2 (Subpart I)	Wells
Exhibit A-2 (Subpart II)	Participating Mineral Interest Wells
Exhibit B	Form of Assignment of Interests
Exhibit C	Form of Assignment of Excluded Assets
Exhibit D-1	Form of DG Royalty Conveyance
Exhibit D-2	Form of EER ORRI Conveyance
Exhibit D-3	Form of WEP Conveyance
Exhibit E	Form of Escrow Agreement

Disclosure Schedules:

Schedule AV	Allocated Values
Schedule 1.1(a)	Seller’s Knowledge Persons
Schedule 1.1(b)	Companies’ Knowledge Persons
Schedule 1.1(c)	Buyer’s Knowledge Persons
Schedule 3.3	Conflicts
Schedule 3.4	Litigation
Schedule 4.3	Conflicts
Schedule 4.4	Litigation
Schedule 4.7	Taxes
Schedule 4.9(a)	Material Contracts
Schedule 4.9(b)	Material Contract Defaults
Schedule 4.10	Consents
Schedule 4.13	Suspense Funds
Schedule 4.14	Operations
Schedule 4.15	Overpayments
Schedule 4.16	Lease Matters
Schedule 4.17	Capitalization
Schedule 4.19	Undisclosed Liabilities
Schedule 4.20	Bank Accounts
Schedule 4.24	Environmental Matters
Schedule 6.1(b)	Permitted Activities

A-iv

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of January 30, 2025 (the “Execution Date”), is by and among Endeavor Energy Resources, L.P., a Texas limited partnership (“Seller”), 1979 Royalties GP, LLC, a Texas limited liability company (including any successor entity resulting from the GP Conversion, “1979 GP”), 1979 Royalties LP, a Texas limited partnership (“1979 LP” and together with 1979 GP, each individually, a “Company”, and collectively, the “Companies” or the “Company Group”), Viper Energy Partners LLC, a Delaware limited liability company (“Buyer”), and Viper Energy, Inc., a Delaware corporation (“Parent,” and together with Buyer, “Buyer Parties” and each a “Buyer Party”). This Agreement sometimes refers to Seller, Companies, Buyer and Parent individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Seller owns 100% of the issued and outstanding membership interests of 1979 GP and 99% of the issued and outstanding limited partnership interests of 1979 LP (the “Target Interests”).

WHEREAS, 1979 GP owns 1% of the issued and outstanding limited partnership interests of 1979 LP and all of the issued and outstanding general partnership interests of 1979 LP.

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Target Interests, on and subject to the terms and conditions of this Agreement.

WHEREAS, the audit committee (the “Audit Committee”) of the board of directors of Parent (the “Parent Board”) is wholly comprised of independent and disinterested members of the Parent Board.

WHEREAS, the Audit Committee has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement (including the purchase of the Target Interests and the issuance of the Equity Consideration, upon the terms and subject to the conditions set forth herein) are advisable, fair to and in the best interests of Parent and the Unaffiliated Parent Stockholders (as defined below); (ii) recommended to the Parent Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved, and recommended that the Parent Board resolve, to recommend that the Parent Stockholders approve this Agreement and the consummation by the Buyer Parties of the transactions contemplated by this Agreement.

WHEREAS, the Parent Board has unanimously, acting upon the recommendation of the Audit Committee, (i) determined that this Agreement and the transactions contemplated by this Agreement (including the purchase of the Target Interests and the issuance of the Equity Consideration, upon the terms and subject to the conditions set forth herein) are advisable, fair to and in the best interests of Parent and the Parent Stockholders; (ii) approved this Agreement and the execution, delivery and performance of this Agreement by Parent and Buyer; and (iii) resolved to recommend that the Parent Stockholders approve this Agreement and the consummation by the Buyer Parties of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

Definitions and Rules of Construction

1.1	Definitions. As used in this Agreement, the following terms shall have the following meanings:

“1979 GP” has the meaning set forth in the preamble of this Agreement.

“1979 LP” has the meaning set forth in the preamble of this Agreement.

“Adjusted Equity Consideration” has the meaning set forth in Section 2.3.

“Adjustment Amount” has the meaning set forth in Section 2.3.

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, (i) the Companies shall be deemed to be Affiliates of Seller for all periods prior to the Closing, and (ii) the Companies shall be deemed to be Affiliates of the Buyer Parties for all periods after Closing. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, as used in this Agreement, the Seller and its Affiliates (including the Company Group prior to the Closing, but excluding the Parent and its Subsidiaries) shall not constitute Affiliates of the Parent and its Subsidiaries, and vice-versa.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocated Value” means the Dollar value set forth in the column entitled “Total Allocated Value” on Schedule AV for each DSU or Well, as applicable.

“Allocation Dispute Resolution Period” has the meaning set forth in Section 2.8.

“Allocation Statement” has the meaning set forth in Section 2.8.

“Applicable Contracts” has the meaning set forth in the definition of “Company Assets.”

“Assignment of Excluded Assets” means the assignment by and among Seller (or its designated Affiliate) and the Companies, substantially in the form attached to this Agreement as Exhibit C, with respect to the Excluded Assets.

“Assignment of Interests” means the assignment by and between Seller and Buyer, substantially in the form attached to this Agreement as Exhibit B, with respect to the Target Interests.

“Audit Committee” has the meaning set forth in the recitals to this Agreement.

“Balance Sheet Date” has the meaning set forth in Section 4.18.

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Entitlements” has the meaning set forth in Section 2.9(b).

“Buyer Fundamental Representations” means the representations and warranties of the Buyer Parties set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.5, Section 5.8 and Section 5.11.

“Buyer Indemnified Parties” has the meaning set forth in Section 11.1.

“Buyer Party” and “Buyer Parties” have the meaning set forth in the preamble of this Agreement.

“Cash Consideration” has the meaning set forth in Section 2.2.

“Claim Notice” has the meaning set forth in Section 11.3(b).

“Class A Common Stock” means the shares of Class A common stock of Parent, par value $0.000001 per share.

“Class B Common Stock” means the shares of Class B common stock of Parent, par value $0.000001 per share.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” has the meaning set forth in Section 2.5.

“Closing Payment” has the meaning set forth in Section 2.6(c)(ii).

“Closing Statement” has the meaning set forth in Section 2.4.

“Closing Statement Accountant” has the meaning set forth in Section 2.7(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means collectively, the Class A Common Stock and the Class B Common Stock.

“Company” and “Companies” have the meanings set forth in the preamble of this Agreement.

“Company Assets” means all of the Company Group’s right, title and interest in, to, and under the following, without duplication, except, in each case, to the extent constituting Excluded Assets:

(a) the oil, gas and other fee mineral interest in and to the lands, tracts and properties to the extent described in Exhibit A-1 attached to this Agreement (such lands, including the tracts and properties described on Exhibit A-1 (Subpart I) and Exhibit A-1 (Subpart II), as applicable, the “Tracts”), together with any royalty interests attributable to the Tracts and any units, lands, tracts or other properties pooled with any of the Tracts (collectively, the “Fee Mineral Interests”);

(b) any oil, gas, or other well on the Tracts, including the wells listed on Exhibit A-2 (Subpart I) (each a “Well”) and each Participating Mineral Interest Well set forth on Exhibit A-2 (Subpart II), (collectively, the Wells together with the Participating Mineral Interest Wells, the “Subject Wells”), and solely with respect to the Participating Mineral Interest Wells together with all equipment, materials, supplies, machinery, fixtures and other tangible personal property and improvements located on or held for use primarily in connection therewith or the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons therefrom (“Equipment”);

(c) the overriding royalty interests burdening Hydrocarbons produced, saved or sold from the Tracts (subject to the Oil and Gas Leases and other burdens) including those described in Exhibit A-1 attached to this Agreement (collectively, the “ORRI”);

(d) the non-participating royalty interests burdening Hydrocarbons produced, saved or sold from the Tracts including those described in Exhibit A-1 attached to this Agreement (collectively, the “NPRI” and, together with the Fee Mineral Interests, Subject Wells and ORRI, the “Oil and Gas Assets”);

(e) [Intentionally Omitted];

(f) the proceeds, revenues or other benefits attributable to production of Hydrocarbons from or the ownership of the Oil and Gas Assets attributable to periods from and after the Effective Time;

(g) the executive rights, including the right to execute leases, to the extent such executive rights are applicable to the Fee Mineral Interests;

(h) to the extent transferable (with consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee), the Contracts by which any of the Oil and Gas Assets are bound or to which they are subject, or that relate to or are otherwise applicable to the Oil and Gas Assets (the “Applicable Contracts”);

(i) to the extent that they may be assigned, transferred or re-issued by Seller (with consent, if applicable, but without the payment of any fee unless Buyer agrees in writing to pay such fee), all Permits to the extent relating to or applicable to any of the Company Assets and required for ownership or use of the Company Assets;

(j) the issued and outstanding general partnership interests of 1979 LP owned by 1979 GP; and

(k) the Records; provided, however, Seller shall be entitled to retain copies of all Records.

“Company Group” has the meaning set forth in the preamble of this Agreement.

“Company Indemnified Persons” has the meaning set forth in Section 6.8(a).

“Company Tax Contest” has the meaning set forth in Section 7.7.

“Company Taxes” means (a) any Taxes imposed on the Company Group and (b) the portion of any Texas franchise Taxes imposed on any Seller Consolidated Group for any taxable period to the extent attributable to the Company Group, determined as though such Company Group were taxable on a separate, standalone basis with respect to its taxable items during such taxable period; provided, however, that Company Taxes shall not include (i) Flow-Through Income Taxes or (ii) Transfer Taxes.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any “combined group” (as defined in 34 Tex. Admin. Code § 3.590(b)(2)) for Texas franchise Tax purposes.

“Contract” means any written or oral legally binding agreement, commitment, lease, license or contract, but excluding any instrument creating or pursuant to which Seller derives its ownership in and to any of the Oil and Gas Assets.

“Contracting Parties” has the meaning set forth in Section 12.13.

“Conveyance” or “Conveyances” means the (i) the DG Royalty Conveyance, (ii) the WEP Conveyance and (iii) the EER ORRI Conveyance, as applicable.

“Conveyance Assets” means the Fee Minerals and ORRI, as applicable, to be assigned to 1979 LP pursuant to the Conveyances.

“D&O Provisions” has the meaning set forth in Section 6.8(a).

“DBE/Viper Tax Sharing Agreement” means that certain Amended and Restated Tax Sharing Agreement, dated November 10, 2023, by and among Diamondback Energy, Inc. and Viper Energy Partners LP.

“Defect Escrow Account” has the meaning set forth in Section 9.2.

“Defensible Title” means such title of the Company Group to the Oil and Gas Assets (which title shall be determined, for Oil and Gas Assets other than the Subject Wells, on a DSU-basis by calculating the total number of NRAs attributable to the Fee Mineral Interest, NPRI and ORRI within such DSU) that is deducible of record and/or provable title evidenced by documentation, which, although not constituting perfect merchantable or marketable title, would be successfully defended if challenged, and which, as of the Effective Time and as of the Closing Date, subject to the Permitted Encumbrances:

(a) with respect to each DSU set forth on Exhibit A-1, entitles the Company Group to a number of NRAs in the Target Formation(s) of the Fee Mineral Interest, NPRI, or ORRI within such DSU that is not less than the number of NRAs set forth in the applicable column and row for such DSU on Exhibit A-1 as to the applicable Target Formation(s) for such Fee Mineral Interest, NPRI, or ORRI within such DSU, except for any decreases that may result from the establishment or amendment of pools or units after the Execution Date;

(b) with respect to each currently producing formation for each Well set forth on Exhibit A-2, entitles the Company Group to receive not less than the Net Revenue Interest set forth on Exhibit A-2 for such Well of all Hydrocarbons produced, saved and marketed from such Well, throughout the productive life of such Well for such producing formation, except for any decreases that may result from (i) the election to ratify or the establishment or amendment of pools or units on or after the Execution Date, (ii) operations in which the applicable member of the Company Group may elect to be a non-consenting co-owner, or (iii) reversion of interests to co-owners with respect to operations in which such co-owner elected not to consent; and

(c) with respect to each currently producing formation for each Participating Mineral Interest Well set forth on Exhibit A-2, obligates Company Group, in the aggregate, to bear not more than the Working Interest shown on Exhibit A-2 (subject to any reservations, limitations or depth restrictions described on Exhibit A-2) for such Participating Mineral Interest Well, except for (x) increases resulting from contribution requirements with respect to defaulting parties under the Contracts arising after the Execution Date, (y) increases resulting from elections by Third Parties to participate in operations after the Execution Date, and (z) increases for which there is a corresponding proportionate increase to the aggregate Net Revenue Interest of Company Group for such Participating Mineral Interest Well; and

(d) is free and clear of all Liens.

“DG Royalty Conveyance” the assignment and conveyance to be made by D.G. Royalty, LLC or one of more of its Affiliates to 1979 LP pursuant to the form attached as Exhibit D-1 hereto.

“Disclosure Schedules” means the disclosure schedules attached to this Agreement.

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“Dollars” and “$” mean the lawful currency of the United States.

“DSU” or “Drilling and Spacing Unit” means those current or proposed drilling, spacing, communitized, or pooled units set forth on Exhibit A-1.

“Due Diligence Information” has the meaning set forth in Section 5.16(b).

“EER ORRI Conveyance” the ORRI assignment and conveyance to be made by Seller or one of more of its Affiliates to 1979 LP pursuant to the form attached as Exhibit D-2 hereto.

“Effective Time” means 12:00 A.M. local time at the location of the Oil and Gas Assets on January 1, 2025.

“Environmental Laws” means Laws relating to public or worker health or safety (regarding Hazardous Materials), pollution or the protection of the environment or natural resources, including, without limitation, those Laws relating to the presence, storage, handling or use of Hazardous Materials and those Laws relating to the generation, processing, treatment, storage, transportation, disposal, discharge, release, remediation, control or other management thereof, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

“Equity Consideration” has the meaning set forth in Section 2.2.

“Equity Offering” means a firm commitment underwritten offering by Parent of shares of Class A Common Stock prior to the Closing.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means that certain Escrow Agreement dated as of the Execution Date by and among Seller, Buyer and Escrow Agent, in the form attached as Exhibit E.

“Estimated Adjustment Amount” has the meaning set forth in Section 2.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of October 1, 2024, by and among Diamondback Energy, Inc., Parent, Diamondback E&P LLC, Viper Energy Partners LLC and Tumbleweed Royalty IV, LLC.

“Excluded Assets” means the Excluded Records, the name “Diamondback” and other trademarks, service marks and trade names owned or held for use by Seller or its Affiliates and any derivation thereof, and any and all claims for refunds of, rights to receive funds from any Governmental Authority relating to, credits attributable to, loss carryforwards with respect to (but excluding loss carryforwards of the Company Group), or similar Tax assets relating to (i) Company Taxes attributable to any Tax period (or portion of any Straddle Period) ending at or prior to the Effective Time, (ii) Income Taxes of Seller or any of its Affiliates (other than the Companies) or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, (iii) Taxes attributable to the Excluded Assets, and (iv) any other Taxes relating to the ownership or operation of the Companies or the Company Assets that are attributable to any Tax period (or portion of any Straddle Period) ending at or prior to the Effective Time.

“Excluded Records” means:

(a) privileged attorney-client communications and any other items that may be subject to a valid legal privilege with Seller (other than title opinions) or to disclosure restrictions (provided that Seller shall use commercially reasonable efforts to obtain a waiver of any such disclosure restrictions);

(b) items that are not transferable without payment by Seller of additional consideration (and Buyer has not agreed in writing to pay such additional consideration);

(c) items that relate solely to Seller’s conduct of the sale process of the Target Interests and/or Company Assets (including all bid materials from potential purchasers and Seller’s and its Affiliates’ analyses of, and notes regarding, such bid materials);

(d) items relating to any Oil and Gas Assets that are transferred to Seller or its designated Affiliates in accordance with Section 9.2;

(e) all of Seller’s and its Affiliates’ (other than a Company Group member’s) right, title and interest to (i) all corporate, financial, Income Tax, legal and other Tax records related to Seller’s business generally (whether or not relating to the Oil and Gas Assets), (ii) all subscription agreements, LP arrangements, capitalization tables, fund documents, side letters and other corporate and financial information pertaining to Seller and its Affiliates, including any former owner or investor in the Company Group, (iii) all books, records and files that exclusively relate to Excluded Assets and (iv) all of Seller’s and its Affiliates’ internal proprietary data, models, interpretations and analyses, whether or not pertaining to the Oil and Gas Assets or the Company Group, and all engineering forecasts, reserve studies and evaluations;

(f) company governance records and minutes relating to (i) the ownership or operation of the Oil and Gas Assets and (ii) the Oil and Gas Leases, Contracts and title opinions (and any work product related thereto), it being agreed that Buyer shall have no right to claim, own or waive any attorney-client or similar privilege in favor of Seller or any of its Affiliates (other than, after Closing, any Company Group member) with respect to the ownership of the Target Interests or the ownership and/or operation of the Oil and Gas Assets prior to Closing, including by reason of any joint representation of Seller and any Company Group member;

(g) all emails of Seller or its Affiliates, including the Company Group, and any officers, managers or directors of such Persons, other than any Contract files or other Records that are maintained only in email format; and

(h) all emails and other electronic files (except to the extent the underlying files, records or data are only available in electronic format) on the Companies’ or their Affiliates’ servers and networks relating to the foregoing items.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“FANG” has the meaning set forth in Section 6.10.

“Fee Mineral Interest” has the meaning set forth in the definition of “Company Assets.”

“Final Closing Statement” has the meaning set forth in Section 2.7(b).

“Final Settlement Date” has the meaning set forth in Section 2.7(a).

“Financial Statements” has the meaning set forth in Section 4.18.

“Flow-Through Income Tax Contest” has the meaning set forth in Section 2.3.

“Flow-Through Income Taxes” means U.S. federal Income Taxes and any similar Income Taxes attributable to any entity that are imposed on the direct or indirect owners of such entity on a flow-through basis by allocating or attributing to such owners all or certain of such entity’s items of income, gain, loss, deduction and other relevant tax attributes, but excluding, for the avoidance of doubt, any Income Taxes of a Seller Consolidated Group.

“FTC” means the Federal Trade Commission.

“Fundamental Representations” means the representations and warranties of Seller and of the Companies set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.5, Section 3.6, Section 3.7, Section 4.1, Section 4.2. Section 4.3, Section 4.5, and Section 4.6.

“GAAP” means generally accepted accounting principles of the United States, as consistently applied.

“Governmental Authority” means any federal, state, municipal, local or similar governmental authority, regulatory or administrative agency, court or arbitral body.

“GP Conversion” has the meaning set forth in Section 6.12.

“Hazardous Material” means (a) any chemical, constituent, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority or may form the basis of liability under any Environmental Law due to its hazardous, toxic, dangerous or deleterious properties or characteristics, including those that are defined or classified as “hazardous” or “toxic”, and (b) petroleum or any fraction thereof, Hydrocarbons, petroleum products, radioactive material, urea formaldehyde, asbestos and asbestos-containing materials, radon, toxic mold, per- or polyfluoroalkyl substances, or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbons” means oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), including all crude oils, condensates and natural gas liquids at atmospheric pressure and all gaseous hydrocarbons (including wet gas, dry gas and residue gas) or any combination of the foregoing, and any minerals produced in association therewith.

“Income Taxes” means (a) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (a) or (b) above.

“Indebtedness for Borrowed Money” means (without duplication) all indebtedness of the Company Group for borrowed money or indebtedness issued or incurred by the Company Group in substitution or in exchange for indebtedness for borrowed money. To the extent any Indebtedness for Borrowed Money will be retired or discharged at Closing, “Indebtedness for Borrowed Money” shall also include any and all amounts necessary and sufficient to retire such indebtedness, including principal (including the current portion thereof) and/or scheduled payments, accrued interest or finance charges, and other fees, penalties or payments (prepayment or otherwise) necessary and sufficient to retire such Indebtedness for Borrowed Money at Closing, provided that, any contingent obligations that survive the retirement or discharge of any indebtedness, pursuant to the terms of the documents governing such indebtedness shall not be considered “Indebtedness for Borrowed Money.”

“Indemnification Notice” has the meaning set forth in Section 11.3(a).

“Indemnified Party” has the meaning set forth in Section 6.13(c) and Section 11.3(a), as applicable.

“Indemnifying Party” has the meaning set forth in Section 11.3(a).

“Indemnity Deductible” has the meaning set forth in Section 11.4(a).

“Indemnity Termination Date” has the meaning set forth in Section 11.6.

“Individual Claim Threshold” has the meaning set forth in Section 11.4(a).

“Knowledge” means (a) as to Seller, the actual knowledge (after reasonable inquiry of their direct reports) of the individuals listed on Schedule 1.1(a), (b) as to the Companies, the actual knowledge (without any obligation of inquiry) of the individuals listed on Schedule 1.1(b), and (c) as to Buyer, the actual knowledge (after reasonable inquiry of their direct reports) of the individuals listed on Schedule 1.1(c).

“Law” means any applicable statute, writ, law, constitution, treaty, principle of common law, rule, regulation, ordinance, code, Order, judgment, injunction, determination or decree of a Governmental Authority, in each case as in effect on and as interpreted as of the Execution Date.

“Liens” means liens, pledges, options, mortgages, deeds of trust, security interests or other arrangement substantially equivalent thereto that are binding on the Company Group or the Company Assets.

“Loss” or “Losses” means any loss, damage, notice of violation, investigation by any Governmental Authority, payment, Taxes, deficiency, injury, harm, detriment, decline or diminution in value, liability, exposure, claim, demand, Proceeding, settlement, judgment, award, fine, penalty, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition of the foregoing, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors).

“Material Adverse Effect” means any circumstance, change or effect that has had or would be reasonably likely to have, individually or in the aggregate with any other circumstance, change or effect, a material and adverse effect on the ownership, operation or financial condition of the Company Assets, taken as a whole, but shall exclude any circumstance, change or effect resulting or arising from: (a) any change in general conditions in the industries or markets in which the Parties operate; (b) seasonal reductions in revenues or earnings of a Party in the ordinary course of its business; (c) any adverse change, event or effect on the global, national or regional energy industry as a whole, including any such change to energy prices or the value of oil and gas assets and properties or other commodities, goods or services, or the availability or costs of hedges; (d) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (e) changes in GAAP or the interpretation thereof; (f) the entry into or announcement of this Agreement, any action by a Party that is expressly permitted by this Agreement, or the consummation of the transactions contemplated by this Agreement (provided that the exercise by any Third Party of any preferential purchase right, right or first offer, right of first refusal or other similar right of a Third Party to acquire any Company Assets in anticipation of the Seller entering into this Agreement or the transactions contemplated hereby shall not be excluded); (g) matters that will be reflected in the determination of the Adjustment Amount; (h) any failure to meet internal or Third Party projections or forecasts or revenue or earnings or reserve predictions, including as a result of the failure of any Third Party operator or working interest owner to develop all or a portion of any Oil and Gas Asset or any other action taken or failed to be taken by a Third Party operator or owner or working interests with respect to any Oil and Gas Asset; (i) changes or developments in financial or securities markets or the economy in general; (j) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business consistent with ordinary, prudent and customary practices in the oil and natural gas exploration and production industry; (k) acts or failures to act of any Governmental Authorities and changes in Law or the interpretation thereof; or (l) effects of weather, meteorological events, natural disasters or other acts of God.

“Material Contracts” has the meaning set forth in Section 4.9.

“Nasdaq” means the Nasdaq Global Select Market.

“Net Allocated Value” has the meaning set forth in Section 9.1(b).

“Net Mineral Acre” means, (a) with respect to a Fee Mineral Interest or NPRI within a DSU, (i) the number of gross acres of land included in such Fee Mineral Interest or NPRI within such DSU, as applicable, multiplied by (ii) the Company Group’s undivided percentage interest in and to the mineral estate (or, with respect to an NPRI, the royalty grantor’s undivided ownership in the mineral estate) of the applicable Target Formation(s) for such Fee Mineral Interest or NPRI within such DSU, as applicable; and (b) with respect to an ORRI within a DSU, (i) the number of gross acres of land covered by such ORRI within such DSU, multiplied by (ii) the lessor’s undivided percentage interest ownership in the mineral estate of such ORRI within such DSU, multiplied by (iii) the aggregate undivided interest in such Oil and Gas Lease owned by the lessee of the leasehold estate as to the applicable Target Formation(s) burdened by the applicable ORRI at the time such ORRI was executed, granted, or reserved; provided, however, if subparts (a)(i) or (ii) or subparts (b)(i), (ii), or (iii) of this definition vary as to different Target Formation(s) or geographic areas within any DSU associated with a particular Company Asset, then a separate calculation shall be performed for each such variance.

“Net Revenue Interest” means as to each Subject Well, an interest (expressed as a percentage or decimal fraction) in and to all oil, gas and other Hydrocarbons produced, saved and sold from or allocated to such Subject Well (limited to the applicable currently producing formation or, if not producing, limited to the permitted depths, and, subject to any reservations, limitations or depth restrictions described on Exhibit A-2, as applicable).

“Nonparty Affiliates” has the meaning set forth in Section 12.13.

“Northern Well Depths” means the depth intervals and formation(s) attributable to depths from the Top of the Spraberry Formation as found at 7511 feet measured depth to the top of the Devonian formation as found at 11461 feet measured depth (or the stratigraphic equivalent thereof, recognizing that actual depths may vary across relevant Assets), in each case, as shown on the GRD log run in the vertical section for the Sale Ranch ‘B’ 4 well (API No. 42-317-33059) located in Section 14, Block 37, Township 1N, T&P RR CO survey, Martin County, Texas.

“NORM” has the meaning set forth in Section 12.14.

“Notice of Disagreement” has the meaning set forth in Section 2.7(a).

“Notice Period” has the meaning set forth in Section 11.3(b).

“Notices” has the meaning set forth in Section 12.1.

“NPRI” has the meaning set forth in the definition of “Company Assets.”

“NRA” means, as computed as to the aggregate Oil and Gas Assets in a DSU, as to each applicable Target Formation set forth on Exhibit A-1, (a) with respect to each Fee Mineral Interest or an NPRI located within the DSU, (i) the number of Net Mineral Acres for such Fee Mineral Interest or NPRI, multiplied by (ii) lessor’s royalty percentage under the applicable Oil and Gas Lease, if any, expressed on an 8/8ths basis to the Oil and Gas Lease, divided by (iii) 1/8th; and (b) with respect to each ORRI, (i) the number of Net Mineral Acres covered by such ORRI, multiplied by (ii) the applicable overriding royalty decimal for the applicable ORRI at the time such ORRI was executed, reserved, or granted, expressed on an 8/8ths basis, divided by (iii) 1/8th. For the purposes of calculating NRA, any Oil and Gas Asset that is not subject to or burdened by an Oil and Gas Lease will be deemed to be and treated as though it is subject to an oil and gas lease that provides the lessor thereunder a royalty rate of 25%, unless the instrument(s) creating such Oil and Gas Asset specify a different royalty rate in the event such Oil and Gas Asset is not burdened by an Oil and Gas Lease. If the number of NRAs for any DSU varies as to different Target Formations, a separate calculation shall be performed with respect to each such Target Formation for the purposes of calculating NRAs.

“Oil and Gas Assets” has the meaning set forth in the definition of “Company Assets.”

“Oil and Gas Lease” means any oil, gas and mineral leases that relate to the Company Assets, including all reversionary rights applicable to such Company Assets, including those described in Exhibit A-1 attached to this Agreement.

“OpCo Unit” means a limited liability company interest in Buyer having the rights and obligations specified with respect to a “Unit” in the Third Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of October 1, 2024.

“Order” means any order, judgment, injunction, ruling, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, partnership agreements, limited liability company agreements, bylaws, operating agreement or similar formation or governing documents and instruments.

“ORRI” has the meaning set forth in the definition of “Company Assets.”

“Outside Date” has the meaning set forth in Section 10.1(e).

“Other Company Filing” has the meaning set forth in Section 6.6.

“Parent” has the meaning set forth in the preamble of this Agreement.

“Parent Board” has the meaning set forth in the recitals to this Agreement.

“Parent Financial Statements” has the meaning set forth in Section 5.12.

“Parent SEC Documents” has the meaning set forth in Section 5.12.

“Parent Stockholder Approval” means the adoption and approval of this Agreement and the approval of the transactions contemplated by this Agreement (including the issuance of shares of Class A Common Stock upon the exchange of the Equity Consideration) by (i) a majority of the total votes cast (in person or by proxy) at the Parent Stockholders Meeting and (ii) the affirmative vote of the holders of a majority of the voting power of the Common Stock of Parent entitled to vote, voting together as a single class (excluding any shares beneficially owned by Diamondback Energy, Inc., and its Subsidiaries) (such holders described in clause (ii), the “Unaffiliated Parent Stockholders”).

“Parent Stockholders” means the holders of Common Stock.

“Parent Stockholders Meeting” has the meaning set forth in Section 6.6.

“Participating Mineral Interest Well” means a well with respect to which a member of Company Group, as a participating unleased mineral owner, has agreed to bear a share of drilling, operating or other costs.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Performance Deposit” has the meaning set forth in Section 2.2.

“Permits” means all governmental (whether federal, state, local or tribal) certificates, consents, permits (including conditional use permits), licenses, Orders, authorizations, franchises and related instruments or rights relating to the ownership, operation or use of the Company Assets.

“Permitted Encumbrances” means:

(a) preferential rights to purchase and required Third Party consents to assignment and similar agreements which are obtained, waived, or expired prior to Closing or the lack of which do not invalidate an Oil and Gas Asset;

(b) all rights to consent by, required notices to, filings with or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas interests or sale of production therefrom if the same are customarily obtained subsequent to such sale or conveyance;

(c) Liens for Taxes or assessments not yet delinquent or which are being contested in good faith by appropriate Proceedings listed on the Disclosure Schedule;

(d) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property, in each case, in respect of obligations not due or not delinquent or which are being contested in good faith by appropriate Proceedings;

(e) easements, rights-of-way, servitudes, Permits, surface leases and other rights in respect of surface operations on or over any of the Oil and Gas Assets which, in each case, do not materially impair the ownership or operation of the Oil and Gas Assets as currently owned and operated;

(f) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the Applicable Contracts, the oil and gas leases affecting the Oil and Gas Assets or in the instruments and documents that create or reserve to the Company Group its interest in the Oil and Gas Assets, including specifically the instruments reserving or creating the Oil and Gas Assets and any conveyances of the Oil and Gas Assets, in each case, that (i) do not reduce the Company Group’s NRAs below the amount shown in Exhibit A-1 for any DSU or the Company Group’s Net Revenue Interest below the amount shown in Exhibit A-2 for any Subject Well, as applicable, or (ii) that do not materially interfere with the ownership of the Company Assets (as currently owned);

(g) any matter waived in writing by Buyer;

(h) all Liens and encumbrances that are released or discharged prior to Closing;

(i) defects in the chain of title arising from the failure to recite marital status, omissions of successors or heirship or the lack of probate Proceedings, unless Buyer provides reasonable evidence that such lack of authority or error results in a Third Party’s superior claim of title;

(j) any defects or irregularities: (i) based solely on lack of information in Seller’s or the Company Group’s files; (ii) arising out of lack of corporate or other entity authorization, a scrivener’s error, or a variation in corporate name unless Buyer provides reasonable evidence that such lack of authority or error results in a Third Party’s superior claim of title; (iii) arising out of the lack of recorded powers of attorney from any Person to execute and deliver documents on their behalf unless Buyer provides reasonable evidence that such lack of recorded powers of attorney results in a Third Party’s superior claim of title; (iv) based on a gap in the chain of title of the Oil and Gas Asset, unless such gap is affirmatively shown to exist in the county records by an abstract of title, title opinion or title report, which documents shall be included in the applicable Title Defect Notice; (v) that have been cured by possession under applicable statutes of limitation or statutes relating to prescription; or (vi) resulting from lack of survey or failure to record releases of Liens, production payments or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation;

(k) the failure of any Third Party operator to develop all or a portion of any Oil and Gas Asset that does not, individually or in the aggregate, reduce the Company Group’s NRAs below the amount shown in Exhibit A-1 for any DSU or the Company Group’s Net Revenue Interest in any Target Formation below the amount shown in Exhibit A-2 for any Subject Well, as applicable;

(l) [Intentionally Omitted];

(m) all rights reserved to or vested in any Governmental Authority to control or regulate the Company Assets in any manner;

(n) any limitations (including drilling and operating limitations) imposed on the Oil and Gas Assets by reason of the rights of subsurface owners or operators in a common property (including the rights of coal and timber owners) which, in each case, do not materially impair the ownership or operation of the Oil and Gas Assets as currently owned and operated;

(o) Liens, irregularities, defects, or loss of title affecting ownership interests in formations other than the applicable Target Formation;

(p) any matters specifically described on Exhibit A-1 or Exhibit A-2;

(q) all Liens, defects or irregularities of title, if any, affecting the Oil and Gas Assets which (i) would be accepted by a reasonably prudent person engaged in the business of owning mineral interests, royalty interests or overriding royalty interests, and (ii) do not, (x) individually or in the aggregate, reduce the Company Group’s NRAs below the amount shown in Exhibit A-1 for any DSU or the Company Group’s Net Revenue Interest in any Target Formation below the amount shown in Exhibit A-2 for any Subject Well, as applicable, or (y) materially interfere with the ownership or operation of any of the Company Assets (as currently owned and operated);

(r) the effect of any pooling agreements, production sharing agreement, production allocation agreement, unit agreement, operating agreement or Contracts affecting the Oil and Gas Assets that do not, individually or in the aggregate, reduce the Company Group’s NRAs below the amount shown in Exhibit A-1 for any DSU or the Company Group’s Net Revenue Interest in any Target Formation below the amount shown in Exhibit A-2 for any Subject Well;

(s) conventional rights of reassignment obligating a Person to reassign its interest in any portion of the Company Assets upon surrender or abandonment thereof;

(t) rights of a common owner of any interest currently held by the Company Group and such common owner as tenants in common or through common ownership to the extent that the same does not, individually or in the aggregate, reduce the Company Group’s NRAs below the amount shown in Exhibit A-1 for any DSU or the Company Group’s Net Revenue Interest below the amount shown in Exhibit A-2 for any Subject Well, as applicable;

(u) failure of the records of any Governmental Authority to reflect the Company Group as the owner(s) of any Company Asset, provided that the instruments evidencing the conveyance of such title to the Company Group are recorded in the real property, conveyance, or other Records of the applicable county;

(v) delay or failure of any Governmental Authority to approve the assignment of any Oil and Gas Assets to the Company Group unless such approval has been expressly denied or rejected in writing by such Governmental Authority;

(w) the terms and conditions of this Agreement, any other Transaction Document, and any agreement or instrument that is executed or delivered and that is expressly required or contemplated by this Agreement;

(x) any defects based on a gap in the Company Group’s chain of title in any federal, state or Native American files as long as the gap is not reflected in the real property records of the county in which the affected Company Asset(s) are located, but only to the extent such defects do not materially impair the ownership or operation of such Company Asset(s) as currently owned and operated;

(y) other than with respect to any Fee Mineral Interest, the lack of executive rights in any of the lands;

(z) defects as a consequence of cessation of production, insufficient production, or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Oil and Gas Assets held by production, or lands pooled, communitized or unitized therewith, except to the extent the cessation of production, insufficient production, or failure to conduct operations is such that it has resulted in termination of the underlying lease or given rise to a right of the lessor or other Third Party to terminate the underlying lease;

(aa) defects based on the inability of Seller to locate an unrecorded instrument of which Buyer has constructive or inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument, if no claim has been made under such unrecorded instruments within the last 10 years;

(bb) any Liens, defects, burdens or irregularities arising out of, or related to, the existence (at any time prior to, on or after the Effective Time) of any waterway (whether navigable or otherwise) located on, under, abutting, touching, crossing or otherwise affecting any Company Asset;

(cc) any Liens, defects, burdens or irregularities applicable to, arising with respect to or otherwise solely affecting any depth or formation other than the applicable Target Formation;

(dd) lessor’s royalties and any overriding royalties, reversionary interests, payments out of production, net profits interests and other burdens to the extent they do not, individually or in the aggregate, reduce the Company Group’s NRA in a DSU below that identified on Exhibit A-1 or the Company Group’s Net Revenue Interest in any Target Formation below the amount shown in Exhibit A-2 for any Subject Well;

(ee) defects due to the establishment or amendment of pools or units, which, in each case, do not (i) reduce the Company Group’s Net Revenue Interest below the amount shown in Exhibit A-2 for any Subject Well or (ii) materially impair the ownership or operation of the Oil and Gas Assets as currently owned and operated;

(ff) [Intentionally Omitted];

(gg) any encumbrance, defect, charge or other burden arising by the election, or deemed election, of the applicable lessee or respondent of any Oil and Gas Lease or Order burdening the applicable Company Asset or from which the applicable Company Asset is derived, as applicable, not to participate in the drilling or development of any oil or gas well located on (or attributable to) the lands covered by such Oil and Gas Lease or Order to the extent they do not, individually or in the aggregate, reduce the Company Group’s NRA in a DSU below that identified on Exhibit A-1 or the Company Group’s Net Revenue Interest in any Target Formation below the amount shown in Exhibit A-2 for any Subject Well;

(hh) any encumbrance, defect, charge or other burden arising by the failure to obtain verification of identity of people in a class, heirship, or intestate succession;

(ii) all applicable Laws (including zoning and planning ordinances and municipal regulations) and rights reserved to or vested in any Governmental Authority to control or regulate, in whole or in part, any of the Oil and Gas Assets in any manner, and all obligations and duties under all applicable laws, rules, and Orders of any such Governmental Authority or under any grant or Permit issued by any such Governmental Authority;

(jj) [Intentionally Omitted];

(kk) the treatment or classification of mineral interests as working interests due to forced pooling by a Governmental Authority;

(ll) any encumbrance, defect, charge or burden arising under any Oil and Gas Lease;

(mm) the treatment or classification of any horizontal well as an allocation well that crosses more than one Oil and Gas Lease or leasehold tract, including (i) the failure of such Oil and Gas Leases or leasehold tracts as to such well to be governed by a common pooling or unit agreement, or subject to a production sharing agreement or similar agreement, whether in whole or in part, or failure of the Oil and Gas Lease to contain pooling provisions or to contain adequate pooling provisions, or the absence of any lease amendment or consent authorizing the pooling of such interests, and (ii) the allocation of Hydrocarbons produced from such well among such Oil and Gas Leases or leasehold tracts based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such Oil and Gas Lease or leasehold tract its share of production;

(nn) incomplete rights to access the surface of any Tract on or under which an Oil and Gas Asset is located, but only to the extent such incomplete rights to access do not materially impair the ownership or operation of such Oil and Gas Asset as currently owned and operated; and

(oo) all other Liens, contracts, agreements, instruments, obligations and irregularities affecting the Oil and Gas Assets that, individually and in the aggregate, (i) do not materially interfere with the ownership or use of any of the Oil and Gas Assets (as currently operated and used), (ii) do not operate to reduce the number of NRAs in the Target Formation(s) of the Oil and Gas Assets located within a DSU to less than the number of NRAs set forth in the applicable column and row for such DSU on Exhibit A-1 and (iii) do not operate to reduce the Net Revenue Interest in the Target Formation(s) of the Subject Wells to less than the Net Revenue Interest set forth in the applicable column and row for such Well on Exhibit A-2.

“Permitted Securities Liens” means Liens or restrictions on transfer: (i) arising under any applicable federal and state securities Laws, (ii) arising pursuant to, or as otherwise set forth in, the Organizational Documents of the Company Group, (iii) created or imposed by Buyer or its Affiliates at or after Closing, (iv) with respect to pre-Closing periods only (and only to the extent fully and finally released as of the Closing), arising in connection with Indebtedness for Borrowed Money or (v) that are fully released from the Target Interests as of Closing.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Post-Effective Time Company Taxes” means all Company Taxes attributable to any Post-Effective Time Tax Period and the portion of any Straddle Period beginning at the Effective Time, as determined in accordance with Section 7.2.

“Post-Effective Time Tax Period” means any Tax period beginning at or after the Effective Time.

“Pre-Closing Flow-Through Returns” has the meaning set forth in Section 7.1.

“Pre-Effective Time Company Taxes” means all Company Taxes attributable to any Pre-Effective Time Tax Period and the portion of any Straddle Period ending immediately prior to the Effective Time, as determined in accordance with Section 7.2.

“Pre-Effective Time Tax Period” means any Tax period (or a portion of any Straddle Period) ending before or at the Effective Time.

“Proceeding” means any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, inquiry, investigation or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

“Proxy Statement” has the meaning set forth in Section 6.6.

“Purchase Price” has the meaning set forth in Section 2.2.

“Records” means originals (if available, and otherwise copies) and electronic copies (if available) of all records, files, muniments of title, reports and similar documents and materials relating primarily to the Oil and Gas Assets in the possession of, and maintained by, Seller or the Company Group, including, without limitation: land, title and division of interest files; contracts; check stubs, financial and accounting records; and records related to the management of the Oil and Gas Assets, in each case, other than the Excluded Records.

“Registration Rights Agreement” means that certain Second Amended and Restated Registration Rights Agreement, dated as of November 10, 2023, by and between Parent and Diamondback Energy, Inc., a Delaware corporation.

“Representatives” means a Person’s directors, officers, partners, members, managers, employees, agents or advisors (including attorneys, accountants, consultants, bankers, financial advisors and any representatives of those advisors).

“Resale Shelf” has the meaning set forth in Section 5.15.

“Securities” means any equity interests or other equity security of any class, any option, warrant, convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other equity security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency; provided, however, as used herein, “Securities” shall expressly exclude any real property interests or interests in any Hydrocarbon leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments, and other royalty burdens and other interests payable out of production of Hydrocarbons, including any Oil and Gas Assets.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Consolidated Group” means any Consolidated Group of which each of (a) one or more Companies and (b) Seller or an Affiliate of Seller (other than the Companies), is or was a member on or prior to the Closing Date.

“Seller Consolidated Return” means any Tax Return of a Seller Consolidated Group.

“Seller Taxes” means, without duplication, (a) Income Taxes (other than Company Taxes) imposed by any applicable Laws on Seller, any of its Affiliates (other than the Companies), or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, excluding, for the avoidance of doubt, Income Taxes attributable to the Companies for Tax periods (or portions thereof) beginning on or after the Closing Date, (b) Company Taxes allocable to Seller pursuant to Section 7.2 (taking into account, and without duplication of, (i) such Company Taxes effectively borne by Seller as a result of the adjustments made pursuant to Section 2.3, Section 2.4 and Section 2.7, as applicable, and (ii) any payments made from one Party to the other in respect of Company Taxes pursuant to Section 7.2(c)), and (c) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets or that are attributable to any asset or business of Seller that is not part of the Company Group.

“Seller’s Entitlements” has the meaning set forth in Section 2.9(b).

“Seller’s Indemnified Parties” has the meaning set forth in Section 11.2.

“Specified Representations” means the representations and warranties set forth in Section 4.16 and Section 4.22.

“Southern Well Depths” means the depth intervals and formation(s) attributable to depths from the top of the Spraberry Formation as found at 7734 feet measured depth to the top of the Devonian formation as found at 12052 feet measured depth (or the stratigraphic equivalent thereof, recognizing that actual depths may vary across relevant Assets), in each case, as shown on the GRD log run in vertical section for the Davidson 27 1D well (API No. 42-329-3339) located in Section 27, Block 40, Township 4S, T&P RR CO survey, Midland County, Texas.

“Straddle Period” means any Tax period beginning before and ending after the Effective Time.

“Subsidiaries” means, with respect to a specified Person as of the date the determination is being made, any other Person that (a) is controlled (directly or indirectly) by such Person or (b) the equity entitled to vote to elect the board of directors, board of managers or other governing authority of such other Person is more than fifty percent (50%) owned (directly or indirectly) by the relevant Person. Notwithstanding anything to the contrary in this Agreement, prior to Closing, each member of the Company Group shall be considered a Subsidiary of Seller, and after Closing, each member of the Company Group shall be considered a Subsidiary of Buyer.

“Target Formations” means, (a) with respect to each Oil and Gas Asset located in Martin, Andrews, Dawson and Howard Counties, Texas, other than a Subject Well, the Northern Well Depths, subject to any exceptions set forth for such Oil and Gas Asset on Exhibit A-1, (b) with respect to each Oil and Gas Asset located in Midland, Glasscock, Upton, Ector, Crane, and Regan Counties, Texas, other than a Subject Well, the Southern Well Depths, subject to any exceptions set forth for such Oil and Gas Asset on Exhibit A-1, as applicable, and (c) with respect to each Subject Well, the currently producing formation(s) for such Subject Well.

“Target Interests” has the meaning set forth in the recitals to this Agreement.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration, claim for refund, information returns or other filing filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedules or attachments thereto and any amendment thereof.

“Taxes” (and its derivatives) means all taxes imposed by a Governmental Authority, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added and withholding taxes, fees, assessments, and similar governmental charges in the nature of a tax, and including additions to tax, penalties and interest with respect to any of the foregoing (whether disputed or not).

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 11.3(b).

“Title Arbiter” has the meaning set forth in Section 9.3(c).

“Title Benefit” means (a) with respect to a DSU, the number of NRAs in a Target Formation to which Company Group is entitled, in the aggregate, by virtue of its interest in the Fee Mineral Interest, NPRI or ORRI within such DSU, as shown on Exhibit A-1, is greater than the number of NRAs shown on Exhibit A-1 for such DSU and (b) with respect to any Subject Well, the Net Revenue Interest in a Target Formation to which Company Group is entitled, in the aggregate, by virtue of its interest in such Subject Well, as shown on Exhibit A-2, is greater than the Net Revenue Interest in such Target Formation shown on Exhibit A-2 for such Subject Well.

“Title Benefit Amount” has the meaning set forth in Section 9.5.

“Title De Minimis Amount” has the meaning set forth in Section 9.4(h).

“Title Deductible” has the meaning set forth in Section 9.4(h).

“Title Defect” means, with respect to any Oil and Gas Asset, any Lien, encumbrance, defect, irregularity, discrepancy, charge or burden (other than a Permitted Encumbrance) that, whether individually or collectively with all other such Liens, encumbrances, defects, irregularities, discrepancies, charges and burdens, causes Company Group to not have Defensible Title to such Oil and Gas Asset.

“Title Defect Amount” has the meaning set forth in Section 9.4.

“Title Defect Cure Period” has the meaning set forth in Section 9.2(a)(i).

“Title Defect Notice” has the meaning set forth in Section 9.1(b).

“Title Diligence Period” has the meaning set forth in Section 9.1(a).

“Title Dispute Notice” has the meaning set forth in Section 9.3(a).

“Tracts” has the meaning set forth in the definition of “Company Assets”.

“Transaction Documents” has the meaning set forth in Section 12.5.

“Transfer Taxes” has the meaning set forth in Section 7.3.

“Unaffiliated Parent Stockholders” has the meaning set forth in the definition of “Parent Stockholder Approval.”

“Well” has the meaning set forth in the definition of “Company Assets”.

“WEP Conveyance” the assignment and conveyance to be made by Wyatt Energy Partners or one of more of its Affiliates to 1979 LP pursuant to the form attached as Exhibit D-3 hereto.

“Working Interest” means, with respect to an Oil and Gas Asset, the interest in and to such Oil and Gas Asset that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Oil and Gas Asset.

1.2 Rules of Construction. All article, section, schedule and exhibit references used in this Agreement are to articles and sections of, and schedules and exhibits to, this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated in this Agreement for all purposes. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The word “or” means and includes “and/or” unless the context otherwise clearly indicates that the usage is meant to be exclusive. The Parties acknowledge that each Party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. References to any agreement or other document or instrument are to such agreement, document or instrument as amended, modified, superseded, supplemented and restated now or from time to time after the Execution Date, unless otherwise specified. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, Dollars. Any financial or accounting term that is not otherwise defined in this Agreement shall have the meaning given such term under GAAP or COPAS; provided that, in the event of any conflict, the meaning of such term under GAAP shall control.

ARTICLE 2

Purchase and Sale; Closing

2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire, the Target Interests.

2.2 Purchase Price; Performance Deposit.

(a) In consideration for the purchase of the Target Interests, Buyer agrees to pay an aggregate amount equal to $4,450,000,000 (the “Base Purchase Price”), consisting of (i) an amount in cash equal to $1,000,000,000 (the “Cash Consideration”) and (ii) 69,626,640 shares of Class B Common Stock and 69,626,640 OpCo Units, as may be adjusted pursuant to the Exchange Agreement (the “Equity Consideration”), as adjusted by the Adjustment Amount (the Base Purchase Price as so adjusted, the “Purchase Price”); provided that, if at any time on or after the Execution Date and prior to the Closing, (x) Parent makes any (A) dividend or distribution to its stockholders of, or payable to its stockholders in, Common Stock, (B) subdivision or split of any Common Stock, (C) combination or reclassification of any Common Stock into a smaller number of shares of such applicable Common Stock or (D) issuance of any securities by reclassification of such Common Stock (including any reclassification in connection with a merger, consolidation or business combination in which Parent or any acquirer, as applicable, is the surviving Person) or (y) any merger, consolidation, combination or other transaction is consummated pursuant to which the Class A Common Stock, the Class B Common Stock or the OpCo Units are converted to cash or other securities, then the number of applicable shares of Class B Common Stock and OpCo Units to be issued to Seller pursuant to this Agreement shall be proportionately adjusted, including, for the avoidance of doubt, in the cases of clauses (x)(C) and (y) to provide for the receipt by Seller, in lieu of any Class B Common Stock and OpCo Units, of the same number or amount of cash and/or securities as is received in exchange for each share of Common Stock or OpCo Units in connection with any such transaction described in clauses (x)(C) and (y) hereof. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend or distribution of, or payable in, Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, split, combination, reclassification, merger, consolidation or other transaction, as the case may be.

(b) No later than two (2) Business Days following the Execution Date, Buyer shall deliver to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agreement, an amount equal to 5% of the Purchase Price (the “Performance Deposit”). At Closing, the Parties shall jointly instruct the Escrow Agent to release the Performance Deposit (together with any accrued interest or dividend income) to Seller and the amount of the Performance Deposit (together with any accrued interest or dividend income) shall be applied as a credit towards the Closing Payment. If this Agreement is terminated without a Closing, then the Parties shall jointly instruct the Escrow Agent to distribute the Performance Deposit (together with any accrued interest or dividend income) to Buyer or Seller as provided in Section 10.3.

2.3 Adjustments. The Base Purchase Price shall be adjusted as follows, without duplication:

(a) increased by an amount equal to all proceeds or revenues (including any lease bonuses, royalties, delay rentals, shut-in royalties and other proceeds) received and retained by the Company Group, Buyer or any of its Affiliates to the extent not distributed to or otherwise received or retained by Seller or its Affiliates, from the ownership of the Target Interests or the Oil and Gas Assets to the extent attributable to periods before the Effective Time;

(b) decreased by an amount equal to all proceeds or revenues (including any lease bonuses, royalties, delay rentals, shut-in royalties and other proceeds) received and retained by Seller or any of Seller’s Affiliates (other than the Company Group) as a result of any distribution, payment or otherwise, from the ownership of the Target Interests or Oil and Gas Assets to the extent attributable to periods on or after the Effective Time;

(c) increased by an amount equal to all expenses and all other costs (if any) paid or incurred by Company Group as the lessor under any oil and gas lease applicable to the Oil and Gas Assets (but excluding any amounts netted from revenues or proceeds for which a downward adjustment to the Purchase Price has been made pursuant to Section 2.3(b)), in each case, to the extent attributable to periods on or after the Effective Time (whether paid before, on or after the Effective Time);

(d) subject to the limitations set forth in Section 9.4(h), decreased by an amount equal to the aggregate of all Title Defect Amounts as agreed to by Buyer and Seller or finally determined pursuant to Article 9 with respect to Title Defects asserted during the Title Diligence Period, subject to the Title Deductible and net of all Title Benefit Amounts agreed to by Buyer and Seller or finally determined pursuant to Article 9;

(e) decreased by an amount equal to the aggregate Allocated Value of all the Oil and Gas Assets excluded by Seller pursuant to Article 9;

(f) increased by an amount equal to all Post-Effective Time Company Taxes that are (i) paid or otherwise economically borne by any Company Group member prior to the Effective Time or (ii) paid or otherwise economically borne by Seller or any of their Affiliates (other than the Company Group);

(g) decreased by an amount equal to all Pre-Effective Time Company Taxes that are (i) (A) paid or otherwise economically borne by any Company Group member at or after the Effective Time but prior to the Closing or (B) unpaid as of the Closing, or (ii) paid or otherwise economically borne by Buyer;

(h) increased by an amount equal to the costs and expenses incurred by the Company Group attributable to the period from and after the Effective Time attributable to ownership of the Company Assets;

(i) decreased by an amount equal to all expenses and all other costs (if any) incurred by the Company Group as the lessor under any oil and gas lease applicable to the Oil and Gas Assets (but excluding any amounts netted from revenues or proceeds for which a downward adjustment to the Purchase Price has been made pursuant to Section 2.3(b)), in each case, to the extent attributable to periods before the Effective Time, which are unpaid as of the Closing or paid or otherwise economically borne by Buyer;

(j) decreased by an amount equal to the costs and expenses incurred by the Company Group attributable to the period prior to the Effective Time attributable to ownership of the Company Assets, which are unpaid as of the Closing or paid or otherwise economically borne by Buyer; and

(k) increased or decreased, as applicable, by any other amount expressly provided for elsewhere in this Agreement or as otherwise agreed upon in writing by Seller and Buyer.

As used in this Agreement, “Adjustment Amount” refers to the aggregate sum of the adjustments provided in Section 2.3(a) through (k), which may be a positive or negative number. Notwithstanding anything to the contrary herein, all adjustments to the Purchase Price prior to Closing shall be made to the Equity Consideration (the Equity Consideration, as adjusted, the “Adjusted Equity Consideration”), by dividing the aggregate amount of such adjustment by the 30-day VWAP trading price per share of Class A Common Stock, as reported by Bloomberg for the Nasdaq exchange, for the period ending on the last trading day immediately preceding the Closing Date, rounding up to the nearest whole share of Class B Common Stock for any fraction of a share of Class B Common Stock of 0.5 or more, and rounding down to the nearest whole share of Class B Common Stock for any fraction below 0.5, and increasing or decreasing (as applicable) the amount of Class B Common Stock and OpCo Units in the Equity Consideration accordingly.

2.4 Closing Statement. Not later than 3 Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Closing Statement”) setting forth each adjustment to the Purchase Price required under this Agreement and showing the calculation of the Adjustment Amount (using actual numbers and amounts where available, and using a good faith estimate of other amounts, where actual amounts are not available) (such amount, the “Estimated Adjustment Amount”) and such resulting Purchase Price as determined by Seller. Any final adjustments to the Purchase Price, if necessary, will be made pursuant to Section 2.7. In the event the Parties do not agree on an adjustment set forth in the Closing Statement prior to the Closing, the amount of such adjustment set forth in the Closing Statement as presented by Seller will be used to adjust the Purchase Price at Closing.

2.5 Closing. Unless otherwise agreed by the Parties in writing, the closing of the sale and transfer of the Target Interests to Buyer as contemplated by this Agreement (the “Closing”) shall take place remotely and electronically on May 1, 2025, or if all conditions to Closing under Section 8.1 and Section 8.2 have not yet been satisfied or waived, on the third Business Day following the date such conditions have been satisfied or waived (the date on which the Closing occurs, the “Closing Date”).

2.6 Closing Obligations. At the Closing:

(a) Seller shall deliver (and execute and acknowledge, as appropriate), or cause the Company Group to deliver (and execute and acknowledge, as appropriate), to Buyer:

(i) an executed counterpart of the Closing Statement;

(ii) an executed counterpart of the Assignment of Interests;

(iii) an executed counterpart of the Assignment of Excluded Assets;

(iv) an executed copy of the Conveyance(s) accompanied by evidence of submission for recording(s) of the same in the appropriate real property records;

(v) certificate(s) executed by an officer or authorized Representative of Seller, certifying on behalf of Seller that the conditions to Closing set forth in Section 8.1(a) have been fulfilled;

(vi) an executed IRS Form W-9 of Seller;

(vii) signatory cards for each of the accounts set forth on Schedule 4.20;

(viii) an executed counterpart of joint written instructions directing the Escrow Agent to distribute the Performance Deposit to Seller; and

(ix) such other documents or other agreements contemplated by this Agreement or that are necessary to effectuate the transactions contemplated by this Agreement as Buyer may reasonably request.

(b) Parent shall deliver or cause Buyer to deliver, as applicable (and execute and acknowledge, as appropriate) to Seller or Escrow Agent:

(i) the Adjusted Equity Consideration credited to Seller in book-entry form with an appropriate restrictive legend;

(ii) any amounts to be deposited with the Escrow Agent pursuant to Section 9.2 and Section 9.3(a) in same day available funds; and

(iii) such other documents or other agreements contemplated by this Agreement or that are necessary to effectuate the transactions contemplated by this Agreement as Buyer may reasonably request.

(c) Buyer and/or Parent shall deliver (and execute and acknowledge, as appropriate) to Seller:

(i) an executed counterpart of the Closing Statement;

(ii) the Purchase Price less the Performance Deposit less any amounts to be deposited with the Escrow Agent pursuant to Section 9.2 and Section 9.3(a), if applicable, and less the value of Adjusted Equity Consideration (which value shall be based on the agreed valuation methodology for determining the Equity Consideration set forth in Section 2.2(a)) in cash by wire transfer of immediately available funds to account(s) designated by Seller not less than two Business Days before the Closing Date (such amount, the “Closing Payment”);

(iii) an executed counterpart of the Assignment of Interests;

(iv) a certificate executed by an officer of Buyer, certifying on behalf of Buyer that the conditions to Closing set forth in Section 8.2(a) have been fulfilled;

(v) evidence of the payment to the Escrow Agent of all amounts to be deposited with the Escrow Agent pursuant to Section 9.2 and Section 9.3(a);

(vi) an executed counterpart of joint written instructions directing Escrow Agent to distribute the Performance Deposit to Seller; and

(vii) such other documents or other agreements contemplated by this Agreement or that are necessary to effectuate the transactions contemplated by this Agreement as Seller may reasonably request.

2.7 Post-Closing Adjustment.

(a) Revised Closing Statement; Dispute Notices. On or before the date that is the later of (i) 90 days after the Closing Date and (ii) 5 Business Days following the final resolution of any disputes with respect to Title Defects, Title Benefits, Title Defect Amounts or Title Benefit Amounts in accordance with Article 9, Buyer shall prepare and deliver to Seller a revised Closing Statement setting forth the final Adjustment Amount as of the Closing Date. Seller shall provide to Buyer such data and information as Buyer may reasonably request in connection with the calculation of the amounts reflected on the revised Closing Statement, including check stubs and access to Third Party data services for electronic check stub information, such as PDF files, Excel spreadsheets, JIBLink, OILDEX, PDS or similar file formats. The revised Closing Statement shall become final and binding upon the Parties on the date (the “Final Settlement Date”) that is 30 days following Seller’s receipt of the revised Closing Statement unless Seller gives notice of its disagreement (“Notice of Disagreement”) to Buyer prior to such date. During such 30-day period, Seller shall be given reasonable access, during normal business hours and so as not to otherwise unreasonably interfere with Buyer’s business, to Buyer’s books and records relating to the matters required to be accounted for in the Closing Statement, in each case, solely for the purpose of reviewing information with respect to the Closing Statement, and solely to the extent that Buyer may provide such information without (i) violating any Laws or breaching any contracts, (ii) waiving any legal privilege (as reasonably determined by Buyer’s counsel) of Buyer or its Affiliates or (iii) violating any confidentiality obligations of Buyer or any member of the Buyer Indemnified Parties. Any Notice of Disagreement shall specify in reasonable detail the Dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Buyer before the Final Settlement Date, then the Closing Statement (as revised in accordance with Section 2.7(b)) shall become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (A) the date upon which Seller and Buyer agree in writing with respect to all matters specified in the Notice of Disagreement and (B) the date upon which the Closing Statement Accountant renders a decision in accordance with Section 2.7(b).

(b) Dispute Resolution; Final Closing Statement. During the 15 days following the date upon which Buyer receives a Notice of Disagreement, Seller and Buyer shall in good faith attempt to resolve in writing any differences that they may have with respect to all matters specified in the Notice of Disagreement. If at the end of such 15-day period (or earlier by mutual agreement), Buyer and Seller have not reached agreement on such matters, the matters that remain in dispute (and only such matters) shall promptly be submitted to KPMG LLP, or if KPMG LLP declines to act in such capacity, by another nationally recognized firm of independent accountants that does not have a material relationship with either Party and that is reasonably acceptable to Seller (the “Closing Statement Accountant”) for review and final and binding resolution. If the proposed Closing Statement Accountant is unable or unwilling to serve as provided in this Agreement, then Seller and Buyer shall, in good faith, mutually agree upon an alternative independent national accounting firm to serve as the Closing Statement Accountant. Buyer and Seller shall, not later than 5 Business Days prior to the hearing date set by the Closing Statement Accountant, each submit a written brief to the Closing Statement Accountant (and provide a copy of such brief to the other Party on the same day) with Dollar figures for settlement of the disputes as to the amount of the final Adjustment Amount (together with a proposed Closing Statement that reflects such figures) consistent with their respective calculations reflected in the revised Closing Statement and Notice of Disagreement, as applicable. The hearing will be scheduled as promptly as practicable following submission of the settlement briefs, and shall be conducted in English on a confidential basis. The Closing Statement Accountant shall consider only those items or amounts in the Closing Statement which were identified in the Notice of Disagreement and which remain in dispute and the Closing Statement Accountant’s decision resolving the matters in dispute shall be based upon and be consistent with the terms and conditions in this Agreement, and not on the basis of independent review. In deciding any matter, the Closing Statement Accountant (i) shall be bound by the provisions of this Section 2.7 and the related definitions and (ii) shall not increase the final Adjustment Amount more than the increase proposed by Seller nor decrease the final Adjustment Amount more than the decrease proposed by Buyer, as applicable. The Closing Statement Accountant shall render a decision resolving the matters in dispute (which decision shall include a written statement of findings and conclusions) promptly after the conclusion of the hearing, unless the Parties reach agreement prior to such conclusion and withdraw the dispute from the Closing Statement Accountant. The Closing Statement Accountant shall provide to the Parties explanations in writing of the reasons for its decisions regarding the final Adjustment Amount and shall issue the Final Closing Statement reflecting such decision. The decision of the Closing Statement Accountant, other than with respect to any clear and manifest mathematical errors, shall be final and binding on the Parties and non-appealable for all purposes under this Agreement. The cost of any arbitration (including the fees and expenses of the Closing Statement Accountant) under this Section 2.7(b) shall be borne proportionately by Seller, on the one hand, and Buyer, on the other hand, based on the difference between the claimed adjustments in the Notice of Disagreement and the final Adjustment Amount. For example, if Buyer claims the final aggregate net adjustments to the Purchase Price is $1,000 greater than the amount determined by Seller, and Seller contests only $500 of the amount claimed by Buyer, and if the Closing Statement Accountant ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of the independent accounting firm will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Seller. The fees and disbursements of Buyer or Buyer’s independent auditors and other costs and expenses incurred in connection with the services performed with respect to the Closing Statement shall be borne by Buyer and the fees and disbursements of Seller’s independent auditors and other costs and expenses incurred in connection with their preparation of the Notice of Disagreement shall be borne by Seller. As used in this Agreement, the term “Final Closing Statement” shall mean the revised Closing Statement described in Section 2.7(a), as prepared by Buyer and as may be subsequently adjusted to reflect any subsequent written agreement between the Parties with respect to the Final Closing Statement, or if submitted to the Closing Statement Accountant, as determined by the Closing Statement Accountant in accordance with this Section 2.7(b).

(c) Final Settlement. If the final Adjustment Amount, as set forth on the Final Closing Statement, exceeds the amount of the Estimated Adjustment Amount included in the calculation of the Closing Payment pursuant to Section 2.6(c)(i), then, within 3 Business Days after the Final Settlement Date, Buyer shall pay to Seller by wire transfer of immediately available funds, to account(s) designated in writing by Seller the aggregate amount by which such final Adjustment Amount exceeds the Estimated Adjustment Amount. If the final Adjustment Amount, as set forth on the Final Closing Statement, is less than the Estimated Adjustment Amount included in the calculation of the Closing Payment pursuant to Section 2.6(c)(i), then within 3 Business Days after the Final Settlement Date, Seller shall deliver to Buyer by wire transfer of immediately available funds, to an account designated in writing by Buyer, the aggregate amount by which such final Adjustment Amount is less than the Estimated Adjustment Amount.

2.8 Purchase Price Allocation. Within 60 days following the Final Settlement Date, Seller shall deliver to Buyer for its review and approval a statement that provides for an allocation of the Purchase Price (and any other amounts constituting consideration for U.S. federal income Tax purposes) among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) in accordance with Sections 741, 751, 755, 1060 and any other applicable provisions of the Code and the regulations thereunder (the “Allocation Statement”). For purposes of the Allocation Statement contemplated by this Section 2.8, the value of the Equity Consideration shall be determined in reference to the price of a share of Class A Common Stock on the Closing Date. Buyer shall provide Seller with any comments to the Allocation Statement within 30 days after the date of receipt of the Allocation Statement by Buyer. If Buyer does not deliver any written notice of objection to the Allocation Statement within such 30-day period, the Allocation Statement shall be final, conclusive and binding on the Parties. If a written notice of objection is timely delivered to Seller, Seller and Buyer will negotiate in good faith for a period of 15 days to resolve such dispute (the “Allocation Dispute Resolution Period”). If, during the Allocation Dispute Resolution Period, Seller and Buyer resolve their differences in writing as to any disputed amounts, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Allocation Statement. In the event that Seller and Buyer do not resolve all of the items disputed in the Allocation Statement prior to the end of the Allocation Dispute Resolution Period, all such unresolved disputed items shall be determined by the Closing Statement Accountant in accordance with the procedures of Section 2.7(b), mutatis mutandis. Neither Buyer nor Seller shall take any Tax position (whether in audits, Tax Returns or otherwise) that is inconsistent with the final Allocation Statement, as it may be adjusted under this Section 2.8, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable U.S. state or local or non-U.S. Law). Seller shall update the Allocation Statement following any adjustment to the Purchase Price pursuant to this Agreement.

2.9 Allocation of Revenues and Expenses.

(a) The Target Interests shall be transferred from Seller to Buyer at Closing, but, as between Seller, on the one hand, and Buyer, on the other hand, certain financial benefits and burdens of the Target Interests (including certain financial benefits and burdens pertaining to the direct or indirect ownership of the Company Assets) shall be transferred and assumed effective as of the Effective Time.

(b) From and after the Closing, (i) Buyer shall be entitled to all revenues, income, proceeds, receipts and credits attributable to the Company Group and the production of Hydrocarbons from the Company Assets from and after the Effective Time (collectively, the “Buyer Entitlements”) and (ii) Seller shall be entitled to all revenues, income, proceeds, receipts, lease bonus payments and credits attributable to the Company Group and the production of Hydrocarbons from the Company Assets prior to the Effective Time, or with respect to lease bonus payments, Oil and Gas Leases executed prior to the Effective Time (collectively, the “Seller’s Entitlements”).

(c) Without duplication of any item that is accounted for in Section 2.3 or Section 2.7, if, from and after the Closing Date: (i) Seller or any of Seller’s Affiliates receives any payment with respect to the Buyer Entitlements, Seller shall, or shall cause the applicable Affiliates to, promptly remit such payment to Buyer or its designated Affiliate; and (ii) Buyer, any of its Affiliates or the Company Group receives any payment with respect to the Seller’s Entitlements, Buyer shall, or shall cause its applicable Affiliates to, promptly remit such payment to Seller or its designated Affiliate. Notwithstanding the foregoing, neither Party shall have any obligation to remit payment to the other Party pursuant to this Section 2.9(c) after the date that is 1 year after the Closing Date.

2.10 Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be withheld and paid over to the applicable Governmental Authority under the Code, or any applicable provision of applicable Law; provided that, other than with respect to withholding Taxes owed as a result of the failure of Seller to deliver the certificate or form described in Section 2.6(a)(vi), Buyer will, prior to any deduction or withholding, notify Seller reasonably in advance (and, in any event, no later than 5 days prior to making any deduction or withholding) of any anticipated withholding (which notice shall include a description of the legal basis therefor and calculation thereof), and reasonably cooperate with Seller to minimize the amount of any applicable withholding. To the extent that amounts are so withheld and timely paid over to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller.

ARTICLE 3

Representations and Warranties Relating to Seller

Except as disclosed in the Disclosure Schedule, Seller represents and warrants to Buyer as of the Execution Date and the Closing Date:

3.1 Organization of Seller. Seller is a limited partnership, duly formed, validly existing, and in good standing under the Laws of the State of Texas. Seller is in good standing in each jurisdiction in which the nature of the business conducted by Seller or the character of the assets owned, leased or used by Seller makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, and in good standing would not singularly or in the aggregate have a Material Adverse Effect.

3.2 Authorization; Enforceability. Seller has full capacity, power and authority to execute and deliver this Agreement and all Transaction Documents and to perform its obligations under this Agreement and the Transaction Documents. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes, and upon the execution and delivery by Seller of each of the documents executed and delivered by Seller at the Closing, such documents shall constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3.3 No Conflicts. Except as set forth on Schedule 3.3 or as required by the HSR Act, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and shall not: (a) violate any Law applicable to Seller or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; or (b) violate any Organizational Document of Seller.

3.4 Litigation. Except as set forth on Schedule 3.4, as of the Execution Date, there is no Proceeding pending, or to the Knowledge of Seller, threatened, against Seller, involving any of the Target Interests or seeking to restrain, prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated by this Agreement.

3.5 Brokers’ Fees. Seller and its Affiliates have not entered into any Contract with any Person that would require the payment by Buyer after Closing of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement.

3.6 Ownership of the Target Interests. Seller is the record and beneficial owner of the Target Interests. Seller, directly or indirectly, has good and valid title to the Target Interests of the Company Group, free and clear of any and all Liens, other than Permitted Securities Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Target Interests, upon sale of the Target Interests to Buyer at Closing, and upon receipt of the Closing Payment and the other payments contemplated herein, good and valid title to the Target Interests will pass to Buyer, free and clear of any and all Liens, other than Permitted Securities Liens.

3.7 Bankruptcy. There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened against Seller or any of its Affiliates.

3.8 Investment Intent; Accredited Investor. Seller (or Seller’s designees): (a) is acquiring the Class B Common Stock and OpCo Units for its own accounts with the present intention of holding such equity interests for investment purposes only and not with a view to, or for offer or sale in connection with, any sale or distribution thereof in violation of the Securities Act, applicable state blue sky laws or any other applicable securities laws; (b) understands that the Class B Common Stock and OpCo Units comprising the Equity Consideration will, upon issuance, be characterized as “restricted securities” and have not been, and prior to Closing will not be, registered under the Securities Act or any applicable state securities laws, and that the book-entry notations relating to such Class B Common Stock and OpCo Units will bear restrictive legends to that effect; (c) understands that the Class B Common Stock and OpCo Units comprising the Equity Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable; (d) is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act; (e) has sufficient knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Class B Common Stock and OpCo Units and has so evaluated the merits and risks of such investment; (f) has made, independently and without reliance on Buyer or any of its Affiliates or the Buyer’s Representatives (except to the extent that Seller has relied on the representations and warranties in this Agreement), its own analysis of the Equity Consideration and Seller has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations; and (g) is able to bear the economic risk of an investment in the Class B Common Stock and OpCo Units and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

3.9 Independent Evaluation.

(a) Seller is a sophisticated, experienced and knowledgeable investor. In entering into this Agreement, Seller has relied solely upon such Seller’s own expertise in legal, tax and other professional counsel concerning this transaction, the Equity Consideration, if any, issued to Seller (or Seller’s designees) at Closing and the value thereof. Seller acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis and evaluation of the Equity Consideration, if any, issued to Seller (or Seller’s designees) at Closing as it has deemed necessary or appropriate to enter into this Agreement, and (b) at Closing, Seller shall have completed, or caused to be completed, its independent investigation, verification, analysis and evaluation of the Equity Consideration, if any, issued to Seller (or Seller’s designees) at Closing as Seller has deemed necessary or appropriate to consummate the transactions contemplated by this Agreement.

(b) Seller understands and acknowledges that neither the Commission nor any federal, state, or foreign agency has passed upon any of the securities constituting the Adjusted Equity Consideration, or made any finding or determination as to the fairness of an investment in such securities or the accuracy or adequacy of the disclosures made to Seller.

ARTICLE 4

Representations and Warranties Relating to Companies

Except as disclosed in the Disclosure Schedule, the Companies, jointly and severally, represent and warrant to Buyer as of the Execution Date and the Closing Date:

4.1 Organization of Companies. 1979 GP is a limited liability company, duly formed, validly existing, and in good standing under the Laws of the State of Texas. 1979 LP is a limited partnership, duly formed, validly existing, and in good standing under the Laws of the State of Texas. Each Company is in good standing in each jurisdiction in which the nature of the business conducted by such Company or the character of the assets owned, including the Company Assets, leased or used by such Company makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, and in good standing would not singularly or in the aggregate have a Material Adverse Effect.

4.2 Authorization; Enforceability. Such Company has full capacity, power and authority to execute and deliver this Agreement and all Transaction Documents and to perform their obligations under this Agreement and the Transaction Documents. This Agreement has been duly and validly executed and delivered by such Company. This Agreement constitutes, and upon the execution and delivery by such Company of each of the documents executed and delivered by such Company at the Closing, such documents shall constitute, valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

4.3 No Conflicts. Except as set forth on Schedule 4.3 or as required by the HSR Act, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and shall not: (a) violate any Law applicable to such Company or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; (b) violate any Organizational Document of such Company; or (iii) breach any Contract to which such Company is a party or by which any of its assets may be bound or result in the termination of any such Contract.

4.4 Litigation. Except as set forth on Schedule 4.4, as of the Execution Date, there is no Proceeding pending, or to the Knowledge of such Company, threatened, against such Company, involving any of the Company Assets or seeking to restrain, prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated by this Agreement.

4.5 Brokers’ Fees. Such Company and its Affiliates have not entered into any Contract with any Person that would require the payment by Buyer after Closing of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement.

4.6 Bankruptcy. There are no bankruptcy, reorganization or arrangement Proceedings pending, being contemplated by or, to such Company’s Knowledge, threatened against such Company or any of its Affiliates.

4.7 Taxes. Except as set forth on Schedule 4.7, (a) all material Company Taxes that have become due and payable by the Company Group have been duly and timely paid; (b) all material Tax Returns required to be filed by the Company Group with respect to Company Taxes have been duly and timely filed and all such Tax Returns are correct in all material respects; (c) no outstanding audit, litigation or other Proceeding with respect to any material Company Taxes has been commenced against the Company Group, nor has the Company Group received written notice of any pending Proceeding against it from any applicable Governmental Authority for assessment of any material Company Taxes and, to the Knowledge of such Company, no such claim has been threatened; (d) there are no Liens on any of the Company Assets of such Company attributable to Taxes (other than Liens described in clause (c) of the definition of “Permitted Encumbrances”); (e) there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax; (f) none of the assets of the Company Group are subject to any tax partnership agreement or otherwise treated, or required to be treated, as held in an arrangement requiring a partnership Tax Return to be filed under Subchapter K of the Code, (g) no member of the Company Group (i) has participated in any “listed transactions” within the meaning of Section 6707(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2), or (ii) has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code during the two-year period ending on the date hereof; (h) no member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in (or use of an improper) method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; and (i) all material Taxes required to be deducted or withheld by each member of the Company Group have been deducted and withheld and, to the extent required under applicable Law, have been timely paid to the proper Governmental Authority. As of the Execution Date, 1979 LP is, and always has been, properly classified as a partnership for U.S. federal income Tax purposes. As of the Execution Date, 1979 GP is, and always has been, properly treated as an association taxable as a corporation for U.S. federal income Tax purposes. Upon the GP Conversion and until Closing, each of 1979 LP and 1979 GP will be properly treated as an entity disregarded as separate from its owner for U.S. federal income Tax purposes. This Section 4.7 shall constitute such Company’s sole representations and warranties related to any Taxes or Tax matters.

4.8 Compliance with Laws. Such Company is and has been for the period of its ownership or operation of the Company Assets, in material compliance with any applicable Law (other than Tax Laws which are governed by Section 4.7 or Environmental Laws which are governed by Section 4.24), in each case, with respect to its ownership or operation of the Company Assets. Such Company has not received any written notices of material violation of any applicable Law (other than Tax Laws which are governed by Section 4.7 or Environmental Laws which are governed by Section 4.24) with respect to its ownership or operation of the Company Assets that are uncured as of the Execution Date.

4.9 Material Contracts. Schedule 4.9(a) sets forth all Material Contracts. “Material Contracts” means any of the following Contracts to which a Company is a party or by which any of the Company Assets is bound as of the Execution Date and for which Buyer or such Company shall be bound following Closing by virtue of its ownership of the Company Assets, but excluding any instrument creating or pursuant to which the Companies derive their ownership in and to any of the Oil and Gas Assets:

(a) any Contract evidencing Indebtedness for Borrowed Money;

(b) any Contract guaranteeing any obligation of another Person or guaranteeing any hedge Contract;

(c) any Contract that can reasonably be expected to result in aggregate payments by, or revenues to the Company Group (or if after Closing, Buyer) of more than $200,000 (net to the Company Group’s interest) during the current or any subsequent fiscal year or more than $500,000 in the aggregate (net to the Company Group’s interest) over the term of such Contract (based on the terms thereof and contracted (or if none, current) quantities where applicable);

(d) any Contract that is an indenture, mortgage, loan, credit agreement, sale-leaseback, guaranty of any obligation, bond, letter of credit, security interest, derivative instrument, or similar financial Contract (other than Permitted Encumbrances) that will be binding on Buyer or any Company or be binding on the Company Assets after Closing;

(e) any Contract that (i) contains or constitutes an existing area of mutual interest agreement or an agreement to enter into an area of mutual interest agreement in the future or (ii) constitutes a non-competition agreement pertaining to the Company Group or otherwise purports to restrict, limit or prohibit Company Group from engaging in any line of business, or prohibits the manner in which, or the locations in which, the Company Group conducts business that will be binding on Buyer, any Company or the Company Assets after Closing;

(f) any Contract that contains a tag-along or drag-along right held by a Third Party with respect to any Oil and Gas Assets;

(g) any Contract where the primary purpose thereof is or was to indemnify another Person that will be binding on Buyer, any Company or the Company Assets after Closing;

(h) any Contract with any Affiliate or affiliate of the Company Group that will be binding on any Company or the Company Assets after Closing;

(i) any Contract that is a Hydrocarbon purchase and sale, transportation, gathering, treating, processing or similar Contract that will be binding upon any Company or the Company Assets after Closing and is not terminable without penalty on sixty (60) days’ or less notice;

(j) any Contract that constitutes a partnership agreement (including tax partnerships), joint venture agreement, joint exploration agreement, joint development agreement, joint operating agreement, farmin or farmout agreement, carry agreement, net profits interest agreement, participation agreement, production sharing agreement, unit agreement, purchase and sale agreement, exchange agreement, acreage contribution agreement or similar Contract, or any Contract containing an obligatory drilling commitment, or containing a requirement to conduct other material development operations, in each case, where any material obligation (excluding any ongoing confidentiality or indemnity obligation) has not been completed prior to the Effective Time; and

(k) any Contract to sell, farmout, or otherwise dispose of or encumber any interest in any of the Oil and Gas Assets after the Effective Time, other than conventional rights of reassignment arising in connection with the surrender or release of any of the Oil and Gas Assets.

Each Material Contract constitutes the legal, valid and binding obligation of a member of the Company Group thereto, as applicable, on the one hand, and, to the Knowledge of such Company, the counterparties thereto, on the other hand, and is enforceable in accordance with its terms. Such Company is not in, nor has such Company received written notice alleging material breach or default of such Company’s obligations under any of the Material Contracts. To the Knowledge of such Company, except as set forth in Schedule 4.9(b), or as would not reasonably be expected to have a Material Adverse Effect, (x) no breach or default by any Third Party exists under any Material Contract and (y) no counterparty to any Material Contract has canceled, terminated or modified, or threatened to cancel, terminate or modify, any Material Contract. True, correct and complete copies of all Material Contracts, including all amendments and modifications thereto, have been made available to Buyer prior to the Execution Date.

4.10 Consents. Assuming compliance with the HSR Act and except as set forth in Schedule 4.10, none of the Company Assets is subject to any consent required to be obtained by such Company with respect to the transactions contemplated by this Agreement, except (a) for consents and approvals of Governmental Authorities that are customarily obtained after Closing, or (b) for Contracts that are terminable upon not greater than 90 days’ notice without payment of any fee.

4.11 Preferential Purchase Rights. There are no preferential rights to purchase or other similar rights affecting the Company Assets with respect to the transactions contemplated by this Agreement.

4.12 Hedges. There are no futures, options, swaps, or other derivatives to which such Company or any of its Affiliates is a party that will be binding on the Buyer, any Company or the Company Assets or the sale of Hydrocarbons therefrom after Closing.

4.13 Suspense Funds. To such Company’s Knowledge, no material payments for production attributable to the Company Assets are currently held in suspense by the applicable operator, purchaser, or other obligor thereof as of the Execution Date except as set forth on Schedule 4.13.

4.14 Operations. Except as set forth on Schedule 4.14, as of the Execution Date, the Oil and Gas Assets do not include any unleased mineral interest where such Company has agreed to bear a share of drilling, operating or other costs as a participating mineral owner from and after Closing. Such Company has not conducted any oil and gas operations on any of the Oil and Gas Assets, including, but not limited to, preparation, exploration, drilling, completion, reworking, or plugging or abandonment operations. Schedule 4.14 contains a list, true and correct as of the Execution Date, of all authorities for expenditures (collectively, “AFEs”) that (a) relate to the drilling, reworking or conducting another material operation with respect to a Participating Mineral Interest Well, (b) are in excess of One Hundred Thousand Dollars ($100,000), (net to such Company’s interest therein), and (c) for which all of the activities anticipated in such AFEs have not been completed by the Execution Date.

4.15 Overpayments. To such Company’s Knowledge as of the Execution Date, other than as set forth on Schedule 4.15, such Company has not received any royalties or revenues attributable to production from or the ownership of the Oil and Gas Assets in excess of the royalties or revenues such Company is properly entitled to under the Oil and Gas Assets.

4.16 Lease Matters. Except as set forth on Schedule 4.16, (a) to such Company’s Knowledge, as of the Execution Date, there are no unrecorded Oil and Gas Leases or other leases or contracts that would impact Defensible Title or the allocation of Hydrocarbon production with respect to the Company Assets (other than any division orders or production sharing agreements that allocate production on a lateral footage basis), (b) such Company has not provided any Oil and Gas Lease lessee with a written demand for payment or performance or notice of default and, to such Company’s Knowledge, no lessee is in default in any material respect under any Oil and Gas Lease; and (c) such Company has not received any written demand for payment or performance or notice of default, from any Oil and Gas Lease lessee or other party to any Oil and Gas Lease, and such Company is not in default in any material respect under any Oil and Gas Lease.

4.17 Capitalization.

(a) Schedule 4.17 sets forth the ownership structure of each member of the Company Group. No member of the Company Group has Subsidiaries or owns Securities in any Person except as disclosed in Schedule 4.17. Except as expressly set forth in the Organizational Documents of each member of the Company Group or as would not reasonably be expected, individually or in the aggregate, to the be material to the Company Group, taken as a whole, as applicable, there will be as of the Closing (a) no outstanding preemptive or other outstanding rights with respect to the Securities of any member of the Company Group, (b) no appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights or commitments or other rights or Contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Securities of any member of the Company Group (other than this Agreement) or requiring any member of the Company Group to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities and (c) no member agreements, irrevocable proxies, voting trusts or other agreements relating to the voting of any Securities of any member of the Company Group. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company Group, taken as a whole, no Securities of any member of the Company Group have been offered, issued, sold or transferred in violation of any applicable Law or preemptive or similar rights. Prior to the Execution Date, the Companies have made available to Buyer (or its representatives) true and complete copies of each Organizational Document of the members of the Company Group and all amendments or modifications thereto.

(b) All of the issued and outstanding equity interests of such Company are duly authorized and validly issued in accordance with the Organizational Documents of such Company, and were not issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any Person.

4.18 Financial Statements. The Companies have delivered to Buyer copies of the audited consolidated statement of financial position of the Company Group as of each of December 31, 2023 and the nine months ended September 30, 2024 (such audited consolidated statement of financial position as of September 30, 2024, the “Balance Sheet Date”) and the related statements of revenues and direct operating expenses for year ended December 31, 2023 and the nine-month period ended September 30, 2024 (collectively, the “Financial Statements”). The Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial condition and consolidated revenues and direct operating expenses as of the dates and for the periods indicated therein.

4.19 No Undisclosed Liabilities. There are no liabilities of or with respect to the Company Group that would be required by GAAP to be reserved, reflected or otherwise disclosed on a balance sheet of the Company Group of any kind whatsoever, other than (a) as set forth on Schedule 4.19 or the other Disclosure Schedules, (b) liabilities reserved, reflected or otherwise disclosed in the balance sheet of the Company Group as of the Balance Sheet Date included in the Financial Statements, (c) liabilities incurred in the ordinary course of business since the Balance Sheet Date, or (d) liabilities that would not have, individually or in the aggregate, a Material Adverse Effect. The Company Group does not have outstanding any Indebtedness for Borrowed Money.

4.20 Bank Accounts. Schedule 4.20 sets forth a list of all deposit, demand, savings, passbook, security or similar accounts maintained by any member of Company Group with any bank or financial institution, the names and addresses of the banks or financial institutions maintaining each such account and the authorized signatories on each such account.

4.21 Books and Records. Each member of Company Group maintains all books of account and other business records (including the Records) required by applicable Law or necessary to conduct the business of such member of Company Group in accordance with its past practices, consistently applied.

4.22 Special Warranty. The Company Group individually and/or collectively holds Defensible Title to the Oil and Gas Assets, in each case, free and clear of any claims against any Person lawfully claiming or purporting to claim title to the same or any part thereof, solely to the extent arising by, through or under the Company Group, but not otherwise, subject, however, to the Permitted Encumbrances.

4.23 Absence of Dividends or Distributions. Since the Execution Date no member of the Company Group has declared or paid, or at any time during the period commencing on the Execution Date and ending prior to Closing will declare or pay, any dividend or distribution to its owner(s) constituting any proceeds or revenues (including lease bonuses, royalties, and other proceeds) received by or on behalf of the Company Group from the ownership of the Oil and Gas Assets to the extent attributable to any period from and after the Effective Time.

4.24 Environmental Matters.

(a) Except as set forth on Schedule 4.24, to such Company’s Knowledge, (i) such Company and its Affiliates are in compliance in all material respects with all applicable Environmental Laws with respect to the Company Assets, (ii) there are no Proceedings pending or threatened in writing against any member of Company Group or any of its Affiliates with respect to the Company Assets alleging material violations of, or material liabilities under, Environmental Laws, and (iii) none of Company Group’s interests in the Company Assets are subject to any unfulfilled Orders, consent decrees, or agreements with any Governmental Authority to resolve a material violation of, or material liability under, Environmental Laws.

(b) The representations and warranties in this Section 4.24 are the sole and exclusive representations and warranties of the Companies and their Affiliates with respect to Environmental Laws, Permits required under Environmental Laws and Hazardous Materials.

4.25 Payments for Production. To such Company’s Knowledge, such Company is not obligated by virtue of a take-or-pay payment, advance payment, or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to such Company’s interest in the Oil and Gas Assets at some future time without receiving payment therefor at or after the time of delivery.

4.26 Imbalances. To such Company’s Knowledge, there are no production, transportation, plant, or other imbalances with respect to production from such Company’s interest in the Oil and Gas Assets.

ARTICLE 5

Representations and Warranties Relating to Buyer Parties

The Buyer Parties jointly and severally represent and warrant to Seller as of the Execution Date and Closing Date:

5.1 Organization of Buyer Parties. Buyer is a limited liability company, duly formed, validly existing, and in good standing under the Laws of the State of Delaware. Buyer is in good standing in each jurisdiction in which the nature of the business conducted by Buyer. Buyer has the power and authority to acquire and own the Company Assets. Parent is a corporation, duly formed, validly existing, and in good standing under the Laws of the State of Delaware.

5.2 Authorization; Enforceability.

(a) Each Buyer Party has all requisite limited liability company or corporate, as applicable, power and authority to execute and deliver this Agreement and all Transaction Documents and to perform its obligations under this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved by the Audit Committee and the Parent Board, and, other than the Parent Stockholder Approval, no other limited liability company or corporate, as applicable, proceeding on the part of a Buyer Party is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by each Buyer Party. This Agreement constitutes, and upon the execution and delivery by Buyer Parties of each of the documents executed and delivered by Buyer Party thereto at the Closing, such documents shall constitute, valid and binding obligations of the applicable Buyer Party, enforceable against such Buyer Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The Audit Committee has by unanimous approval (i) determined that this Agreement and the transactions contemplated by this Agreement (including the purchase of the Target Interests and the issuance of the Equity Consideration, upon the terms and subject to the conditions set forth herein) are advisable, fair to and in the best interests of Parent and the Unaffiliated Parent Stockholders (as defined below); (ii) approved this Agreement and the execution, performance and delivery of this Agreement by Parent and Buyer; (iii) recommended to the Parent Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iv) resolved, and recommended that the Parent Board resolve, to recommend that the Parent Stockholders approve this Agreement and the transactions contemplated by this Agreement.

(c) The Parent Board (acting based upon the recommendation of the Audit Committee), has by unanimous approval (i) determined that this Agreement and the transactions contemplated by this Agreement (including the purchase of the Target Interests and the issuance of the Equity Consideration, upon the terms and subject to the conditions set forth herein) are advisable, fair to and in the best interests of Parent and the Parent Stockholders; (ii) approved this Agreement and the execution, delivery and performance of this Agreement by Parent and Buyer; and (iii) resolved to recommend that the Parent Stockholders approve this Agreement and the transactions contemplated by this Agreement.

5.3 No Conflict; Consents. Assuming (a) compliance with the HSR Act, (b) filings and/or notifications that have been made, or will be made, pursuant to the rules and regulations of the Nasdaq in order to cause the Class A Common Stock issuable upon any exchange of the Equity Consideration to be listed thereon upon official notice of issuance, (c) any filings to be made with the Commission in order to cause the Class A Common Stock issuable upon any exchange of the Equity Consideration to be registered under the Securities Act under the terms and conditions of the Registration Rights Agreement, (d) post-Closing filings pursuant to applicable federal and state securities laws which the applicable Buyer Party undertakes to file or obtain within the applicable time period, and (e) the Parent Stockholder Approval has been obtained, in each case to the extent required, the execution and delivery of this Agreement by the Buyer Parties and the consummation of the transactions contemplated by this Agreement by the Buyer Parties do not and shall not: (i) violate any Law applicable to a Buyer Party or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; (ii) violate any Organizational Document of a Buyer Party; or (iii) breach any Contract to which a Buyer Party is a party or by which any of its assets may be bound or result in the termination of any such Contract. The Parent Stockholder Approval are the only votes of the holders of any class or series of Parent’s capital stock or other securities required in connection with the consummation of any of the transactions contemplated by this Agreement under the terms of the Seller’s offer to Parent and under applicable Law or Parent’s and Buyer’s Organizational Documents.

5.4 Litigation. There are no actions, investigations or other Proceedings pending, or to Buyer’s Knowledge, threatened which question the validity of this Agreement or any other action taken or to be taken in connection herewith or which could reasonably be likely to materially impair Buyer or its ability to consummate the transactions contemplated by this Agreement.

5.5 Brokers’ Fees. Neither Buyer Party nor any of its respective Affiliates has entered into any Contract with any Person that would require the payment by Seller or any of Seller’s Affiliates of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement.

5.6 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened against a Buyer Party or any of its Affiliates.

5.7 Financial Ability. Buyer understands and acknowledges that the obligations of Buyer Parties to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Buyer Parties’ consummation of any financing arrangement, Buyer Parties’ obtaining of any financing or the availability, grant, provision or extension of any financing to a Buyer Party. Buyer Parties at Closing will have, through a combination of cash on hand and funds readily and unconditionally available under existing lines of credit, funds sufficient to fund the consummation of the transactions contemplated by this Agreement and to satisfy all other costs and expenses arising in connection herewith.

5.8 Common Stock and OpCo Units. The (i) Class A Common Stock issuable by Parent upon exchange of the Equity Consideration and (ii) the Class B Common Stock and OpCo Units to be issued by Parent and Buyer, respectively, as part of the Equity Consideration have been duly authorized by Parent and Buyer (as applicable), and when issued and delivered at the Closing (as applicable), (a) will be validly issued in accordance with Parent’s and Buyer’s Organizational Documents (as applicable), (b) will be issued free and clear of any Liens (excluding (i) the restrictions imposed by this Agreement or the other Transaction Documents, (ii) restrictions on transfer under applicable state and federal securities laws and (iii) any Liens created by or related to Seller(s)) and (c) will not be issued in violation of any preemptive or other rights to subscribe for or to purchase any Class A Common Stock, Class B Common Stock or OpCo Units. In addition, all actions required to be taken by Parent and Buyer to cause the Equity Consideration to be issued at the Closing as contemplated in this Agreement shall have been taken at or before the Closing.

5.9 Investment Intent; Accredited Investor. Buyer: (a) is acquiring the Target Interests for its own account with the present intention of holding such equity interests for investment purposes only and not with a view to, or for offer or sale in connection with, any sale or distribution thereof in violation of the Securities Act, applicable state blue sky laws or any other applicable securities laws; (b) acknowledges that the Target Interests are not, and prior to Closing will not be, registered pursuant to the Securities Act and that none of the Target Interests may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act; (c) is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act; (d) has sufficient knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Target Interests and has so evaluated the merits and risks of such investment; (e) has made, independently and without reliance on Seller, the Companies or any of their respective Affiliates or Seller’s or the Companies Representatives, respectively, (except to the extent that Buyer has relied on the representations and warranties in this Agreement), its own analysis of the Target Interests and Buyer has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations; and (f) is able to bear the economic risk of an investment in the Target Interests and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

5.10 Independent Evaluation.

(a) Buyer is a sophisticated, experienced and knowledgeable investor in the oil and gas business, and is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. In entering into this Agreement, Buyer has relied solely upon expertise of Buyer in legal, tax and other professional counsel concerning this transaction, the Target Interests, the Companies and the Company Assets and the value thereof. Buyer acknowledges and affirms that (i) Buyer is acquiring the Target Interests for its own account and not with a view to distribution, (ii) Buyer has completed such independent investigation, verification, analysis and evaluation of the Target Interests, the Companies and the Company Assets and has made all such reviews and inspections of the Target Interests, the Companies and the Company Assets as it has deemed necessary or appropriate to enter into this Agreement and (iii) at Closing (and assuming material compliance by Seller and the Companies with their respective obligations under Article 6 of this Agreement), Buyer shall have completed, or caused to be completed, its independent investigation, verification, analysis and evaluation of the Target Interests, the Companies and the Company Assets and made all such reviews and inspections of the Target Interests, the Companies and the Company Assets as Buyer has deemed necessary or appropriate to consummate the transaction.

(b) Buyer understands and acknowledges that neither the Commission nor any federal, state, or foreign agency has passed upon any securities of any member of the Company Group, the Companies and the Company Assets or made any finding or determination as to the fairness of an investment in the Target Interests, the Companies and the Company Assets or the accuracy or adequacy of the disclosures made to Buyer.

5.11 Capitalization.

(a) As of December 31, 2024, the equity capital interests of Parent consisted of 102,977,142 shares of Class A Common Stock issued and outstanding, 10,093,670 shares of Class A Common Stock reserved for issuance upon exchange of shares of Class B Common Stock, and 85,431,453 shares of Class B Common Stock issued and outstanding. As of December 31, 2024, the issued and outstanding equity interests of Buyer consisted of 95,525,123 OpCo Units and the managing member interest.

(b) All of the issued and outstanding shares of Common Stock are duly authorized and validly issued in accordance with the Organizational Documents of Parent, and were not issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any Person. All of the issued and outstanding equity interests in Buyer are duly authorized and validly issued in accordance with the Organizational Documents of Buyer, and were not issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any Person.

(c) Except as contemplated by this Agreement, as disclosed in the Parent SEC Documents, and for equity awards made pursuant to plans described in the Parent SEC Documents, as of the Execution Date there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate Parent to issue or sell any equity interests of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d) As of the Execution Date, Parent does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of equity interests in Parent on any matter.

5.12 SEC Documents; Financial Statements.

(a) Parent has timely filed or furnished all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be so filed or furnished by it with the Commission since January 1, 2024 (collectively, the “Parent SEC Documents”). The Parent SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Parent Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Parent SEC Document filed or furnished prior to the Execution Date) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) in the case of the Parent Financial Statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the Parent Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and subject, in the case of interim financial statements, to normal year-end adjustments, and (v) in the case of the Parent Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Buyer as of the dates and for the periods indicated therein.

(b) There were no liabilities or obligations of Parent or any of its Subsidiaries (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Parent or in the notes thereto prepared in accordance with GAAP, other than liabilities or obligations to the extent (i) (A) reflected or reserved against in the consolidated balance sheet of Parent as of September 30, 2024 or (B) readily apparent in the notes thereto, in each case included in the Parent SEC Documents, (ii) liabilities or obligations incurred in the ordinary course of business since September 30, 2024, (iii) for fees and expenses incurred in connection with the transactions contemplated by this Agreement and the related transactions or (iv) liabilities or obligations which have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

5.13 Internal Controls; Listing Exchange.

(a) Buyer maintains and has maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) or required by Rule 13a-15 under the Exchange Act. Since January 1, 2020, there have not been any material weaknesses in Buyer’s internal control over financial reporting or changes in its internal control over financial reporting which are reasonably likely to adversely affect Buyer’s internal control over financial reporting.

(b) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports it files or submits to the Commission under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Commission, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure.

(c) Since January 1, 2020, Parent has not become aware of, or been advised by its independent auditors of, any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Parent’s internal controls that has been required to be disclosed in Parent’s filings with the Commission that has not been so disclosed. Since January 1, 2020, (i) Parent has not become aware of, or been advised by its independent auditors of, any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Parent’s internal controls, (ii) Parent has no knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls, and (iii) there have been no changes in internal controls or, to Parent’s knowledge, in other factors that could materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness.

(d) There has been no failure on the part of Parent or, to Parent’s knowledge, any of Parent’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(e) The Class A Common Stock is registered under Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq, and Parent has not received any notice of delisting. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the Nasdaq, preventing or suspending trading in any securities of Parent has been issued, and no proceedings for such purpose are, to Buyer’s Knowledge, pending, contemplated or threatened.

5.14 [Intentionally Omitted].

5.15 Form S-3 Eligibility. Subject to the Registration Rights Agreement, as of the Execution Date, Parent is eligible to register all of the Class A Common Stock to be issued upon the exchange of the Equity Consideration issued to Seller (or its designees) pursuant to the terms of this Agreement for resale by Seller (or its designees) under a Registration Statement on Form S-3 promulgated under the Securities Act (the “Resale Shelf”). Until the filing of the Resale Shelf pursuant to the Registration Rights Agreement, Parent shall use its reasonable best efforts to not take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent to be ineligible to file a Registration Statement on Form S-3 promulgated under the Securities Act (or any successor form).

5.16 Buyer’s Independent Investigation. BUYER IS (OR ITS AFFILIATES AND ADVISORS ARE) EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS AND IS AWARE OF THE RISKS OF THAT BUSINESS. IN ENTERING INTO THIS AGREEMENT, BUYER HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND ANALYSIS AND THE SPECIFIC REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY GROUP SET FORTH IN ARTICLE 3 AND ARTICLE 4 OF THIS AGREEMENT AND THE CERTIFICATE OF SELLER DELIVERED AT THE CLOSING, AND BUYER:

(a) ACKNOWLEDGES AND AGREES THAT IT HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, THE COMPANY GROUP OR ANY OF SELLER’S OR THE COMPANY GROUP’S RESPECTIVE DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES THAT ARE NOT EXPRESSLY SET FORTH IN ARTICLE 3 OR ARTICLE 4 OF THIS AGREEMENT AND THE CERTIFICATE OF SELLER DELIVERED AT THE CLOSING, WHETHER OR NOT ANY SUCH REPRESENTATIONS, WARRANTIES OR STATEMENTS WERE MADE IN WRITING OR ORALLY;

(b) ACKNOWLEDGES AND AGREES THAT NONE OF SELLER, THE COMPANY GROUP OR ANY OF THEIR DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENT OR MATERIAL PROVIDED OR MADE AVAILABLE, OR STATEMENTS MADE, TO BUYER (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, ADVISORS, AGENTS OR REPRESENTATIVES) IN DATA ROOMS, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED TO BUYER (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, ADVISORS, AGENTS OR REPRESENTATIVES) IN CONNECTION WITH DISCUSSIONS OR ACCESS TO MANAGEMENT OF SELLER, THE COMPANY GROUP OR ANY OF THEIR AFFILIATES OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “DUE DILIGENCE INFORMATION”);

(c) ACKNOWLEDGES AND AGREES THAT (I) THE DUE DILIGENCE INFORMATION INCLUDES CERTAIN PROJECTIONS, ESTIMATES AND OTHER FORECASTS, AND CERTAIN BUSINESS PLAN INFORMATION, (II) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS AND BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES AND (III) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS SO FURNISHED TO IT AND ANY USE OF OR RELIANCE BY BUYER ON SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS SHALL BE AT ITS SOLE RISK; AND

(d) AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, THAT NONE OF SELLER, THE COMPANY GROUP OR ANY OF THEIR DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER TO BUYER OR ITS DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES ON ANY BASIS (INCLUDING IN CONTRACT OR TORT, UNDER FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE) RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER’S USE OF, ANY DUE DILIGENCE INFORMATION; PROVIDED, THAT NEITHER THE FOREGOING WAIVER, NOR ANYTHING IN THIS SECTION 5.16, SECTION 5.17 BELOW, OR ANY OTHER PROVISION OF THIS AGREEMENT, SHALL (I) LIMIT, RESTRICT, OR OTHERWISE AFFECT BUYER’S RIGHT TO RAISE TITLE DEFECTS IN ACCORDANCE WITH THE TERMS OF ARTICLE 9 OF THIS AGREEMENT, (II) LIMIT, RESTRICT, OR OTHERWISE AFFECT BUYER’S RIGHTS RELATING TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER OR THE COMPANIES CONTAINED IN THIS AGREEMENT OR THE CERTIFICATE OF SELLER DELIVERED AT THE CLOSING OR (III) RELIEVE SELLER OR THE COMPANY GROUP FROM ANY LIABILITY FOR FRAUD.

5.17 Limitations. EXCEPT FOR SELLER’S AND THE COMPANIES’ REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 AND ARTICLE 4 AND IN THE CERTIFICATE OF SELLER DELIVERED AT THE CLOSING, SELLER AND EACH COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE) AS TO (a) TITLE OF THE COMPANY ASSETS; (b) PRODUCTION RATES, DECLINE RATES, THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF MINERALS, IF ANY, ATTRIBUTABLE TO SELLER’S OR ANY COMPANY’S INTEREST IN ANY OF THE COMPANY ASSETS; (c) THE CONTENTS, CHARACTER, NATURE, ACCURACY, COMPLETENESS OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR

ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER AT ANY POINT IN TIME, BEFORE, ON OR AFTER THE EXECUTION DATE, INCLUDING (i) ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE COMPANY ASSETS, (ii) ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, AND (iii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO; (d) THE ENVIRONMENTAL CONDITION AND OTHER CONDITION OF THE COMPANY ASSETS AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATED TO THE COMPANY ASSETS; AND (e) ANY ESTIMATES OF THE VALUE OF THE COMPANY ASSETS OR FUTURE PROCEEDS THEREFROM, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE COMPANY ASSETS IN THEIR PRESENT STATUS AND CONDITION “AS IS” AND “WHERE IS”, WITH ALL FAULTS AND DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. (X) SELLER HAS NOT AND WILL NOT MAKE (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS OR COMPLIANCE THEREWITH, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE COMPANY ASSETS, (Y) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (Z) BUYER SHALL BE DEEMED TO BE TAKING THE COMPANY ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE AND BUYER HEREBY WAIVES AND DISCLAIMS ANY STATUTORY OR COMMON LAW RIGHTS UNDER ANY ENVIRONMENTAL LAWS. EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY SOPHISTICATED COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT, INCLUDING THIS SECTION 5.17, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. SELLER AND THE BUYER PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 5.17 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY LAW, RULE OR ORDER.

ARTICLE 6

Covenants

6.1 Conduct of Business.

(a) Operations before Closing. Since the Balance Sheet Date, the business and operations of the Company Group have been conducted in the ordinary course of business and in accordance with past practices. Except for amendments, extensions, modifications or executions of Oil and Gas Leases in the ordinary course as provided in this Agreement and except for the Conveyances to be delivered pursuant to Section 6.9 not less than 3 Business Days prior to Closing, during the period from the Execution Date until the Closing Date (unless this Agreement is earlier terminated), without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, Seller shall cause the Company Group to conduct its business and operations and to manage the Company Assets in the ordinary course consistent with Company Group’s past practices and available resources (including financial resources); provided that, if Seller receives written notice of any Proceeding filed or threatened in connection with the Companies or the Company Assets, Seller shall give prompt written Notice of such Proceeding including a description of the circumstances associated with such Proceeding to Buyer no later than three (3) Business Days following receipt of such written notice. The Seller covenants and agrees that prior to the Closing it shall not cause or permit any Company to declare or pay any dividend or distribution to its owner(s) constituting any proceeds or revenues (including lease bonuses, royalties, and other proceeds) received by or on behalf of the Company Group from the ownership of the Oil and Gas Assets to the extent attributable to any period from and after the Effective Time.

(b) Restricted Activities. Except as (x) set forth on Schedule 6.1(b), (y) consented to by Buyer in writing (which consent, except with respect to Section 6.1(b)(i) and Section 6.1(b)(ii), shall not be unreasonably withheld, conditioned or delayed) or (z) contemplated by this Agreement, during the period from the Execution Date until the Closing Date (unless this Agreement is earlier terminated), Seller shall not permit any member of the Company Group to: (i) sell, transfer, mortgage, pledge, intentionally abandon or dispose of any of the Company Assets (other than the sale of Hydrocarbons in the ordinary course); (ii) agree, whether in writing or otherwise, to sell, transfer, mortgage, pledge, abandon or dispose of any of the Company Assets (other than the sale of Hydrocarbons in the ordinary course); (iii) execute, terminate, cancel, extend or materially amend or modify any Material Contract (other than terminations based on the expiration without affirmative action by a Company as a party to such Material Contract); (iv) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law; or (v) enter into any agreement with respect to any of the foregoing. Except as (x) set forth on Schedule 6.1(b), (y) consented to by Seller in writing or (z) contemplated by this Agreement, during the period from the Execution Date until the Closing Date (unless this Agreement is earlier terminated), Buyer shall not: (i) adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law; (ii) split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to the capital stock or other equity interests of Buyer or any of its Subsidiaries; or (iii) enter into any agreement with respect to any of the foregoing.

6.2 Records. Seller, at Buyer’s cost and expense, shall make available copies of all Records to Buyer (FOB Seller’s office) within 30 days after the Closing. With respect to any Records delivered to Buyer, (a) Buyer shall preserve and retain any such Records for at least 7 years beyond the Closing Date, during which 7-year period Seller shall be entitled to obtain access to such Records, at reasonable business hours and upon prior notice to Buyer, so that Seller may make copies of such Records, at its own expense, including as may be reasonable or necessary for Tax purposes or in connection with any Proceeding or threatened Proceeding against Seller.

6.3 Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable, under applicable Law or otherwise, to consummate the transactions contemplated by this Agreement. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

6.4 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fee or expense.

6.5 HSR Act. If applicable, within 10 Business Days following the execution by the Parties of this Agreement, Buyer, on the one hand, and Seller, on the other hand, will each prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the transactions contemplated by this Agreement by the HSR Act and request early termination of the waiting period thereunder. Buyer and Seller agree to respond promptly to any inquiries or requests for information or documentary material from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Buyer and Seller shall cooperate with each other and, upon reasonable request, shall promptly furnish all information to the other Party that is necessary in connection with Buyer’s and Seller’s compliance with the HSR Act. Buyer and Seller shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. Buyer and Seller shall use their commercially reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to satisfy the conditions to the Closing and consummate the transactions contemplated by this Agreement as promptly as practicable and in any event not later than the Outside Date, provided, however, that nothing in this Agreement shall require Buyer or Seller to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of Buyer or Seller (including the Company Group and the Company Assets) or otherwise take any action that limits the freedom of action with respect to, or its ability to retain or operate any of the businesses of Buyer or Seller or the Company Group or the Company Assets. The filing fees associated with any such HSR Act filing shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. Notwithstanding any provision of this Section 6.5, no Party shall be required to provide the other Party with information regarding the value of the transaction, (i) except as necessary for completion of any HSR filing, or (ii) subject to the attorney client privilege, work product doctrine or other similar privilege.

6.6 Proxy Statement; Parent Stockholders Meeting.

(a) Proxy Statement.

(i) As promptly as reasonably practicable (but no later than 15 Business Days) after the date of this Agreement, Parent shall prepare and file with the Commission a preliminary proxy statement for the purposes of obtaining the Parent Stockholder Approval (the “Proxy Statement”). Parent shall promptly correct any information in the Proxy Statement if and to the extent, in the absence of such a correction, the Proxy Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall disseminate such correction to Parent Stockholders in an amendment or supplement. Parent shall notify Seller promptly upon the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement and shall promptly supply Seller with copies of all such comments, requests and any other written correspondence between Parent or any of its Representatives, on the one hand, and the Commission, on the other hand, with respect to the Proxy Statement. Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the Commission concerning the Proxy Statement and to resolve such comments with the Commission and cause the Proxy Statement to be filed with the Commission in definitive form as contemplated by Rule 14a-6 under the Exchange Act, and as promptly as practicable after the first to occur of (and no later than three Business Days following) (x) confirmation from the Commission that it has no further comments on the Proxy Statement, (y) confirmation from the Commission that the Proxy Statement is otherwise not to be reviewed or (z) expiration of the ten-day period after filing in the event the Commission does not review the Proxy Statement, Parent shall use its reasonable best efforts to (A) establish a record date for and give notice of a meeting of the Parent Stockholders, for the purpose of voting upon the Parent Stockholder Approval (the “Parent Stockholders Meeting”) and (B) cause the Proxy Statement to be disseminated to Parent Stockholders. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to Parent Stockholders, or responding to any comments from the Commission with respect thereto, Parent shall provide Seller and its counsel with a reasonable advance opportunity to review and to comment on such document or response and Parent shall consider in good faith all comments reasonably proposed by such Persons. If Parent, Buyer or any of their respective Affiliates is required to file any other document with the Commission in connection with this Agreement or the transactions contemplated hereunder, including the Parent Stockholders Meeting (such document, as amended or supplemented, an “Other Company Filing”), Parent shall provide Seller and its counsel with a reasonable advance opportunity to review and to propose comments on any such document, which Parent shall consider in good faith.

(ii) Parent agrees that the Proxy Statement and any Other Company Filing will comply as to form in all material respects to the requirements of the Exchange Act and that, at the time it is filed with the Commission, at the time it is first mailed to the Parent Stockholders or at the time of any amendment or supplement thereto or as of the date of the Parent Stockholders Meeting, as applicable, the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by Parent with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Seller expressly for inclusion or incorporation by reference therein. Seller agrees that none of the information supplied or to be supplied by or on behalf of Seller expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the Commission or at the time it is first mailed to the Parent Stockholders or at the time of any amendment or supplement thereof or as of the date of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) Parent Stockholders Meeting. Parent shall, as soon as reasonably practicable after the mailing of the definitive Proxy Statement to the Parent Stockholders, and in any event within 30 days thereafter, duly call, give notice of, convene and hold the Parent Stockholders Meeting. Parent shall use reasonable best efforts to (i) solicit from the Parent Stockholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated thereby, and (ii) take all other actions necessary or advisable to secure the vote or consent of the Parent Stockholders to obtain the Parent Stockholder Approval. Parent shall keep Seller updated with respect to proxy solicitation results as requested by Seller. Parent may adjourn, recess or postpone the Parent Stockholders Meeting (x) as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Parent Stockholders within a reasonable amount of time in advance of the Parent Stockholders Meeting that after consultation with Seller and outside legal counsel, Parent has determined is required by applicable Law; (y) if as of the time for which the Parent Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Parent Stockholders Meeting; or (z) for up to 10 Business Days if as of the time for which the Parent Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient affirmative votes (in person or by proxy) to obtain the Parent Stockholder Approval. Notwithstanding anything contained herein to the contrary, Parent shall not be required to hold the Parent Stockholders Meeting if this Agreement is terminated before such meeting is held.

(c) Consultation Prior to Certain Communications. Parent shall provide Seller a reasonable advance opportunity to review and comment on any written communication with the Commission or its staff with respect to the Proxy Statement, as the case may be, and Parent shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Seller or its respective counsel.

(d) Notices. Buyer Parties, on the one hand, and Seller, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of (i) a request by the Commission or its staff for any amendment or revisions to the Proxy Statement or any other filings required to be made with the Commission, as the case may be, (ii) comments from the Commission or its staff on the Proxy Statement, as the case may be, or (iii) a request by the Commission or its staff for additional information in connection with the items covered in clauses (i) and (ii) above.

6.7 Exchange Listing. Parent shall cause the Class A Common Stock to be issued upon the exchange of the Equity Consideration to be reserved for issuance and to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

6.8 Managers and Officers; Indemnification Agreements.

(a) From and after Closing until the six (6) year anniversary thereof, (i) Buyer shall, and shall cause the Company Group to, indemnify and hold harmless (and advance funds in respect of), in the same manner as provided by the Company Group immediately prior to the Execution Date pursuant to the Organizational Documents of the Company Group, each present and former director, officer, manager, employee, independent contractor, agent, trustee, fiduciary, service-provider or member of a Company Group member or who, at the request of a Company Group member, served as a director, officer, manager, member, employee, independent contractor, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or enterprise (collectively, the “Company Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), Losses, claims or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that, prior to the Closing Date, such Company Indemnified Person is or was a director, manager, officer, employee or independent contractor of any Company Group member or a member of a Company, whether asserted or claimed prior to, at or after the Closing (including with respect to acts or omissions by directors or officers of any Company Group member or members of a Company in their capacities as such arising in connection with the transactions contemplated hereby), and shall provide advancement of expenses to Company Indemnified Persons and (ii) neither Buyer nor the members of the Company Group shall amend, repeal or otherwise modify the respective Organizational Documents of the Company Group so as to affect adversely the rights of any Company Indemnified Person to indemnification, expense reimbursement or advancement or exculpation (“D&O Provisions”). Without limiting the foregoing, the members of the Company Group shall honor any indemnification agreements between the applicable Company Group member and their respective directors, managers, officers, employees, independent contractors, service-providers, members or other Persons included in the Company Group in accordance with the express terms thereof (subject to any exceptions or limitations set forth therein). In the event any claim or claims are asserted or made pursuant to the indemnification rights set forth in this Section 6.8, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

(b) If, after the Closing, Buyer or a Company Group member or any of their respective successor or assigns (i) consolidates with or merges into another Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer or conveys all or substantially all of its assets to any Person, then, and in each case, to the extent not assumed by operation of law, Buyer shall use commercially reasonable efforts to make proper provision so that the successors and assigns of Buyer or a Company Group member, as the case may be, shall assume the obligations set forth in this Section 6.8.

(c) The provisions of this Section 6.8 shall survive the Closing and each Company Indemnified Person is expressly intended as a third-party beneficiary of this Section 6.8.

6.9 Conveyances. Not less than 3 Business Days before the Closing Date, Seller shall have delivered to 1979 LP such assignments of the Conveyance Assets in the form of the Conveyances attached as Exhibits E-1, E-2 and E-3 hereto, each of which Conveyances shall be duly and validly executed by the applicable assignor thereto, assigning such Conveyance Assets to 1979 LP, and shall have caused a copy of same to be filed for recording in the applicable real property records to reflect title to the Conveyance Assets in the name of 1979 LP. Seller will promptly deliver an as-filed copy of same to Buyer promptly after receipt of such copy from the applicable real property filing offices.

6.10 Lock-up Agreement. During the period from the Execution Date until the Closing Date (unless this Agreement is earlier terminated), if Buyer undertakes an Equity Offering of shares of its Class A Common Stock to raise all or any portion of the Cash Consideration and the underwriter(s) of such offering request a customary lock-up agreement from Diamondback Energy, Inc. (“FANG”) in connection with such proposed offering with respect to its Class A Common Stock, then FANG will enter into such a lockup agreement in a form mutually acceptable to FANG and such underwriter(s), provided that (i) the time period for which the restriction on trading of FANG’s shares set forth in such lockup agreement shall not exceed 60 days without FANG’s approval and shall not be any longer than any lock-up period agreed to by any other locked up persons (including directors and officers) and (ii) the lockup agreement will fallaway with respect to FANG to the extent that any other locked up persons (including directors and officers) are released.

6.11 Section 16 Matters. Prior to the Closing Date, Parent and Seller shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any acquisitions of Common Stock (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.12 Conversion of 1979 GP. Prior to the Closing Date, Seller shall have caused 1979 GP to be merged with and into a newly formed, wholly owned limited liability company subsidiary of Seller with such entity continuing as the surviving entity of such merger (the “GP Conversion”). As a result of the GP Conversion, 1979 GP will be treated as an entity disregarded from its owner for U.S. federal income Tax purposes.

6.13 Cooperation with Equity Offering.

(a) Parent intends to conduct an Equity Offering prior to the Closing to raise all or a portion of the Cash Consideration. In connection with the foregoing, Seller shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide customary cooperation in connection with Buyer consummating such an Equity Offering as may be reasonably requested in writing by Buyer or Parent and at Buyer or Parent’s sole cost and expense, including making available to Buyer such documentation and information regarding the Company Assets and business as is reasonably requested in writing by Buyer to facilitate such an Equity Offering, provided that all historical financial and other information relating to the Seller, Company Group and the Company Assets, in each case, will be limited to financial and other information that is customarily included in relation to similar equity offerings and that is customarily prepared by Seller and its Subsidiaries.

(b) Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably disrupt or interfere with the ongoing business or operations of the Seller, the Company Group or their respective Affiliates, (ii) neither Seller, the Company Group or their respective Affiliates shall be required to bear any cost or out-of-pocket expense, pay any commitment or other fee or incur any other liability or obligation or agree to provide any indemnity in connection with any actions described in this Section 6.13, and (iii) Seller, the Company Group and their respective Affiliates shall not be obligated to provide any information which (A) would result in the loss or waiver of any attorney-client privilege or (B) would contravene any applicable Law.

(c) Parent and Buyer shall indemnify, defend and hold harmless each of Seller, the Company Group and their respective Affiliates (each an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with their performance of their respective obligations under this Section 6.13 and the provision of any information utilized in connection therewith, in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by an Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Buyer Parties shall, promptly upon written request of an Indemnified Party, reimburse such Indemnified Party for all reasonable and documented out-of-pocket fees, costs and expenses incurred by such Indemnified Party in connection with the cooperation required by this Section 6.13.

(d) The Buyer Parties acknowledge and agree that completing the Equity Offering contemplated by this Section 6.13 is not a condition to their obligations under this Agreement. If such Equity Offering has not been completed, the Buyer Parties shall, subject to the terms and conditions of this Agreement, continue to be obligated, until such time as this Agreement is terminated in accordance with its terms and subject to the waiver or fulfilment of the conditions set forth herein, to complete the transactions contemplated by this Agreement.

ARTICLE 7

Tax Matters

7.1 Responsibility for Filing Tax Returns and Paying Taxes.

(a) Seller shall cause the Company Group to prepare and timely file or cause to be prepared and timely filed all Tax Returns with respect to Flow-Through Income Taxes of the Company Group that relate to any Tax period ending on or prior to the Closing Date that are required to be filed after the Closing Date (“Pre-Closing Flow-Through Returns”).

(b) Seller shall prepare and file (or cause to be prepared and filed) all Seller Consolidated Returns, and shall pay or shall cause its Affiliates (other than members of the Company Group) to pay all Taxes imposed on or with respect to any Seller Consolidated Group. Seller shall cause all such Tax Returns with respect to Texas franchise Taxes imposed on any Seller Consolidated Group for any taxable period to be prepared in accordance with the terms of the DBE/Viper Tax Sharing Agreement. Buyer shall pay to Seller the amount of any Company Taxes (limited to clause (b) of such definition) with respect to such Seller Consolidated Return that are allocable to the portion of the Straddle Period beginning on the Effective Time (determined in accordance with Section 7.2(b)(iv)) to the extent not accounted for in the adjustments to the Purchase Price made pursuant to Section 2.3 or Section 2.7, as applicable, in accordance with the terms of the DBE/Viper Tax Sharing Agreement.

(c) After the Closing Date, Buyer shall (a) be responsible for paying any Company Taxes for any (i) Tax period that ends before the Effective Time or (ii) Straddle Period, in each case, that become due and payable after the Closing Date and shall file with the appropriate Governmental Authority any and all Tax Returns (other than any Pre-Closing Flow-Through Returns and any Seller Consolidated Returns) required to be filed after the Closing Date with respect to such Company Taxes, (b) submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and (c) timely file any such Tax Return, incorporating any comments received from Seller prior to the due date therefor.

(d) The Parties agree that (i) this Section 7.1 is intended to solely address the timing and manner in which certain Tax Returns relating to Company Taxes are filed and the Company Taxes shown thereon are paid to the applicable taxing authority, and (ii) nothing in this Section 7.1 shall be interpreted as altering the manner in which Company Taxes are allocated to and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Buyer of its obligations under this Section 7.1, which shall be borne by Buyer).

7.2 Allocation of Taxes.

(a) Seller shall be allocated and bear all Company Taxes for (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. Buyer shall be allocated and bear all Company Taxes attributable to (1) any Tax period beginning at or after the Effective Time and (2) the portion of any Straddle Period beginning at the Effective Time.

(b) For purposes of determining the amounts of any Pre-Effective Time Company Taxes and any Post-Effective Time Company Taxes in connection with the application of Section 2.3(f) and Section 2.3(g) and the allocation of tax refunds pursuant to Section 7.6, (i) Company Taxes that are attributable to the severance or production of Hydrocarbons (other than Company Taxes described in clause (iii) below) shall be allocated based on severance or production occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); (ii) Company Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Company Taxes described in clause (i) or clause (iii)) shall be allocated based on transactions giving rise to such Company Taxes occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); (iii) Company Taxes that are ad valorem, property or other Company Taxes imposed on a periodic basis shall be allocated pro rata per day between the portion of the Straddle Period ending immediately prior to the Effective Time (which shall be the applicable Seller’s responsibility) and the portion of the Straddle Period beginning at the Effective Time (which shall be Buyer’s responsibility) and (iv) Company Taxes that are Income Taxes payable by any Company Group member with respect to any Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by determining (1) the amount of such Company Taxes that would be payable if the Straddle Period ended on the date immediately preceding the date on which the Effective Time occurs, which amount shall be a Pre-Effective Time Company Tax, and (2) the amount of such Company Taxes that would be payable if the Straddle Period began on the date on which the Effective Time occurs, which amount shall be a Post-Effective Time Company Tax. For avoidance of doubt, Texas franchise Taxes of the Seller Consolidated Group based on the operation and activities of the Company Group Members for periods including and beginning on the Effective Time shall be allocated pursuant to clause (iv) of this Section 7.2(b).

(c) To the extent the actual amount of a Company Tax is not known at the time an adjustment is to be made with respect to such Company Tax pursuant to Section 2.3, Section 2.4 or Section 2.7, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Company Tax for purposes of such adjustment. To the extent the actual amount of an Company Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the final determination of the Purchase Price as finally determined pursuant to Section 2.7, timely payments will be made from one Party to the applicable other Party to the extent necessary to cause each Party to bear the amount of such Company Tax that is allocable to such Party under this Section 7.2.

7.3 Transfer Taxes. Buyer and Seller shall each be responsible for and shall pay fifty percent (50%) of (a) any state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and (b) all required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Company Assets to Buyer. Buyer shall indemnify Seller from and against fifty percent (50%) of all such Transfer Taxes and filing and recording fees and expenses, and Seller shall indemnify Buyer from and against fifty percent (50%) of all such Transfer Taxes and filing and recording fees and expenses. Buyer and Seller shall cooperate to minimize, to the extent permitted by applicable Law, the amount of any such Transfer Taxes.

7.4 Cooperation. Buyer and Seller shall cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other Proceeding, in each case, with respect to Taxes attributable to the Company Group. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Buyer agrees (a) to retain all books and records with respect to Tax matters pertinent to the Company Group relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (b) to give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, allow Seller to take possession of such books and records.

7.5 Post-Closing Covenants. Without the prior written consent of Seller (which will not be unreasonably withheld), Buyer shall not (a) extend or waive the applicable statute of limitations with respect to Company Taxes for a Pre-Effective Time Tax Period or Straddle Period; (b) file any ruling or request with any taxing authority with respect to Company Taxes or related Tax Returns for a Pre-Effective Time Tax Period or Straddle Period; (c) enter into any voluntary disclosure with any taxing authority with respect to Company Taxes or related Tax Returns for a Pre-Effective Time Tax Period or Straddle Period; (d) amend any Tax Return with respect to Company Taxes for a Pre-Effective Time Tax Period or Straddle Period; (e) settle or compromise any audit, examination, Proceeding or proposed adjustments with respect to Company Taxes for a Pre-Effective Time Tax Period or Straddle Period; (f) make any Tax election that relates to, or is retroactive to, a Pre-Effective Time Tax Period or Straddle Period with respect to Company Taxes; (g) surrender any right to claim a material refund, credit or similar Tax benefit related to Company Taxes for a Pre-Effective Time Tax Period or Straddle Period; (h) take any actions outside of the ordinary course of business that would reasonably be expected to increase any liability of Sellers in respect of Taxes; or (i) take any action with respect to any Flow-Through Income Taxes of the Company Group that relate to any Tax period ending on or prior to the Closing Date.

7.6 Refunds. Seller shall be entitled to any refunds with respect to any Company Taxes for which Seller is allocated under Section 7.2, and Buyer shall be entitled to any refunds with respect to any Company Taxes for which Buyer is allocated under Section 7.2. If a Party or its Affiliates receives a refund of Company Taxes to which the other Party is entitled pursuant to this Section 7.6, such recipient Party shall forward to the entitled Party the amount of such refund within 15 days after such refund is received, net of any reasonable out-of-pocket costs or expenses incurred by such recipient Party in procuring such refund.

7.7 Tax Contests.

(a) If, after the Closing Date, any Party receives notice of an audit or administrative or judicial Proceeding with respect to any Company Tax or Tax Return with respect to Company Taxes related to any taxable period ending on or prior to the Effective Time or any Straddle Period (in each case, a “Company Tax Contest”), such Party shall notify the other applicable Party within 10 Business Days of receipt of such notice. Buyer shall control any Company Tax Contest; provided, however, that Seller shall have the option to assume control, in lieu of Buyer, of any Company Tax Contest; provided, further, that Seller shall automatically control any Company Tax Contest related to a Seller Consolidated Return. Seller may exercise such option by providing written notice to Buyer within 10 Business Days of receiving notice of such a Company Tax Contest. The Party that is in control of any Company Tax Contest pursuant to the terms of this Section 7.7 shall (i) keep the non-controlling Party reasonably informed of the progress of such Company Tax Contest, (ii) permit the non-controlling Party (or the non-controlling Party’s counsel) to participate, at the non-controlling Party’s sole cost and expense, in such Company Tax Contest, including in meetings with the applicable Governmental Authority, and (iii) not settle, compromise and/or concede any portion of such Company Tax Contest without the prior written consent of the non-controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) If, after the Closing Date, the Buyer (or any Affiliate of the Buyer, including, for the avoidance of doubt, a Company Group member after the Closing) receives notice of an audit or administrative or judicial proceeding with respect to any Flow-Through Income Tax attributable to any Company Group member for a Tax period ending on or prior to the Closing Date (a “Flow-Through Income Tax Contest”), Buyer shall notify Seller within 10 Business Days of receipt of such notice. Seller shall have the right to control any such Flow-Through Income Tax Contest; provided that the Parties agree to use commercially reasonable efforts to make an election under Section 6226 of the Code (and any other similar provision under state, local or foreign Tax law) with respect to any applicable audit or proceeding relating to any Flow-Through Income Tax Contest with respect to any Tax period of any applicable member of the Company Group ending on or before the Closing Date.

(c) The Buyer shall, and shall cause its Affiliates (including the Company Group after the Closing) to, reasonably cooperate with Seller in connection with any Company Tax Contest and any Flow-Through Income Tax Contest in order to effect the foregoing provisions of this Section 7.7.

7.8 Intended Tax Treatment. The Parties agree that for U.S. federal, state and local Income Tax purposes, (a) the transaction contemplated by this Agreement is intended to be treated as (i) a taxable purchase by Buyer of all the assets held by the Company Group (or any entity disregarded as separate from any member of the

Company Group for U.S. federal Income Tax purposes) to the extent of the Cash Consideration and Class B Common Stock, but only to the extent the Cash Consideration and Class B Common Stock is treated as taxable consideration after applying, to the extent permitted by applicable Law, the debt-financed rules of Treasury Regulations § 1.707-5(b), the preformation expenditure exception of Treasury Regulations § 1.707-4(d) and any analogous state or local income tax provision and (ii) as a tax-deferred contribution to Buyer governed by Section 721 of the Code to the extent of the Equity Consideration (other than the Class B Common Stock and (b) the Class B Common Stock shall be treated as having $0 fair market value). The Parties will file all U.S. federal (and applicable state and local) Income Tax Returns consistent with such intention, unless otherwise required by a determination pursuant to Section 1313(a) of the Code or any corresponding provisions of state or local tax law.

ARTICLE 8

Conditions to Closing

8.1 Conditions to Obligations of Buyer to Closing. The obligation of the Buyer Parties to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction of the following conditions:

(a) Representations, Warranties and Covenants. (i) Seller’s and each Company’s Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date); (ii) the representations and warranties of Seller made in Article 3 and each Company made in Article 4, other than the Fundamental Representations (disregarding all materiality and Material Adverse Effect qualifications applicable to such representations and warranties) shall be true and correct as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where all such breaches or failures to be true and correct taken collectively would not have, or would not reasonably be expected to have, a Material Adverse Effect; and (iii) Seller and each Company shall have performed or complied with, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by Seller or such Company on or before the Closing.

(b) No Injunction. No provision of any applicable Law and no Order will be in effect that prohibits or makes illegal the consummation of the Closing.

(c) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(d) Closing Deliverables. Seller and each of the Companies shall be ready, willing, and able to deliver to Buyer at the Closing the documents and items required to be delivered by Seller and each such Company under Section 2.6(a).

8.2 Conditions to Obligations of Seller to Closing. The obligation of Seller to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction of the following conditions:

(a) Representations, Warranties and Covenants. (i) The Buyer Fundamental Represenations will be true and correct in all respects (other than de minimis failures to be true and correct) as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date); (ii) all other representations and warranties of the Buyer Parties made in this Agreement will be true and correct in all material respects as of the Execution Date and as of the Closing Date as if made on the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date); and (ii) the Buyer Parties shall have performed or complied with, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by the Buyer Parties on or before the Closing.

(b) No Injunction. No provision of any applicable Law and no Order will be in effect that prohibits or make illegal the consummation of the Closing.

(c) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(d) Closing Deliverables. The Buyer Parties shall be ready, willing, and able to deliver to Seller at the Closing the documents and items required to be delivered by the Buyer Parties under Section 2.6(b) and Section 2.6(c).

(e) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(f) Exchange Listing. The Class A Common Stock to be issued upon the exchange of the Equity Consideration shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

ARTICLE 9

Title Matters; Consent Matters

9.1 Title Diligence Period; Title Defect Notices.

(a) Subject to the terms and conditions set forth in this Agreement, during the period from the Execution Date until 5:00 P.M. Central Standard Time on March 25, 2025 (the “Title Diligence Period”), Buyer shall be entitled to conduct, or cause to be conducted, customary title due diligence on the Oil and Gas Assets at the sole cost, risk and expense of Buyer.

(b) Buyer shall deliver to Seller, as soon as reasonably practicable after identifying any alleged Title Defect with respect to the Oil and Gas Assets, but no later than the end of the Title Diligence Period, Notice of such Title Defect in accordance with this Section 9.1(b) (a “Title Defect Notice”). To be effective, any Title Defect Notice delivered pursuant to this Section 9.1(b) shall be delivered to Seller in writing before the expiration of the Title Diligence Period and include (i) a description in reasonable detail of the alleged Title Defect and the affected Oil and Gas Asset(s) (including, if applicable, each DSU subject to such alleged Title Defect), and the basis for such Title Defect, (ii) the Allocated Value of each affected DSU or Subject Well, as applicable, as well as the alleged Title Defect Amount (which in no event shall be greater than the Allocated Value for the affected DSU on an 8/8ths basis or the affected Subject Well, as applicable), (iii) if the Title Defect affects a DSU, then (1) the number of NRAs associated with each affected DSU on a gross 8/8ths basis, and (2) the number of NRAs associated with such DSU that are affected by such Title Defect on an individual 8/8ths basis net to Company Group’s interests, (iv) if the Title Defect affects a Subject Well, then the Net Revenue Interest for such Subject Well (v) the computations for such Title Defect Amount and (vi) supporting documentation (including copies of any acquisition title opinions, title abstracts, ownership reports, run sheets, deeds, leases or other documentation, reports or data) reasonably necessary for Seller to verify the existence of such asserted Title Defect, to the extent in Buyer’s, its Representative’s or Affiliate’s possession. If any such notice is not delivered during the Title Diligence Period, Buyer shall thereafter be deemed to have forever waived and shall have no right to assert such Title Defect as the basis for an adjustment to the Base Purchase Price.

Notwithstanding anything to the contrary, an alleged failure to comply with subsections (i) through (v) of the second sentence of this Section 9.1(b) shall not cause any Title Defect Notice to be invalid or any Title Defect to be waived if the Title Defect Notice substantially complies with this Section 9.1(b). As used in this Agreement, “Net Allocated Value” means, with respect to each Fee Mineral Interest, NPRI, or ORRI within a DSU set forth on Exhibit A-1, the Dollar value product of (i) the Dollar amount set forth on Schedule AV for such DSU, multiplied by (ii) a fraction (1) the numerator of which is the NRAs attributable to the applicable Fee Mineral Interest, NPRI, or ORRI within such DSU and (2) the denominator of which is the NRAs attributable to the DSU. Seller and Buyer have accepted such Allocated Values set forth on Schedule AV for purposes of determining any Title Defect Amounts but otherwise make no representation or warranty as to the accuracy of such values; provided, however, with respect to any Title Defect covering multiple DSUs, the Parties agree that the “Allocated Value” for such Title Defect shall be determined separately (without duplication) for each such DSU subject to such Title Defect.

(c) To give Seller the opportunity to commence reviewing and curing Title Defects asserted by Buyer, Buyer shall give Seller, on or before the end of every calendar week period during the Title Diligence Period, Notice of all alleged Title Defects discovered by Buyer (including its Affiliates, consultants or Representatives) during the preceding calendar week, which may be preliminary in nature and supplemented prior to the expiration of the Title Diligence Period; provided, however, that failure to deliver any such preliminary Notice shall not be deemed to waive Buyer’s right to assert a Title Defect on or before the expiration of the Title Diligence Period.

9.2 Remedies for Title Defects. Upon the receipt of a valid Title Defect Notice, Seller may elect in writing as a resolution of the Title Defect to cause the Company Group to exclude from the transactions contemplated by this Agreement any Oil and Gas Asset affected by an asserted Title Defect if the Title Defect Amount alleged by Buyer in connection with such Title Defect equals or exceeds 100% of the Net Allocated Value of the applicable Oil and Gas Asset affected by such Title Defect. If Seller makes such election, then such Oil and Gas Asset will be deemed an Excluded Asset for all purposes under this Agreement, and the Purchase Price shall be reduced by an amount equal to the Net Allocated Value of such Excluded Asset. For the avoidance of doubt, if Seller elects to exclude any such property, neither the Title Defect Amount relating to such Title Defect nor the Net Allocated Value of such Excluded Asset will be counted towards the Title Deductible. Notwithstanding the foregoing, Seller may contest any asserted Title Defect or Buyer’s good faith estimate of the Title Defect Amount as described in Section 9.3 and may seek to cure any asserted Title Defect as described in Section 9.2(a).

(a) To the extent Buyer delivers any valid Title Defect Notices in accordance with Section 9.1, then, subject to the Title De Minimis Amount and Title Deductible and Seller’s right to exclude such Oil and Gas Asset in accordance with this Section 9.2, Seller may, on or before three (3) Business Days before the Closing Date, by giving Notice to Buyer:

(i) elect to cure, at Seller’s sole cost, risk, and expense, any Title Defect on or before 120 days after the Closing Date or, if later, after the date of resolution of such Title Defect or the Title Defect Amount by a Title Arbiter pursuant to Section 9.3, as applicable (the “Title Defect Cure Period”), in which case, such Oil and Gas Asset will be conveyed to Buyer at the Closing;

(ii) notify Buyer that Seller does not intend to cure such Title Defect, in which case, such Oil and Gas Asset will be conveyed to Buyer at the Closing, and, subject to the limitations set forth in Section 9.4(h), the Purchase Price will be adjusted downward in an amount equal to the Title Defect Amount for such Oil and Gas Asset; or

(iii) if and only if Buyer, in its sole discretion, agrees to this remedy in writing (which approval may be given only if same is approved in advance by the Audit Committee), then Seller shall indemnify Buyer against all Losses resulting from such Title Defect with respect to such Oil and Gas Asset pursuant to an indemnity agreement prepared by Seller in a form and substance reasonably acceptable to Buyer.

Notwithstanding the foregoing provisions of this Section 9.2(a), if Seller fails to elect a remedy prior to the third Business Day before the Closing Date, Seller shall be deemed to have elected the remedy described in Section 9.2(a)(i). An election by Seller to cure a Title Defect shall be without prejudice to its rights under Section 9.3 and shall not constitute an admission against interest or a waiver of Seller’s rights to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect or the adequacy of any Title Defect Notice or any curative action. If Seller elects to cure a Title Defect and (A) actually cures the Title Defect prior to the Closing, then the Oil and Gas Asset affected by such Title Defect shall be conveyed to Buyer at the Closing, and no Purchase Price adjustment will be made for such Title Defect; or (B) does not cure the Title Defect prior to the Closing, unless Seller has elected to cause such Oil and Gas Asset (x) to be excluded from the transactions contemplated by this Agreement pursuant to the first sentence of this Section 9.2 and (y) to be included on the Assignment of Excluded Assets delivered at Closing, then Seller shall nevertheless convey the affected Oil and Gas Asset to Buyer at Closing, and Buyer shall pay into the escrow account created pursuant to the Escrow Agreement (the “Defect Escrow Account”) an amount in cash equal to the alleged Title Defect Amount for such Oil and Gas Asset. Subject to the Parties’ rights to dispute Title Defect matters under Section 9.3, (1) if Seller is able to cure (in whole or in part) a Title Defect within the Title Defect Cure Period, then within 3 Business Days of such cure, Buyer and Seller shall deliver documentation to the Escrow Agent required to release to Seller from the Defect Escrow Account an amount equal to the associated Title Defect Amount (or portion of such amount) for such cured Title Defect, and (2) if Seller is not able to fully cure a Title Defect within the Title Defect Cure Period, then within 3 Business Days following the end of the Title Defect Cure Period, Buyer and Seller shall deliver documentation to the Escrow Agent required to release to Buyer and Seller, if applicable in the event of a partial cure, from the Defect Escrow Account an amount equal to the associated Title Defect Amount (or portion of such amount) for such Title Defect owing to such Party or Parties, as applicable.

9.3 Resolution of Disputed Title Defects.

(a) Seller and Buyer shall in good faith attempt to agree on the existence and Title Defect Amount for all alleged Title Defects (i) prior to Closing or (ii) with respect to disputes over the adequacy of Seller’s post-Closing Date curative work, the end of the Title Defect Cure Period. Representatives of the Parties, knowledgeable in title matters, shall meet for this purpose. If a disputed Title Defect or Title Defect Amount cannot be resolved (x) prior to Closing or (y) with respect to disputes over the adequacy of Seller’s post-Closing Date curative work, prior to the end of the Title Defect Cure Period, then in each case, any Party may submit any such disputed Title Defects or Title Defect Amounts to be finally decided by the Title Arbiter in accordance with the procedures set forth in Section 9.3(c) by providing a Notice to the other Party of such disputed Title Defects or Title Defect Amounts (a “Title Dispute Notice”) no later than 10 Business Days following the Closing Date or the end of the Title Defect Cure Period, as applicable. If a Party does not submit a Title Dispute Notice to the other Party in accordance with this Section 9.3(a), such Party shall be deemed to have waived all such disputed matters, which shall be deemed conclusively resolved in accordance with the applicable Title Defect Notice or subsequent correspondence between the Parties.

(b) If a disputed Title Defect or Title Defect Amount cannot be resolved prior to Closing, except as otherwise provided in this Agreement, the Oil and Gas Asset affected by such Title Defect shall, subject to Seller’s right to cause the affected Oil and Gas Assets to be excluded under Section 9.2, nevertheless be conveyed to Buyer at the Closing and Buyer shall pay into the Defect Escrow Account an amount in cash equal to the alleged Title Defect Amount for such Oil and Gas Asset. No later than 3 Business Days following the final determination of any disputed Title Defect or Title Defect Amount by the Parties or by the Title Arbiter in accordance with the procedures set forth in Section 9.3, as applicable, the Parties shall deliver documentation to the Escrow Agent required to release from the Defect Escrow Account the amounts so determined to be owed to either Party with respect to such disputed matter, which amounts shall be subject to the Title De Minimis Amount and the Title Deductible.

(c) If a Party validly submits a Title Dispute Notice under Section 9.3(a), then the Parties shall submit each such unresolved dispute to a neutral Third Party title attorney with at least 10 years’ experience rendering oil and gas title opinions in the state in which the applicable Oil and Gas Assets are located (each such Person, a “Title Arbiter”). Unless otherwise agreed by the Parties, all disputed Title Defect matters shall be resolved by a single Title Arbiter pursuant to a single, consolidated arbitration Proceeding. The Title Arbiter(s) shall be selected by mutual agreement of the Parties, or absent such agreement, within 10 Business Days of becoming aware that such agreement cannot be made as to the selection of a Title Arbiter, then the Parties shall each select a Third Party title attorney and such title attorneys together shall select such Title Arbiter, and if any Party does not select a title attorney within 10 Business Days of written demand therefor by the other Party, then the title attorney selected by the other Party shall be such Title Arbiter. No Title Arbiter shall have worked as an employee or outside counsel for the Parties or their respective Affiliates during the 10-year period preceding the arbitration or have any financial interest in the dispute. Once appointed, the Title Arbiter shall have no ex parte communication with either Party regarding the determination of the underlying dispute. The place of arbitration shall be Midland, Texas, and any arbitration Proceeding pursuant to this Section 9.3(c) shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms of this Section 9.3(c). The Parties, within 10 Business Days after the Title Arbiter is appointed, shall submit written summaries of their positions regarding each disputed matter. The Title Arbiter shall act as an expert for the limited purpose of determining the existence, scope and Title Defect Amount of a Title Defect, and may not award damages, interest or penalties to any Party or assess any other matter. The Parties shall instruct the Title Arbiter to, and such Title Arbiter shall, make a final determination of the existence, scope and Title Defect Amount of each Title Defect submitted to such Title Arbiter in accordance with the terms, guidelines and procedures set forth in this Agreement (which final determination shall be requested by the Parties to be delivered not more than 20 days following submission of such disputed matters), and such determination by the Title Arbiter shall not be subject to court review or otherwise appealable, absent manifest error. The Parties shall reasonably cooperate with each Title Arbiter during the term of its engagement. In deciding any matter, the Title Arbiter (i) shall be bound by the provisions of this Section 9.3 and the related definitions and (ii) shall choose either Seller’s position or Buyer’s position with respect to each matter addressed in a Title Dispute Notice. The cost of any arbitration (including the fees and expenses of the Title Arbiter) under this Section 9.3 shall be borne one-half by Seller and one-half by Buyer; provided, however, that each Party shall bear its own fees and expenses incurred in connection with such arbitration.

9.4 Title Defect Amounts; Limitations. The reduction in the Allocated Value of a DSU or Subject Well resulting from a Title Defect (the “Title Defect Amount”) shall be determined as follows:

(a) if Buyer and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;

(b) if the Title Defect is a Lien that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Company Group’s interest in the affected Oil and Gas Asset;

(c) if the Title Defect represents a discrepancy between (A) the actual NRAs for any DSU as to a particular Target Formation, and (B) the NRAs stated on Exhibit A-1 for such DSU at such Target Formation, then the Title Defect Amount shall be the product of (x) the Allocated Value of such DSU at such Target Formation set forth on Exhibit A-1, multiplied by (y) a fraction (1) the numerator of which is the difference between (X) the NRAs for such DSU at such Target Formation as stated on Exhibit A-1, and (Y) the actual NRAs held by the Company Group for such DSU at such Target Formation and (2) the denominator of which is the NRAs stated on Exhibit A-1 for such DSU at such Target Formation; provided that if the Title Defect does not affect the DSU throughout its entire productive life, the Title Defect Amount determined under this Section 9.4(c) shall be reduced to take into account the applicable time period only;

(d) if the Title Defect represents a discrepancy between (A) the actual Net Revenue Interest for any Well and (B) the Net Revenue Interest set forth on Exhibit A-2 for such Well, then the Title Defect Amount shall be the product of (x) the Allocated Value of such Well, multiplied by (y) a fraction (1) the numerator of which is the difference between (X) the Net Revenue Interest for such Well as stated on Exhibit A-2, and (Y) the actual Net Revenue Interest for such Well and (2) the denominator of which is the Net Revenue Interest set forth on Exhibit A-2 for such Well; provided that if the Title Defect does not affect the Well throughout its entire productive life, the Title Defect Amount determined under this Section 9.4(d) shall be reduced to take into account the applicable time period only;

(e) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Oil and Gas Asset of a type not described in clause (a), clause (b), clause (c) or clause (d) above, the Title Defect Amount shall be determined by taking into account the Allocated Value of the affected DSU or Subject Well, as applicable, the portion of such DSU or Subject Well, as applicable, adversely affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Oil and Gas Assets, the values placed upon the asserted Title Defect by Buyer and Seller and such other factors as are necessary to make a proper evaluation;

(f) the Title Defect Amount with respect to a Title Defect shall be determined without duplication of any costs or Losses included in another Title Defect Amount or adjustment to the Base Purchase Price under this Agreement;

(g) in no event shall the total Title Defect Amount related to a particular Oil and Gas Asset within a DSU exceed the Net Allocated Value of such Oil and Gas Asset as to such DSU; and

(h) notwithstanding anything in this Agreement to the contrary, there shall not be any adjustment to the Purchase Price and Buyer shall not be entitled to any further remedy under this Article 9 (i) with respect to any individual Title Defect having a Title Defect Amount less than $350,000 (the “Title De Minimis Amount”) and (ii) with respect to any Title Defects which exceed the Title De Minimis Amount, until the sum of all such Title Defect Amounts exceeds 1.5% of the Base Purchase Price, and then only to the extent such amounts (excluding all Title Defect Amounts (1) attributable to Title Defects cured by Seller or (2) in respect of Oil and Gas Assets that are retained by Seller pursuant to Section 9.2) actually exceed, in the aggregate, 1.5% of the Base Purchase Price (the “Title Deductible”). For the avoidance of doubt, if Seller elects to cure any Title Defect in accordance with Section 9.2, the Title Defect Amount relating to such Title Defect will not be counted towards the Title Deductible unless Seller is unable to cure such Title Defect during the Title Defect Cure Period. Nevertheless, Buyer shall pay such Title Defect Amount into the Defect Escrow Account in accordance with Section 9.2. For the avoidance of doubt, the Title De Minimis Amount shall be applied on a DSU-by-DSU or Subject Well-by-Subject Well basis; provided, however, that if a single Title Defect affects more than one DSU or Subject Well, the Title Defect Amount shall be deemed to meet the Title De Minimis Amount if the aggregate sum of the Title Defect Amounts for all DSUs and Subject Wells affected by such single Title Defect, or such single event or condition resulting in the Title Defect, meets or exceeds the Title De Minimis Amount.

9.5 Title Benefits; Title Benefit Amounts.

(a) Title Benefit Notice. If Seller, the Companies or their Representatives discover any Title Benefit on or before the expiration of the Title Diligence Period, Seller shall deliver a Notice to Buyer as soon as practicable after such discovery, but in any case, prior to the expiration of the Title Diligence Period, which shall include(i) a description of the Title Benefit, (ii) the Oil and Gas Asset affected, (iii) the Allocated Value of the DSU or the Subject Well subject to such Title Benefit on an 8/8ths basis, (iv) if the Title Benefit affects a DSU, then (1) the number of NRAs associated with the DSU subject to such alleged Title Benefit on a gross 8/8ths basis, and (2) the NRAs attributable to each such DSU that is allegedly subject to such Title Benefit on an individual 8/8ths basis net to Company Group’s interests in such DSU, (v) supporting documents reasonably necessary for Buyer to verify the existence of the alleged Title Benefit, and (vi) the amount by which Seller, the Companies or their Representatives reasonably believe the Allocated Value of such DSU or Subject Well is increased by such Title Benefit, and the computations and information upon which Seller’s, such Company’s or their Representatives’ belief is based to the extent in such Person’s possession or reasonable control. Notwithstanding anything in this

Agreement to the contrary, Seller forever waives, and Buyer shall have no liability for, Title Benefits not asserted by a Notice meeting all of the requirements set forth in the preceding sentence on or before the expiration of the Title Diligence Period.

(b) Title Benefit Amount. With respect to each DSU or Subject Well, as applicable, affected by a Title Benefit reported pursuant to this Agreement, an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such DSU or Subject Well, as applicable, caused by such Title Benefit (calculated in a similar manner as the determination of Title Defect Amounts in accordance with the terms of Section 9.4(a) through (e), mutatis mutandis, subject to the last sentence of this Section 9.5(b)) will be determined and agreed to by the Parties as soon as practicable. If, with respect to a Title Benefit, the Parties have not agreed on the amount of the Title Benefit or have not otherwise agreed on the validity of such Title Benefit, Buyer or Seller shall have the right to elect to have such Title Benefit Amount determined by a Title Arbiter pursuant to and in accordance with the provisions regarding a disputed Title Defect set forth in Section 9.3, mutatis mutandis. Notwithstanding anything in this Agreement to the contrary any Title Benefit Amounts shall only increase the Purchase Price to the extent such Title Benefit Amounts offset Title Defect Amounts (if any) but shall not otherwise increase the Purchase Price to the extent that any Title Benefit Amount exceeds any Title Defect Amounts.

9.6 Termination Procedures. In the event either Party notifies the other Party of the intention to terminate this Agreement in accordance with Section 10.1(h), Seller or Buyer may, prior to giving effect to Section 10.1(h), as applicable, elect to submit all disputed Title Defects and Title Defect Amounts to the Title Arbiter in accordance with the procedures set forth in Section 9.3; provided that notwithstanding anything to the contrary in Section 9.3, such Proceeding shall be solely to determine whether the aggregate adjustments pursuant to Section 2.3(d) in respect of any disputed Title Defects and Title Defect Amounts asserted by Buyer in good faith would, when taken together with all other finally determined Title Defect Amounts, trigger the termination right under Section 10.1(h). For the avoidance of doubt, if Seller or Buyer elect to submit to the Title Arbiter in accordance with this Section 9.6, neither Party may terminate this Agreement pursuant to Section 10.1(h) until final resolution of such arbitration unless the termination right under Section 10.1(h) would otherwise apply solely by virtue of the exclusion of any Oil and Gas Asset pursuant to Section 9.2.

9.7 Consents. Seller shall use commercially reasonable efforts to promptly prepare and send notices to any Third Party holders (excluding Governmental Authorities, which are addressed elsewhere in this Agreement) of any consents to assignment of its interest in any Oil and Gas Assets requesting applicable consents that would be triggered by the transactions contemplated by this Agreement and of which Seller has Knowledge. Seller shall notify Buyer prior to Closing of all such consents that have not been granted and the Oil and Gas Assets to which they pertain.

9.8 Acceptance of Title Condition; Sole and Exclusive Remedy. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, BUYER REPRESENTS AND WARRANTS THAT, AS OF THE CLOSING DATE, IT SHALL HAVE FULLY INSPECTED THE COMPANY ASSETS AND UPON CLOSING, BUYER WILL ACCEPT THE COMPANY ASSETS AT CLOSING IN THEIR PRESENT CONDITION, “AS IS AND WHERE IS AND WITH ALL FAULTS.” BUYER ACKNOWLEDGES AND AGREES THAT THE ONLY REPRESENTATIONS AND COVENANTS BEING MADE BY SELLER OR THE COMPANY GROUP WITH RESPECT TO SELLER’S OR THE COMPANY GROUP’S TITLE AND RIGHTS TO THE COMPANY ASSETS AND OTHERWISE IN CONNECTION WITH TITLE MATTERS TO THE COMPANY ASSETS ARE SET FORTH IN THE SPECIFIED REPRESENTATIONS AND IN THIS ARTICLE 9, AND BUYER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO TITLE TO THE COMPANY ASSETS (A) PRIOR TO THE CLOSING, SHALL BE AS SET FORTH IN THIS ARTICLE 9 AND (B) FROM AND AFTER THE CLOSING, SHALL BE SUBJECT TO ANY LIMITATIONS CONTAINED IN THIS AGREEMENT.

ARTICLE 10

Termination

10.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned:

(a) by the mutual consent of the Buyer Parties and Seller as evidenced in writing signed by Buyer and Seller;

(b) by the Buyer Parties, upon Notice to Seller, if there has been a material breach by Seller or the Companies of any representation, warranty or covenant contained in this Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement set forth in Section 8.1 and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Seller or the Companies within 10 days after delivery of a Notice of such breach from Buyer;

(c) by Seller, upon Notice to the Buyer Parties, if there has been a material breach by the Buyer Parties of any representation, warranty or covenant contained in this Agreement that has prevented or would prevent the satisfaction of any condition to the obligations of Seller to consummate the transactions contemplated by this Agreement set forth in Section 8.2 and, if such breach is of a character that it is capable of being cured, such breach has not been cured by the Buyer Parties within 10 days after delivery of a Notice of such breach from Seller;

(d) by either the Buyer Parties or Seller, upon Notice to the other Party, if any Governmental Authority having competent jurisdiction has issued a final, non-appealable Order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(e) by either the Buyer Parties or Seller, upon Notice to the other Party, if the transactions contemplated at the Closing have not been consummated by June 25, 2025 (the “Outside Date”);

(f) by Seller, upon Notice to the Buyer Parties, if the Parent Stockholder Approval shall not have been obtained upon a vote taken thereon at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which the vote was taken;

(g) by Seller’s Representative at any time after the day that is 3 Business Days following the Execution Date, if Buyer has not delivered the Performance Deposit into the escrow account contemplated by the Escrow Agreement prior to Seller’s delivery of a termination notice pursuant to this Section 10.1(g); or

(h) subject to Section 9.6, (i) by Seller, upon Notice to the Buyer Parties, if the aggregate adjustments to the Closing Payment pursuant to Section 2.3(d) and Section 2.3(e) exceed 20% of the Base Purchase Price and (ii) by the Buyer Parties, upon Notice to Seller, if the aggregate adjustments to the Closing Payment pursuant to Section 2.3(d) and Section 2.3(e) exceed 20% of the Base Purchase Price.

Notwithstanding the foregoing provisions of this Section 10.1, (x) the Buyer Parties may not terminate this Agreement under Section 10.1(b) or Section 10.1(e) at any time when the Buyer Parties are in material breach of this Agreement, (y) Seller may not terminate this Agreement under Section 10.1(c) or Section 10.1(e) at any time when Seller is in material breach of this Agreement.

10.2 Effect of Termination. In the event of any termination of this Agreement, other than as set forth in this Section 10.2, (a) this Agreement shall forthwith become void and of no further force or effect (except that this Section 10.2, Section 6.4 and Article 12 shall survive the termination of this Agreement, along with defined terms in Section 1.1 to the extent applicable to such provisions, and shall be enforceable by the Parties) and (b) there shall be no liability or obligation on the part of the Buyer Parties or Seller to any other Party with respect to this Agreement.

10.3 Remedies for Termination.

(a) If (i)(A) Seller has the right to terminate this Agreement pursuant to Section 10.1(c), or (B) either Party has the right to terminate this Agreement under Section 10.1(e) if, at such time, Seller could have terminated this Agreement under Section 10.1(c) (without regard to any cure periods contemplated in Section 10.1(c)); and (ii) Seller has performed or is ready, willing and able to perform all of its respective agreements and covenants contained in this Agreement which are to be performed or observed at or prior to Closing, then Seller shall have the right to elect to (1) terminate this Agreement, in which case the Parties shall execute and deliver a joint instruction to Escrow Agent within 3 Business Days of such termination requiring Escrow Agent to disburse the Performance Deposit (together with any interest accrued thereon) to Seller as liquidated damages and not as a penalty, or (2) in lieu of terminating this Agreement, seek all remedies available at Law or in equity, including specific performance; provided that if Seller seeks specific performance pursuant to the preceding clause (2) but is unable to recover therefor from a court of competent jurisdiction, Seller may thereafter elect to terminate this Agreement and receive the Performance Deposit (together with any interest accrued thereon) as liquidated damages pursuant to clause (1). Upon such termination, Seller shall be free immediately to enjoy all rights of ownership of the Target Interests, the Company Group and the Company Assets and to sell, transfer, encumber or otherwise dispose of the Target Interests, the Company Group and the Company Assets to any Person without any restriction under this Agreement. Buyer waives any requirement for the posting of a bond or showing of irreparable injury in connection with any equitable relief hereunder in favor of Seller, and the Buyer Parties agree not to challenge any such equitable relief sought in accordance with this Section 10.3(a). The Parties agree that, should Seller elect the option in clause (1) of this Section 10.3(a) the foregoing described liquidated damages are reasonable considering all of the circumstances existing as of the Execution Date and constitute the Parties’ good faith estimate of the actual damages reasonably expected to result from such termination of this Agreement by Seller.

(b) If (i)(A) the Buyer Parties have the right to terminate this Agreement under Section 10.1(b), or (B) either Party has the right to terminate this Agreement under Section 10.1(e) if, at such time, the Buyer Parties could have terminated this Agreement under Section 10.1(b) (without regard to any cure periods contemplated in Section 10.1(b)); and (ii) the Buyer Parties have performed or is ready, willing and able to perform all of its agreements and covenants contained in this Agreement which are to be performed or observed at or prior to Closing, then the Buyer Parties shall have the right to elect to (1) terminate this Agreement, in which case (A) the Parties shall execute and deliver a joint instruction to Escrow Agent within 3 Business Days of such termination requiring Escrow Agent to disburse the Performance Deposit (together with any interest accrued thereon) to Buyer and (B) the Buyer Parties may recover from Seller their documented out-of-pocket costs and expenses paid in connection with the negotiation of this Agreement and the transactions contemplated hereby, including brokers’, agents’, advisors’ and attorneys’ fees in an amount not to exceed the amount of the Performance Deposit, or (2) in lieu of terminating this Agreement, seek all remedies available at Law or in equity, including specific performance; provided that if the Buyer Parties seek specific performance pursuant to the preceding clause (2) but are unable to recover therefor from a court of competent jurisdiction, the Buyer Parties may thereafter elect to terminate this Agreement and receive the Performance Deposit (together with any interest accrued thereon). Seller waives any requirement for the posting of a bond or showing of irreparable injury in connection with any equitable relief hereunder in favor of Buyer, and Seller agrees not to challenge any such equitable relief sought in accordance with this Section 10.3(b).

(c) If this Agreement is terminated for any reason other than those set forth in Section 10.3(a) and Section 10.3(b), then (i) the Parties shall have no liability or obligation under this Agreement as a result of such termination, (ii) Seller shall, within 5 Business Days of the date this Agreement is terminated, return (or shall instruct the Escrow Agent to return) the Performance Deposit (together with any accrued interest) to Buyer free and clear of any claims by Seller with respect to the Performance Deposit, and (iii) Seller shall be free immediately to enjoy all rights of ownership of the Target Interests, the Company Group and the Company Assets and to sell, transfer, encumber or otherwise dispose of the Target Interests, the Company Group and the Company Assets to any Person without any restriction under this Agreement.

(d) Upon termination of this Agreement, (i) the Buyer Parties shall return to Seller or destroy (at the option of the Buyer Parties) all title, engineering, geological and geophysical data, environmental assessments and reports, maps, documents and other information furnished by Seller to Buyer in connection with its due diligence investigation of the Company Group and the Company Assets and (ii) an officer of Parent shall certify the Buyer Parties compliance with preceding Section 10.3(d)(i) to Seller in writing.

ARTICLE 11

Indemnification

11.1 Seller’s Indemnification. Upon the consummation of the Closing, Seller agrees to pay, defend, indemnify, reimburse and hold harmless Buyer, its Affiliates and its and their respective directors, partners, members, owners, managers, officers, agents, attorneys and employees (the “Buyer Indemnified Parties”) for, from and against any Loss incurred, suffered, paid by or resulting to any of the Buyer Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of the following, to the extent related to the Company Assets:

(a) any breach of or inaccuracy or default in any representation or warranty of Seller set forth in Article 3 or the Companies set forth in Article 4;

(b) failure by (i) Seller to perform any covenant or obligation set forth in this Agreement which is not cured as provided in Article 10 of this Agreement, or (ii) the Companies to perform any covenant or obligation set forth in this Agreement which is to be performed prior to Closing and is not cured as provided in Article 10 of this Agreement;

(c) Seller Taxes;

(d) any of the Excluded Assets held by Seller; and

(e) the Proceedings set forth on Schedule 3.4 or Schedule 4.4 or which should have been set forth on such Schedule for such representation to be true and correct.

11.2 Buyer’s Indemnification. Upon the consummation of the Closing, Buyer agrees to pay, defend, indemnify, reimburse and hold harmless Seller, its Affiliates and its respective directors, partners, members, owners, managers, officers, agents, attorneys and employees (the “Seller Indemnified Parties”) for, from and against any Loss incurred, suffered, paid by or resulting to any of the Seller Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of the following:

(a) any breach of or inaccuracy or default in any representation or warranty of Buyer set forth in this Agreement; and

(b) any failure by Buyer to perform any covenant or obligation set forth in this Agreement, which is not cured as provided in Article 10 of this Agreement.

11.3 Indemnification Procedures.

(a) If a Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) has suffered or incurred any Loss and seeks indemnification under this Article 11, the Indemnified Party shall so notify the Party from whom indemnification is sought (such Party, the “Indemnifying Party”) promptly in writing describing the event giving rise to such Loss, the basis upon which indemnification is being sought under this Agreement, the amount estimated of such Loss (if known or reasonably capable of estimation), and a method of computation of such Loss, all with reasonable particularity and containing a reference to one or more provisions of this Agreement in respect of such Loss (the “Indemnification Notice”); provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability under this Agreement (i) except to the extent the Indemnifying Party shall have been actually and materially prejudiced by such failure or (ii) such notification is received after the termination of the applicable survival period.

(b) In the event that any claim, demand, or cause of action is brought by a Third Party for which an Indemnifying Party may be liable to an Indemnified Party under this Agreement or any Proceeding is commenced by a Third Party involving such claim, demand or cause of action (a “Third Party Claim”), the Indemnified Party shall promptly, and in any event if practicable within 30 days after receiving written notice of such Third Party Claim, deliver to the Indemnifying Party an Indemnification Notice informing the Indemnifying Party of such Third Party Claim (the “Claim Notice”). The failure of any Indemnified Party to deliver a Claim Notice promptly shall not relieve the Indemnifying Party from liability under this Agreement (i) except to the extent the Indemnifying Party shall have been actually and materially prejudiced by such failure or (ii) such notification is received after the termination of the applicable survival period. The Indemnifying Party shall have 30 days (or such shorter period if the nature of the claim so requires) from its receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, by counsel of its own choosing, to defend against such Third Party Claim at its sole cost and expense. If the Indemnifying Party undertakes to defend against such Third Party Claim (which undertaking shall not constitute an admission or agreement that the Indemnifying Party is obligated to indemnify the Indemnified Party under this Agreement in respect of such matter): (A) the Indemnifying Party shall use its reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Third Party Claim, (B) the Indemnifying Party shall keep the Indemnified Party reasonably informed of the material developments in the Third Party Claim at all stages therefor and promptly submit to the Indemnified Party copies of all legal documents received or filed in connection therewith and (C) the Indemnifying Party shall not consent to any settlement without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned, or delayed) that (1) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement or (2) imposes an injunction or other equitable relief upon the Indemnified Party. Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Third Party Claim that the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the investigation, defense, and settlement of such Third Party Claim (but shall not be required to bring counter-claims or cross-claims against any Person). The applicable Indemnified Parties shall collectively be entitled to participate in any such defense with one separate counsel (plus one appropriate local counsel in any applicable jurisdiction) reasonably acceptable to Indemnifying Party at the expense of Indemnifying Party if in the reasonable opinion of both counsel to the Indemnified Party and counsel to the Indemnifying Party (or, if they disagree, of an independent counsel acceptable to each of them) a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation necessary. Notwithstanding anything to the contrary in this Section 11.3, the Indemnifying Party shall not be entitled to defend, assume or continue to assume the defense or settlement or, or to consent to the settlement or compromise of, any Third Party Claim (which in each case, shall be controlled solely by the Indemnified Party unless otherwise consented to in writing by the Indemnified Party) if (x) the claim seeks injunctive or equitable relief against the Indemnified Party or (y) the claim relates to a criminal action or involves claims by a Governmental Authority.

(c) If the Indemnifying Party does not undertake within the Notice Period to assume the defense of any such Third Party Claim, the Indemnifying Party shall nevertheless have the right to participate in any such defense at its sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense of such Third Party Claim. Under no circumstances will the Indemnifying Party have any liability in connection with any settlement, compromise, discharge or any Proceeding that is entered into without its prior consent. The Indemnified Party and the Indemnifying Party agree to make available to each other, their respective counsel and other Representatives, all information and documents (at no cost to the Indemnifying Party, other than for reasonable out-of-pocket expenses of the Indemnified Party) that are reasonably available to such party and reasonably required in connection with the defense against a Third Party of any indemnification claim brought under this Article 11 (but excluding any documents subject to attorney-client privilege or relating to any dispute between the Parties as to the availability of indemnification under this Agreement). The Indemnified Party, the Indemnifying Party and each of their respective employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

(d) Buyer and Seller agree to treat any indemnity payments made pursuant to this Article 11 as adjustments to the Purchase Price for U.S. federal and applicable state income Tax purposes except to the extent otherwise required by Law.

(e) Any indemnification with respect to any claim pursuant to this Article 11 shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated in writing by the applicable indemnitee within 10 Business Days after a final determination of such claim.

(f) To the extent the provisions of this Section 11.3 are inconsistent with Section 7.7, Section 7.7 shall control.

11.4 Certain Limitations on Indemnity Obligations.

(a) Except for breaches of the Fundamental Representations, the representations and warranties set forth in Section 4.7 and in Section 4.22, and any indemnification rights related to such representations and warranties, no individual claim of Buyer or the Buyer Indemnified Parties pursuant to Section 11.1(a) shall be made under this Agreement until such individual claim exceeds an amount equal to $100,000 (the “Individual Claim Threshold”), and then only to the extent the aggregate amount of such claims in excess of the Individual Claim Threshold exceeds 1.5% of the unadjusted Purchase Price (the “Indemnity Deductible”). Except for breaches of the Fundamental Representations or the representations and warranties set forth in Section 4.7 or in Section 4.22 and any indemnification rights related to such representations and warranties, the Seller’s obligations under Section 11.1(a) shall be limited to the amount by which the aggregate amount of such individual claims which exceed the Individual Claim Threshold exceeds the Indemnity Deductible. For the avoidance of doubt, any claim or claims for indemnification rights with respect to any of clauses (b) through (e) of Section 11.1 shall not be subject to the Individual Claim Threshold or Indemnity Deductible.

(b) Except for breaches of the Fundamental Representations, the representations and warranties set forth in Section 4.7 and in Section 4.22, and any indemnification rights related to such representations and warranties, in no event will Seller’s aggregate liability under Section 11.1(a) exceed 15% of the Base Purchase Price. In no event will Seller’s aggregate liability under Section 11.1(a) (including with respect to breaches of the Fundamental Representations, the representations and warranties set forth in Section 4.7 and in Section 4.22, and any indemnification rights related to such representations and warranties) and Section 11.1(c) exceed the Base Purchase Price. For the avoidance of doubt any claim or claims for indemnification rights with respect to any of clauses (b), (d) and (e) of Section 11.1 shall not be subject to any individual or aggregate cap on liability.

(c) The amount of any indemnification provided under Section 11.1 and Section 11.2 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies in respect of the applicable Loss.

(d) Notwithstanding anything to the contrary contained in this Agreement, except for the rights of the Parties under Article 9 and Article 10, as applicable, this Article 11 contains the Parties’ exclusive remedy against each other with respect to breaches of this Agreement, the covenants and agreements that survive the Closing pursuant to the terms of this Agreement, and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each party at the Closing pursuant to Section 2.6(a)(v) or Section 2.6(c)(iv), as applicable, including all Losses relating to title matters (including any Title Defects). Except for the remedies contained in this Article 11 and for the rights of the Parties under Article 9 and Article 10, as applicable, Buyer (on behalf of itself, each of the other Buyer Indemnified Parties and their respective insurers and successors in interest) releases, waives, remises and forever discharges the Seller Indemnified Parties from any and all Losses, in Law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement, Seller’s ownership of the Target Interests or the Company Group, or Seller’s indirect ownership of the Company Assets, INCLUDING RIGHTS OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, AND ANY RIGHTS UNDER INSURANCE POLICIES ISSUED OR UNDERWRITTEN BY THE OTHER PARTY OR ANY OF ITS AFFILIATES, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, BUT EXCLUDING WILLFUL MISCONDUCT) OF ANY RELEASED PERSON.

(e) Notwithstanding anything stated in this Agreement to the contrary, Seller will not have any liability to Buyer or the Buyer Indemnified Parties and Buyer will not have any liability to Seller or the Seller Indemnified Parties under this Article 11 with respect to any item for which a specific adjustment has already been made to the Purchase Price or payment made under the terms of this Agreement.

(f) Any claim for indemnity to which a Seller Indemnified Party or Buyer Indemnified Party is entitled must be asserted by and through Seller or Buyer, as applicable.

(g) Seller shall not be liable for any claim with respect to any breach by Seller of any representation or warranty set forth in Section 4.7 to the extent the applicable Losses are attributable to any Tax allocable to Buyer under Section 7.2, except to the extent such Losses would not have occurred absent Seller’s breach of any representation or warranty in Section 4.7.

11.5 Extent of Indemnification. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION, DEFENSE AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, AN INDEMNIFIED PERSON SHALL BE ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT IN ACCORDANCE WITH THE TERMS OF SECTION 11.1 OR SECTION 11.2, REGARDLESS OF WHETHER THE ACT, OCCURRENCE OR CIRCUMSTANCE GIVING RISE TO ANY SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE), OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH INDEMNIFIED PERSON; PROVIDED THAT NO SUCH INDEMNIFICATION SHALL BE APPLICABLE TO THE EXTENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON.

11.6 Survival. The survival periods for the various representations, warranties, covenants and agreements contained in this Agreement shall be as follows: (a) Seller’s and Company Group’s Fundamental Representations shall survive the Closing until 30 days after the expiration of the applicable statute of limitations; (b) Seller’s representations and warranties in Section 4.7 shall survive the Closing until 30 days after the expiration of the applicable statute of limitations; (c) Seller’s representations and warranties in Section 4.22 shall survive the Closing for 24 months; (d) all of Seller’s and Company Group’s representations and warranties (other than (i) the Fundamental Representations, (ii) the representations and warranties in Section 4.7 and (iii) the representations and warranties in Section 4.22) shall survive the Closing for 12 months; (e) Buyer’s representations and warranties shall survive the Closing indefinitely; (f) all covenants and agreements of the Parties in Article 7 shall survive the Closing until 30 days after the expiration of the applicable statute of limitations; and (g) all other covenants and agreements of the Parties (i) that are required to be performed at or prior to Closing shall survive the Closing for 12 months and (ii) that are required to performed after the Closing shall survive until fully performed. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date prescribed in this Agreement. The indemnification obligations in: (w) Section 11.1(a) and Section 11.2(a) shall survive the Closing until expiration of the applicable Party’s representations and warranties in Article 3, Article 4 and Article 5, as set forth in this Section 11.6; (x) Section 11.1(b) and Section 11.2(b) shall survive the Closing until expiration of the applicable Party’s covenants and agreements, as set forth in this Section 11.6; (y) Section 11.1(c) and Section 11.1(e) shall survive the Closing until 30 days after the expiration of the applicable statute of limitations; and (z) Section 11.1(d) shall survive the Closing for 18 months; provided, however, that the survival period for any indemnification obligations shall be extended as to matters for which a written claim for indemnity has been delivered to the indemnifying Person in accordance with this Agreement on or before the expiration of the applicable survival period (such survival periods, the “Indemnity Termination Date”). Notwithstanding anything to the contrary in this Agreement, Buyer’s recovery under any claim for breaches of the representations and warranties set forth in Section 4.22 shall not exceed the Net Allocated Value of the affected Company Asset.

11.7 Waiver of Right to Rescission. The Parties acknowledge that, following Closing, specific performance or the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for any breach or inaccuracy of any representation, warranty, covenant, or agreement contained in this Agreement or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As such, following Closing, the Parties each waive any right to rescind this Agreement or any of the transactions contemplated by this Agreement.

11.8 Disclaimer of Reliance on Seller’s Methodologies. For the avoidance of doubt, Buyer acknowledges and agrees that Buyer cannot rely on or form any conclusions from the Company Group’s methodologies for the determination and reporting of any Company Taxes that were utilized on any Tax Return filed prior to the Closing Date for purposes of calculating and reporting Company Taxes on any Tax Return filed on or after the Closing Date, it being understood that Buyer must make its own determination as to the proper methodologies that can or should be used for any such later Tax Return.

ARTICLE 12

Other Provisions

12.1 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (“Notices”) and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, with the receiving Party affirmatively obligated to promptly acknowledge receipt during normal business hours on a Business Day (otherwise, on the next Business Day), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate recipients and addresses set forth below (or to such other recipients or addresses as a Party may from time to time designate by Notice in writing to the other Party):

If to Buyer or the Companies (after Closing), to:

Viper Energy, Inc.

500 West Texas Ave.

Suite 100

Midland, TX 79701

Attn: Austen Gilfillian, Vice President

E-mail: AGilfillian@diamondbackenergy.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis Street

4200 JPMorgan Chase Tower

Houston, Texas 77002

Attn: Mike O’Leary or Carl von Merz

E-mail: moleary@huntonak.com; cvonmerz@huntonak.com

If to Seller or the Companies (prior to Closing), to:

Endeavor Energy Resources, L.P.

500 West Texas Ave, Suite 100

Midland, Texas 79701

Attn: Jere Thompson

E-mail: JWThompson@diamondbackenergy.com

With a copy (which shall not constitute notice) to:

Endeavor Energy Resources, L.P.

500 West Texas Ave, Suite 100

Midland, Texas 79701

Attn: Matt Zmigrosky

E-mail: MZmigrosky@diamondbackenergy.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attn: Sean T. Wheeler, P.C.;

Chris Heasley, P.C.;

Jarrod Gamble

E-mail: sean.wheeler@kirkland.com; chris.heasley@kirkland.com;

jarrod.gamble@kirkland.com

12.2 Assignment. Neither Party shall assign this Agreement or any part of this Agreement without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

12.3 Rights of Third Parties. Except as expressly provided in the following sentence, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement. Further, (a) the Nonparty Affiliates are intended Third Party beneficiaries of Section 12.13, (b) the Buyer Indemnified Parties are intended Third Party beneficiaries of Section 11.1 and (c) the Seller Indemnified Parties are intended Third Party beneficiaries of Section 11.2.

12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any electronic copies of or signatures on this Agreement shall, for all purposes, be deemed originals.

12.5 Entire Agreement. This Agreement (together with the schedules attached to this Agreement, the Disclosure Schedule and exhibits to this Agreement), the Assignment of Interests, the Conveyances, the Assignment of Excluded Assets, the Escrow Agreement and the other contracts, agreements, certificates, documents, and instruments delivered or to be delivered by the Parties in connection with the Closing (collectively, the “Transaction Documents”), constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated by this Agreement. The provisions of this Agreement, and (when executed) the other Transaction Documents may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants or agreements relating to such subject matter except as specifically set forth in this Agreement, and (when executed) the other Transaction Documents.

12.6 Disclosure Schedules.

(a) Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedule shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Seller or required to be disclosed on the Disclosure Schedule. Each disclosure in the Disclosure Schedule shall be deemed to qualify the particular sections or subsections of the representations and warranties expressly referenced, and each other section or subsection of the representations and warranties where the relevance of such disclosure is apparent on its face.

(b) Until the date that is 2 Business Days before Closing, Seller shall have the right (but not the obligation) to supplement the Disclosure Schedule relating to the representations and warranties set forth in Article 3 or Article 4 with respect to any matters first occurring subsequent to the Execution Date. Except to the extent such updates are a direct result of actions taken with Buyer’s written consent pursuant to Section 6.1, prior to Closing, any such supplement shall not be considered for purposes of determining if Buyer’s Closing conditions have been met under Section 8.1 or for determining any remedies available under this Agreement; provided, however, that if the information contained in any supplement would result in the failure of the conditions set forth in under Section 8.1 to be satisfied at Closing, and Buyer could otherwise terminate this Agreement in respect of such failure but instead elects to consummate the transactions contemplated by this Agreement, then (a) such supplements shall be incorporated into Seller’s Disclosure Schedules, (b) any claim related to such matters disclosed in the supplements shall be deemed waived, and (c) Buyer shall not be entitled to make a claim under this Agreement or otherwise with respect to such matters disclosed in the supplements.

12.7 Amendments; Waiver. This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party; provided, however, that no amendment or modification shall be agreed to by the Buyer Parties unless the Audit Committee has agreed to same prior to the execution and delivery of such amendment or modification. Any failure by any Party to comply with any of its obligations, agreements or conditions in this Agreement may be waived in writing, but not in any other manner, by the Party or Parties to whom such compliance is owed. Waiver of performance of any obligation or term contained in this Agreement by any Party, or waiver by one Party or the other Party’s default under this Agreement will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

12.8 Publicity. If any Party or any of its Affiliates wishes to make a press release or other public announcement respecting entering into this Agreement or the transactions contemplated hereby, such Party will provide the other Party with a draft of the press release or other public announcement for review as soon as practicable, and in any event, no later than 36 hours prior to the time that such press release or other public announcement is to be made. The proposing Party agrees to consider reasonable changes to such proposed press release or announcement requested in good faith by the receiving Party. Without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), no Party shall issue any press release or make any public announcement pertaining to this Agreement or the transactions contemplated by this Agreement or otherwise disclose the existence of this Agreement and the transactions to any Third Party, except (a) to the extent deemed in good faith by such disclosing Party to be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement or make such disclosure shall consult in good faith with the other Party before issuing any such press releases or making any such public announcements or disclosures, (b) in connection with the procurement of any necessary consents, approvals, payoff letters and similar documentation required in connection with the satisfaction of the conditions to Closing contained herein, (c) to the extent such information has entered the public domain other than by breach of this Agreement and (d) that each Party may disclose the terms of this Agreement to their respective accountants, investors, Affiliates, advisors legal counsel, lenders, lenders’ legal counsel and other representatives as necessary in connection with the ordinary conduct of their respective businesses; provided that such Persons agree to keep the terms of this Agreement strictly confidential. This Section 12.8 shall not prevent a Party from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Company Assets or to obtain consents. The covenant set forth in this Section 12.8 shall terminate 1 year after the Closing Date.

12.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

12.10 Governing Law; Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF LAWS PRINCIPLES; PROVIDED THAT ANY MATTER RELATED TO REAL PROPERTY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE SUCH REAL PROPERTY IS LOCATED. THE PARTIES AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM FOR ANY DISPUTES BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE IN ANY

STATE OR FEDERAL COURT IN MIDLAND COUNTY, TEXAS, AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY FURTHER AGREES THAT IT SHALL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OR JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. TO THE EXTENT THAT EITHER PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH PARTY IRREVOCABLY (I) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (II) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 12.10. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.11 Waiver of Special Damages. EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY “SPECIAL DAMAGES” (AS DEFINED BELOW). AS USED IN THIS SECTION 12.11, “SPECIAL DAMAGES” INCLUDES ALL CONSEQUENTIAL (INCLUDING LOSS OF PROFITS OR LOSS OF REVENUE TO THE EXTENT CONSTITUTING CONSEQUENTIAL DAMAGES), EXEMPLARY, SPECIAL, INDIRECT AND PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH EITHER PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO THE OTHER PARTY OR ANY CLAIMS OF ANY PERSON FOR WHICH ONE PARTY HAS AGREED TO PROVIDE INDEMNIFICATION UNDER THIS AGREEMENT.

12.12 Time. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as set forth in this Agreement. In furtherance of the foregoing, each Party waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Party to show prejudice (except as may expressly be set forth in this Agreement), or on any equitable grounds. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Without limiting the foregoing, time is of the essence in this Agreement.

12.13 No Recourse. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in Law or in equity or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with or as an inducement to, this Agreement) and the transactions contemplated by this Agreement, may be made only against (and such representations and warranties are those solely of) the Parties (the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder or other beneficial owner, Affiliate, agent, attorney, Representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder or other beneficial owner, Affiliate, agent, attorney, Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach of this Agreement and the transactions contemplated by this Agreement, and, to the maximum extent permitted by Law, each Contracting Party agrees to waive and release all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in connection with, or as an inducement to, this Agreement. Notwithstanding anything in this Agreement to the contrary, each Nonparty Affiliate is expressly intended to be a third-party beneficiary with respect to this Section 12.13.

12.14 NORM, Wastes and Other Substances. Buyer acknowledges that the Company Assets have been used for exploration, development and production of oil and gas and that there may be petroleum, produced water or other Hazardous Materials, substances or wastes located in, on or under the Company Assets or associated with the Company Assets. Sites included in the Company Assets may contain asbestos, naturally occurring radioactive materials (“NORM”) or other Hazardous Materials, substances or wastes. NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Company Assets may contain NORM and other Hazardous Materials, substances or wastes. NORM containing material and/or other Hazardous Materials, substances or wastes may have come in contact with various environmental media, including water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Materials, substances or wastes from the Company Assets.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each of the Parties as of the Execution Date.

SELLER: ENDEAVOR ENERGY RESOURCES, L.P.

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	Chief Executive Officer

COMPANIES: 1979 ROYALTIES GP, LLC By: Endeavor Energy Resources, L.P., its sole member

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	Chief Executive Officer

1979 ROYALTIES LP By: 1979 Royalties GP, LLC, its sole general partner
By: Endeavor Energy Resources, L.P., its sole member

By:	/s/ Travis D. Stice
Name:	Travis D. Stice
Title:	Chief Executive Officer

BUYER: VIPER ENERGY PARTNERS LLC

By:	/s/ Matthew Kaes Van’t Hof
Name:	Matthew Kaes Van’t Hof
Title:	President

PARENT: VIPER ENERGY, INC.

By:	/s/ Matthew Kaes Van’t Hof
Name:	Matthew Kaes Van’t Hof
Title:	President

Signature Page to Equity Purchase Agreement

Annex B

January 30, 2025

The Audit Committee of the Board of Directors

Viper Energy, Inc.

500 West Texas Ave. Suite 100

Midland, TX 79701

Members of the Audit Committee:

We understand that Viper Energy, Inc. (“Parent”) proposes to enter into an Equity Purchase Agreement (the “Agreement”) with Endeavor Energy Resources, L.P. (“Seller”), 1979 Royalties GP, LLC, a wholly owned subsidiary of Seller (“1979 GP”), 1979 Royalties LP, a wholly owned subsidiary of Seller (“1979 LP”, and together with 1979 GP, the “Company Group”), and Viper Energy Partners LLC, a wholly owned subsidiary of Parent (“Buyer”) (the “Transaction”). Pursuant to the Agreement, Buyer will purchase and acquire all of the issued and outstanding membership interests of 1979 GP and 99% of the issued and outstanding limited partnership interests of 1979 LP, in exchange for an aggregate amount equal to $4,450,000,000 (the “Consideration”), consisting of (i) an amount in cash equal to $1,000,000,000 and (ii) 69,626,640 shares of the Class B common stock, par value $0.000001 per share (the “Class B Common Stock”), of Parent, and 69,626,640 OpCo Units (as defined in the Agreement), which amount is subject to adjustment as set forth in the Agreement and as to which we express no opinion. The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Audit Committee of the Board of Directors of Parent (the “Audit Committee”) has asked us whether, in our opinion, the Consideration to be paid to Seller in the Transaction is fair, from a financial point of view, to Parent.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Parent that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain internal projected financial, operating and reserves data relating to the Company Group prepared by management of Seller and furnished to us by management of Parent, as adjusted by management of Parent, and certain internal projected financial, operating and reserves data relating to Parent standalone and pro forma for the Transaction, prepared and furnished to us by management of Parent, each as approved for our use by the Audit Committee (the “Forecasts”);

(iii)

discussed with managements of Parent and Seller their assessment of the past and current operations of the Company Group, the current financial condition and prospects of the Company Group and the Forecasts relating to the Company Group, and discussed with management of Parent its assessment of the past and current operations of Parent, the current financial condition and prospects of Parent, and the Forecasts;

(iv)	reviewed the reported prices and the historical trading activity of the Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), of Parent;

(v)	compared the financial performance of the Company Group and Parent and Parent’s stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company Group and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated January 29, 2025, of the Agreement; and

The Audit Committee of the Board of Directors

Viper Energy, Inc.

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of Parent and Seller that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent as to the future financial performance of Parent and the Company Group and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company Group, Parent or the consummation of the Transaction or reduce the contemplated benefits to Parent of the Transaction.

We have not conducted a physical inspection of the properties or facilities of the Company Group or Parent and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company Group or Parent, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company Group or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to Parent, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Parent, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Parent or the Company Group, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, any term or aspect of the Equity Offering (as defined in the Agreement), or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Agreement. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to Parent, nor does it address the underlying business decision of Parent to engage in the Transaction. In addition, we understand that shortly prior to the date hereof, Parent has executed a definitive agreement to acquire certain assets of Morita Ranches Minerals LLC (the

The Audit Committee of the Board of Directors

Viper Energy, Inc.

“Morita Ranches Assets Acquisition”). As you are aware, the Forecasts relating to Parent and furnished to us and approved for our use by the Audit Committee do not reflect the impact of the Morita Ranches Assets Acquisition on Parent. Accordingly, with your consent, our opinion does not address, and we have not taken into account for purposes of our analysis, the impact of the Morita Ranches Assets Acquisition on Parent. We do not express any view on, and our opinion does not address, what the value of the Class B Common Stock and OpCo Units actually will be when issued or the prices at which the Class A Common Stock will trade at any time, including following announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to the Audit Committee or to any other persons in respect of the Transaction, including as to how any holder of shares of the Class A Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company Group or the Transaction or as to the impact of the Transaction on the solvency or viability of the Company Group or the ability of the Company Group to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by Parent and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Audit Committee in connection with the Transaction and have received retainer fees for our services and will receive additional fees, a portion of which is payable upon rendering this opinion and a portion of which is contingent upon the consummation of the Transaction. Parent has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory or other services to Diamondback Energy, Inc., the parent company of Seller and the Company Group (“Diamondback Energy”), and certain of its affiliates, and received fees for the rendering of these services. In addition, during the two-year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory or other services to Parent and received fees for the rendering of these services. We may provide financial advisory or other services to Parent and Diamondback Energy in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Parent, Diamondback Energy, Seller, the Company Group, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Parent, Diamondback Energy, Seller or the Company Group.

Our financial advisory services and this opinion are provided for the information and benefit of the Audit Committee (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except Parent may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by Parent to its stockholders relating to the Transaction.

The Audit Committee of the Board of Directors

Viper Energy, Inc.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to Seller in the Transaction is fair, from a financial point of view, to Parent.

Very truly yours, EVERCORE GROUP L.L.C.

By:	/S/ CURTIS FLOOD
Curtis Flood
Senior Managing Director

Annex C

GLOSSARY OF OIL AND NATURAL GAS TERMS

The following is a glossary of certain oil and natural gas terms that are used in this proxy statement.

Basin	A large depression on the earth’s surface in which sediments accumulate.

Bbl or barred	One stock tank barrel, or 42 U.S. gallons liquid volume, used in this proxy statement in reference to crude oil or other liquid hydrocarbons.

BO	One barrel of crude oil.

BO/d	One barrel of crude oil per day.

BOE	One barrel of crude oil equivalent, with six Mcf of natural gas being equivalent to one barrel of crude oil.

BOE/d	Barrel of oil equivalent per day, with six Mcf of natural gas being equivalent to one barrel of crude oil.

British Thermal Unit or Btu	The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Crude oil	Liquid hydrocarbons retrieved from geological structures underground to be refined into fuel sources.

Diamondback	Diamondback Energy, Inc.

Gross acres or gross wells	The total acres or wells, as the case may be, in which a mineral interest is owned.

Henry Hub	A natural gas benchmark price quoted at settlement date average.

Horizontal drilling	A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

Horizontal wells	Wells drilled directionally horizontal to allow for development of structures not reachable through traditional vertical drilling mechanisms.

MBbl	One thousand barrels of crude oil or natural gas liquids.

MBbl/d	One thousand barrels of crude oil or natural gas liquids per day.

MBOE	One thousand barrels of crude oil equivalent, with six Mcf of natural gas being equivalent to one barrel of crude oil.

Mcf	One thousand cubic feet of natural gas.

Mcf/d	One thousand cubic feet of natural gas per day.

Mineral interests	The interests in ownership of the resource and mineral rights, giving an owner the right to profit from the extracted resources.

MMBbl	One million barrels of crude oil or natural gas liquids.

MMBOE	One million barrels of crude oil equivalent.

MMBtu	One million British Thermal Units.

Net royalty acres	Net mineral acres multiplied by the average lease royalty interest and other burdens

NGL	Natural gas liquids.

C-1

Oil and natural gas properties	Tracts of land consisting of properties to be developed for oil and natural gas resource extraction.
OPEC	Organization of the Petroleum Exporting Countries.

Reserves	The estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to the market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Reservoir	A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or crude oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

Royalty interest	An interest that gives an owner the right to receive a portion of the resources or revenues without having to carry any costs of development and production operations, which may be subject to expiration.

WTI	West Texas Intermediate crude oil, which is a light, sweet crude oil, characterized by an American Petroleum Institute gravity, or API gravity, between 39 and 44 and a sulfur content of less than 0.4 weight percent that is used as a benchmark for other crude oils.

C-2

MMMMMMMMMMMM Viper Energy, Inc. MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be received 000001 ADD 2 by 11:59 p.m. Eastern Time on the day immediately ADD 3 preceding the date of the special meeting. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to https://www.envisionreports.com/VNOM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. https://www.envisionreports.com/VNOM Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — Based on the recommendation of the Audit Committee, the Board unanimously recommends that you vote “FOR” the A Drop Down Proposal, “FOR” the Equity Issuance Proposal and “FOR” the Adjournment Proposal. 1. Drop Down Proposal: To approve the acquisition by Viper Energy For Against Abstain 2. Equity Issuance Proposal: To approve, for the purposes of For Against Abstain Partners LLC (the “Operating Company”), Viper’s operating complying with the applicable provisions of Nasdaq Listing subsidiary, of all of the issued and outstanding equity interests of Rule 5635, the issuance of an aggregate of (i) 69,626,640 units 1979 Royalties, LP and 1979 Royalties GP, LLC from Endeavor Energy representing limited liability company interests in the Operating Resources, LP, each of which is a subsidiary of Diamondback Energy, Company (the “Drop Down OpCo Units”) and (ii) a number of Inc., Viper’s parent, pursuant to the equity purchase agreement shares of Viper’s Class B Common Stock, par value $0.000001 by and among Viper, the Operating Company, Endeavor Energy per share, equal to the number of the Drop Down OpCo Units (the Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC. “Drop Down Class B Shares” and, together with the Drop Down OpCo Units, the “Equity Consideration”), in each case subject to 3. Adjournment Proposal: To adjourn the special meeting to a the adjustments contemplated in, and otherwise subject to the later date or time if necessary or appropriate, including to terms and conditions of, the Drop Down Purchase Agreement, solicit additional proxies if there are not sufficient votes cast at which Equity Consideration is exchangeable from time to time for the special meeting to approve the Drop Down Proposal and the an equal number of shares of Viper’s Class A Common Stock, par Equity Issuance Proposal. value $0.000001 per share. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 1 UPX 650160 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 044KWC

Special Meeting Admission Ticket Viper Energy, Inc. Special Meeting of Stockholders May 1, 2025 at 8:00 a.m. Central Time Petroleum Club of Midland 501 West Wall Street Midland, Texas 79701 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: https://www.envisionreports.com/VNOM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.envisionreports.com/VNOM q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Viper Energy, Inc. Special Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Kaes Van’t Hof, Theresa L Dick, Matt Zmigrosky and Will Krueger (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares of common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Viper Energy, Inc. (“Viper”) to be held on May 1, 2025 at 8:00 a.m. CT and at any adjournments and postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board’s recommendation. BASED ON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DROP DOWN PROPOSAL, “FOR” THE EQUITY ISSUANCE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.